                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Simione Central Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                       Common Stock, $0.001 par value of Simione
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


        7,449,266 shares of common stock of Simione, 5,600,000 shares of Series
          B Preferred Stock of Simione, Warrants to purchase 2,000,000 shares of common stock of Simione, and options to purchase up to 1,943,708 shares of common stock of Simione.

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $.33 per share of MCS common stock (8,884,403 shares) pursuant to Rule
             0-11(a)(4), one-third of the par value, for the common stock and warrants to be received in the merger, plus $6,000,000 in cash to be received for the Series B Preferred Stock and Warrants.
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                       $8,931,853
        ------------------------------------------------------------------------

     (5)  Total fee paid:

                                         $1,786
        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

                                       $3,491
    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                  SIMIONE CENTRAL HOLDINGS, INC. -- MCS, INC.
                        JOINT PROXY STATEMENT/PROSPECTUS
                   MERGER PROPOSED -- YOUR VOTE IS IMPORTANT

Dear Stockholder:

     The boards of directors of Simione Central Holdings, Inc. and MCS, Inc. have unanimously approved a merger of our companies because we believe the resulting combination will create an opportunity to take advantage of each company's complementary products in the home health care information systems market. We cannot complete the merger unless both companies' stockholders approve it.


     If the merger is completed, MCS stockholders will receive approximately
0.8520 shares of Simione common stock in exchange for each share of MCS common stock that they own for a total of approximately 7,449,266 shares. These shares will be subject to a two year lockup. Simione stockholders will give up voting control of Simione if they approve the merger. You should read the description of the terms of merger beginning on page 5 to enable you to make an informed vote.



     On February 7, 2000, the Simione common stock, which is traded on the Nasdaq National Stock Market's National Market System under the symbol "SCHI" closed at $1 13/16. MCS common stock is not listed on any exchange.


     In addition, you will be asked to vote on several other matters. These are listed in the Notice of Meetings for Simione and MCS on the next two pages.

     EACH COMPANY'S BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN YOUR BEST INTERESTS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER. WE ALSO RECOMMEND THAT YOU APPROVE THE OTHER PROPOSALS.

     This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.

/s/ BARRETT C. O'DONNELL                               /s/ WILLIAM A. THOMASMEYER
Barrett C. O'Donnell                                   William A. Thomasmeyer
Chairman                                               President and Chief Executive Officer
Simione Central Holdings, Inc.                         MCS, Inc.

     FOR RISKS INVOLVED IN THE MERGER, SEE "RISK FACTORS," BEGINNING ON PAGE 18.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the Simione common stock that we will issue under this joint proxy statement/prospectus or determined whether this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


     This document is dated February 9, 2000 and is first being mailed to stockholders on or about February 11, 2000.


                                       (i)

                         SIMIONE CENTRAL HOLDINGS, INC.

                           NOTICE OF SPECIAL MEETING
                   INSTEAD OF ANNUAL MEETING OF STOCKHOLDERS


                          TO BE HELD ON MARCH 7, 2000


                           -------------------------

To Our Stockholders:


     We are holding a special meeting of stockholders instead of an annual meeting. The special meeting will be held at the offices of Simione at 6600 Powers Ferry Road, Atlanta, Georgia, 30339, on March 7, 2000, at 10:00 a.m., local time, for the following purposes:


          1. To consider and vote on a proposal to approve the merger of MCS, Inc. into Simione Central Holdings, Inc.;

          2. To elect six directors;

          3. To approve conversion of the Series A Preferred Stock of Simione, issued in the recent merger with CareCentric Solutions, Inc., into shares of Simione common stock;

          4. To increase the number of shares of Simione common stock reserved for issuance under the Simione Omnibus Equity-based Incentive Plan from 1,250,000 shares to 2,250,000 shares;

          5. To authorize the board of directors to amend Simione's certificate of incorporation to effect a reverse stock split of Simione's common stock;

          6. To amend Simione's certificate of incorporation to increase the number of authorized shares of Simione common stock from 20 million shares to 40 million shares if the reverse stock split is not approved and completed;

          7. The adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger; and

          8. To transact any other business that properly comes before the meeting.

     Stockholders of record as of the close of business on December 30, 1999 will be entitled to vote at the meeting and any adjournment or postponement of it.

     You are welcome to attend the special meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time prior to the time it is voted by following the directions on pages 26 to 28 of the joint proxy statement/prospectus.

                                   By Order of the Board of Directors,

                                   /s/ BARRETT C. O'DONNELL

                                   Barrett C. O'Donnell
                                   Chairman

Atlanta, Georgia

February 9, 2000


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   MCS, INC.
                                400 PENN CENTER
                         PITTSBURGH, PENNSYLVANIA 15235
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 7, 2000

                             ---------------------

To the Stockholders:


     We are holding a special meeting of stockholders. The special meeting will be held at our offices at 400 Penn Center, Pittsburgh, PA 15235, at 10:00 A.M., local time, on March 7, 2000, for the following purposes:


     1. To consider and vote on the merger of MCS into Simione Central Holdings, Inc.;

     2. To select six designees who will be added to the Simione board of directors after the merger and, except as described on page 161, who will be nominated as part of management's slate of candidates for the Simione board for eighteen months after the merger; and

     3. To transact any other business that properly comes before the meeting.

     You are not asked to vote on the spin-off of MCS common stock from Mestek, Inc. which will occur on the last business day before the meeting, as the spin-off does not require stockholder approval. A copy of the Registration Statement on Form 10 describing the spin-off is also enclosed. You should read it carefully so that you understand the business of MCS.

     Three significant stockholders of MCS, who will collectively have the power to vote approximately 66% of the outstanding shares of MCS common stock, have agreed to vote these shares in favor of the proposals to adopt the merger agreement and the selection of the nominees. Therefore, adoption of the merger agreement and the selection of the nominees by the MCS stockholders is assured.

     The record date for the spin-off of MCS to the holders of Mestek common stock is the close of business on January 18, 2000. On the day before the meeting, stockholders of record of Mestek common stock will also become stockholders of MCS through the spin-off and will be entitled to vote at the meeting and any adjournment or postponement of it. No MCS share certificates will be delivered. We will maintain uncertificated share accounts pending the stockholders meeting.

     HOLDERS OF MCS COMMON STOCK ARE ENTITLED TO DISSENTERS RIGHTS UNDER PENNSYLVANIA LAW IN CONNECTION WITH THE MERGER. SEE "RIGHTS OF DISSENTING STOCKHOLDERS" ON PAGE 42 FOR A DESCRIPTION OF YOUR DISSENTERS RIGHTS.


     You are welcome to attend the special meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time prior to the time it is voted by following the directions on page 29 to 31 of the joint proxy statement/prospectus.


                                   By Order of the Board of Directors,

                                   /s/ TIMOTHY P. SCANLAN
                                   Timothy P. Scanlan, Secretary

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Summary.....................................................     1
The Stockholder Meetings....................................     2
Questions and Answers About Voting Procedures...............     2
Additional Summary Information About the Merger.............     4
  The Companies.............................................     4
  Reasons for the Merger....................................     4
  Terms of the Merger Agreement.............................     5
  Ownership and Voting Power of Simione Following the
     Merger.................................................     8
  Recommendation to Stockholders............................     8
  Interests of Executive Officers and Directors in the
     Merger.................................................     9
  Opinion of Financial Advisor..............................     9
  Risk Factors..............................................     9
  Differences In The Rights Of Stockholders.................     9
  Dissenters Rights.........................................     9
  Federal Income Tax Consequences...........................    10
  Accounting Treatment......................................    10
  The Spin-Off of MCS.......................................    10
Summary Historical Financial Data...........................    11
  Summary Historical Financial Data of Simione..............    12
  Summary Historical Financial Data of MCS..................    13
Comparative Per Share Data..................................    14
Market Price Information....................................    16
  Simione...................................................    16
  MCS.......................................................    17
Price Range.................................................    17
Risk Factors................................................    18
  Risks Relating to the Merger..............................    18
  Risks Relating to the Business of the Combined Company....    21
The Simione Special Meeting.................................    26
  Purpose of the Meeting....................................    26
  Voting Rights.............................................    26
  Independent Public Accountants............................    29
The MCS Special Meeting.....................................    29
  Purpose of the Meeting....................................    29
  Voting Rights.............................................    29
  Independent Public Accountants............................    31
Comparison of MCS and Simione Stockholder Rights............    31
Rights of Dissenting Stockholders...........................    42
Background of The Merger....................................    46
Recommendation of the Simione Board and Reasons for the
  Merger....................................................    54
  Interests of Officers and Directors of Simione............    58
Recommendation of the MCS Board and Reasons for the
  Merger....................................................    58
  Interests of Officers and Directors of MCS and Mestek.....    61
Opinion of Financial Advisor -- HLB Gross Collins...........    61
  Valuation of MCS and Simione for Merger Agreement.........    61
  Valuation of MCS..........................................    63
  Valuation of Simione......................................    65
  Fees......................................................    67
  Additional Valuation Analysis of Simione Securities.......    68
  Selection of Gross Collins................................    69
The Merger and Investment Agreement.........................    69
  General...................................................    69
  Exchange of Shares........................................    69

                                                              PAGE
                                                              ----
  Mestek Option.............................................    70
  Restrictions on Sales of Merger Shares....................    70
  Mestek Investment.........................................    71
  Mestek Loans..............................................    72
  Change in Ownership of Simione............................    74
  Stock Options and Warrants................................    76
  Representations and Warranties............................    76
  Restrictions on the Conduct of MCS and Simione Pending the
     Merger.................................................    77
  Tax and Accounting Treatment..............................    78
  Registration Rights.......................................    79
  Facilitating the Merger...................................    79
  Transfer of ProfitWorks Business..........................    79
  Indemnification...........................................    80
  Other.....................................................    80
  Conditions to the Merger..................................    80
  Termination of the Merger Agreement.......................    81
Voting Agreements...........................................    82
Regulatory Filings and Approvals............................    83
Accounting Treatment of the Merger..........................    84
Listing of New Shares of Simione Common Stock on the Nasdaq
  Stock Market..............................................    85
Federal Income Tax Considerations...........................    86
  Federal Income Tax Consequences to Mestek, MCS and Their
     Stockholders...........................................    87
  Federal Income Tax Consequences to Simione and its
     Stockholders...........................................    91
Legal Matters...............................................    91
Unaudited Pro Forma Financial Data..........................    92
The Business of MCS.........................................   104
  Overview..................................................   104
  MestaMed..................................................   104
  Regulation................................................   105
  Programming...............................................   105
  Customers.................................................   107
  Competition...............................................   108
  Sales and Marketing.......................................   109
  Training..................................................   109
  Customer Service..........................................   110
  Consulting................................................   110
  Proprietary Rights and Licenses...........................   110
  Employees.................................................   111
  Executive Offices.........................................   111
  Properties................................................   111
  Legal Proceedings.........................................   112
MCS Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................   112
  Overview..................................................   112
  Results of Operations.....................................   113
  Results of Operations (Unaudited Interim Data)............   115
  Year 2000 Disclosure......................................   117
  Liquidity and Capital Resources...........................   118
The Business of Simione.....................................   120
  Overview..................................................   120
  Recent Developments.......................................   120
  Industry Overview.........................................   121
  The Simione Central Solutions.............................   122
  Strategy..................................................   123
  Information Systems.......................................   123
  Service Solutions.........................................   127

                                                              PAGE
                                                              ----
  Customers.................................................   128
  Sales and Marketing.......................................   128
  Backlog...................................................   128
  Technology................................................   128
  Research and Development..................................   129
  Competition...............................................   129
  Proprietary Rights and Product Protection.................   131
  Government Regulation and Health Care Reform..............   131
  Employees.................................................   134
  Properties................................................   134
  Legal Proceedings.........................................   135
Selected Consolidated Historical Financial Data of
  Simione...................................................   136
Simione Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................   138
  Overview..................................................   138
  Results of Operations.....................................   140
  Comparison of Nine Month Periods Ended September 30, 1999
     and 1998...............................................   140
  Comparison of Years Ended December 31, 1998 and 1997......   142
  Comparison of Years Ended December 31, 1997 and 1996......   144
  Backlog...................................................   146
  Selected Quarterly Financial Results......................   146
  Liquidity and Capital Resources...........................   148
  Impact of New Accounting Standards........................   151
  Year 2000 Issues..........................................   152
Ownership of Simione Capital Stock..........................   154
Certain Relationships and Related Transactions..............   157
Management of Simione Following the Merger..................   161
Pro Forma Ownership of Simione Capital Stock................   162
Proposal 2 for Simione and MCS Stockholders -- Election of
  Simione Directors and MCS Designees to the Simione
  Board.....................................................   165
  Nominees to be Voted on by Simione Stockholders...........   165
  MCS Designees to be Voted on by MCS Stockholders for
     Appointment to the Simione Board of Directors..........   167
  Board of Directors and Committee Meetings.................   168
  Voting Agreement..........................................   169
  Director Compensation.....................................   170
  Compensation Committee Interlocks and Insider
     Participation..........................................   170
Proposal 3 for Simione Stockholders -- To Approve the
  Issuance Upon Conversion of Series A Preferred Stock of
  Shares of Common Stock, as Required by Nasdaq Rules.......   170
  Rights and Preferences of the Series A Preferred Stock....   171
  Disinterested Transaction.................................   174
  Dilutive Effects of Conversion............................   174
  Reasons for the Exchange..................................   175
Proposal 4 for Simione Stockholders -- Increase in the
  Number of Shares Reserved for Issuance Under the Simione
  Central Holdings, Inc. Omnibus Equity-Based Incentive
  Plan......................................................   176
  Effect of Increase in Shares..............................   176
  Grants of Stock Incentives................................   176
  Exercise Price............................................   177
  Terms of Options..........................................   177
  Stock Appreciation Rights.................................   177
  Eligibility to Participate................................   178
  The Compensation Committee................................   178
  Transferability of Stock Incentives.......................   178
  Adjustments to Stock Incentives...........................   178

                                                              PAGE
                                                              ----
  Plan Amendments...........................................   178
  New Plan Benefits.........................................   179
  Federal Income Tax Consequences to Participants...........   179
Proposal 5 for Simione Stockholders -- Reverse Stock Split
  Proposal..................................................   181
  Board Discretion to Implement Reverse Split...............   181
  Reasons for the Reverse Split.............................   181
  Effects of the Reverse Split on the Simione Common
     Stock..................................................   184
  Anti-Takeover Effect......................................   185
  Implementation of Reverse Split...........................   185
  Amendment Effective Date..................................   185
  Payment for Fractional Shares.............................   186
  Exchange of Stock Certificates............................   186
  Federal Income Tax Consequences of the Reverse Split......   187
  Miscellaneous.............................................   187
  Vote Required.............................................   188
Proposal 6 for Simione Stockholders -- Amendment to
  Simione's Certificate of Incorporation to Increase
  Simione's Authorized Common Stock.........................   188
  Outstanding Shares........................................   188
  Rights of Holders.........................................   189
  Anti-Takeover Effect......................................   189
  Dilutive Effect...........................................   189
  Required Vote.............................................   189
Proposal 7 for Simione Stockholders -- Adjournment of
  Meeting...................................................   190
Executive Compensation......................................   190
  Compensation Committee Report on Executive Compensation...   190
  Stockholder Return Performance Graph......................   192
  Compensation Summary......................................   193
  Grants of Stock Options...................................   195
  Option Exercises and Holdings.............................   195
  Employment Agreements.....................................   196
  Severance Agreements......................................   196
Other Business..............................................   197
Solicitation Costs..........................................   197
Stockholder Proposals and Nominations for the 2000 Annual
  Meeting...................................................   197
Experts.....................................................   197
Changes in Registrant's Independent Public Accountants......   198
Section 16(a) Beneficial Ownership Reporting Compliance.....   199
Where You Can Find More Information.........................   199
Index to Financial Statements...............................   F-1
  Simione Central Holdings, Inc.............................   F-4
  MCS, Inc..................................................  F-39
  CareCentric Solutions, Inc................................  F-52
Appendix A -- Amended and Restated Agreement and Plan of
  Merger and Investment Agreement...........................   A-1
Appendix B -- Certificate of Designations -- Series B
  Preferred Stock...........................................   B-1
Appendix C -- Pennsylvania Dissenters Rights Statute........   C-1
Appendix D -- Certificate of Designations -- Series A
  Preferred Stock...........................................   D-1
Appendix E -- Amendment to Certificate of Incorporation.....   E-1
Appendix F -- Certificate of Designations -- Series C
  Preferred Stock...........................................   F-1

                                    SUMMARY

                                  TRANSACTIONS

     Simione Central Holdings, Inc., Mestek, Inc., Mestek's wholly-owned subsidiary MCS, Inc. and three large Mestek stockholders have entered into an Amended and Restated Agreement and Plan of Merger and Investment Agreement. If the merger agreement is approved by the stockholders of both MCS and Simione at the stockholders' meetings, MCS will be merged with and into Simione.

     The boards of directors of Simione and MCS have unanimously approved a merger of our companies because we believe the resulting combination will create an opportunity to take advantage of each company's complementary products in the home health care information systems market. We cannot complete the merger unless both companies' stockholders approve it.


     If the merger is completed, MCS stockholders will receive approximately
0.8520 shares of Simione common stock in exchange for each share of MCS common stock that they own for a total of approximately 7,449,266 shares. These shares will be subject to a two year lockup. Simione stockholders will give up voting control of Simione if they approve the merger. You should read the description of the terms of merger beginning on page 5 to enable you to make an informed vote.


     The merger probably will cause Simione's common stock to be delisted from the Nasdaq National Market, although Simione intends to apply to have the common stock listed on the Nasdaq SmallCap Market. Simione believes that the common stock will qualify for the Nasdaq SmallCap Market listing if the Simione stockholders approve the reverse stock split proposal. See "Listing of New Shares of Simione Common Stock on the Nasdaq Stock Market" at page 85 for a discussion of this issue.

     The Simione stockholders will be asked to approve a reverse stock split of the outstanding Simione common stock. The ratio for the reverse stock split has not been determined, but will be based on requirements to allow for the listing of the common stock on the Nasdaq National or SmallCap Market. Because the ratio has not been determined, when we refer to the number of Simione shares in this joint proxy statement/prospectus, the number has not been adjusted for the proposed stock split, unless otherwise indicated.

     In addition, you will be asked to vote on several other matters. These are listed beginning on page 26.


     At the close of business on the day before the MCS stockholders' meeting, March 7, 2000, Mestek will distribute in uncertificated form all of its MCS stock on a pro rata basis to the stockholders of record of Mestek at the close of business on January 18, 2000. You are not asked to vote on this spin-off as it does not require stockholder approval.

                            THE STOCKHOLDER MEETINGS


     Simione is holding a special meeting of stockholders instead of an annual meeting. The special meeting will be held at the offices of Simione at 6600 Powers Ferry Road, Atlanta, Georgia 30339 at 10:00 a.m., local time, on March 7, 2000.



     MCS is holding a special meeting of stockholders. The meeting will be held at the offices of MCS at 400 Penn Center, Pittsburgh, Pennsylvania 15235 at 10:00 a.m., local time, on March 7, 2000.


                 QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES

Q: HOW DO I VOTE?

A: After reading this joint proxy statement/prospectus, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the meeting.

Q: WHAT HAPPENS IF I DON'T RETURN A PROXY CARD?

A: Your failure to return your proxy card will have the same effect as voting against the merger, the proposal to approve the reverse stock split, and the proposal to amend Simione's certificate of incorporation to increase the authorized common stock. Shares that are not voted will have no effect on the other proposals to be considered at the meeting.

Q: MAY I VOTE IN PERSON?

A: Yes. You may attend the meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. To do so, you can:

     - attend the special meeting and vote in person, which will automatically revoke your proxy,

     - complete a new proxy card or

     - send a written notice stating you would like to revoke your proxy. The written request should be sent to:

SIMIONE STOCKHOLDERS              MCS STOCKHOLDERS
Simione Central Holdings, Inc.    MCS, Inc.
6600 Powers Ferry Road            400 Penn Center
Atlanta, GA 30339                 Pittsburgh, PA 15235
Attn: Corporate Secretary         Attn: Corporate Secretary

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE THEM
   FOR ME?

A: Yes, but your broker will vote your shares only if you provide instructions on how to vote. Otherwise, without instructions, your shares will not be voted. Shares that are not voted will have the same effect as shares voted against the merger, the proposal to approve the reverse stock split, and the proposal to amend Simione's certificate of incorporation to increase the authorized common stock. Shares that are not voted will have no effect on the other proposals to be considered at the meeting.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: You may own both MCS and Simione shares, or your shares may be registered in different names or at different addresses or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting Simione's transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000, if you are a Simione stockholder, or by contacting MCS' transfer agent, EquiServe, at (781) 575-2000, if you are a MCS stockholder.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this joint proxy statement/prospectus just complete and sign your proxy card and mail it in the enclosed envelope as soon as possible. That way, your shares can be represented at the stockholders meeting.

Q: WHO CAN HELP ANSWER YOUR QUESTIONS?

A: If you have questions about the merger or the stockholders meetings you should contact:

SIMIONE STOCKHOLDERS              MCS STOCKHOLDERS
Simione Central Holdings, Inc.    MCS, Inc.
6600 Powers Ferry Road            400 Penn Center
Atlanta, Georgia 30339            Pittsburgh, Pennsylvania 15235
Attention: Shareholder Relations  Attention: Corporate Secretary
(770) 644-6769                    (413) 564-5849

                ADDITIONAL SUMMARY INFORMATION ABOUT THE MERGER


     To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document and the documents to which we have referred you. The merger agreement is included as Appendix A to this joint proxy statement/prospectus. It is the legal document that governs the merger. See "Where You Can Find More Information" on page 199 for information on how to get copies of documents which we have referred you to.


THE COMPANIES


     SIMIONE CENTRAL HOLDINGS, INC. Simione provides information systems and consulting to customers nationwide. Simione provides freestanding, hospital-based and multi-office home health care providers complete information solutions that address all aspects of home health care operations. Simione is headquartered in Atlanta, Georgia and has offices nationwide. In 1998, Simione had approximately $41.6 million in revenues and a net loss of approximately $12.2 million. As of September 30, 1999, Simione had approximately 2,000 customers. See "The Business of Simione" beginning on page 120 for a complete description of Simione's business.


     On July 12, 1999, Simione entered into a merger agreement with CareCentric Solutions, Inc., another information systems company for the home health care industry. The CareCentric merger was completed on August 12, 1999. Under the CareCentric agreement, Simione issued 3,034,521 shares of Series A Preferred Stock to the former preferred stockholders and noteholders of CareCentric which Series A Preferred Stock is convertible into Simione common stock on a share-for-share basis upon the approval of the conversion by a majority of the Simione stockholders. See "Background of the Merger" beginning on page 46 for a more complete description of the terms of the merger agreement with CareCentric.

     CareCentric was a leading provider of point-of-care systems in the home health care information systems marketplace. Simione believes that CareCentric's system, The Smart ClipBoard(TM), is the home health care industry's leading, Windows 95, pen-compatible, point-of-care clinical information system. The financial statements of CareCentric are included in this joint proxy statement/prospectus beginning on page F-51.

     Our executive offices are at 6600 Powers Ferry Road, Atlanta, GA 30339, telephone 770-644-6700.

     MCS, INC. MCS is a leading provider of information systems and services to the home health care industry, specializing in the needs of home medical equipment providers, with approximately $14.9 million in revenues from continuing operations and $1.4 million in net income in 1998. MCS markets its products under the MestaMed name. As of September 30, 1999, MCS had approximately 570 active customers. See "The Business of MCS" beginning on page 104 for a complete description of MCS' business.

     Our executive offices are at 400 Penn Center, Pittsburgh, PA 15235, telephone 412-823-7440.

REASONS FOR THE MERGER

     Our companies are proposing to merge because we believe the resulting combination will create an opportunity to achieve significant operating efficiencies and better exploit the individual companies' complementary products in the home health care information systems market. The MCS merger is intended to bring Simione the following resources:

     - approximately 570 home medical equipment, home health agency and IV therapy providers as active customers utilizing MCS' MestaMed system;

     - experienced personnel with knowledge about the operations and information technology needs of home medical equipment providers;

     - experienced home medical equipment billing and reimbursement consultants through MCS' management services division;

     - an ability to develop computer-based training programs to train employees and customers in the support and operation of software;

     - knowledge about care plans and outcomes management that can be used with other computer programs that collect data at the time and place services are provided (known as "point of care" in the industry) to patients;

     - a program to increase customer satisfaction and the efficiency of customer support that can be used by all of Simione's existing support providers;

     - a specification for the development of a next generation, web-enabled, home medical equipment software product that if proven feasible, could be developed and tested within a reasonable period and would be easier to install, support and use;

     - an experienced operations crew that has evidenced an ability to generate profits; and


     - an additional equity infusion from Mestek of approximately $6 million (consisting of approximately $2 million in cash and $4 million in forgiveness of debt).


     There is no assurance that these goals and benefits will be realized because of the inherent risks in combining and growing businesses, competition, limitations on resources and other factors set forth in "Risk Factors" beginning on page 18.

TERMS OF THE MERGER AGREEMENT

     THE MERGER. MCS will be merged with and into Simione and Simione will be the surviving corporation. Simione will operate the MCS business after the merger. Individuals who owned MCS common stock before the merger will own Simione common stock after the merger.


     MERGER CONSIDERATION. MCS stockholders will receive approximately 0.8520 shares of Simione common stock for each share of MCS common stock they own. See "The Merger and Investment Agreement -- Exchange of Shares" beginning on page 69 for a description of how this exchange ratio is calculated and can change.


     No fractional shares of Simione common stock will be issued. MCS stockholders will be paid cash instead of fractional shares. Simione stockholders will continue to own their existing shares of Simione common stock following the merger because Simione will be the surviving corporation.

     The Simione shares received by MCS stockholders in the merger will be subject to a lockup restriction that prohibits the Simione shares from being sold or transferred for two years after the merger, except if:

     - you sell your Simione shares to Mestek;

     - you sell your Simione shares to any person who was an MCS stockholder on the date of the MCS spin-off; or

     - you obtain the prior written consent of Mestek for the sale.

     See "The Merger and Investment Agreement -- Restrictions on Sales of Merger Shares" beginning on page 70 for a complete description of this lockup.

     If the merger is completed, Simione will issue shares of Simione common stock to MCS stockholders who have returned a completed letter of transmittal supplied by Simione or Simione's exchange agent, Continental Stock Transfer & Trust Company. See "The Merger and Investment Agreement -- Exchange of Shares" beginning on page 69 for a complete description of the steps you need to take to obtain your shares of Simione common stock.

     Simione will use its best efforts to cause the shares of Simione common stock to be issued to MCS stockholders in the merger to be approved for listing on The Nasdaq Stock Market's National Market System prior to the closing of the merger.

     EFFECTIVE TIME OF THE MERGER. If approved by the stockholders of Simione and MCS, the merger will become effective when all necessary documentation has been filed in Delaware and Pennsylvania. Simione plans on filing these documents promptly after the satisfaction or waiver of the conditions to the merger.

     BOARD OF DIRECTORS OF SIMIONE FOLLOWING THE MERGER. If the merger is completed, the six directors of Simione elected at the Simione stockholders meeting will continue to be the directors of Simione. Two of these six directors, Daniel J. Mitchell and Jesse I. Treu, are designees of the former stockholders of CareCentric Solutions, Inc., which was acquired by Simione on August 12, 1999. Simione is required to include two CareCentric designees on its board for 18 months after the completion of the CareCentric merger on August 12, 1999. See "Voting Agreements" at page 82.

     In addition, the six designees selected by the MCS stockholders at the MCS stockholders meeting will be appointed to the Simione board of directors after the merger and will be nominated as members of management's slate of candidates for director for 18 months after the merger.

     So long as the Series B Preferred Stock remains outstanding, its holders will have the right to appoint a thirteenth director if the Simione board of directors is deadlocked. See "Voting Agreements" beginning on page 82 for a description of when the holders of Series B Preferred Stock can appoint the additional director.


     MESTEK INVESTMENT. On September 9, 1999, Mestek loaned Simione $3 million. On February 4, 2000, Mestek loaned Simione an additional $1 million. At the closing of the merger, Mestek will forgive these loans and invest an additional approximately $2 million in Simione, in exchange for the following Simione securities:


     - 5,600,000 shares of Series B Preferred Stock, which shall have voting rights equal to two votes of Simione common stock for each preferred share; and

     - a warrant to purchase 2,000,000 shares of Simione common stock at a per share exercise price equal to the greater of $2.175 or the Nasdaq closing price on the closing date of the merger, not to exceed $3.00 per share.

     In addition, on November 11, 1999, Mestek loaned Simione $850,000 under a promissory note that is convertible at Mestek's option into 850,000 shares of Series C Preferred Stock of Simione upon completion of the merger. Each share of Series C Preferred Stock has one vote on all matters voted on by stockholders. See "The Merger and Investment Agreement -- Mestek Loans" beginning on page 72 for a description of these loans and the securities Mestek can receive.


     MESTEK OPTIONS. Mestek will also receive a series of options to purchase a total of approximately 1,943,708 shares of Simione common stock. See "The Merger and Investment Agreement -- Mestek Option" beginning on page 70 for a description of these options.


     CONDITIONS TO THE MERGER. The following conditions need to be satisfied in order to complete the merger:

     - the approval of Simione's and MCS' common stockholders;

     - the accuracy of the representations and warranties of each party to the merger agreement, except where the failure of the representations and warranties to be accurate does not have a material adverse effect on the party's business or assets exceeding $2 million;

     - the transfer by MCS to Mestek of ProfitWorks, a computer order entry, inventory, purchasing and accounts receivable program for the building and construction supply industries, and related business and the assumption by Mestek all of the liabilities related to the ProfitWorks business;

     - the absence of any governmental action which prohibits the merger;

     - the non-occurrence of any material adverse change or event having a material adverse effect on the business or assets of Simione or MCS equal to or greater than $2 million;

     - the closing of the Mestek approximately $6 million investment in Simione; and

     - the spin-off of MCS by Mestek.

Each of the conditions to the merger may be waived by the company entitled to assert the condition.

     TERMINATION OF THE MERGER AGREEMENT. Simione, MCS and Mestek can mutually agree to terminate the merger agreement without completing the merger, and any of them can terminate the merger agreement if any of the following events occur:

     - the merger is not completed by January 7, 2000, unless the failure to complete the merger by this date is due to actions or omissions by the party seeking to terminate the merger agreement;

     - the occurrence or discovery of a material adverse change in the business or assets of Simione or MCS that, taken as a whole, would be equal to or greater than $2 million; or

     - Simione or MCS enters into a binding agreement to merge, sell its assets or sell its stock to a party that is not a party to the merger agreement.


     Simione, MCS and Mestek have informally agreed not to terminate the merger agreement under the deadline provision prior to March 10, 2000.


     TERMINATION FEES. The merger agreement requires Simione or MCS to pay the other party a termination fee of $1.2 million, plus out-of-pocket expenses incurred in connection with the merger not to exceed $500,000, if the merger agreement is terminated after either party executes a binding agreement for a similar type of transaction with a third party.

OWNERSHIP AND VOTING POWER OF SIMIONE FOLLOWING THE MERGER

     Immediately following the merger and assuming the conversion of the Series A Preferred Stock issued in the CareCentric merger and the conversion of the Mestek promissory note into Series C Preferred Stock, the ownership of Simione common stock and the total voting power of Simione will be held as follows:

                                                  OWNERSHIP OF
                                                  COMMON STOCK   TOTAL VOTING POWER
                                                  ------------   ------------------
Current Simione common stockholders.............      45.5%             28.0%
MCS stockholders................................      38.7              23.8
Series A Preferred stockholders.................      15.8               9.7
Series B Preferred stockholder..................        --              35.8
Series C Preferred stockholder..................        --               2.7

     The conversion of the Series A Preferred Stock to Simione common stock is subject to the approval of the Simione common stockholders.

     Mestek will own all of the Series B Preferred Stock of Simione. The Series B Preferred Stock has two votes per share. Mestek will have the right to acquire all of the Series C Preferred Stock upon conversion of its promissory note. The Series C Preferred Stock has one vote per share. Mestek has informed us that it intends to convert its promissory note to Series C Preferred Stock upon the closing of the merger.

     After the merger, John E. Reed will have control of approximately 52% of the voting power of Simione. See "The Merger and Investment Agreement -- Change in Ownership of Simione" beginning on page 74 and "Accounting Treatment of the Merger" beginning on page 84.

RECOMMENDATION TO STOCKHOLDERS

     The Simione board believes that the merger is fair to Simione stockholders and in the best interest of Simione stockholders and unanimously recommends that Simione stockholders vote FOR the proposal to adopt the merger agreement and FOR each of the other proposals to be considered at the Simione stockholders meeting.

     The MCS board believes that the merger is fair to MCS stockholders and in the best interests of MCS stockholders, and unanimously recommends that MCS stockholders vote for the proposal to adopt the merger agreement and FOR the proposal to select six designees for the Simione board of directors.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

     SIMIONE. In considering the Simione board's recommendation that you vote in favor of the merger, you should be aware that directors and officers of Simione have interests in the merger that are different from, or in addition to, the interests of Simione stockholders. These include employment by Simione and conversion of Series A Preferred Stock of Simione. See "Recommendation of the Simione Board and Reasons for the Merger -- Interests of Officers and Directors of Simione" beginning on page 58 for description of these interests.

     MCS. In considering the MCS' board of directors' recommendation that you vote for the merger, you should be aware that the officers and directors of MCS have interests in the merger that are different from, or in addition to, their rights as MCS stockholders. These include employment by Simione, appointment to the Simione board of directors and current ownership of Simione common stock and options. See "Recommendation of the MCS Board and Reasons for the Merger -- Interests of Officers and Directors of MCS and Mestek" beginning on page 61 for description of these interests.

OPINION OF FINANCIAL ADVISOR

     The Simione board and the MCS board considered the opinion of HLB Gross Collins, P.C., CPAs, the financial advisor engaged by Simione and Mestek, as to the relative values of Simione and MCS. A discussion of the opinion received from Gross Collins is included in this joint proxy statement/prospectus beginning on page 61. Stockholders of Simione and MCS should read this discussion to understand the basis of and limitations of the Gross Collins opinion.

RISK FACTORS

     The success of the merger will be influenced by many factors, including the risks with which each of Simione and MCS contend and other risks which may impact their combined operations. See "Risk Factors" beginning on page 18 for a discussion of risk factors relating to the merger and the businesses of Simione and MCS.

DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS

     Upon completion of the merger, the rights of MCS stockholders who become stockholders of Simione in the merger will be governed by Delaware law, the Certificate of Incorporation of Simione and the Bylaws of Simione. See "Comparison of MCS and Simione Stockholder Rights" beginning on page 31 which provides a comparison of the rights of stockholders of MCS and Simione.

DISSENTERS RIGHTS

     Under Pennsylvania law, MCS stockholders who do not wish to approve the merger have dissenters rights which is the right to be paid the "fair value" for your MCS shares. See "Rights of Dissenting Stockholders" beginning on page 42 and in Appendix C to this joint proxy statement/prospectus for a description of dissenters rights and the steps you must take to obtain dissenters rights.

     Under Delaware law, Simione stockholders are not entitled to dissenters or appraisal rights in the merger.

FEDERAL INCOME TAX CONSEQUENCES


     We have structured the merger so that Simione, MCS, Mestek and their stockholders should not recognize any gain or loss for federal income tax purposes as a result of the merger, except for taxes on cash received by MCS stockholders for fractional shares in the merger or for the exercise of dissenters rights, and cash received by Simione stockholders for fractional shares in the reverse stock split. However, the IRS may assert that the spin-off of shares of MCS to Mestek stockholders may result in the stockholders and Mestek recognizing taxable gain. The IRS may also assert that the merger will cause Mestek to recognize taxable gain on the spin-off. See "Federal Income Tax Considerations" beginning on page 86 for a description of the U.S. federal income tax consequences.


ACCOUNTING TREATMENT

     The merger will be accounted for as a purchase of Simione by MCS for financial accounting purposes in accordance with generally accepted accounting principles.

THE SPIN-OFF OF MCS

     On the last business day before the MCS stockholders meeting, all of the outstanding shares of MCS common stock will be distributed, on a pro rata basis, to the Mestek stockholders of record on January 18, 2000. No MCS share certificates will be delivered. MCS will maintain uncertificated share accounts pending the MCS stockholders meeting. The spin-off of MCS will occur whether or not the merger is completed.

                       SUMMARY HISTORICAL FINANCIAL DATA


     Simione, MCS and Mestek are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements and related notes beginning at page F-1 in this joint proxy statement/prospectus and in the annual reports and other information that Simione and Mestek have filed with the SEC. See "Where You Can Find More Information" on page 199 for information on where you can obtain these reports and other information.


     Each of Simione, MCS and Mestek prepares its financial statements on the basis of a fiscal year ending on December 31. The financial data of Simione for each of the five years ended December 31, 1998 are derived from consolidated financial statements of Simione audited by Arthur Andersen LLP or Ernst & Young LLP.

     The financial data of MCS for each of the two years ended December 31, 1998 are derived from consolidated financial statements of MCS audited by Grant Thornton, LLP. The financial data of MCS for each of the three years ended December 31, 1996 are unaudited and derived from the consolidated financial statements of Mestek audited by Grant Thornton, LLP.

SUMMARY HISTORICAL FINANCIAL DATA OF SIMIONE

     Simione's financial information reflects the effects of recent acquisitions, non-recurring charges, extraordinary losses and a renegotiation of its primary headquarters lease. For more details in each case, please refer to Simione's complete financial statements and the related notes beginning on page F-2 of this joint proxy statement/prospectus.

     The number of shares used to compute the basic and diluted net loss per share of Simione common stock reflects the 2,994,856 shares issued in the reorganization of Simione on January 17, 1996. The number of shares has not been adjusted for the proposed reverse stock split because the ratio has not been determined. The basic and diluted loss per share of Simione common stock are the same given the anti-dilutive effect of net losses for all periods presented. See Notes 1 and 12 of the notes to consolidated financial statements of Simione on pages F-8 and F-27 for details of how these figures were calculated.

                                 NINE MONTHS
                                    ENDED
                                SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                          -------------------------   --------------------------------------------------
                             1999          1998         1998      1997       1996       1995      1994
                          -----------   -----------   --------   -------   --------   --------   -------
                                 (UNAUDITED)
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
  OF OPERATIONS DATA:
Net revenues............    $20,278       $36,474     $ 41,646   $46,945   $ 25,995   $ 13,222   $12,110
Other charges
  (recoveries)..........     (1,140)        7,572        5,011     8,127     13,789         --        --
Loss from operations....     (5,350)      (10,419)     (12,412)   (4,789)   (15,991)      (956)     (708)
Net loss................     (5,280)      (10,189)     (12,171)   (4,514)   (15,899)      (956)     (708)
Basic and diluted loss
  per share.............      (0.60)        (1.19)       (1.42)    (0.63)     (3.71)     (0.32)    (0.24)
CONSOLIDATED BALANCE
  SHEET DATA:
Cash and short-term
  investments...........      1,228         9,625       10,527     8,267      3,385        323       463
Working capital
  (deficit).............     (6,895)           35        1,301     9,019     (1,203)       189      (837)
Total assets............     27,930        29,808       27,857    28,919     18,776      1,828     1,340
Total long-term
  obligations...........      2,249            --        2,671        --      2,986         --        --
Stockholders' equity
  (deficit).............     11,982         9,705        7,724    19,489      4,680        650      (837)

SUMMARY HISTORICAL FINANCIAL DATA OF MCS

                                     NINE MONTHS
                                        ENDED
                                    SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                  -----------------   -----------------------------------------------
                                   1999      1998      1998      1997      1996      1995      1994
                                  -------   -------   -------   -------   -------   -------   -------
                                     (UNAUDITED)
                                                 (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues from Continuing
  Operations....................  $12,519   $10,962   $14,901   $15,433   $14,636   $13,865   $13,319
Income from Continuing
  Operations....................      441       691     1,026     1,768     1,708     1,552     1,279
Income from Discontinued
  Operations....................      151       227       403       241       149       101        74
Net income......................      592       918     1,429     2,009     1,857     1,653     1,353
BASIC AND DILUTED EARNINGS PER
  SHARE:
  From Continuing Operations....      441       691     1,026     1,768     1,708     1,552     1,279
  From Discontinued
    Operations..................      151       227       403       241       149       101        74
                                  -------   -------   -------   -------   -------   -------   -------
                                      592       918     1,429     2,009     1,857     1,653     1,353
                                  =======   =======   =======   =======   =======   =======   =======
BALANCE SHEET DATA:
Cash and cash equivalents and
  short-term investments........       33        38        60        40        34       251       160
Working capital.................   (1,294)   (1,499)   (1,745)   (2,110)   (1,754)   (1,092)     (607)
Total assets....................    5,316     5,146     5,279     4,895     4,489     4,650     4,865
Total long-term liabilities.....       --        --        --        --        --        --        --
Stockholders' equity............     (470)     (723)     (981)   (1,640)   (1,312)     (843)     (397)

                           COMPARATIVE PER SHARE DATA

     The following table sets forth selected per share data of Simione and MCS on a historical, pro forma combined and total pro forma combined basis. Each of Simione and MCS prepares its financial statements on the basis of a fiscal year ending on December 31. This table combines Simione's and MCS' audited results of operations for their fiscal years ended December 31, 1998, adjusted for the effects of the merger. The information presented in this table is derived from the financial information of Simione and MCS. The information set forth below is only a summary and you should read it in conjunction with the complete financial statements of Simione and MCS which can be found beginning on page F-1.

     This table is not necessarily indicative of the results of future operations of Simione or actual results that would have occurred if the merger had taken place at the beginning of 1998.

                                                                                        EQUIVALENT
                                                                             SIMIONE     PRO FORMA
                                                                               PRO       COMBINED
                                                   HISTORICAL   HISTORICAL    FORMA       PER MCS
                                                    SIMIONE        MCS       COMBINED      SHARE
                                                   ----------   ----------   --------   -----------
Book Value per common share:
September 30, 1999...............................      0.33         (470)      0.78         0.66
December 31, 1998................................      0.90         (981)      0.76         0.65

Net Income/(loss) from continuing operations per
  common share:
Nine months ended September 30, 1999.............     (0.60)         441      (0.50)       (0.43)
Year ended December 31, 1998.....................     (1.42)       1,026      (1.03)       (0.88)

     To calculate the table above, we used the following methods:

     1. We excluded the liquidation value of the preferred stock from determining book value per common share.

     2. We calculated historical book value per common share by dividing total stockholders' equity as of September 30, 1999 and December 31, 1998 by the actual number of common shares outstanding as of each date. We excluded the liquidation value of the preferred stock from determining book value per common share. We calculated net income/(loss) per common share by dividing net income/(loss) for each period by the weighted average number of common shares outstanding for the periods ended September 30, 1999 and December 31, 1998.

     3. We calculated Simione Pro Forma Combined book value per common share by dividing total pro forma stockholders' equity, pro forma for both Simione and MCS, as of September 30, 1999 and December 31, 1998 by the pro forma actual number of common shares outstanding as of each date. We calculated net income/(loss) per common share by dividing pro forma net income/(loss), pro forma for both Simione and MCS, for each period by the pro forma weighted average number of common shares outstanding for the periods ended September 30, 1999 and December 31, 1998. For pro forma purposes, we have assumed the Series A Preferred Stock will be converted into Simione common stock. If the Series A Preferred Stock does not convert then Total Pro Forma Combined Book Value per share as of September 30, 1999 would be $0.78 and Total Pro Forma Combined Net Loss per share for the nine months ended September 30, 1999 would be ($0.59). For more detailed information on how we calculated these figures, refer to the "Unaudited Pro Forma Financial Data" beginning on page 92.


     4. We calculated the Equivalent Pro Forma Combined per MCS Share by multiplying the Simione Pro Forma Combined per share amounts by an exchange ratio of 0.8520 shares of Simione common stock in exchange for each share of MCS common stock.


     5. We excluded the effect of outstanding options from the above calculations as the effect is anti-dilutive.

                            MARKET PRICE INFORMATION

SIMIONE

     The table below sets forth the high and low sales prices of Simione common stock as reported on The Nasdaq Stock Market's National Market System for the calendar periods indicated.


     The common stock of Simione has traded on The Nasdaq Stock Market's National Market System under the symbol SCHI since June 30, 1997 and prior to June 30, 1997 was traded on the OTC Bulletin Board under the same symbol. As of February 1, 2000, Simione common stock was held by approximately 2,256 holders of record. For this purpose, stockholders whose shares are held by brokers on behalf of stockholders are not separately counted.


     The table below shows the reported quarterly high and low bid prices for Simione common stock on the OTC Bulletin Board for the period January 1, 1997 to June 29, 1997, and the reported quarterly high and low sales price for the Simione common stock on the Nasdaq Stock Market for the periods after June 30, 1997. The information set forth below does not include retail mark-ups, mark-downs or commissions. In addition, over-the-counter prices reflect inter-dealer prices, and may not necessarily represent actual transactions. The sales prices after the second quarter of 1997 reflect the value of Simione common stock following a 1-for-2 reverse stock split which occurred on June 30, 1997. The sales prices do not reflect the effect of the proposed reverse stock split to be voted on at the special meeting.

                                       1999                   1998              1997
                                -------------------     ----------------  ----------------
                                 HIGH         LOW        HIGH      LOW     HIGH      LOW
                                -------     -------     -------  -------  -------  -------
First Quarter.................  $ 3 1/2     $ 1 5/16    $11 3/8  $ 6 5/8  $ 7 3/4  $ 4 1/4
Second Quarter................    4 1/4       1 3/8      15 1/2    6 5/8    6 3/4    5
Third Quarter.................    3           1 1/4       8        1 1/4   14 3/4    9 1/2
Fourth Quarter................    1 7/8       1           3        1 1/4   14 1/8    7

     Simione has never declared or paid cash dividends on Simione common stock. Simione currently intends to retain future earnings, if any, for future growth and does not anticipate paying any cash dividends in the foreseeable future.


     On May 25, 1999, the last trading day prior to the public announcement of the merger agreement, the reported high sales price per share of Simione common stock on The Nasdaq National Market was $4 1/4 and the reported low sales price was $2 3/4. On September 9, 1999, the last trading day prior to the public announcement of the amendment to the merger agreement, the reported high sales price of Simione common stock on Nasdaq was $1 3/4 and the reported low sales price was $1 13/16. On February 7, 2000, the last practicable trading date for which results were available for inclusion in this joint proxy statement/prospectus, the reported high sales price per share of Simione common stock on Nasdaq was $2 and the reported low sales price was $1 13/16.


     The market price of Simione common stock is subject to fluctuation. Therefore, the market value of the shares of Simione common stock which MCS stockholders will receive in the merger may increase or decrease prior to or after the merger.

MCS

     Prior to the spin-off, MCS was a wholly-owned subsidiary of Mestek. There is no established public trading market for MCS' stock.


     Mestek's common stock is listed on the New York Stock Exchange, under the symbol MCC. As of February 1, 2000 the number of stockholders of record based on inquiries of Mestek's transfer agent was 1,292. For this purpose, stockholders whose shares are held by brokers on behalf of stockholders are not separately counted. The table below sets forth the high and low sales prices of Mestek common stock as reported on NYSE for the calendar periods indicated.


     The quarterly price ranges of Mestek's common stock during 1999, 1998 and 1997 as reported in the consolidated transaction reporting system were as follows:

                                  PRICE RANGE

                                       1999                1998              1997
                               --------------------  ----------------  ----------------
                                 HIGH        LOW      HIGH      LOW     HIGH      LOW
                               ---------  ---------  -------  -------  -------  -------
First Quarter................  $20 15/16  $18 3/4    $22 3/8  $18 1/4  $18 1/8  $16 1/8
Second Quarter...............   22 3/8     18 3/8     22 3/4   18 9/16  20 7/8   16 1/4
Third Quarter................   23         19 3/4     22       18       21 3/8   17 3/4
Fourth Quarter...............   20 1/4     18 1/4     20 3/4   17 1/2   19 3/8   17 3/8

     Other than the MCS spin-off, Mestek has not paid any dividends on its common stock since 1979. Mestek does not anticipate paying any cash dividends in the foreseeable future.

     MCS paid dividends of $161 per share in 1999, $770 per share in 1998, $2,337 per share in 1997, and $2,326 per share in 1996 to its sole stockholder, Mestek. In the event the merger is not completed, MCS does not anticipate paying any dividends in the future.

     No securities issued by Mestek, other than common stock, are listed on a stock exchange or are publicly traded.


     On May 25, 1999, the last trading day prior to the public announcement of the merger agreement, the reported high sales price per share of Mestek common stock on the NYSE was $20 and the reported low sales price was $19 5/8. On September 9, 1999, the last trading day prior to the public announcement of the amendment to the merger agreement, the reported high sales price of Mestek common stock on the NYSE was $20 3/4 and the reported low sales price was $20 3/4. On February 7, 2000, the last practicable trading date for which results were available for inclusion in this joint proxy statement/prospectus, the reported high sales price per share of Mestek common stock on the NYSE was $17 1/8 and the reported low sales price was $17 1/8.

                                  RISK FACTORS

     You should carefully consider the following risk factors in evaluating whether to approve the merger agreement.

RISKS RELATING TO THE MERGER

     APPROVAL OF THE MERGER AND THE CONVERSION OF THE SERIES A PREFERRED STOCK WILL CAUSE A CHANGE IN THE VOTING CONTROL OF SIMIONE AND DECREASE SIMIONE STOCKHOLDERS' ABILITY TO ELECT DIRECTORS AND DIRECT THE MANAGEMENT OF SIMIONE.

     If the merger is completed and the Series A Preferred Stock held by former CareCentric stockholders is converted, current Simione stockholders will no longer have voting control of Simione. Current Simione stockholders will no longer be able to control the election of directors, the direction of Simione or most matters submitted to a vote of the stockholders of Simione. See "The Merger and Investment Agreement -- Change in Ownership of Simione" beginning on page 74 and "Accounting Treatment of the Merger" beginning on page 84.

     John E. Reed, through his ownership of Simione common stock and his control of Mestek, will have effective control over approximately 52% of Simione's total voting power after the merger assuming conversion of the Series A Preferred Stock held by former CareCentric stockholders and the conversion of the Mestek note to Series C Preferred Stock of Simione. Mr. Reed will be able to control most matters submitted to a vote of the stockholders of Simione after the merger, including the election of directors. See "Recommendation of the MCS Board and Reasons for the Merger -- Interests of Officers and Directors of MCS and Mestek" beginning on page 61 for a description of Mr. Reed's control.

     Mr. Reed's interests may differ from the interests of other Simione stockholders. For example, because of the tax treatment of the spin-off and the merger, Mr. Reed may be motivated, in some circumstances, to avoid any sale or other change of control of Simione for the two year period after the completion of the merger. Mr. Reed's voting control will enable him to prevent any sale or other change in control of Simione. See "Federal Income Tax Considerations" beginning on page 86 for a discussion of the tax treatment of the spin-off.

     IF SIMIONE IS UNABLE TO OBTAIN ADDITIONAL FINANCING, IT MAY NOT BE ABLE TO CONTINUE ITS OPERATIONS AND FULFILL ITS BUSINESS PLAN.


     Simione has experienced negative cash flow from operations for the past several quarters. Simione will require additional funds to continue its operations and fulfill its business plan past March 2000. If the merger is completed, Simione will receive an additional cash infusion from Mestek of approximately $2 million and approximately $1.6 million in additional funds will become available under Simione's bank line of credit. However, Simione may require additional funds beyond these sources if Simione is unable to execute its plan to begin profitable operations. In addition, if the merger is not completed, Simione must obtain alternate sources of financing. There can be no assurance that Simione will be able to obtain the additional financing it may need.

     IF SIMIONE CANNOT INTEGRATE MCS AND OTHER ACQUISITIONS WITH ITS BUSINESS, ITS PROFITABILITY MAY DECREASE AND THERE IS NO ASSURANCE ITS ACQUISITIONS WILL BE SUCCESSFUL OR PROVIDE LONG-TERM BENEFITS OR NOT BE COSTLY.

     Simione has, in part, expanded its systems and services through acquisitions, including the CareCentric acquisition and the merger with MCS. If Simione is unable to acquire businesses and to integrate these businesses, including CareCentric and MCS, successfully and realize anticipated economic, operational and other benefits in a timely manner, its profitability may decrease. In addition, the failure to integrate acquisitions successfully may divert management's attention from Simione's existing business and may damage Simione's relationships with its key customers and suppliers. There can also be no assurance that any acquisition will result in long-term benefits to Simione or that management will be able to effectively manage the resulting business.

     There is significant competition for acquisition opportunities in the health care information systems industry, which may intensify and increase the cost of capitalizing on such opportunities. Simione may compete for acquisition opportunities with other companies that have significantly greater financial and management resources, larger installed customer bases, better name recognition and greater sales and marketing capabilities.

     Acquisitions, including the merger with MCS and the CareCentric acquisition, also involve numerous risks, including:

     - the difficulties in the assimilation of operations, systems and services;

     - the ability to manage geographically remote units;

     - the diversion of management's attention from other business concerns;

     - the risks of entering markets in which Simione has limited or no direct expertise;

     - the potential loss of key employees from the acquired companies; and

     - the difficulties in merging corporate cultures.

     Integration of some businesses, including MCS, may also require the combination of complex software technology, product lines and software development plans that may be technically incompatible or too costly or difficult to integrate. If Simione is unable to integrate MCS successfully, it may incur substantial costs and delays in increasing its customer base.

     INVESTORS MAY HAVE DIFFICULTY TRADING SIMIONE COMMON STOCK AND SIMIONE MAY HAVE DIFFICULTY RAISING CAPITAL IF SIMIONE IS UNABLE TO MAINTAIN A LISTING OF THE SIMIONE COMMON STOCK ON NASDAQ.

     The merger probably will cause Simione's common stock to be delisted from the Nasdaq National Market. Even if the merger is not completed, there can be no assurance that Simione can maintain its listing on the Nasdaq National Market, especially if it continues to experience operating losses. If the reverse stock split is not approved by stockholders, Simione will not qualify for listing on the Nasdaq SmallCap Market. Although Simione believes that it can qualify for inclusion on the Nasdaq SmallCap Market if the reverse stock split is approved, there can be no assurance that Simione's application for this market will be accepted. Even if Simione is successful in satisfying the initial listing criteria, it must continue to meet the Nasdaq SmallCap Market's maintenance criteria. There is no assurance that Simione will be able to meet such criteria or that the Nasdaq SmallCap Market will continue to list the Simione common stock. If our common stock is delisted, investors' interest level in our common stock may be reduced, which would materially and adversely affect trading in, and the price of, our common stock. This may cause a decline in the market price of the common stock. If the Simione common stock were delisted from the Nasdaq SmallCap Market, Simione may attempt to list the Simione common stock on another stock exchange or on the OTC Bulletin Board. In such case, an investor in Simione may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of Simione common stock. This lack of liquidity may also cause Simione to have difficulty raising capital for its operations or making acquisitions in the future. In addition, listing on the Nasdaq National or SmallCap Market of the shares of Simione common stock to be issued in the MCS merger is a condition to the closing of the merger. Simione cannot assure that it will be able to comply with, or that MCS will agree to waive, this condition. See "Proposal 5 for Simione Stockholders -- Reverse Stock Split Proposal -- Reasons for the Reverse Split" at page 181 and "Listing of New Shares of Simione Common Stock on the Nasdaq Stock Market" at page 85 for a discussion of this issue.

     THE VALUE OF SIMIONE SHARES TO BE RECEIVED BY MCS STOCKHOLDERS WILL DEPEND ON THE MARKET PRICE OF SIMIONE COMMON STOCK AT CLOSING AND MAY DECREASE PRIOR TO THE MERGER.

     Because Simione's common stock price fluctuates, its common stock may have a value less than the per share value on December 30, 1999 and MCS stockholders will not be able to determine the value of Simione common stock to be issued until the closing of the merger.

     THE MARKET PRICE OF SIMIONE'S COMMON STOCK MAY BE VOLATILE PRIMARILY BECAUSE ITS BUSINESS IS SUBJECT TO SHARP FLUCTUATIONS IN QUARTERLY RESULTS.

     The market price of Simione common stock has been, and the market price of Simione common stock before and after the merger may continue to be, highly volatile. Factors that are difficult to predict such as quarterly revenue, statements and ratings by financial analysts and overall market performance may have a significant impact on the price for shares of Simione common stock. Simione's operating results can vary substantially from period to period and the results of individual quarters are extremely uncertain.

     THE SPIN-OFF COULD RESULT IN POTENTIAL ADVERSE FEDERAL INCOME TAX CONSEQUENCES TO THE MCS STOCKHOLDERS AND MESTEK.

     MCS has received an opinion of counsel that the spin-off of MCS shares to Mestek stockholders should qualify as a tax-free distribution and that the MCS/Simione merger should qualify as a tax-free reorganization. Simione and MCS have structured the spin-off and the merger so that MCS stockholders and Mestek should not recognize any gain or loss for federal income tax purposes. However there is no assurance that the IRS will determine that the spin-off of MCS shares to Mestek stockholders is tax-free or that the merger is tax-free. Any tax liability to either Mestek or the MCS stockholders could be material. See "Federal Income Tax Considerations" beginning on page 86.

     THE LOCKUP OF SHARES OF SIMIONE COMMON STOCK TO BE RECEIVED BY MCS STOCKHOLDERS MAY PREVENT FORMER MCS STOCKHOLDERS FROM TAKING ADVANTAGE OF POTENTIAL PRICE INCREASES IN SIMIONE STOCK AND MAY PREVENT TAKEOVERS OF SIMIONE, EVEN IF IT IS BENEFICIAL TO THE SIMIONE STOCKHOLDERS.

     The shares of Simione common stock to be received by MCS stockholders will be subject to a two-year lockup restriction. This restriction may prevent former MCS stockholders from selling their Simione common stock when they desire or taking advantage of increases in price. In addition, the lockup may make it difficult for a third party to acquire control of Simione even if an acquisition would benefit the former MCS stockholders or other stockholders of Simione. The terms of the lockup, including when former MCS stockholders can sell, are described at "The Merger and Investment Agreement -- Restrictions on Sales of Merger Shares" beginning at page 70, and see "Federal Income Tax
Considerations -- Federal Income Tax Consequences to Mestek, MCS and Their Stockholders" beginning on page 87 for a discussion of tax consequences that may prevent Mestek from consenting to sales under the MCS lockups.

RISKS RELATING TO THE BUSINESS OF THE COMBINED COMPANY

     INCREASED REGULATION OF THE HEALTH CARE INDUSTRY MAY CAUSE CUTBACKS BY HEALTH CARE ORGANIZATIONS WHICH COULD DECREASE SIMIONE'S EARNINGS.

     The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of home health care organizations. Simione's systems and services are designed to function within the structure of the health care financing and reimbursement system currently being used in the United States. If changes are made to this system, home health care organizations may react to regulatory changes by curtailing or deferring investments in Simione's and MCS' systems and services which could have a material effect on their combined earnings. See "The Business of Simione -- Industry Overview" on page 121 and "-- Government Regulation and Health Care Reform" on page 131, and "The Business of MCS -- Overview" on page 104 and "-- Regulation" on page 105 for descriptions of the impact of regulations on Simione and MCS.

     SIMIONE INCURRED LOSSES DURING THE YEARS ENDED 1994 THROUGH 1998 AND DURING THE FIRST NINE MONTHS OF 1999 AND MAY CONTINUE TO INCUR LOSSES.

     Simione incurred losses from operations in each of the five prior years and the current year. There is no assurance that the combined company will be able to achieve or maintain profitability.

     FUTURE CONSOLIDATION IN THE HOME HEALTH CARE INDUSTRY MAY ADVERSELY AFFECT SIMIONE'S CUSTOMER BASE AND THE DEMAND FOR ITS SERVICES WHICH COULD DECREASE ITS EARNINGS.

     Simione's and MCS' combined earnings may be decreased if:

     - Simione's and MCS' installed and potential customer bases are materially reduced as a result of consolidation in the home health care industry;

     - managed care organizations continue to grow;

     - other cost containment measures are adopted in the home health care industry; or

     - customers defer purchasing decisions on information systems or professional services because of concerns about the impact of consolidation and potential cost containment measures.

     Moreover, the home health care enterprises formed as a result of consolidation could have greater bargaining power, which may lead to price erosion of Simione's and MCS' systems and services. The failure of Simione and MCS to maintain adequate price levels would have a material adverse effect on the combined business, financial condition and results of operations.

     For additional discussion of consolidation of the industry due in part to changes in government regulation, see "The Business of Simione -- Industry Overview" beginning on page 121 for descriptions of industry consolidations and "-- Government Regulation and Health Care Reform" on page 131, and "The Business of MCS -- Customers" beginning on page 107 and "-- Regulation" beginning on page 105.

     SIMIONE MAY HAVE POTENTIAL LIABILITY IN CONNECTION WITH THE CURRENT DEPARTMENT OF LABOR INVESTIGATION AND IRS AUDIT OF SIMIONE'S ESOP.

     Simione's ESOP is currently under investigation by the Department of Labor. The IRS is also auditing issues relating to the ESOP. Neither the Department of Labor nor the IRS has instituted proceedings against Simione or the ESOP. Simione cannot predict whether any claims will be asserted against it in the future. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention. Moreover, any adverse determination could have a material adverse effect on Simione's business, financial condition and results of operations.

     In addition, Simione may have liability for a guaranty between its wholly-owned subsidiary, Simione Central, Inc., and Columbia HCA, including liability for the Department of Labor investigation of Simione's ESOP and the IRS audit of the ESOP. For a discussion of the terms of the guaranty see "Certain Relationships and Related Transactions" beginning on page 157.

     As of September 30, 1999, no claims had been made under the guaranty, and currently Simione does not anticipate incurring any losses associated with the guaranty. Any obligations arising under the guaranty that must be satisfied by Simione Central may have a material adverse effect on Simione's business, financial condition and results of operations.

     LONG SALES AND IMPLEMENTATION CYCLES MAY HURT OUR PROFITABILITY.

     The sales cycle for home health care information systems is lengthy and implementation of the combined company's information technology solutions is expected to require two to six months. If implementation is delayed, then payments and revenue recognition will also be delayed and this delay could have a material adverse effect on Simione's and MCS' business, financial condition and results of operations. See "Simione Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 138 and "-- Backlog" on page 146 for a description of the impact of the sales cycle on Simione and MCS. See "The Business of Simione -- Strategy" on page 123.

     SUCCESS IN OUR INDUSTRY REQUIRES A STEADY SUPPLY OF NEW AND ENHANCED PRODUCTS THAT THE COMBINED COMPANY MAY NOT BE ABLE TO DEVELOP OR COMMERCIALIZE.

     The combined company's success will depend upon its ability to continue to enhance current products and to develop or acquire new products which meet customer needs and comply with industry standards. The possibility exists that the combined company's products will be rendered obsolete by technological advances, or that the combined company will not be able to develop and market the products required to continue to be competitive. There is no assurance that products in any of these areas will be commercially successful.

     SIMIONE AND MCS MAY EXPERIENCE PRODUCT DELAYS AND ERRORS IN THEIR PRODUCTS WHICH COULD DELAY REVENUES.

     Simione and MCS have experienced product delays and undetected errors or bugs in their products in the past. Although these delays and bugs have not materially affected either company's results in the past, these types of problems may materially affect the combined company in the future.

     THE COMBINED COMPANY FACES COMPETITORS WITH GREATER FINANCIAL AND TECHNICAL RESOURCES OR GREATER ABILITY TO RESPOND TO MARKET CHANGES.

     The combined company will face intense competition in the market for home health care information systems and related software from many companies which offer alternative solutions to the needs addressed by our products and services. Many of the combined company's direct competitors, such as McKesson HBOC and SMS/Delta, as well as other large computer software companies that could compete directly against the combined company in the future, have far greater resources than Simione and MCS combined. In addition, there are smaller competitors that may be able to respond more rapidly to changes in the market. Our competitors also may be able to adapt more quickly to new or emerging technologies and standards or changes in customer requirements or devote greater resources to the promotion and sale of their products. There can be no assurance that the combined company will be able to compete successfully in its markets against its competitors.

     SIMIONE AND MCS DEPEND ON ATTRACTING AND RETAINING SKILLED EMPLOYEES WHICH MAY BE MORE DIFFICULT DUE TO RECENT EVENTS.

     Our businesses are led by a number of key, highly skilled technical, managerial and marketing personnel, the loss of which could adversely affect the combined company. Competition for qualified personnel in the software industry is intense. The success of the combined company will depend in large part upon its ability to hire and retain such personnel.

     Many of Simione's employees are compensated in part with options to purchase Simione's common stock. The market price for Simione's common stock declined significantly during 1998 and 1999. Significant decreases in the market price of Simione's common stock may make it more difficult to retain and attract qualified employees.

     In addition, Simione has recently had layoffs. This may adversely affect Simione's ability to attract and retain qualified employees.

     FUTURE SALES OF PRIVATELY-HELD SIMIONE COMMON STOCK AFTER THE MERGER MAY NEGATIVELY AFFECT THE PRICE OF SIMIONE COMMON STOCK.

     Following the merger, Simione will have a large number of privately held shares of Simione common stock outstanding and available for resale to the public. In addition, Simione will have options outstanding for a large number of shares of Simione common stock. The market price of Simione common stock could decline as a result of sales of a large number of shares of Simione common stock in the public market following the merger, or the perception that such sales could occur. These also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

     The majority of the shares of Simione common stock currently outstanding are freely tradable. The remaining outstanding shares will become eligible for sale without registration pursuant to Rule 144 or Rule 145 under the Securities Act, subject to conditions of Rule 144. Some holders of Simione common stock, as well as the holders of Simione preferred stock, currently have demand and piggyback registration rights enabling them to register their shares under the Securities Act for sale to the public. See "The Merger and Investment
Agreement -- Registration Rights" beginning on page 79 for a description of the registration rights that some of the holders of Simione common stock and preferred stock have.

     OUR INTELLECTUAL PROPERTY RIGHTS ARE DIFFICULT AND POTENTIALLY COSTLY TO PROTECT.

     Simione and MCS each regard its respective technologies as proprietary and rely on a combination of copyright, trademark and trade secret laws, contractual provisions and confidentiality policies to establish and protect its proprietary rights. These steps may not be sufficient to prevent or deter others from copying or stealing proprietary rights and do not prevent competitors from independently developing technology that is equivalent or superior to Simione's and/or MCS' technology. The software market has traditionally experienced widespread unauthorized reproduction of products in violation of intellectual property rights. This activity is difficult to detect and legal proceedings to enforce intellectual property rights are often burdensome and involve a high degree of uncertainty and costs.

     OUR PRODUCTS COULD INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD BE EXPENSIVE TO DEFEND.

     While neither Simione nor MCS believes that its respective products, trademarks or other proprietary rights infringe upon the proprietary rights of others, it is possible that others will assert that they do. The cost of responding to such an assertion may be significant, even if the assertion is false.

     One of Simione's noncore software products is currently the subject of an infringement inquiry. Although Simione believes that this inquiry is not material, there is a risk that costs associated with this inquiry could become significant. This inquiry is described at "The Business of Simione -- Proprietary Rights and Product Protection" beginning on page 131.

     OUR SOFTWARE PRODUCTS, THE THIRD PARTY SOFTWARE THAT WE USE INTERNALLY, AND THE SOFTWARE AND SYSTEMS THAT OUR CUSTOMERS AND SUPPLIERS USE MAY FAIL TO PROPERLY PROCESS DATES IN AND BEYOND 1999.

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products now need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Despite the diagnosis and preventive efforts of Simione and MCS, these kinds of software failures in their products or the software on which they depend could have a significant negative financial impact on the combined company. In addition, although Simione has conducted due diligence inquiries regarding MCS' Year 2000 compliance, there is a risk that Year 2000 issues with MCS' software products could be more severe than anticipated by management. See "Simione Management's Discussion and Analysis of Financial

Condition and Results of Operations -- Year 2000 Issues" beginning on page 152 and "MCS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Disclosure" beginning on page 117 for a more detailed discussion.

     PROVISIONS IN SIMIONE'S CHARTER MAY INHIBIT A TAKEOVER OF SIMIONE EVEN IF IT IS BENEFICIAL TO STOCKHOLDERS.

     Simione's certificate of incorporation currently authorizes Simione's board of directors to issue up to 10 million shares of its preferred stock. Simione may issue shares of preferred stock without stockholder approval and upon terms and conditions, and having such rights, privileges and preferences, as the Simione board may determine. This could adversely affect the common stockholders. In particular, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, voting control of Simione even if an acquisition would benefit stockholders. Other than shares issued in connection with the CareCentric acquisition and the MCS merger, Simione has no current plans to issue any shares of preferred stock.

     THE CHANGE OF CONTROL OF SIMIONE MAY INHIBIT A TAKE OVER OF SIMIONE EVEN IF IT IS BENEFICIAL TO STOCKHOLDERS.

     John E. Reed's control of approximately 52% of the total voting power of Simione may enable him to prevent any acquisition of Simione that he decides is not desirable. Because of possible adverse tax consequences to Mestek, Mr. Reed may be motivated to prevent an acquisition of Simione for at least two years after the merger. See "Federal Income Tax Considerations -- Federal Income Tax Consequences to Mestek, MCS and Their Stockholders" beginning on page 87 for a discussion of these tax consequences and "Recommendation of the MCS Board and Reasons for the Merger -- Interests of Officers and Directors of MCS and Mestek" beginning on page 61 for a description of Mr. Reed's control.

     FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

     EACH COMPANY HAS MADE FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS INCLUDE INFORMATION CONCERNING POSSIBLE OR ANTICIPATED FUTURE RESULTS, SUCH AS COST SAVINGS AND SYNERGIES RELATING TO THE MERGER. ALSO, WHEN WE USE WORDS SUCH AS "BELIEVES," "EXPECTS," "ANTICIPATES" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS. YOU SHOULD NOTE THAT MANY FACTORS COULD AFFECT THE FUTURE FINANCIAL RESULTS OF SIMIONE, MCS OR THE COMBINED COMPANY AND COULD CAUSE THESE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OUR FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE THE VARIOUS RISKS DESCRIBED ABOVE.

                          THE SIMIONE SPECIAL MEETING

PURPOSE OF THE MEETING

     At the Simione special meeting, the holders of Simione common stock outstanding as of the record date will be asked to consider and vote upon:

     - the proposal to adopt the merger agreement and merge MCS into Simione;

     - election of six directors:

        -- Barrett C. O'Donnell,

        -- James A. Gilbert,

        -- Dr. David O. Ellis,

        -- William J. Simione, Jr.,

        -- Jesse I. Treu, and

        -- Daniel J. Mitchell;

     - approval of the conversion of the Series A Preferred Stock into shares of Simione common stock;

     - an increase in the number of shares available for issuance under Simione's Equity-based Incentive Plan from 1,250,000 shares to 2,250,000 shares;

     - the proposal to authorize the board of directors to amend Simione's certificate of incorporation to effect a reverse stock split of Simione's common stock;

     - the proposal to amend Simione's certificate of incorporation to increase the number of authorized shares of common stock from 20 million shares to 40 million shares if the reverse stock split is not approved and completed; and

     - approval of a proposal to adjourn the meeting if more time is needed to solicit proxies.


     RECOMMENDATION OF THE SIMIONE BOARD OF DIRECTORS. The Simione board has approved the merger agreement and unanimously recommends that the holders of Simione common stock vote "FOR" adoption of the merger agreement and the other proposals. See "Recommendation of the Simione Board and Reasons for the Merger" on page 54 for a discussion of reasons the Simione board recommends the merger, and "-- Interests of Officers and Directors of Simione" on page 58 for potential conflicts of interest.


VOTING RIGHTS

     As required by Delaware law and the rules of The Nasdaq Stock Market, the affirmative vote of the holders of at least a majority of the shares of Simione common stock outstanding as of the record date is required to adopt the merger agreement. Abstentions and broker non-votes will have the effect of votes against the merger proposal.

     An affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and actually voting is required to elect directors. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the directors.

     An affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the proposal to approve the conversion of the Series A Preferred Stock and the proposal to approve the increase in the number of shares reserved for issuance under Simione's Equity-based Incentive Plan. Abstentions will have the effect of votes against each of these proposals. Broker non-votes will have no effect on the outcome of the voting.

     An affirmative vote of a majority of the shares of common stock outstanding as of the record date is required for approval of the amendments to Simione's certificate of incorporation in connection with the reverse stock split proposal and the proposal to increase the number of authorized shares of common stock. Abstentions and broker non-votes will have the effect of votes against these two proposals.

     BROKER NON-VOTES. A broker non-vote may occur when a nominee holding shares of common stock for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     QUORUM. The presence, either in person or by proxy, of the holders of a majority of the shares of Simione common stock outstanding as of the record date is required to constitute a quorum at the Simione special meeting.

     SHARES OUTSTANDING. At the record date, there were 8,744,790 shares of Simione common stock outstanding. Holders of record of Simione common stock outstanding as of the record date are entitled to one vote per share at the special meeting.

     SERIES A PREFERRED STOCK. The 3,034,521 shares of Series A Preferred Stock issued in the CareCentric merger are not entitled to vote at this meeting.

     VOTES OF EXECUTIVE OFFICERS AND DIRECTORS. Management believes that all of the executive officers and directors of Simione, who collectively hold approximately 25% of the outstanding shares of Simione common stock, intend to vote their shares in favor of the proposal to adopt the merger agreement and the other proposals.


     PROXIES. The Simione board is soliciting proxies so that each holder of Simione common stock on the Simione record date has the opportunity to vote on the merger proposal and other proposals to be considered at the Simione special meeting. When a proxy card is returned properly signed and dated, the shares the proxy card represents will be voted in accordance with the instructions on the proxy card. If a stockholder does not return a signed proxy card, that stockholder's shares will not be voted and thus will have the effect of a vote against adoption of the merger agreement and the proposals to amend Simione's certificate of incorporation. Shares which are represented at the meeting but as to which the holder abstains from voting or has no voting authority in respect of a particular matter will not be deemed to be voted on such matter. One example of this is in the case of a broker non-vote, where a broker will not vote the matter without the approval of the beneficial owner. Since adoption of the merger agreement and the proposed amendments to Simione's certificate of incorporation require the affirmative vote of a majority of the outstanding shares of Simione common stock, abstentions and broker non-votes will have the effect of negative votes.

     Stockholders are urged to mark the box on the proxy card to indicate how their shares of Simione common stock are to be voted. IF A STOCKHOLDER RETURNS A SIGNED PROXY CARD, BUT DOES NOT INDICATE HOW HIS OR HER SHARES ARE TO BE VOTED, THE SHARES REPRESENTED BY THE PROXY CARD WILL BE VOTED "FOR":

     - adoption of the merger agreement;

     - the election of the six nominees for director identified above;

     - the conversion of the Series A Preferred Stock into shares of Simione common stock;

     - the approval of an increase in the number of shares reserved for issuance under the Simione Equity-based Incentive Plan;

     - the approval of the proposal to authorize the board of directors to amend Simione's certificate of incorporation to effect a reverse stock split of Simione's common stock;

     - the approval of the proposal to amend Simione's certificate of incorporation to increase Simione's authorized common stock if the reverse stock split is not approved and completed; and

     - the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to approve the merger.

     The proxy card also gives the individuals appointed by the Simione board and named on the proxy card discretion to vote the shares represented thereby on any other matter that is properly presented for action at the Simione special meeting.

     REVOKING YOUR PROXY. Any holder of Simione common stock who executes and returns a proxy card may revoke the proxy at any time before it is voted by:

     - Notifying in writing the Corporate Secretary of Simione at 6600 Powers Ferry Road, Atlanta, Georgia 30339;

     - Signing and mailing a subsequent proxy; or

     - Appearing in person and voting at the Simione special meeting. Attendance at the Simione special meeting will not by itself revoke a proxy. However, by voting in person at the meeting, you will revoke all prior proxies signed by you.

     ADJOURNMENTS. Simione currently expects that on the scheduled date of the Simione special meeting, votes will be taken and the polls closed on the proposal to adopt the merger agreement and the other proposals to be considered at the meeting. It is possible, however, that there could be proposals for one or more adjournments or postponements of the meeting in order to permit further solicitation of proxies. The affirmative vote of a majority of the shares voted is necessary for approval of any adjournment or postponement proposal. A separate proposal is being presented to stockholders to give the holder of the proxy the discretion to vote upon an adjournment or postponement of the meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen, LLP, independent public accountants, are expected to be present at the Simione meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

                            THE MCS SPECIAL MEETING

PURPOSE OF THE MEETING

     At the MCS special meeting, the holders of MCS common stock outstanding as of the MCS record date will be asked to consider and vote upon:

     - the proposal to adopt the merger agreement; and

     - the selection of six director designees to the Simione board to be appointed by Simione upon consummation of the merger. The six director designees are:

        -- John E. Reed;

        -- Stewart B. Reed;

        -- David W. Hunter;

        -- Winston R. Hindle, Jr.;

        -- R. Bruce Dewey; and

        -- Edward K. Wissing.

     RECOMMENDATION OF THE MCS BOARD OF DIRECTORS. The MCS board has approved the merger agreement and unanimously recommends that the holders of MCS common stock vote "FOR" adoption of the merger agreement and "FOR" the selection of the six MCS designees to be appointed to the Simione board of directors. See "Recommendation of the MCS Board and Reasons for the Merger" on page 58 for a discussion of reasons for the merger, and "-- Interests of Officers and Directors of MCS and Mestek" on page 61 for potential conflicts of interest.

VOTING RIGHTS

     As required by Pennsylvania law, the affirmative vote of the holders of at least a majority of the shares of MCS common stock outstanding as of the MCS record date is required to adopt the merger agreement. Abstentions and broker non-votes will have the effect of votes against the merger proposal.

     The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting is required to select the director designees. Abstentions and broker non-votes will have no effect on the outcome of the voting to select the director designees.

     QUORUM. The presence, either in person or by proxy, of the holders of a majority of the shares of MCS common stock outstanding as of the MCS record date is required to constitute a quorum at the MCS special meeting.

     SHARES OUTSTANDING. At the MCS stockholders meeting, there will be 8,743,103 shares of MCS common stock outstanding.


     The record date for the spin-off of MCS to the holders of Mestek common stock is the close of business on January 18, 2000. The MCS common stock will be distributed to the Mestek stockholders in uncertificated form on the last business day prior to the MCS stockholders meeting. Accordingly, holders of Mestek common stock at the close of business on January 18, 2000 shall be the MCS stockholders entitled to notice of and to vote at the special meeting.

     VOTES OF THREE MCS STOCKHOLDERS. Three significant stockholders of MCS, John E. Reed, Stewart Reed and Herbert Burk, who collectively have the power to vote approximately 71% of the outstanding shares of MCS common stock, have agreed to vote these shares in favor of the proposals to adopt the merger agreement and the selection of the MCS designees to be appointed to the Simione board. Therefore, MCS stockholder adoption of the merger agreement and the selection of the MCS designees to be appointed to the Simione board is assured.

     PROXIES. The MCS board is soliciting proxies so that each holder of MCS common stock on the MCS record date has the opportunity to vote on the merger proposal to be considered at the MCS special meeting. When a proxy card is returned properly signed and dated, the shares the proxy card represents will be voted in accordance with the instructions on the proxy card. If a stockholder does not return a signed proxy card, that stockholder's shares will not be voted and thus will have the effect of a vote against adoption of the merger agreement.

     IF A STOCKHOLDER RETURNS A SIGNED PROXY CARD, BUT DOES NOT INDICATE HOW HIS OR HER SHARES ARE TO BE VOTED, THE SHARES REPRESENTED BY THE PROXY CARD WILL BE VOTED "FOR":

     - ADOPTION OF THE MERGER AGREEMENT; AND

     - THE SELECTION OF THE MCS DESIGNEES LISTED ABOVE TO BE APPOINTED TO THE SIMIONE BOARD.

     The proxy card also gives the individuals appointed by the MCS board and named on the proxy card discretion to vote the shares represented thereby on any other matter that is properly presented for action at the MCS special meeting.

     ADJOURNMENTS. It is currently expected that on the scheduled date of the MCS special meeting, votes will be taken and the polls closed on the proposals to adopt the merger agreement and to select the MCS designees to be appointed to the Simione board. It is possible, however, that there could be proposals for one or more adjournments or postponements of the meeting in order to permit further solicitation of proxies. The affirmative vote of a majority of the shares voted is necessary for approval of any adjournment or postponement proposal. An instruction to vote a proxy for adoption of the merger agreement will also be deemed to give the holder of the proxy the discretion to vote upon an adjournment or postponement proposal.

     REVOKING YOUR PROXY. Any holder of MCS common stock who executes and returns a proxy card may revoke the proxy at any time before it is voted by:

     - Notifying in writing the Corporate Secretary of MCS at 400 Penn Center, Pittsburgh, Pennsylvania 15235;

     - Signing and mailing a subsequent proxy; or

     - Appearing in person and voting at the MCS special meeting. Attendance at the MCS special meeting will by itself revoke a proxy. However, by voting in person at the meeting, you will revoke all prior proxies signed by you.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Grant Thornton LLP, independent public accountants, are expected to be present at the MCS meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

                COMPARISON OF MCS AND SIMIONE STOCKHOLDER RIGHTS

     In connection with the merger, you will be converting your shares of MCS common stock into shares of Simione common stock. The Simione common stock you will receive is subject to a two-year restriction on resales described at "The Merger and Investment Agreement -- Restrictions on Sales of Merger Shares" on page 70.

     Simione is a Delaware corporation and MCS is a Pennsylvania corporation, and Simione's certificate of incorporation, as amended, and amended and restated bylaws differ from MCS' restated articles of incorporation and bylaws in several significant respects. Because of the differences between the Delaware General Corporation Law and the Pennsylvania Business Corporation Law and the differences in the restated certificate of incorporation and bylaws of Simione and the restated articles of incorporation and bylaws of MCS, the rights of a holder of Simione common stock differ from the rights of a holder of MCS common stock.

     This document contains a summary of the material differences between the Delaware General Corporation Law and the Pennsylvania Business Corporation Law and the restated certificate of incorporation and bylaws of Simione and the restated articles of incorporation and bylaws of MCS.

               SIMIONE                                    MCS
               -------                                    ---
                             CORPORATE GOVERNANCE

Currently governed by Delaware law       Currently governed by Pennsylvania
and the certificate of incorporation     law and the restated articles of
and bylaws of Simione.                   incorporation and bylaws of MCS.

Upon completion of the merger, the       Upon completion of the merger, the
rights of stockholders of the            rights of stockholders of the
combined company will be governed by     combined company will be governed by
Delaware law and the restated            Delaware law and the restated
certificate of incorporation and         certificate of incorporation and
bylaws of Simione, after giving          bylaws of Simione, after giving
effect to the amendments to Simione's    effect to the amendments to Simione's
certificate of incorporation proposed    certificate of incorporation proposed
for adoption at the Simione annual       for adoption at the Simione annual
meeting.                                 meeting.

               SIMIONE                                    MCS
               -------                                    ---
                           AUTHORIZED CAPITAL STOCK

20,000,000 shares of common stock. At    1,000 shares of common stock. Prior
the Simione annual meeting, Simione's    to the spin-off, the authorized
stockholders will be asked to vote on    common shares will be increased to
a proposal to approve a reverse stock    10,000,000.
split, and a proposal to amend
Simione's certificate of
incorporation to provide for
40,000,000 authorized shares of
common stock if the reverse stock
split is not approved and completed.
The reverse stock split will not
affect the number of authorized
shares.

10,000,000 shares of preferred stock.

                        SIZE OF THE BOARD OF DIRECTORS
The Simione board may increase or        The bylaws of MCS provide for the
decrease the number of directors         minimum numbers of directors. The MCS
without a stockholder vote. The          board may increase or decrease the
Simione board currently consists of      number of directors within these
seven directors. After the merger is     limits without a stockholder vote.
completed, the Simione board will be     The MCS board currently consists of
comprised of 12 members. The Simione     six directors.
board may increase to 13 members in
the event of a deadlock. This
procedure is described at "Voting
Agreements" beginning at page 82.
              ELECTION AND CLASSIFICATION OF BOARD OF DIRECTORS
All directors are elected annually.      All directors are elected annually.

                                VOTING RIGHTS
Each common stockholder is entitled      Each stockholder is entitled to one
to one vote for every share held.        vote for every share held.
Stockholders do not have cumulative      Stockholders do not have cumulative
voting rights.                           voting rights.

After the merger is completed, the
Series B Preferred Stock will have
two votes per share. The Series C
Preferred Stock will have one vote
per share. The Series A Preferred
Stock does not have voting rights.

                   REMOVAL OF DIRECTORS; FILLING VACANCIES
Directors may be removed by a vote of    Directors may be removed by a
the holders of a majority of shares      majority vote of the stockholders
entitled to vote at an election of       entitled to vote at any regular or
directors. Any vacancy on the Simione    special meeting. The successor to any
board may be filled by a majority        director so removed shall be elected
vote of the directors then in office,    by the remaining directors.
though less than a quorum,

               SIMIONE                                    MCS
               -------                                    ---
or by a plurality of the votes cast
at a meeting of stockholders.

Under the merger agreement, if any of
the Simione board designees selected
by the MCS stockholders is removed or
resigns from the board during the 18
month period after the closing date
of the merger agreement, the
remaining MCS designees shall fill
the vacancy. In addition, a majority
of the MCS designees can remove any
MCS designee from the list of MCS
designees but may not remove them
from their office as a director
before the end of their term.

                       INTERESTED DIRECTOR TRANSACTIONS

Under Delaware law, contracts or         Under Pennsylvania Law, a transaction
transactions in which one or more of     between MCS and an interested
Simione's directors has an interest      director will not be void or voidable
are not void or voidable because of      solely because of this interest if
this interest; provided that either:     either:
- the stockholders or the                - the director's interest has been
  disinterested directors must             disclosed to or the MCS board knows
  approve the contract or transaction      about the director's interest and
  after full disclosure of material        authorizes the transaction by the
  facts, or                                affirmative vote of a majority of
                                           the disinterested directors, even
- the contract or transaction must         though the disinterested directors
  have been fair as to the                 are less than a quorum, or
  corporation at the time it was
  approved.                              - the director's interest has been
                                           disclosed to the stockholders or the
If board approval is sought, the           stockholders entitled to vote know
contract or transactions must be           about the director's interest and
approved by a majority of the              the contract is specifically
disinterested directors, even though       approved in good faith by a vote of
the disinterested directors are less       those stockholders, or
than a quorum.
                                         - the transaction is fair to the
                                           corporation as of the time it is
                                           authorized, approved or ratified by
                                           the MCS board or the stockholders.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Simione's bylaws provide that Simione    MCS's bylaws provide that, except as
shall indemnify each of its directors    prohibited by law, every director and
and officers to the fullest extent       officer of MCS is entitled to be
permitted by law in connection with      indemnified by MCS in connection with
any actual or threatened civil,          any actual or threatened civil,
criminal, administrative or              criminal,

               SIMIONE                                    MCS
               -------                                    ---
investigative proceedings arising out    administrative, investigative or
of their service to Simione as a         other proceeding, whether brought by
director or officer.                     or in the right of MCS or otherwise,
                                         in which he or she may be involved,
Under Delaware law, other than an        as a party or otherwise, by reason of
action brought by or in the right of     such person being or having been a
the corporation, this indemnification    director or officer of MCS or by
is available if it is determined that    reason of the fact that this person
the indemnified person acted:            is or was serving at the request of
                                         MCS as a:
- in good faith and in a manner he or
  she reasonably believed to be in or    - director,
not opposed to the best interests of
the corporation, and,                    - officer,
- with respect to any criminal action    - employee,
  or proceedings, had no reasonable
cause to believe his or her conduct      - fiduciary or
was unlawful.
                                         - other representative of:
In actions brought by or in the right
of the corporation, this                 -- another corporation,
indemnification is limited to
expenses actually and reasonably         -- partnership,
incurred and is permitted only if the
indemnitee acted in good faith and in    -- joint venture,
a manner he or she reasonably
believed to be in or not opposed to      -- trust,
the best interests of the
corporation. However, no                 -- employee benefit plan or
indemnification may be made in
respect of any claim, issue or matter    -- other entity.
as to which the person is adjudged to
be liable to the corporation, unless     This indemnification may include the
the court in which the action was        right to have expenses incurred by
brought determines that, despite the     the indemnified person in connection
adjudication of liability, but in        with the claim, action, suit or
view of all of the circumstances of      proceeding paid in advance by MCS
the case, the person is fairly and       prior to final disposition of the
reasonably entitled to indemnity for     claim, action, suit or proceeding,
the expenses which the court deems       subject to the conditions prohibited
proper. To the extent that the           by law. Currently, MCS's directors
indemnified person has been              and officers have a contractual right
successful in defense of any action,     to indemnification under an agreement
suit or proceeding, he must be           with Mestek funded by a trust.
indemnified against expenses actually
and reasonably incurred by him in        The Pennsylvania Business Corporation
connection with the action.              Law permits indemnification unless
                                         the act or omission giving rise to
                                         the claim constitutes willful
                                         misconduct or recklessness.

          AMENDMENTS TO THE CERTIFICATE OR ARTICLES OF INCORPORATION

The certificate of incorporation may     The MCS articles of incorporation may
be amended by the affirmative vote of    be amended by the affirmative vote of
the Simione board followed by the        the MCS board followed by the
affirmative vote of the holders of a     affirmative vote of a majority of the
majority of the                          votes cast by all

               SIMIONE                                    MCS
               -------                                    ---
outstanding stock entitled to vote on    stockholders entitled to vote on the
it and the majority of the               amendment. If any class or series of
outstanding stock entitled to vote on    shares is entitled to vote on a
it as a class.                           proposed amendment as a class, the
                                         amendment must also be approved by
                                         the affirmative vote of a majority of
                                         the votes cast in each class vote.
                                         Unless otherwise provided in the
                                         articles of incorporation, a proposed
                                         amendment of the articles of
                                         incorporation need not be approved by
                                         the MCS board before being submitted
                                         for stockholder approval if it is
                                         proposed by a petition of
                                         stockholders entitled to cast at
                                         least 10% of the votes that all
                                         stockholders are entitled to cast
                                         thereon.

                             AMENDMENT OF BYLAWS
The stockholders may amend, alter or     The stockholders, by the affirmative
repeal the bylaws by the affirmative     vote of the holders of a majority of
vote of the holders of a majority of     the stock issued and outstanding of
the voting power of the then             the class or classes entitled to
outstanding shares of stock entitled     vote, may at any meeting, provided
to vote generally in the election of     the substance of the proposed
directors, voting together as a          amendment shall have been stated in
single class. In addition, the           the notice of the meeting, amend,
Simione board, by the affirmative        alter or repeal the bylaws. The MCS
vote of a majority of the directors,     board, by a majority vote of its
may amend, alter or repeal the           members, has the power to make,
bylaws.                                  alter, amend and repeal the bylaws,
                                         subject to the power of the
                                         stockholders to change the action.

                  POWER TO CALL SPECIAL STOCKHOLDERS MEETING

Special meetings of stockholders may     A stockholders' meeting for any
be called only by:                       purpose may be called at any time by
 - the Simione board pursuant to a       the MCS board, by the President of
   resolution adopted by the board of    MCS, or by the holders of at least
   directors or                          one-fifth of all the shares
 - the President of Simione.             outstanding and entitled to vote at
                                         the meeting. In addition, an
                                         "interested stockholder", as defined
                                         in Section 2553 of the Pennsylvania
                                         Business Corporation Law, may call a
                                         special meeting for the purpose of
                                         approving a business combination
                                         under the Pennsylvania anti-takeover
                                         law.

               SIMIONE                                    MCS
               -------                                    ---
                          ACTION BY WRITTEN REQUEST

Any action required or permitted to      Any action required or permitted to
be taken at a stockholders meeting       be taken at a stockholders meeting
may be taken without a meeting if        may be taken without a meeting if,
consents are signed by the holders of    before or after the action, consents
outstanding stock having not less        thereto by all the stockholders who
than the minimum number of votes that    would be entitled to vote at a
would be necessary to authorize or       meeting for such purpose are filed
take the action at a meeting at which    with the Secretary.
all shares entitled to vote on the
action were present and voted.

                       INSPECTION OF STOCKHOLDERS LIST

The Secretary of Simione must            The officer or agent having charge of
prepare, before every stockholders       the transfer books for the shares of
meeting, a complete list of the          the corporation must make a complete
stockholders entitled to vote at the     list of the stockholders entitled to
meeting. This list must be arranged      vote at a stockholders meeting. This
in alphabetical order, and show the      list must be arranged in alphabetical
address of each stockholder and the      order, with the address of and the
number of shares registered in the       number of shares held by each
name of each stockholder. The list       stockholder. The list must be
must be open to the examination of       produced and kept open at the time
any stockholder, for any purpose         and place of the meeting and will be
related to the meeting, during           subject to the inspection of any
ordinary business hours, for a period    stockholder during the whole time of
of at least 10 days before the           the meeting. However if the
meeting. The list must also be           corporation has 5,000 or more
produced and kept at the time and        stockholders, the corporation may,
place of the meeting during the whole    instead of making a list, make the
time of the meeting, and may be          information available at the meeting
inspected by any stockholder present.    by any other means.

                     DIVIDENDS AND REPURCHASES OF SHARES

Dividends on the stock of Simione of     The Pennsylvania Business Corporation
any class are payable:                   Law provides that, unless otherwise
                                         restricted in the bylaws, a
 - only out of assets, profits or        distribution may be made unless,
   funds of the corporation at the       after giving effect thereto,
   time legally available to pay
   dividends, and                        - the corporation would be unable to
                                           pay its debts as they become due in
 - only when and as declared by the        the usual course of its business,
   Simione board.                           or
Dividends may be paid upon common        - the total assets of the corporation
stock as and when declared by the          would be less than the sum of its
Simione board, subject to all of the       total liabilities plus the amount
rights of the preferred stockholders.      that would be needed if the
Each series of preferred has dividend      corporation were to be dissolved at
rights that have priority over the         the time as of which the
rights of the common stockholders.         distribution is measured, to
Generally, common stockholders may         satisfy the preferential rights
not receive dividends                      upon dissolution of stockholders
                                           whose preferential rights

               SIMIONE                                    MCS
               -------                                    ---
until the preferred stockholders have      are superior to those receiving the
received all of the dividends due to       distribution.
them.
                                         MCS has no outstanding preferred
In addition, the Delaware General        stock.
Corporation Law generally provides
that a corporation may redeem or         The Pennsylvania Business Corporation
repurchase its shares only if the        Law also permits corporations to
redemption or repurchase would not       acquire their own shares.
impair the capital of the
corporation. The ability of a            The MCS board may declare dividends
Delaware corporation to pay dividends    from the surplus or net profits
on, or to make repurchases or            arising from the business of MCS as
redemptions of, its shares is            and when it decides. Before declaring
dependent on the financial status of     any dividend, the directors must
the corporation standing alone and       reserve out of the accumulated
not on a consolidated basis. In          profits funds for working capital or
determining the amount of surplus of     as a reserve fund to meet
a Delaware corporation, the assets of    contingencies or for equalizing
the corporation, including stock of      dividends, or for such other purpose
subsidiaries owned by the                as the directors shall think is in
corporation, must be valued at their     the best interest of MCS.
fair market value as determined by
the Simione board, regardless of
their historical book value.

               SIMIONE                                    MCS
               -------                                    ---
                        MERGERS AND MAJOR TRANSACTIONS

Whenever the approval of the             Stockholder approval is required for
stockholders of a corporation is         the sale, lease, exchange or other
required for an agreement of merger      disposition of all or substantially
or consolidation, or for a sale,         all of the property and assets of a
lease or exchange of all or              corporation when not made in the
substantially all of its assets, it      usual and regular course of the
must be approved by the affirmative      business of the corporation or for
vote of the holders of a majority of     the purpose of relocating all or
outstanding shares entitled to vote      substantially all of the business of
on it.                                   the corporation in connection with
                                         the dissolution or liquidation of the
However, unless required by its          corporation. In cases where
certificate of incorporation, no vote    stockholder approval is required, a
of the stockholders of a corporation     merger, consolidation, sale, lease,
surviving a merger is necessary to       exchange or other disposition must be
authorize such merger if:                approved by a majority of the votes
                                         cast by all stockholders entitled to
- the agreement of merger does not       vote thereon.
  amend the certificate of
  incorporation of the surviving         Stockholder approval is not required
  corporation;                           for a plan of merger or consolidation
                                         if:
- each share of stock of such
  surviving corporation outstanding      - the surviving or new corporation is
  prior to the merger is to be an          a Pennsylvania corporation whose
  identical outstanding or treasury        articles are identical to the
  share of the surviving corporation       articles of the corporation;
  after the merger; and
                                         - each share of the corporation
- either:                                  outstanding immediately prior to the
                                           merger or consolidation will
     -- no shares of common stock of       continue as or be converted into
        the surviving corporation and      except as otherwise agreed to by the
        no shares, securities or           holder thereof, an identical share
        obligations convertible into       of the surviving or new corporation;
        be issued under the agreement      and
        of merger, or
                                         - the plan of merger provides that
     -- the number of shares of            the stockholders of the corporation
        common stock to be issued          will hold in the aggregate shares
        does not exceed 20% of the         of the surviving or new corporation
        number of shares of common         having at least a majority of the
        stock of the surviving             votes entitled to be cast generally
        corporation outstanding            in an election of directors.
        immediately prior to such
        merger.
                                         In addition, the Pennsylvania
In addition, the Delaware General        Business Corporation Law provides
Corporation Law provides that a          that stockholder approval is not
parent corporation that is the record    required if, prior to the adoption of
holder of at least 90% of the            a plan of merger, another corporation
outstanding shares of each class of      that is a party to the plan owns 80%
stock of a subsidiary may merge the      or more of the outstanding shares of
subsidiary into the parent               each class of the corporation.
corporation without the approval of
the subsidiary's stockholders or
board and without the approval of the
parent's stockholders.

               SIMIONE                                    MCS
               -------                                    ---
                      APPRAISAL RIGHTS/DISSENTERS RIGHTS

The Delaware General Corporation Law                  The Pennsylvania Business Corporation
generally provides appraisal rights                   Law provides that stockholders of MCS
in the case of a merger, a sale or                    have dissenters rights with respect
transfer of all or substantially all                  to specified corporate actions,
of Simione's assets. However, the                     including:
Delaware General Corporation Law does
not provide appraisal rights in                       - a plan of merger, consolidation,
connection with a merger or                             share exchange or conversion,
consolidation, to stockholders of a
corporation that is either:                           - certain other plans or amendments
                                                        to its articles in which disparate
- listed on a national securities                       treatment is accorded to the
  exchange or designated as a                           holders of shares of the same class
  national market system security by                    or series, and
  the National Association of
  Securities Dealers, or                              - a sale, lease, exchange or other
                                                        disposition of all or substantially
- held of record by more than 2,000                     all of the corporation's property
  stockholders,                                         and assets, except if:
  unless the applicable agreement of                  - the sale, lease, exchange or other
  merger or consolidation requires                      disposition is made in connection
  that such stockholders will be                        with the dissolution or liquidation
  entitled to receive, in exchange for                  of the corporation;
  their shares of such constituent
  corporation, anything except:                       - the acquiring corporation owns all
                                                        of the outstanding shares of the
     - shares of stock of the                           acquired corporation;
       resulting or surviving
       corporation;                                   - the voting rights, preferences,
                                                        limitations or relative rights of
     - shares of stock of any other                     the acquired corporation are not
       corporation listed on a                          altered thereby; or
       national securities exchange
       or designated as a national                    - the assets sold, leased, exchanged
       market system security on an                     or otherwise disposed of are
       interdealer quotation system by the              simultaneously leased back to the
       National Association of Securities               corporation.
       Dealers, Inc. or held of record by
       more than 2,000 holders;
     - cash in lieu of fractional
       shares; or
     - any combination of shares of
       stock and cash in lieu of
       fractional shares described in
       the previous three bullet
       points.
The Delaware law denies appraisal
rights to the stockholders of the
surviving corporation if the merger
did not require for its approval the
vote of the stockholders of the
surviving corporation.

               SIMIONE                                    MCS
               -------                                    ---
                           ANTI-TAKEOVER PROVISIONS

Simione is subject to Section 203 of     MCS is subject to Section 2555 of the
the Delaware General Corporation Law,    Pennsylvania Business Corporation
which generally prohibits a Delaware     Law, which generally prohibits
corporation from engaging in a           corporations subject to the Exchange
"business combination" with an           Act reporting requirements from
"interested stockholder" for a period    engaging in a "business combination"
of three years following the date        for a period of five years following
that such person became an interested    the date that any person became an
stockholder unless one of the            interested stockholder unless certain
required conditions is met. A            conditions are met. An "interested
"business combination" is defined as     stockholder" is defined generally as
a variety of transactions, including     a person that is the beneficial owner
mergers, asset sales, issuance of        of 20% or more of a corporation's
stock and other transactions             outstanding voting stock. A "business
resulting in financial benefit to the    combination" is defined as a variety
interested stockholder. An               of transactions, including mergers,
"interested stockholder" is defined      consolidations, share exchanges,
generally as a person that is the        asset sales and dispositions, stock
beneficial owner of 15% or more of a     issuances and transfers and other
corporation's outstanding voting         transactions resulting in a
stock.                                   disproportionate financial benefit to
                                         an "interested stockholder".
The required conditions are:
  - board approval prior to the          The Pennsylvania Business Corporation
    person becoming an interested        Law, unlike the Delaware General
    stockholder,                         Corporation Law, states that, in the
  - ownership of 85% of the voting       event of the acquisition by any
    stock by the interested              person or group of shares of an
    stockholder, or                      Exchange Act reporting corporation
  - board approval plus approval by      that entitles the holder thereof to
    2/3 of the outstanding voting        at least 20% of the voting power of
    stock.                               the corporation, the acquiring person
                                         or group must give notice to all
                                         stockholders of record of the
                                         corporation that the acquisition has
                                         occurred and any of the stockholders
                                         may demand payment of the fair value
                                         of their shares from the acquiring
                                         person or group.

               SIMIONE                                    MCS
               -------                                    ---
                                 DISSOLUTION

If the Simione board decides it is       If the MCS board adopts a resolution
advisable that the corporation should    recommending to dissolve the
be dissolved and a majority of the       corporation, the stockholders must
outstanding stock of the corporation     adopt the resolution by the
entitled to vote thereon votes in        affirmative vote of a majority of the
favor of the proposed dissolution,       votes cast by all stockholders
the corporation shall be dissolved       entitled to vote thereon. Unlike
upon the filing of a certificate of      Delaware law, Pennsylvania law
dissolution with the Secretary of        provides two different procedures for
State of the State of Delaware. The      the corporation to provide for the
corporation shall continue after         winding up and distribution of the
dissolution for the purposes of          corporation's assets. The board may
defending suits and settling its         elect that the dissolution shall
affairs for a three-year period.         proceed under Section 1975 or under
Delaware law sets forth the payment      Subchapter H of the Pennsylvania
and distribution procedures a            Business Corporation Law.
dissolving corporation must follow in
connection with winding up its           Under Section 1975, MCS must provide
affairs. These procedures include        for the liabilities of the
notification requirements, and           corporation prior to filing the
obtaining the approval of the            articles of dissolution with the
Delaware Court of Chancery. Directors    Pennsylvania Department of State.
of a dissolved corporation that          Directors of corporations that elect
comply with Delaware law's payment       to follow this procedure are held to
and distribution procedures shall not    the standard of care that applies to
be personally liable to the claimants    all of their other duties.
of the dissolved corporation.

Each series of preferred stock has a     The Subchapter H provision is similar
liquidation preference over the          to the procedure under Delaware law.
common stock. The common stockholders    Under Pennsylvania law, however, the
may not receive any payments in a        corporation only continues to exist
dissolution until the preferred          for the purpose of settling its
stockholders have received the full      affairs for a period of two years. In
amount of their preference and any       addition, when the court decides the
accumulated and unpaid dividends on      amount of security that shall be
the preferred stock.                     posted by the dissolved corporation,
                                         it shall consider the amount that
                                         will be sufficient to provide
                                         compensation for claims that are
                                         unknown but that are likely to arise
                                         or become known for a period of only
                                         two years after the dissolution of
                                         the corporation.
                                         MCS has no outstanding preferred
                                         stock.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     For purposes of this section, we use the term "MCS" to refer also to Simione as the surviving corporation with respect to actions taken after the effective time of the merger. Under the merger agreement and the Pennsylvania Business Corporation Law of 1988, stockholders who own MCS shares prior to the merger will have dissenters rights relating to the merger, under Sections 1571 through 1580 of Subchapter 15D of the Pennsylvania Business Corporation Law.

     The MCS stockholders may demand in writing that MCS pay the fair value of their MCS common stock. If any stockholders exercise dissenters rights in the merger under Subchapter 15D, any shares of MCS common stock held by these holders at the effective time will not be converted into the right to receive Simione common stock. Instead the shares will be converted into the right to receive the "fair value" of those MCS shares pursuant to Subchapter 15D. The "fair value" may be less than or greater than the merger consideration.

     MCS will not give any notice of the following requirements other than as described in this joint proxy statement/prospectus and as required by Pennsylvania law.

     GENERAL. Any stockholder who has properly demanded the payment of the fair value of his or her shares of MCS common stock owned at the effective time under Subchapter 15D will not, after the effective time, be a stockholder of MCS for any purpose or be entitled to the payment of dividends or other distributions on any of the MCS common stock.

     MCS STOCKHOLDERS SHOULD NOTE THAT, UNLESS ALL THE REQUIRED PROCEDURES FOR CLAIMING DISSENTERS RIGHTS ARE FOLLOWED EXACTLY, DISSENTERS RIGHTS WILL BE LOST. SIMPLY VOTING AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, WHETHER IN PERSON OR BY PROXY, IS NOT SUFFICIENT NOTICE TO PERFECT DISSENTERS RIGHTS. FILING WRITTEN NOTICE OF INTENTION TO DEMAND "FAIR VALUE" IS ALSO REQUIRED, AS DESCRIBED BELOW.

     Before any MCS stockholder vote is taken on the merger agreement, a dissenting stockholder must deliver to MCS a written notice of his or her intention to demand the fair value of his or her MCS common stock if the merger is effected. This written notice may be sent to the Secretary of MCS at MCS, Inc., 400 Penn Center, Pittsburgh, PA 15253. Neither the return of a proxy by the dissenting stockholder with instructions to vote the shares represented thereby against the approval and adoption of the merger agreement nor a vote against the approval and adoption of the merger agreement or an abstention from voting on the approval and adoption of the merger agreement is sufficient to satisfy the requirement of delivering a written notice to MCS. In addition, the dissenting stockholder must not make any change in the beneficial ownership of his or her shares from the date of filing the notice with MCS through the effective time of the merger, and the dissenting stockholder must not vote his or her shares for which payment of "fair value" is sought in favor of the approval and adoption of the merger agreement.

     The submission of a signed blank proxy will serve to waive dissenters rights if not revoked, but a failure to vote, a vote against or an abstention from voting on the approval and adoption of the merger agreement will not waive these rights. Proper revocation of a signed blank proxy or of a signed proxy instructing a vote for approval and adoption of the merger agreement will prevent the immediate waiver of dissenters rights under the Pennsylvania Business Corporation Law. Failure by a dissenting stockholder to comply with any of these requirements will result in the dissenting stockholder's forfeiting any right to payment of the "fair value" of such dissenting stockholder's MCS common stock.

Instead, the stockholder would receive merger consideration in the form of shares of Simione common stock.

     RECORD AND BENEFICIAL OWNERS. You cannot assert dissenters rights for less than all the MCS common stock registered in your name unless you dissent with respect to all the MCS common stock beneficially owned by any one person and disclose the name and address of the person or persons on whose behalf the record holder dissents. A beneficial owner who is not the record holder may assert dissenters rights with respect to MCS common stock held on the beneficial owner's behalf if the beneficial owner submits to MCS the written consent of the record holder not later than the time of assertion of dissenters rights. A beneficial owner may not dissent with respect to less than all the MCS common stock the beneficial owner owns, whether or not such MCS common stock is registered in the beneficial owner's name.

     NOTICE TO DEMAND PAYMENT. If the merger is approved by the requisite vote at the MCS special meeting, MCS shall mail to all dissenting stockholders who gave proper notice of their intention to demand payment of fair value and who refrained from voting in favor of the merger a notice stating where and when a demand for payment must be sent. This notice will also inform dissenting stockholders of the extent to which the transfer of the shares will be restricted from the time that a demand for payment is received by MCS until completion of the merger or the release of the restrictions by MCS. The notice shall be accompanied by a copy of Subchapter 15D and include a form for demanding payment. This form shall have a request for certification of the date that beneficial ownership of the MCS common stock was acquired by the dissenting stockholder or the person on whose behalf the dissenting stockholder dissents.

     Dissenting stockholders must return a completed demand notice to MCS within 30 days from the mailing of the notice. Failure by a dissenting stockholder to timely demand payment according to the notice will cause the dissenting stockholder to lose all rights to receive payment of the fair value of his or her MCS common stock. Instead, the stockholder would receive merger consideration in the form of shares of Simione common stock. All mailings to MCS are at the risk of the dissenting stockholder. However, MCS recommends that the notice of intention to dissent and the demand form be sent by certified mail. If the merger has not been effected within 60 days after the date set for demanding payment, MCS shall release the shares from any transfer restrictions that MCS imposed as a result of the demand for payment. MCS, however, may at any later time send a new notice regarding demand for payment and restrictions on the transfer of shares.

     PAYMENT OF "FAIR VALUE" OF MCS COMMON STOCK. Promptly after the effective time, or upon timely receipt of demand for payment if the merger has already been effected, MCS shall either remit to dissenting stockholders who have made demand and deposited their share certificates the amount MCS estimates to be the "fair value" of the common stock or give written notice that no remittance will be made under Subchapter 15D. This remittance or notice shall be accompanied by:

     - MCS' closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the date of remittance or notice, together with the latest available interim financial statements;

     - a statement of MCS' estimate of the "fair value" of the MCS common stock; and

     - a notice of the right of a dissenting stockholder to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.

     If MCS does not remit the amount of its estimate of the "fair value" of the MCS common stock, it will return all share certificates that have been deposited and may make a notation thereon that a demand for payment has been made. If shares with respect to which the notation has been made are later transferred, each new share certificate issued therefor will bear a similar notation, together with the name of the original dissenting holder or owner of the shares. A transferee of the shares will not acquire by the transfer any rights in MCS other than those which the original dissenter had after making demand for payment of their "fair value".

     ESTIMATE BY DISSENTING STOCKHOLDER OF "FAIR VALUE" OF MCS COMMON STOCK. If a dissenting stockholder believes that the amount estimated or paid by MCS for his or her MCS common stock is less than its "fair value", the dissenting stockholder may send to MCS his or her own estimate of its "fair value". This estimate shall be treated as a demand for payment of the amount of the deficiency. If the dissenting stockholder does not file his or her own estimate of the "fair value" within 30 days after the remittance or notice has been mailed by MCS, the dissenting stockholder will be entitled to no more than the amount estimated in the notice or remitted by MCS.

     VALUATION PROCEEDINGS. MCS may file in court an application for relief requesting that the "fair value" of the MCS common stock be determined by the court, if any demands for payment remain unsettled, within 60 days after the latest of:

     - the effective time;

     - timely receipt of any demands for payment; or

     - timely receipt of any dissenting stockholder estimates of "fair value".

     The court may appoint an appraiser to receive evidence and recommend a decision on the issue of "fair value". Each dissenting stockholder whose demands have not been settled will be made a party to the proceeding and will be entitled to recover the amount by which the "fair value" of the dissenting stockholder's MCS common stock is found to exceed the amount, if any, previously paid. The dissenting stockholder will also be entitled to interest on this amount from the effective time until the date of payment. There is no assurance, however, that MCS will file such an application. If MCS fails to file an application within the 60-day period, any dissenting stockholder who has not settled his or her claim may do so in MCS' name within 30 days after the expiration of the 60-day period. If a dissenting stockholder does not file an application within this 30-day period, each dissenting stockholder who has not settled his or her claim will be paid no more than MCS' estimate of the "fair value" of the common stock and may bring an action to recover any amount not previously paid.

     COSTS AND EXPENSES OF VALUATION PROCEEDINGS. The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against MCS, except that any part of such costs and expenses may be assessed as the court deems appropriate against all or some of the dissenting stockholders whose action in demanding supplemental payment is found by the court to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the dissenting stockholders against MCS if it fails to comply substantially with Subchapter 15D or acts in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith.

     The court can also assess any fees or expenses incurred by MCS against any dissenting stockholder if the dissenting stockholder is found to have acted in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to the other dissenting stockholders and should not be assessed against MCS, it may award to this counsel reasonable fees to be paid out of the amounts awarded to the dissenting stockholders who were benefited.

     Under the Pennsylvania law, an MCS stockholder has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the merger, nor any right to valuation and payment of the fair value of the holder's shares because of the merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. Pennsylvania law also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

     MCS stockholders who do not follow the requirements of Subchapter 15D will only be entitled to receive the merger consideration in the form of shares of Simione common stock.

     If holders of 5% or more of the aggregate number of shares of issued and outstanding MCS common stock shall have exercised, and not withdrawn, dissenters rights under Pennsylvania law, Simione, MCS and Mestek have agreed to negotiate in good faith to amend the merger agreement to provide for the payment of cash amounts to MCS stockholders who perfect, and do not withdraw, their dissenters rights under Pennsylvania law, and the payment of related legal expenses and court costs, in a manner mutually satisfactory to Simione and Mestek.

                            BACKGROUND OF THE MERGER

     INITIAL APPROACHES. Over the past seven years, Barrett C. O'Donnell, Chairman of the Board of Simione, initiated several informal conversations with John E. Reed, Chairman of the Board, President and Chief Executive Officer of Mestek, regarding a possible acquisition of MCS by Simione. Mestek did not express any interest in an acquisition of MCS by Simione, and no negotiations, contracts or understandings resulted, because Mestek did not want to engage in an outright sale of MCS.

     CHANGES IN THE INDUSTRY. However, the health care information systems industry has experienced substantial and rapid change in the past few years, characterized by significant regulatory change, intensifying competition and consolidation. This environment, coupled with the need for a steady supply of new and enhanced products to meet evolving customer needs, led the board of directors of Mestek, in November 1997, to begin exploring strategic alternatives for the expansion of MCS' business.

     This environment also led the board of directors of Simione in July 1998 to begin exploring the possibility of selling Simione. In July 1998, Simione engaged Hambrecht & Quist to review the possibility of a sale of Simione's business. Hambrecht conducted a search and met several times with Mr. O'Donnell, but no serious candidates were identified and no offers were extended. The Hambrecht engagement was terminated in March 1999. No fee was paid to Hambrecht.

     MCS' NEGOTIATION WITH OTHER COMPANIES. In late 1998, MCS investigated possible business combinations with companies who were strong providers of information systems and services to home health agencies. MCS felt that this would compliment MCS' position as a leading provider of information systems and services to home medical equipment companies. MCS had serious discussions with three companies.

     In late 1998, MCS approached and entered into a letter of intent for the acquisition of one of these companies by MCS. Negotiations with this company were abandoned when the companies could not agree on a value for this company. Negotiations for the other two companies approached by MCS also failed. In one case, the parent of the potential target was not interested in selling. In the other case, the potential target was already engaged in serious discussions with another bidder.


     NEGOTIATIONS BETWEEN SIMIONE AND MCS. In early January 1999, Mr. O'Donnell called R. Bruce Dewey, Senior Vice President and then General Counsel of Mestek, to discuss a possible acquisition or merger between Simione and MCS. Mr. O'Donnell was seeking a strategic transaction to respond to the increasingly competitive health care information systems market. Mestek indicated its receptiveness to this proposal, because it was not simply a sale of MCS, but rather a combination of Simione and MCS with the potential to meet Mestek's strategic goals for expanding MCS' business. This telephone call was followed by a meeting on January 12, 1999 in Atlanta between Mr. O'Donnell, Mr. Dewey and William A. Thomasmeyer, President of MCS, to discuss the desirability of a merger and the initial procedures necessary to negotiate such a transaction. See "Recommendation of the Simione Board and Reasons for the Merger" beginning on page 54 for a discussion of the reasons the Simione board thought MCS was an attractive merger candidate.


     In February 1999, Reid Horovitz, then General Counsel of Simione, had telephone discussions with Mr. O'Donnell and Mr. Dewey to negotiate a Confidentiality and Nondisclosure Agreement between Mestek and Simione. The Confidentiality and Nondis-closure Agreement was signed by Mestek and Simione on February 8, 1999. The Confidentiality and Nondisclosure Agreement provides that Simione, MCS and Mestek may not disclose to third parties confidential information received from each other in connection with the merger negotiations. Following execution of the Confidentiality and Nondisclosure Agreement, the two companies began to exchange information, including financial data, projections and budgets.

     From March 3 to March 5, 1999, meetings were held in Atlanta among Mr. O'Donnell, Mr. Dewey, Mr. Horovitz, Mr. Thomasmeyer, and several officers of both companies, including:

For MCS:
     Stephen M. Shea          Senior Vice President -- Finance and Chief Financial
                                Officer of Mestek
     Michael Quinn            Vice President of Operations
     Don DeCorte              Product Manager
For Simione:
     Eugene Horn              then Senior Vice President of Acquisitions
     Lori N. Siegel           then Chief Financial Officer
     Kathie McClellan         Senior Vice President of Customer Services
     Jack Arthur              Senior Vice President of Product Development
     James Hall               then Senior Vice President -- Sales and Marketing

     At these meetings, various aspects of a possible business combination of Simione and MCS were discussed including:

        - presentations by the two companies of their respective product offerings;

        - organizational structures; and

        - visions of the development of their future products.

     The companies' representatives also discussed:

        - preliminary calculations of pro forma financial information for a combined Simione/MCS entity;

        - the then-current capital structures and beneficial ownership characteristics of the two companies; and

        - mechanisms to determine the degree to which the companies' operations and visions were complementary.

     At this time, MCS informed Simione that MCS' ProfitWorks product line would be transferred to Mestek prior to any business combination. ProfitWorks is an information system utilized by the lumber, electrical, and plumbing industries rather than the home health care industry. It was operated through Mestek's MCS subsidiary merely for administrative and accounting convenience. Mestek did not wish to include ProfitWorks in the merger because it did not fit Mestek's vision of the total array of MCS' products for the health care industry.

     In late March 1999, meetings were held in Westfield, Massachusetts between Mr. Shea, Mr. Dewey, Winston R. Hindle, Jr., director of MCS and Mestek, and Mr. Reed for Mestek, and Mr. O'Donnell and Mr. Hall for Simione. At these meetings, the parties discussed possible structures for a transaction based on the tax positions of the two companies, and tax and accounting consequences that could result depending on the form and structure of the transaction. In addition, the parties discussed their respective views on the relative values of the two companies, though they came to no agreement on this topic. The parties agreed to continue the negotiations and it was agreed further that more due diligence and development of pro forma financial data were needed.

     DIFFERENCES IN VALUATION. In early April 1999, the parties expressed their desire to continue the negotiations despite their inability to agree upon the relative values of the companies, due in part to the parties' satisfaction with the shared vision of the two companies' futures. Further discussions were held in Atlanta between Mr. Dewey and Mr. O'Donnell to resolve the issue of determining the relative values of the two companies. The parties believed they were too far apart in their valuations to resolve the difference themselves. Each company thought that its value was well over half of the combined values of the two companies. Therefore, they agreed to engage and accept the valuation of a neutral third party. Both companies agreed to engage the accounting firm, HLB Gross Collins, LLP, as valuation experts. An engagement letter with Gross Collins was signed on April 7, 1999. A preliminary structure for the transaction was agreed upon, pending completion of due diligence, legal review and the work of Gross Collins.

     In mid-April 1999, due diligence meetings were held between the management teams of the companies. They discussed topics related to the mechanics and potential costs savings of combining the operations of the two companies.

     Also in mid-April 1999, the management of Mestek made a presentation to representatives of Gross Collins regarding the valuation of MCS, including information concerning the value and useful condition of equipment and intangible assets used in MCS' business and pro forma financial information of MCS. MCS disclosed to Gross Collins that the ProfitWorks product line of MCS should not be taken into account in determining the value of MCS, to reflect the fact that the ProfitWorks product line would be transferred to Mestek prior to any merger between Simione and MCS.

     In late April 1999, management of Simione similarly made a presentation to Gross Collins regarding the valuation of Simione, including information on equipment, intangible assets and pro forma financial data. Shortly thereafter, Simione engaged Arnall Golden & Gregory, LLP as its legal counsel in connection with the merger proposals.

     On April 26, 1999, Gross Collins met with Mr. O'Donnell and Mr. Dewey in Atlanta and presented its valuation report. As agreed to by the parties at the time Gross Collins was retained, the parties accepted the valuation report as the dispositive valuation for purposes of determining the relative values of Simione and MCS. On April 30, Mestek engaged Baker & McKenzie as its legal counsel for the proposed merger.

     On May 6, 1999, Mr. Dewey, Mr. Horn and Richard Caldwell, Acquisitions Analyst of Mestek, met to discuss due diligence and to finalize the pro forma financial data for the proposed merger.

     DRAFT MERGER AGREEMENT. On May 10, 1999, a joint meeting of several of the board members of Simione and Mestek was held in Atlanta, and agreed on the treatment of options and warrants and post-merger composition of management and the board of directors. At this meeting, the boards confirmed that the Gross Collins valuation would continue to be used as the basis for the exchange ratio.

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

     On May 12, 1999, counsel for Simione provided Mestek and its counsel with a copy of a draft merger agreement. During the next two weeks, the companies, working with their respective legal counsel, negotiated a merger agreement, and due diligence was completed.

     On May 18, 1999, the Mestek and MCS boards of directors met and approved the merger, and on May 19, 1999, the Simione board held a telephone conference call and approved the merger, in both instances giving management and legal counsel authority to finalize the remaining provisions. The merger agreement was signed on May 26, 1999, and Simione and Mestek each issued a press release on that day announcing the proposed merger and the material terms of the merger agreement.

     SIMIONE'S MERGER WITH CARECENTRIC. Throughout the first four months of 1999, Mr. O'Donnell had several conversations with Jerry Knight, the then Chief Executive Officer of CareCentric, and Jesse Treu, the then Chairman of the Board of CareCentric. These discussions focused on the possibility of Simione acquiring CareCentric. The discussions were put on hold as Simione approached signing the merger agreement with MCS.

     After the execution of the MCS merger agreement, Mr. O'Donnell resumed the discussions with Mr. Knight and Mr. Treu. During late June to early July 1999, employees of Simione performed due diligence of the products and business of CareCentric. On July 12, 1999, the board of directors of Simione authorized the officers of Simione to execute a merger agreement with CareCentric. On July 12, 1999, Simione entered into a merger agreement with CareCentric, and on July 13, 1999 Simione issued a press release announcing the proposed CareCentric merger and the material terms of the CareCentric merger agreement.

     The CareCentric merger required the consent of Mestek, so Mr. Dewey and other representatives of Mestek, including legal counsel for Mestek, were actively involved in the negotiations with CareCentric. On July 8, 1999, John E. Reed of Mestek signed a consent to the CareCentric transaction, which provided that the shares to be issued in the CareCentric merger would not be taken into account in calculating the number of shares to be issued to Mestek in the MCS merger.

     Separately, Mestek and several Simione stockholders agreed that their registration rights would have equal priority with the registration rights to be granted to the CareCentric stockholders in connection with the CareCentric merger. In addition, the three large stockholders of MCS, effective as of the closing of the MCS/Simione merger, and three other Simione stockholders agreed to vote their shares of Simione common stock in favor of the conversion into Simione common stock of the preferred stock issued to CareCentric stockholders. These stockholders are identified in the section entitled "Voting Agreements" beginning at page 79. The CareCentric merger closed on August 12, 1999. See "Proposal 3 for Simione Stockholders -- To Approve the Issuance Upon Conversion of Series A Preferred Stock of Shares of Common Stock, as Required by Nasdaq Rules" beginning at page 170, for further description of the CareCentric merger.

     SIMIONE'S NEGOTIATIONS WITH ANOTHER FIRM. In July 1999, the Chairman of Simione was approached by a Nasdaq-listed health care company that was developing an internet strategy, to discuss how Simione and its pending merger partners might fit into their overall strategy. The board engaged Robinson-Humphrey LLC for the limited purpose of representing Simione in a possible sale transaction. The parties signed a nondisclosure agreement. The parties exchanged limited due diligence information. Mr. O'Donnell and other officers of Simione had several meetings with officers of the potential buyer to discuss their vision of how a business combination would be structured. No offer was ever received and Simione decided that it was not interested in selling to this potential buyer. All discussions ended in August 1999. No fee was paid to Robinson-Humphrey.

     AMENDING THE MERGER AGREEMENT TO REFLECT THE SPIN-OFF OF MCS, THE MESTEK INVESTMENT AND OTHER CHANGES. The CareCentric merger did not affect the initial discussions or negotiations surrounding the Simione/MCS merger. After the CareCentric merger was completed, it became apparent to the boards of directors of MCS, Mestek and Simione that the combined company needed a focused management team to execute its business plan, better utilize its resources, pursue opportunities, attract talent and obtain access to capital markets.

     The Mestek board of directors also concluded at this time that both Mestek and MCS would benefit in several ways if the two companies were separated. First, the Mestek board recognized that the combined home health care information software business which is currently envisioned for Simione (including the CareCentric and MCS businesses) needed to have widely held and traded common equity in order to successfully attract and retain talented management and technical personnel. It is understood that talented personnel in the home health care information and software industries consider stock-related compensation as a critical element of their total compensation package. The Mestek board realized that the combined business would be more attractive to such personnel as a widely-held, stand-alone high-tech company rather than one in which substantial common equity was held by a manufacturing company whose business was of a dramatically different nature. Although the common equity of high-tech companies is generally more volatile than companies in manufacturing industries, they frequently attract significant premiums in the equity markets. The presence of a link to a large industrial enterprise would thus make the opportunity to work at MCS and Simione less attractive to current and prospective management and operational employees with talent and experience in the relevant industries.

     The board further recognized that the combined home health care information business would have greater access to the capital markets as a widely held public company rather than one in which the dominant common equity was held in large part by another company, especially one in a very different industry. The board believed that as a widely-held company the combined company would be better positioned to raise additional capital through either debt securities or equity for internal growth or acquisitions in the future.

     The Mestek board also concluded at this time that the spin-off of MCS would provide substantial benefits to Mestek by allowing its management to focus exclusively on the operation and growth of its HVAC, metals and metal forming segments. Mestek's core businesses involve skills and operations very different from those critical to the home health care information and software businesses. The Mestek board believed that the combined MCS/Simione/CareCentric businesses did not fit the overall business plan of Mestek and that in the years ahead its management could not adequately focus on the home health care information and software business. The board realized that high-tech businesses in emerging industries where innovation is at a premium often receive less attention and must compete for resources inside a larger industrial company in a mature manufacturing industry.

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

     The Mestek board therefore concluded that spinning off MCS prior to its merger into Simione would achieve the corporate business objectives of improving
(1) the business prospects of both Mestek and the combined MCS/Simione/CareCentric company by allowing each company's management to focus on their respective businesses, (2) the ability of the combined MCS/Simione/CareCentric company to attract and retain talented management and operational personnel and (3) the position of the combined MCS/ Simione/CareCentric company to raise debt and equity capital.

     In an effort to accomplish these goals, Mestek proposed to spin off MCS to its stockholders prior to the merger and offered to invest capital from Mestek into Simione to help cover the additional cash requirements incurred by Simione in connection with the CareCentric merger and the performance of its business plan. Mr. O'Donnell appointed David Ellis, a major stockholder of and consultant to Simione, to negotiate an appropriate amendment to the May 26, 1999 merger agreement with Mr. Reed, acting on behalf of Mestek.

     During the month of August 1999, Mr. Reed and Dr. Ellis negotiated certain terms and conditions in connection with the issuance to Mestek of Simione Series B Preferred Stock and a warrant for shares of Simione common stock in exchange for a cash investment by Mestek. Additionally, Mr. Reed and Dr. Ellis negotiated an amendment to the MCS merger agreement, to reflect a spin-off of the shares of MCS to the stockholders of Mestek as a condition to closing the merger, to increase the number of Mestek board of director designees and to document the terms of Mestek's additional cash investment in Simione. It was also agreed that Mr. Dewey should be appointed President and Chief Executive Officer of Simione upon the signing of the amended merger agreement.

     On August 25, 1999, Mr. Reed, Dr. Ellis, Mr. Dewey and Mr. O'Donnell met and agreed upon the terms and conditions of an amendment to the MCS merger agreement and the issuance to Mestek of the Series B Preferred Stock and a warrant upon the completion of the merger.

     On August 31, 1999, the executive committee of Mestek approved the terms of an amendment to the MCS merger agreement and the terms of the Series B Preferred Stock investment.

     On September 2, 1999, the board of directors of Simione met via conference call and approved the terms of the amended MCS merger agreement, the issuance of the Series B Preferred Stock and warrants to Mestek, the borrowing of $3 million from Mestek evidenced by a secured promissory note and the appointment of Mr. Dewey as President and Chief Executive Officer.

     The amendment to the merger agreement required the consent of the CareCentric stockholders. Representatives of the CareCentric stockholders required that the amendment should not adversely affect the potential conversion of the Series A Preferred Stock. Three major stockholders of Mestek agreed to join in the amended merger agreement and committed to vote their shares of MCS common stock in favor of the merger and to vote any shares of Simione common stock received in the merger in favor of the Series A conversion.

     From late August 1999 until early September 1999, officers and counsel for Simione and Mestek prepared documents reflecting the amendment of the merger agreement and the issuance of the Series B Preferred Stock. On September 9, 1999, an Amended and Restated Agreement and Plan of Merger and Investment Agreement was executed among

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


Simione, MCS, Mestek and three major stockholders of Mestek, which provides for Mestek's investment of approximately $6 million in Simione in exchange for shares of Simione Series B Preferred Stock and a warrant to purchase shares of Simione common stock. A total of $3 million of the approximately $6 million was funded by Mestek on September 9, 1999 in the form of a loan, and the remaining $3 million, less accrued interest on the loan, was to be invested by Mestek upon the closing of the merger. The amendment clarifies that the MCS stockholders and Mestek would control the merged entity after the MCS/Simione merger. Simione and Mestek each issued a press release on September 9, 1999 announcing that the amended merger agreement had been executed and describing its material terms.


     In connection with the spin-off of MCS, the amendment of the merger and the infusion of cash, Mestek agreed to help in the operational management of Simione. As a consequence, Mr. Dewey assumed the role of day-to-day executive leadership of Simione as its Chief Executive Officer within the "Office of the Chairman" of Simione. The Office of the Chairman of Simione, pending the closing of the merger transaction, will be made up of Mr. Dewey, Mr. O'Donnell, as Chairman of Simione, and David Ellis, Managing Director of EGL Holdings, Inc., a large shareholder of Simione. Dr. Ellis is a nominee to join the board of directors of Simione after the closing of the merger. Mr. Dewey is a nominee to join the board of directors of Simione after the closing of the merger, as a designee of the MCS stockholders. Mr. Dewey will remain Senior Vice President and Secretary of Mestek, allocating up to 75% of his time to tasks at Simione and the balance to his work with Mestek concentrating in its metalforming machinery segment.

     On September 13, 1999, the board of directors of Mestek approved the spin-off of MCS shares on a pro-rata basis to Mestek's stockholders as of a record date to be fixed at a later date by the executive committee of the board.

     THE SECOND AMENDMENT. On October 25, 1999, the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement was executed among Simione, MCS, Mestek and three major stockholders of Mestek. The second amended merger agreement was entered into to clarify provisions in the merger agreement relating to the appointment of designees of the MCS stockholders and designees of Simione to Simione's board of directors during the 18 month period after completion of the merger and the right of a majority of the MCS designees to remove any MCS designee from the board during the 18 month period.

     ADDITIONAL FUNDING. On November 1, 1999, Mr. Dewey presented forecasts and preliminary results of operations of Simione for the third quarter to Mr. O'Donnell of Simione and John E. Reed of Mestek. Mr. Dewey expressed concern that Simione might need additional funding pending the closing of the merger. Mestek was asked and declined to advance further funds to Simione until the merger was completed. Mestek expressed an interest in loaning additional funds only if Simione stockholders loaned a significant amount and if the interest rate and other terms of the loan were satisfactory to it.

     On November 9, 1999, when the board of Simione reviewed the results of operations for the third quarter, the expected date for closing the merger and continued softness in the home health care market (at least until the proposed amendments to the Balanced Budget Act of 1997 were passed or voted down), it became apparent that further funding was needed to meet the business requirements of Simione. Management presented a plan that effected expense reductions prior to and after the merger and set forth expected revenue events that could bring the cash flows to breakeven at the end of the first quarter

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

2000. After considering the options of Simione and Mestek's reluctance to accelerate funding prior to the merger, the Simione board asked management to negotiate further debt or preferred equity funding from existing corporate or institutional stockholders or their principals.

     Mestek had previously expressed a reluctance to loan further funds without a material funding commitment from Simione insiders. Subsequently Dr. Ellis agreed to loan $250,000 to Simione for nine months. Mr. O'Donnell agreed to loan $500,000 to Simione for 24 months. Both loans have an interest rate of 9%. In addition, Mr. O'Donnell and Mr. Bremer agreed to defer cash payments for severance and deferred wages until 2001. Mestek agreed to loan $850,000 to Simione at an interest rate of 11%. The Mestek loan is convertible into Simione's Series C Preferred Stock. See "The Merger and Investment Agreement -- Mestek Loans" beginning on page 72 for a description of the Mestek loan and the Series C Preferred Stock.

     In late December 1999, after it became apparent that the merger could not be completed by the January 9, 2000 deadline, representatives of Mestek, MCS and Simione discussed extending this deadline. The parties agreed that it was not necessary to enter into a formal amendment to the merger agreement for this purpose, but agreed that the merger would not be terminated under the deadline provision if the merger is closed by March 1, 2000.


     On February 3, 2000 the Simione Board met with John E. Reed of Mestek and Bruce Dewey, CEO of Simione, and discussed Simione's short-term financing needs. The parties agreed that Mestek would immediately advance an additional $1 million of the total approximately $6 million Mestek's Series B Preferred Stock investment. The Simione board decided that it was in the best interest of Simione and its stockholders to accept this loan to provide liquidity to Simione pending the completion of the merger. On February 4, 2000, Simione signed a $1 million promissory note in favor of Mestek, with an interest rate of BankBoston prime plus 2% and a maturity date of June 30, 2000. This $1 million loan, together with the $3 million loan dated September 9, 1999, plus accrued interest, will be forgiven at the closing of the merger as part of Mestek's investment in the Series B Preferred Stock.


     REVERSE STOCK SPLIT. In January 2000, Nasdaq notified Simione that it viewed the MCS merger and related transactions as a "change in control" under Nasdaq rules which requires Simione to file a new listing application and satisfy the initial listing requirements to remain listed on the Nasdaq National Market. Nasdaq also noted that Simione did not satisfy these requirements. After consultation with counsel, Simione decided to appeal Nasdaq's ruling on this matter and to initiate the reverse stock split to satisfy Nasdaq's minimum bid price requirements and to achieve the other benefits described in "Proposal 5 for Simione Stockholders -- Reverse Stock Split Proposal" at page 181. The Simione board approved the reverse stock split proposal at a meeting held on February 3, 2000. Simione determined that the proposal to amend the certificate of incorporation to increase the number of authorized shares would not need to be implemented if the reverse stock split were completed.


     The merger agreement provides that listing of the merger shares on the Nasdaq National Market is a condition to MCS' obligation to close the merger. On February 4, 2000, the parties agreed informally that a listing on the Nasdaq SmallCap Market would satisfy this condition, and that the deadline to close the merger would be extended to March 10, 2000.


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

         RECOMMENDATION OF THE SIMIONE BOARD AND REASONS FOR THE MERGER

     The Simione board:

        - has unanimously approved the merger agreement;

        - has unanimously determined that the merger is fair to and in the best interests of Simione and its stockholders; and

        - unanimously recommends that the holders of shares of Simione common stock vote for adoption of the merger agreement.

     The Simione board's decision to approve the merger agreement and the merger was based in significant part upon its assessment of the trends developing in the home health care information systems market, Simione's performance over the last two years, and the additional demands which would be placed on Simione as a result of increasing competition, consolidation and customer demands. The Simione board compared the benefits and associated risks of the merger with those of continuing as a stand-alone company, as well as the benefits and risks of attempting to find another potential merger partner. The merger with MCS was viewed by the Simione board as being preferable to these alternatives for a number of reasons which are explained below.

     Simione has experienced financial difficulties, as reflected by its performance over the past two years and resulting limited capital resources. Simione's board decided that, given Simione's limited capital resources as well as the risks associated in attaining profitability on an independent basis, the merger with MCS was a better alternative for the Simione stockholders.

     Simione, after the merger of CareCentric, is being combined with MCS in an attempt to leverage each of the companies' existing customer bases, personnel and expertise and knowledge of the business of home health providers, in order to create a market leader in producing information technology products, services and solutions for the alternate-site health care market. The alternate-site health care market includes retail pharmacies, home health agencies and providers of home medical equipment, private duty nursing, IV and respiratory therapy, rehabilitation equipment, hospice services and long-term and assisted living care.

     In its meetings to discuss the merger, the board considered that the MCS merger will bring Simione the following resources:

     - approximately 570 home medical equipment, home health agency and IV therapy providers as customers utilizing the MestaMed system;

     - experienced personnel with knowledge about the operations and information technology needs of home medical equipment providers;

     - experienced home medical equipment billing and reimbursement consultants through MCS' management services division;

     - an ability to develop computer-based training programs to train employees and customers in the support and operation of software;

     - knowledge content related to care plans and outcomes management developed in the clinical assistant function of MestaMed that can be used with other point of care programs;

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

     - a program to increase customer satisfaction and the efficiency of customer support that can be used by all of Simione's existing customer support providers;

     - a specification for the development of a next generation, web-enabled, home medical equipment software product that if proven feasible, could be developed and tested within a reasonable period, would be easier to install and support and would be easier and more intuitive to use;

     - a proven comprehensive software product in MestaMed that is desirable for home medical equipment providers and those providers who integrate home medical equipment, IV and/or home health agency operations;

     - an experienced operations crew that has evidenced an ability to generate profits; and


     - an additional cash infusion from the Mestek investment of approximately $6 million, including the immediate loan of $3 million by Mestek to Simione (later increased by an additional $1 million loan).


     The Simione board also considered a potential merger with MCS to be complementary with Simione's long-term objectives and to provide an opportunity to attain the following potential strategic benefits:

     - The combination of MCS' and Simione's complementary information systems technologies provides an opportunity for the combined company to offer a more complete line of products.

     - The broader and more complete product offering that will be available from the combined company will provide potentially increased cross-selling opportunities with Simione's and MCS' customers.

     - Given the technology of the two companies, the combined company will be able to better address customer needs by creating new product offerings for home health care information system projects that neither company could have created on its own. The board concluded that this factor and the first two above could help Simione to increase revenues to a profitable level.

     - The combined entity could streamline overhead and eliminate duplicative functions. This factor was considered important to the board given Simione's ongoing efforts to cut costs to achieve profitability.

     - The combined entity could benefit from the systems and personnel that the combined entity could bring to bear in the home health care information system market. The board concluded that the expanded systems and personnel were necessary to make Simione competitive.

     - The combination of Simione and MCS would create a combined company with significantly greater resources and greater sales and marketing capabilities than those of Simione alone and might enable Simione's products to compete more effectively with products of competitors in the consolidating and rapidly changing home health care information system market. The board concluded that these greater resources were necessary to remain competitive. The board also noted that MCS had positive cash flow and earnings, which should help strengthen the combined company's financial results.

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

     - MCS' market presence, relatively large customer base and broad sales and distribution network offer expanded sales and marketing opportunities for Simione's products. The board concluded that a broader customer base was needed for Simione's products.

     In the initial discussions of the merger between the managements of Mestek and Simione, it became clear that Mestek desired to retain the ProfitWorks business, and that Simione was not particularly interested in ProfitWorks because it did not fit well within Simione's business plan. When Simione's management presented the merger proposal to the board of Simione, they explained Mestek's desire to retain ProfitWorks. The board did not consider this a significant term of the proposal because ProfitWorks was a small part of the overall MCS business and it did not present any strategic advantage to Simione.

     In the course of its deliberations, the Simione board reviewed with Simione's management a number of other factors relevant to the merger. In particular, the Simione board considered:

     - The financial and other terms of the proposed merger agreement, which the Simione board determined were reasonable after consultation with its legal advisors. The Simione board concluded that the terms of the agreement were in the best interests of Simione stockholders.

     - The likelihood of realizing superior benefits through alternative business strategies, including remaining a stand-alone company. The Simione board concluded that remaining a stand-alone company was not optimal due to the competitive market and the need for greater resources.

     - The compatibility of the management and businesses of Simione and MCS. The Simione board concluded that the managements of the two companies shared a common vision of the future of the market and that the businesses were compatible in terms of their product offerings.

     - The detailed financial analysis presented by Gross Collins, including the opinions of Gross Collins dated April 26, 1999 as to the value of each of Simione and MCS, and the relative values of the two companies. The Gross Collins analysis indicated that the exchange ratio that was to be used in the merger agreement was a reasonable allocation of the value of the combined company between the stockholders of the two combining companies. The Simione board determined that the Gross Collins analysis supported the board's overall conclusion that the financial terms of the merger were fair to the Simione stockholders.

     The board considered it important that both parties to the merger should be committed to closing the transaction. To hold the deal in place pending closing, protective provisions were included in the merger agreement with the concurrence and approval of the management and the Simione board. These provisions include a "no shop" clause that prohibits solicitation of third party bids or acceptance of unsolicited bids, and termination fees if either party refuses to close on the transaction. The board concluded that these provisions were advantageous to Simione stockholders because they will increase the likelihood that the transaction will be successfully completed.

     The Simione board also considered a number of risks that could potentially arise in connection with the merger, including:

     - The potential disruption of Simione's business that might result from employee, distributor and customer uncertainty and lack of focus following announcement of the merger in connection with integrating the operations of Simione and MCS.

     - The possibility that the merger might not be consummated.

     - The effects of the public announcement of the merger on Simione's sales and operating results and its ability to attract and retain key management, sales, marketing and technical personnel.

     - The risk that the announcement of the merger could result in decisions by customers to defer purchases of products or services of Simione or MCS.

     - The risk that the price of Simione common stock might decline after the closing of the merger, given the dilution from the issuance of the shares of Simione common stock to MCS stockholders and the presence of registration rights with respect to the shares issued to the MCS major stockholders.

     - The risk that the combined companies would not successfully integrate their products and operations.

     - The risk that the other benefits sought to be achieved by the merger would not be achieved.

     - The other risks set forth in Simione's and Mestek's independent filings with the SEC.

     The Simione board concluded that these risks were outweighed by the benefits of the merger. In view of the wide variety of factors, both positive and negative, considered by the Simione board, the Simione board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

     In September 1999 the Simione board considered the proposed amendment to the merger agreement. The board confirmed that the strategic benefits and other factors discussed above continued to provide a compelling conclusion that the merger was fair to Simione and its stockholders. In addition, the Simione board considered these factors:

     - The continued weakness in the home health care market;

     - Simione's continuing operating losses;

     - Simione's need for additional capital and liquidity;


     - Mestek's proposed investment of approximately $6 million and proposed loan, including immediately advancing $3.0 million (later increased by an additional $1 million advance); and



     - The closing of the merger would increase the availability of Simione's line of credit by approximately $1.6 million.


     The Simione board concluded that the merger amendment was in the best interests of Simione and its stockholders due to the board's continued commitment to the merger as originally envisioned and Simione's need for additional capital and liquidity.

     After careful negotiation of the terms of the amendment by David Ellis on behalf of Simione, and consultation by management with counsel, the board concluded that the terms of the amendment were fair to Simione and its stockholders.

     After taking into consideration all of the factors set forth above, the Simione board believes that the merger is in the best interests of Simione and its stockholders and recommends adoption of the merger agreement.

INTERESTS OF OFFICERS AND DIRECTORS OF SIMIONE

     In considering the Simione board's recommendation that you vote in favor of the merger, you should be aware that officers and directors of Simione have interests in the merger that are different from, or in addition to, the interests of Simione stockholders. For example:

     - Mr. R. Bruce Dewey, Chief Executive Officer of Simione, was a director of MCS prior to August 14, 1999, and will:

        -- continue as Simione's Chief Executive Officer and President;

        -- retain his position as Senior Vice President and Secretary of Mestek;

        -- receive from Mestek options to purchase 150,000 shares of Simione common stock if the merger is completed;

        -- receive from Simione options to purchase 150,000 shares of Simione common stock;

        -- receive 307 shares of MCS common stock in the spin-off, which shares will be converted into Simione common stock; and

        -- become a director of Simione, if the merger is completed.

     - The Office of the Chairman of Simione will consist of Mr. Dewey, Barrett
       C. O'Donnell, Chairman of the Board of Simione, and David O. Ellis, a large stockholder and board nominee of Simione.

     - In connection with the Mestek loan, made in advance of the completion of the merger, Simione received loans from David Ellis and Barrett O'Donnell, as described at "The Merger and Investment Agreement -- Mestek Loans" beginning on page 72.

     - Daniel J. Mitchell, a director of Simione, beneficially owns 373,669 shares of Simione Series A Preferred Stock to be converted into Simione common stock.

     - Jesse I. Treu, a director of Simione, beneficially owns 777,120 shares of Simione Series A Preferred Stock to be converted into Simione common stock.

           RECOMMENDATION OF THE MCS BOARD AND REASONS FOR THE MERGER

     The MCS board has unanimously approved the merger agreement, determined that the merger is fair to and in the best interests of MCS and its stockholders and recommends that holders of shares of MCS common stock vote for adoption of the merger agreement.

     The approval of the merger agreement by the MCS board was based upon its conclusion that the terms of the agreement are fair to MCS and that the sale of MCS on such terms are in the best interests of MCS. In reaching such conclusion, the MCS board, in consultation with its management and its financial and legal advisors and consultants, considered and relied upon a number of factors, including the following:

     - The combination of MCS' and Simione's complementary information systems technologies provides an opportunity for the combined company to offer a more complete line of products.

     - The broader and more complete product offering that will be available from the combined company will provide potentially increased cross-selling opportunities with Simione's and MCS' customers.

     - Given the technology of the two companies, the combined company will be able to more efficiently address customer needs by creating new product offerings for home health care information system projects that neither company could have created on its own.

     - The combined entity could streamline overhead and eliminate duplicative functions.

     - The combined entity could benefit from the systems and personnel that the combined entity could bring to bear in the home health care information system market.

     - The merger of Simione and MCS would create a combined company with significantly greater resources and greater sales and marketing capabilities than those of MCS alone and might enable MCS' products to compete more effectively with products of competitors in the consolidating and rapidly changing home health care information system market.

     - The financial analysis and opinions presented by Gross Collins with respect to the value of each of Simione and MCS, and the relative values of the two companies. In this regard, the MCS board noted the decision of the parties to the merger to accept the valuation of Gross Collins as determinative for purposes of the merger agreement.

     The MCS board also considered a variety of negative factors associated with the merger, primarily:

     - Simione's continued decline in sales.

     - The risk that the price of Simione common stock might decline prior to the closing of the merger, thus reducing the aggregate value to be received by MCS stockholders, given the volatility that the price of Simione common stock has experienced, with market prices closing within a range of $15 1/2 to $1 1/4 per share over the period from April 1998 to April 1999.

     - The possibility that the companies could fail to successfully mix cultures, and thus could fail to achieve the expected synergies.

     - The difficult business climate in the home health care industry.

     - The loss of control of MCS after the merger.

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

     - Potential disruption to MCS' business.

     - The difficulty of integrating products.

     - The difficulty of developing or acquiring next generation software products.

     The MCS board did not consider those factors in the aggregate to outweigh the merits of the transaction.

     The MCS board was later asked to consider the proposed amendments to the Plan and Agreement and Plan of Merger. At that time, the MCS board reconsidered a number of factors listed above, and also considered a number of other factors in weighing its decision to recommend adoption of the merger by the stockholders. The MCS board confirmed that the factors listed above continued to provide a clear basis for the merger. Other factors in favor of proceeding with the merger which were considered at the later board meeting include:

     - After the merger, the MCS stockholders and Mestek will have control of more than 50% of the voting securities of the combined company, and more than 50% of its board seats, and operational control of the combined company will be vested in an officer of Mestek.

     - The MCS board believed that with the issuance of revised reimbursement rules from the federal government for home health agencies due in the year 2000, customers in the home health field may require new software to implement these changes, including software provided by the combined company, and that the new reimbursement rules will reduce or eliminate the current negative revenue trends in the home health industry.

     - The MCS board also believed that as a result of the merger, the combined company will be in a position to offer to its expanded customer base in the home health industry the most complete and comprehensive line of automated solutions.

     - The MCS board further determined that as a result of the $3 million investment in Simione by Mestek, selected workforce reductions and consolidation of redundant facilities, the financial position of Simione appeared to have stabilized.

     The MCS board also considered additional negative factors in assessing whether to recommend the merger to the MCS stockholders, including:

     - Several businesses and products of Simione have been recently acquired and will require additional management support to integrate these businesses and products; however, this integration effort should result in positioning the combined company after the merger in a leading position with respect to automation and software sales to the home health market.

     - The MCS board considered the relative performances of Simione and MCS since the financial analysis of Gross Collins was performed in April 1999. The MCS board discussed the fact that the relative value of Simione had decreased since that time and the relative value of MCS had increased; however the MCS board reiterated the earlier decision of the parties to the merger to accept the valuation of Gross Collins as determinative for purposes of the merger agreement.

     - The effect of the current reimbursement rules on the home health care industry generally has adversely impacted Simione, which is more dependent on this

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

       segment of the market than is MCS; however, as stated previously, the MCS board believed that the new home health reimbursement rules due for issuance in 2000 will result in sales increases for software providers, including the combined company, to address the new reimbursement rules.

     The MCS board did not find it practical to, and did not, quantify or otherwise assign relative values to the specific factors associated with the merger. The MCS board recognized that Simione's stock price could fluctuate and change the nominal value of the consideration to be paid for MCS by Simione. Therefore, the MCS board did not establish any range of value for this consideration but focused on the exchange ratio.

INTERESTS OF OFFICERS AND DIRECTORS OF MCS AND MESTEK

     In considering the MCS board of directors' recommendation that you vote for the merger, you should be aware that the officers and directors of MCS have interests in the merger that are different from, or in addition to, their rights as MCS stockholders. For example:

     - John E. Reed, Stewart B. Reed, Winston R. Hindle, Jr. and David W. Hunter, officers and directors of MCS, have been nominated by the MCS board to serve as designees to the Simione board;

     - John E. Reed owns 20,000 shares of Simione common stock and Mr. Hindle owns 10,000 shares of Simione common stock;

     - Simione anticipates that it will employ the current operating officers of MCS after the merger;

     - John E. Reed, President and Chief Executive Officer of Mestek and Chairman of MCS, will have effective control over approximately 52% of Simione's total voting power after the merger and will be able to control most matters submitted to a vote of the stockholders of Simione including the election of directors; and

     - Bruce Dewey, Senior Vice President of Mestek and formerly a director of MCS, will continue to serve as Chief Executive Officer of Simione. Mr. Dewey has been nominated by the MCS board to serve as a designee to the Simione board. Simione has granted Mr. Dewey an option to purchase 150,000 shares of Simione common stock. In addition, Mestek will transfer to Mr. Dewey options received from Simione to purchase 150,000 shares of Simione common stock if the merger is completed. See "Executive Compensation -- Compensation Committee Report on Executive Compensation" on page 190.

               OPINION OF FINANCIAL ADVISOR -- HLB GROSS COLLINS

VALUATION OF MCS AND SIMIONE FOR MERGER AGREEMENT

     On April 7, 1999, Simione and Mestek engaged HLB Gross Collins, P.C., CPAs, to render an opinion as to the valuation of each of Simione and MCS, and the relative values on a percentage basis in any merger or business combination.

     At an April 26, 1999 meeting with Mr. O'Donnell and Mr. Dewey, Gross Collins delivered its oral opinion, later confirmed in writing, regarding the valuation of Simione and MCS. Simione and MCS reviewed the Gross Collins report and calculated an exchange ratio to determine the number of shares of Simione common stock that would be issued to MCS stockholders upon closing of a merger transaction. The exchange ratio is based upon a mathematical formula, the core element of which is the ratio of the value of Simione to the value of MCS, as determined by Gross Collins. This ratio is 21.0/17.8. The mathematical formula used to calculate the exchange ratio is more fully described in "The Merger and Investment
Agreement -- Exchange of Shares" on page 69. Simione and Mestek did not impose any limitations on Gross Collins with respect to the investigations made or procedures followed in rendering its opinion.

     The Gross Collins opinion is addressed to the Simione board and the Mestek board and does not constitute a recommendation to any Simione stockholder or MCS stockholder as to how any stockholder should vote at the Simione or MCS special meeting. In addition, the opinion of Gross Collins is not an opinion of the fairness, from a financial point of view, of the transaction to the Simione or MCS stockholders. Moreover, stockholders should not view the Gross Collins opinion, which was prepared and delivered in April 1999, as an indication of the then current market value of either Simione or MCS. Rather, stockholders should consider the Gross Collins opinion as a tool used to arrive at a calculation of the relative values of Simione and MCS at the time the opinion was rendered, because the two companies could not reach agreement themselves on such a calculation. Without this agreed upon calculation, the parties could not have successfully negotiated a definitive merger agreement.

     Gross Collins has informed Simione that in arriving at its opinion, Gross
Collins:

     - Reviewed publicly available financial and other data with respect to Simione and Mestek, including the consolidated financial statements for Mestek and Simione for the years ended December 31, 1998, 1997 and 1996, financial statements for the quarter ended March 31, 1999 for Simione and Mestek, and other relevant financial and operating data relating to Simione and MCS made available to Gross Collins from published sources and from the internal records of Simione and Mestek;

     - Reviewed internal financial statements of MCS for the years ended December 31, 1998, 1997 and 1996 and internal financial statements of MCS for the quarter ended March 31, 1999, made available to Gross Collins from internal records of MCS and Mestek;

     - Reviewed publicly available information concerning the trading of, and the trading market for, the Simione common stock and Mestek common stock;

     - Compared Simione and MCS from a financial point of view with companies in the home health care software industry which Gross Collins decided were comparable;

     - Considered the financial terms, to the extent publicly available, of selected recent business combinations of home health care software companies and the larger software sector which it deemed to be comparable, as identified below; and

     - Reviewed and discussed with representatives of the management of Simione and MCS information of a business and financial nature regarding Simione and MCS, including confidential financial forecasts.

     In preparing the Gross Collins opinion, Gross Collins did not assume any obligation independently to verify the financial and other information reviewed by it for purposes of its opinion and relied on its accuracy and completeness in all material respects. With respect to the financial forecasts for Simione and MCS provided to Gross Collins by management, Gross Collins assumed for purposes of its opinion that the forecasts, including the assumptions regarding potential operational efficiencies, were reasonably prepared on bases reflecting the best available estimates and judgments by management at the time of preparation. Gross Collins also assumed that these forecasts provided Gross Collins a reasonable basis upon which Gross Collins could form its opinion. Gross Collins assumed that there had been no material changes in Simione's or MCS' assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Gross Collins. Gross Collins relied upon the advice of counsel and independent accountants to Simione as to all legal and financial reporting matters with respect to Simione, the merger and the merger agreement, including the legal status and financial reporting of litigation involving Simione.

     Gross Collins also assumed that the merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations.

     In addition, Gross Collins did not make an independent evaluation, appraisal or physical inspection of any of the assets or liabilities, whether contingent or otherwise, of MCS or Simione, and was not furnished with any such appraisals.

     The Gross Collins opinion is based on economic, financial and securities market and other conditions as in effect on, and the information made available to it, as of April 26, 1999. It has not been updated to reflect changes since April 26, 1999.

     Set forth below is a brief summary of material financial analyses performed by Gross Collins in connection with rendering the Gross Collins opinion.

VALUATION OF MCS

Market Approach -- Public Company Comparison


     In the public company comparison, Gross Collins used market values of publicly traded companies that were considered to be similar to MCS to estimate the possible market value of MCS if MCS' shares were traded on a free and open market. Market-based valuation ratios or multiples are calculated from the comparable companies, adjusted for relative differences, and are applied to the subject entity to indicate value.



     Using public and other available information, Gross Collins analyzed a comprehensive list of publicly traded companies. In conducting its analysis Gross Collins reviewed information and data of more than 75 other software companies. From among these comparable companies, Gross Collins then selected the following ten companies. The companies against whose data and ratios MCS' data and ratios were compared include:


     Cerner Corporation
     Dynamic Health Technologies, Inc.
     InfoCure Corporation
     Quality Systems, Inc.
     Medical Manager Corporation
     Eclipsys Corporation
     IDX Systems Corporation
     Medaphis Corporation
     QuadraMed Corporation
     SunQuest Information Systems, Inc.

     Gross Collins determined that the following market multiples applied to the most recent trailing twelve months earnings and estimated future earnings for the next 12 months were most appropriate:

     - Price to earnings -- the ratio of the aggregate market value of equity to adjusted net income.

     - Invested capital to net revenues -- the ratio of the aggregate market value of invested capital to net revenues.

     - Invested capital to earnings before depreciation, interest and taxes (EBDIT) -- the ratio of the aggregate market value of invested capital to EBDIT.


     All multiples for the ten selected companies were based on closing stock prices as of March 31, 1999 and, with respect to estimates of future earnings performance for those companies, on analyst reports and other publicly available information. Gross Collins then applied selected valuation multiples to MCS based on a comparison of MCS to the guideline company to indicate the value of MCS as if publicly traded. The control premium of 40% was estimated by analyzing the premiums at which similar public companies were acquired over the past three years. The implied valuations using trailing twelve months data and estimated year forward data were then averaged and then adjusted upward using the control premium to arrive at an equity value of $18.2 million.


Market Approach -- Transaction Comparison

     In this form of the market approach, the value of a company is estimated by analyzing transactions in the marketplace involving the sale of entire companies engaged in operations similar to those of the subject company. These market data are adjusted for significant differences between the acquired companies and the subject company and to account for specific details regarding the transactions.


     Gross Collins examined the consideration paid, to the extent publicly available, in a number of acquisitions of similarly situated companies. The transactions reviewed for this analysis included 15 acquisitions completed or announced between December 9, 1996 and March 30, 1999. A total of 15 comparative transactions, where entire companies were acquired in arm's-length acquisitions, were used in the valuation analysis. The companies acquired included the following:


GMIS Inc.                               Micro-Software Designs, Inc.
Dynacor Inc.                            Informedics Inc.
AMISYS Managed Care Systems,
  Inc.                                  IMNET Systems, Inc.
Enterprise Systems Inc.                 Transition Systems, Inc.
PHAMIS Inc.                             HBO & Company
Medicus Systems Corporation             OMSystems, Inc.
Professional On-line Computer,          Pharmaceutical Marketing
  Inc.                                    Services, Inc.
                                        ENVOY Corporation

     Gross Collins reviewed many sources including electronic databases, Forms 8-K and 10-K of public companies, press releases and other sources to locate recent comparable transactions that could be used to benchmark the value of Simione and MCS. These comparative transactions were chosen because the acquired companies were similar to

Simione and MCS and sufficient data was available on each transaction to calculate certain valuation multiples. While not identical to Simione and MCS, almost all of the acquired companies offered similar products and services, and some were even similar in size and financial performance. Since the parties to the transactions were unrelated, the total consideration and the resulting valuation multiples (total consideration to revenue, earnings, and other similar measures) provided indications of the value willing buyers and willing sellers place on similar companies.

     While the quantity and quality of the data from the comparative transactions appeared to be sufficient, the results from this analysis were not meaningful. The valuation multiples indicated by the comparative transactions varied significantly from any central tendency. As a result the values calculated for MCS from these wide-ranging multiples also varied significantly producing less than meaningful results. Therefore these transactions were considered but not utilized in arriving at a conclusion of value for Simione and MCS.

Income Approach -- Discounted Cash Flow Analysis

     The income approach explicitly recognizes that the current value of an investment is premised upon the expected receipt of future economic benefits such as earnings or cash flow. In using this approach, indications of value are developed by discounting to present value future returns available for distribution to investors at a rate that reflects both the current return requirements of the market and the risks inherent in the specific investment. The underlying concept of this valuation method is that the inherent value of a company's stock is directly related to the amount and timing of returns to be derived from this business in the future.

     Gross Collins performed a discounted cash flow analysis for MCS based on estimates of MCS' financial results for the fiscal years 1999 through 2002. These estimates were based on projections and guidance provided by MCS management. The analysis aggregated:

          (a) the net present value of the projected debt free cash flow from 1999 through 2002; and

          (b) the net present value of the estimated terminal value of the debt free cash flow for the year 2003.


     Gross Collins determined an appropriate discount rate of 23% for the discounted cash flow analysis. The discount rate was estimated by weighting at the estimated industry capital structure the cost of equity capital and the cost of debt capital. The cost of equity capital was estimated using a "build-up" approach known as the Capital Asset Pricing Model. Such analysis indicated a $17.4 million implied equity value of MCS.


     The implied values from the market and income approaches were averaged to arrive at an equity valuation of MCS of $17.8 million.

VALUATION OF SIMIONE

Market Approach -- Market Capitalization

     This form of the market approach is appropriate when the subject company is a publicly-owned entity with an active trading market. The price per share of the subject company is multiplied by the total number of shares issued and outstanding to arrive at the value that the market has established for the company's equity. Because this approach relies on per share pricing data, the indicated value of the equity is on a minority basis. Consequently, a control premium is applied to adjust the equity value to a controlling basis. Total interest bearing debt is then added to the controlling basis equity value to arrive at the total invested capital, or business enterprise value, of the subject company.

     Gross Collins computed the market value of Simione's equity, on a minority basis, at $15.0 million, by multiplying the company's 8,554,673 shares of common equity, issued and outstanding at March 31, 1999, by its closing price per share of $1.75 at March 31, 1999. This minority basis value indication was then adjusted to a controlling basis by applying an appropriate control premium. The control premium of 40% was estimated by analyzing the premiums at which similar public companies were acquired over the past three years. Next, total interest bearing debt at March 31, 1999 of $5,825 was added to the controlling basis value indication to arrive at the total value of $21.0 million.

Exchange Ratio Analysis

     Based upon the implied values of MCS at $17.8 million and of Simione at $21.0 million, Gross Collins concluded that the exchange ratio based upon the relative values of the two companies was 46% MCS and 54% Simione. Simione and Mestek used the ratio of these two values, which was adjusted for the number of shares of Simione common stock and MCS common stock outstanding, to determine the number of shares of Simione common stock that would be exchanged for each share of MCS common stock.

Pro Forma Financial Analysis

     Gross Collins analyzed pro forma effects resulting from the merger, including, among other things, the impact of the merger on the projected earnings per share and the projected rate of revenue growth of the combined company for the fiscal year 1999. Such analysis included the effect of cost savings that the combined company may realize in its operations, based on guidance provided by the managements of Simione and MCS. The pro forma analysis suggested that the combined companies would have earnings in 1999, as opposed to losses projected for Simione, and they also suggested that the revenue of the combined companies would grow at a more rapid rate than had been estimated for Simione in 1999.

     The preparation of an appraisal report is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Several analytical methodologies were used and no one method of analysis should be regarded as critical to the overall conclusion reached by Gross Collins. The conclusions reached by Gross Collins are based on all analyses and factors taken as a whole and also on application of Gross Collins' own experience and judgment. These conclusions may involve significant elements of subjective judgment and qualitative analysis. In addition, Gross Collins may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis should not be taken to be Gross Collins' view of the actual value of Simione, MCS or the combined company.

     In performing its analyses, Gross Collins made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Simione or MCS. The analyses performed by Gross

Collins are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Gross Collins' analysis of the relative values of the two companies and were provided to the Simione board and the Mestek board in connection with the delivery of the Gross Collins report. The analyses do not purport to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Gross Collins used in its analyses various projections of future results prepared by the managements of Simione and MCS and by securities analysts. The projections are based on numerous variables and assumptions which are inherently unpredictable. Accordingly, actual results could vary significantly from those set forth in the projections.

     The actual results that Simione and MCS have achieved since April 1999 have varied substantially from the estimates of these projected results used by Gross Collins to arrive at a valuation of the two companies. In fact, a review of the projected results contained in the report compared to the actual results as of September 30, 1999 suggests that the relative value of Simione decreased and the relative value of MCS increased during this period. This trend may continue prior to consummation of the merger. The parties agreed at the time Gross Collins was retained that the resulting valuations in April 1999 would be accepted by the parties in calculating the relative values of Simione and MCS and establishing the exchange ratio to be used in the Simione/MCS merger. Therefore, the parties are not seeking a new valuation or a modification of the exchange ratio, despite their knowledge of updated financial information regarding the two companies.

     As described above, the Gross Collins report and presentation to the Simione board and the Mestek board were among the many factors taken into consideration by the Simione board and the MCS board in making their determination to approve, and to recommend that their stockholders adopt, the merger agreement.

FEES

     As provided in their engagement letter with Gross Collins, Simione and Mestek paid Gross Collins a fee of $40,265 for the delivery of the April Gross Collins report to the Simione board and the Mestek board. In its engagement letter with Gross Collins, Mestek agreed to pay Gross Collins a fee at their standard hourly rates for their additional analysis work described in the next paragraph. The terms of the fee arrangements with Gross Collins, which Simione, MCS, Mestek and Gross Collins believe are customary in transactions of this nature, were negotiated at arm's length between Simione, MCS, Mestek and Gross Collins, and the Simione board, the MCS board and the Mestek board were aware of such fee arrangements.

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

ADDITIONAL VALUATION ANALYSIS OF SIMIONE SECURITIES

     On November 21, 1999, Mestek engaged HLB Gross Collins, P.C., CPAs, to render an opinion as to the values of the various classes of Simione securities to be received by Mestek and the MCS stockholders in connection with the Simione/MCS merger, and their values relative to the value of all classes of stock of the combined company. Specifically, the following interests were valued in connection with the merger:


     1. Simione Series B Preferred Stock;



     2. Simione Series C Preferred Stock;



     3. All equity interests of the combined company.


     This information will be used by Mestek in connection with evaluating its investment and determining the tax consequences to it of the spin-off and the merger.


     The interests in the combined company were valued using generally accepted methodologies of the cost approach, the market approach, and the income approach to valuation. The value of the Simione Series B Preferred Stock was estimated from the value of the combined company on a control and marketable basis by discounting the proportionate value in the combined company for the lack of control and marketability inherent in the investment. The value of the Simione Series C Preferred Stock was also estimated from the value of the combined company on a control and marketable basis by discounting the proportionate value in the combined company for the lack of control and marketability inherent in the investment. Finally, the public market capitalization of the combined company was estimated from the current trading price of Simione common stock on the Nasdaq National Market System and our analysis of the other interests identified above. The following table summarizes the results of the analyses by Gross Collins for the equity interests as if the spin-off and merger occurred on January 18, 2000. The valuation report and these conclusions will be updated by Gross Collins to reflect actual conditions as of the date of the spin-off and merger.



                         INTEREST                                INDICATED VALUE
                         --------                           -------------------------
Value of Simione Series B Preferred Stock.................                $ 8,240,000
Value of Simione Series C Preferred Stock.................                $ 1,250,000
Total Value of Equity Interests...........................                $41,330,000



     Based on the exchange ratio in the merger agreement, the aggregate value of the equity interests held by Mestek and the MCS shareholders after the spin-off and merger as a percentage of the total value of all classes of equity of the combined company is approximately 52.8 % assuming the merger occurred on January 18, 2000.


     Mestek has agreed to pay Gross Collins a fee for the additional valuation analysis based on Gross Collins' standard hourly rates. Gross Collins currently estimates that this fee will be approximately $86,000.

     The Gross Collins opinions are addressed to the Mestek board and do not constitute recommendations to any Simione stockholder or MCS stockholder as to how any stockholder should vote at the Simione or MCS special meeting.

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

SELECTION OF GROSS COLLINS

     Gross Collins was retained based on its experience as a valuation expert in connection with mergers and acquisitions and in securities valuations generally. The boards of directors of Simione and Mestek initially hired Gross Collins because they wanted an independent firm to evaluate the relative values of Simione and MCS after the companies could not agree amongst themselves on such a calculation.

     Gross Collins is an Atlanta-based recognized public accounting and consulting firm. As part of its valuation business, Gross Collins is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes.

                      THE MERGER AND INVESTMENT AGREEMENT

GENERAL

     The merger agreement provides the legal framework for the merger between MCS and Simione. It specifies the terms under which the merger will take place, including:

     - the terms under which the MCS shares will be converted and exchanged;

     - restrictions on sales of Simione common stock received in the merger;

     - the terms of Mestek's investment in Simione;

     - the treatment of outstanding options and warrants of Simione;

     - representations and warranties of the parties that specific circumstances exist or that each party has complied with specific requirements;

     - restrictions on the conduct of MCS and Simione pending the merger;

     - additional agreements relating to matters such as registration rights, employee benefit plans, tax and accounting treatment, and actions to facilitate the consummation of the merger;

     - conditions that must be satisfied before each party is obligated to effect the merger; and

     - the circumstances under which the merger agreement can be terminated and the effect of such termination.

     The following sections briefly summarize each of the above categories. For a more complete understanding of the contents of the merger agreement, please see the merger agreement itself which is attached as Appendix A.

EXCHANGE OF SHARES


     In the merger, each share of MCS common stock will be exchangeable into approximately 0.8520 shares of Simione common stock, as of the closing date of the merger. The exchange ratio is based on the following mathematical formula:

     - the number of shares of Simione common stock outstanding on the effective date of the merger,

     - multiplied by .851851852,

     - divided by the number of shares of MCS common stock outstanding on the effective date of the merger.

     The exchange ratio was derived by the parties based on the valuation performed by Gross Collins by which the relative values of Simione and MCS were fixed at $21.0 million and $17.8 million, i.e., 54% and 46% of the combined enterprise without regard to the effect of the acquisition of CareCentric. The
 .851851852 number is calculated by dividing 46% by 54%.

     The exchange ratio is designed to determine the proper number of Simione shares to be issued for each share of MCS held by the MCS stockholders so that MCS stockholders receive approximately 46% of the Simione common stock outstanding after the merger, or approximately 39% if the Series A Preferred Stock is converted. The exact number of Simione shares to be issued can only be calculated at the effective time of the merger, due to fluctuations in the number of outstanding shares of common stock of the two companies as a result of events which may reduce the number of shares outstanding and events which may increase the number of shares outstanding, such as the issuance of shares as a result of an exercise of stock options.

     If the merger is completed, Simione will send transmittal letters to the MCS stockholders. MCS stockholders who complete and sign the transmittal letters and return them to Simione will receive stock certificates for the Simione common stock to be distributed in the merger. The MCS stockholders should receive these certificates within approximately three weeks after Simione receives the signed transmittal letters.

MESTEK OPTION


     Mestek was also granted a series of options to purchase a total of approximately 1,943,708 shares of Simione common stock in the event outstanding Simione options, warrants and other conversion rights are exercised. The number of shares subject to Mestek's option represents the .851851852 ratio described above multiplied by the number of outstanding Simione options, warrants and conversion rights. These conversion rights represent 29,315 old Simione common shares that have not been presented for conversion after Simione's one-for-two reverse stock split effected in July 1997. As these options, warrants and other conversion rights are exercised by Simione stockholders the same right vests with Mestek on the same terms. This contingent right was designed to prevent dilution of Mestek's ownership interest in Simione after the closing of the merger.


RESTRICTIONS ON SALES OF MERGER SHARES

     The shares of Simione common stock received by MCS stockholders in the merger will be subject to a restriction on transfer. Generally, each MCS stockholder receiving merger shares may not sell or otherwise dispose of any merger shares without the prior written consent of Mestek, from the date of the merger through the date that is two years after the effective date of the merger. However, the restriction has an exception that allows transfers to Mestek or any person which was a stockholder of MCS on the date of the spin-off. In addition, during the lockup period the stockholders may not exercise any registration rights with respect to any merger shares or any securities convertible into or exchangeable or exercisable for any merger shares. The stock certificates representing the

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

merger shares will include a legend reflecting the lockup period restriction, and a stop transfer order shall be placed with Simione's transfer agent. Potential tax consequences to Mestek that may discourage it from granting consent are described at "Federal Income Tax Considerations -- Federal Income Tax Consequences to Mestek, MCS and Their Stockholders" beginning at page 87.

     After the lockup period, you may sell your Simione common shares on any exchange where Simione shares are located or sell, transfer, pledge, or otherwise dispose of your Simione common shares.

MESTEK INVESTMENT

     Under the merger agreement, Mestek will invest approximately $6 million in Simione in exchange for the following Simione securities:

     - 5,600,000 shares of Series B Preferred Stock, which will have approximately 37% of the voting power of Simione after the merger, assuming that the Series A Preferred Stock of Simione is converted; and

     - A warrant to purchase 2,000,000 shares of Simione common stock at a per share exercise price equal to the greater of $2.175 or the Nasdaq closing price on the closing date of the merger, not to exceed $3.00 per share.

     The Series B Preferred Stock will have the following terms:

     - liquidation preference of $1.07143 per share;

     - right to two votes per share on all matters voted on by Simione stockholders;

     - right to appoint an additional director to the Simione board if there is a deadlock in the board for two consecutive board meetings;

     - cumulative dividends at the rate of 9% of the $1.07143 per share original issuance price per year; and

     - the right to receive the same consideration as an outstanding share of Simione common stock in the event of a change of control transaction.

     A change of control transaction is a merger, acquisition or similar transaction of Simione where voting control of Simione changes ownership.

     In addition, for so long as Simione's Series B Preferred Stock remains outstanding, in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive board meetings, the number of directors shall be increased by one and the holders of the Series B Preferred Stock shall have the right to appoint that new director.

     The warrant will have the following terms:

     - vested immediately upon issue date;

     - three year term;

     - exercise price equal to the greater of:

        - $2.175 per share, or

        - the Nasdaq closing price on the closing date of the merger, not to exceed $3.00 per share;

     - adjustment to the number of shares for stock splits, stock dividends, or share reclassifications; and

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

     - right to participate in non-cash distributions to Simione common stockholders for no additional consideration.


     The approximately $6 million to be invested by Mestek into Simione will consist of approximately $2 million in cash and $4 million in cancellation of the $3 million and $1 million secured promissory notes from Simione to Mestek dated September 9, 1999 and February 4, 2000. These notes represent a $3 million loan made to Simione by Mestek at the time the amended merger agreement was signed and a $1 million loan to Simione by Mestek in February 2000. See
"-- Mestek Loans" immediately below for a description of the terms of these promissory notes.


     The investment of approximately $6 million by Mestek arose in part due to Mestek's proposal to spin-off MCS to the Mestek stockholders prior to completion of the Simione/MCS merger. This led to a realization by the parties that the closing of the merger transaction would be delayed, which in turn would delay the availability of funds under Simione's line of credit. These delays made it necessary for a cash infusion by Mestek in order to satisfy Simione's short-term cash flow needs.

MESTEK LOANS

     At the same time as the amendment to the merger agreement in September 1999, Mestek loaned $3 million to Simione under a secured promissory note. This note bears interest at the BankBoston prime rate plus 2% per year and matures on January 31, 2000. However, if the merger is not closed by January 31, 2000 and this failure to close is not due to a breach of the merger agreement by Simione, the maturity will be extended to the earlier of the actual closing date of the merger or June 30, 2000.


     In February 2000, Mestek loaned an additional $1 million to Simione under a secured promissory note. This note bears interest at a rate of BankBoston prime plus 2% and matures on June 30, 2000.



     Upon the closing of the MCS merger, Mestek will contribute an additional $2 million, less accrued interest on the September 1999 and February 2000 notes, and these notes will be cancelled, in return for 5.6 million shares of Simione Series B Preferred Stock and a warrant to purchase 2 million shares of Simione common stock.


     In November 1999, Mestek loaned an additional $850,000 to Simione under a secured convertible promissory note. The note bears interest at a rate of 11% per year and matures in November 2002. At any time after the closing of the MCS merger, Mestek may convert the note into 850,000 shares of Simione Series C Preferred Stock. Mestek has informed us that it intends to convert the note upon the closing of the merger. These shares of Simione Series C Preferred Stock will be 2.7% of the voting power of Simione when issued. The Series C Preferred Stock will have the following terms:

     - a liquidation preference of $1.00 per share, junior in priority to the liquidation preferences of the Series A and Series B Preferred Stock;

     - right to one vote per share on all matters voted on by Simione stockholders;

     - cumulative dividends at the rate of 11% of the $1.00 per share liquidation preference per year, junior in priority to dividend rights of the Series A and Series B Preferred Stock; and

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

     - the right to receive the same consideration as an outstanding share of Simione common stock in the event of a change of control transaction.


     The purpose of these three loans was to provide working capital for Simione pending the closing of the merger. All of these notes are secured by a security interest in substantially all of the assets of Simione. However, the notes and the security interest are subordinate to the loan with Simione's senior lender. See "-- Mestek Investment" beginning on page 71 and "Background of the Merger" beginning on page 46 for further description of the purpose and background of these loans.


     The terms of the two series of preferred stock are described in more detail in the Certificates of Designations included as Appendices B and F.

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

CHANGE IN OWNERSHIP OF SIMIONE

     The following diagrams illustrate the change of voting control of Simione which will occur as a result of the MCS merger. These diagrams assume the conversion of the Series A Preferred Stock into Simione common stock and the conversion of the Mestek note into Series C Preferred Stock after the merger.

                                 SIMIONE TODAY

     Total voting control of Simione common shares prior to the MCS merger:

                                Total 8,744,790

               (Total Ownership of Shares Prior to Merger Chart)

                                  MESTEK TODAY

     The percentages in the following table reflect the present voting control of Mestek, which will determine the total voting control of MCS common shares after the spin-off but prior to the merger:


                                Total 8,743,103


   (Total ownership of MCS shares after the spin-off but prior to the merger)

     Mr. John E. Reed, Mr. Stewart Reed and Mr. Burk have agreed to vote all shares controlled by them in favor of the merger.

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

                     SIMIONE COMMON STOCK AFTER THE MERGER

     Total voting control of Simione common shares after the MCS merger and the Series A conversion:

                                Total 19,228,577

               (Total Ownership of Shares Prior to Merger Chart)

                   VOTING CONTROL OF SIMIONE AFTER THE MERGER

     Total Simione voting control of all classes of Simione stock after the MCS merger, the Series A conversion and the Mestek note conversion:

                                Total 31,278,577

        (Total Voting Power After Merger and Series A Conversion Chart)

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

STOCK OPTIONS AND WARRANTS


     All stock options and warrants of Simione and Mestek outstanding at the effective time of the merger will remain outstanding and be unaffected by the merger and the spin-off. As described in "-- Exchange of Shares" beginning on page 69, Mestek will receive an option to purchase approximately 1,943,708 shares of Simione common stock.


     MCS has no outstanding stock options and warrants. Mestek option holders who exercise their options prior to the spin-off will receive MCS shares in the spin-off. These MCS shares will be converted to Simione shares in the merger. Mestek options which are not exercised prior to the spin-off will not be convertible into Simione shares in the spin-off or the merger. Mestek currently has approximately 175,000 outstanding options. If all of these options are exercised prior to the spin-off, the option holders will receive approximately 149,000 shares of Simione common stock in the merger. Approximately 54,000 of the Mestek options are currently vested; if all of these are exercised prior to the spin-off, the option holders will receive approximately 46,000 shares of Simione common stock.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties of the parties. The representations and warranties, which are similar as to Simione, on the one hand, and MCS, on the other hand, relate to a variety of matters. The representations and warranties are designed to provide a snapshot of the companies as they existed at the time of signing or will exist at the time of closing and to serve a due diligence function. The following is a non-exclusive list of categories of those representations and warranties:

     - corporate power and standing:

      -- confirmation that each company has the corporate power to conduct its business and is in good standing in its state of incorporation;

     - capital structure:

      -- a summary of the authorized and issued capital stock of each company;

     - litigation:

      -- a summary of lawsuits pending against each company or its respective assets;

     - labor and employment:

      -- confirmation that each company has been in material compliance with labor and employment laws;

     - tax:

      -- confirmation that each company has paid all taxes due and has filed all tax returns in a timely manner;

     - insurance:

      -- a listing of the insurance policies of each company;

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

     - intellectual property:

      -- a listing of the owned software, licensed software and other intellectual property of each company;

     - liens and encumbrances;

      -- confirmation that each company has title to all its assets, free of liens and encumbrances, except for liens disclosed or reserved against in its financial statements, liens, as to Simione, in favor of Silicon Valley Bank and Mestek, or liens that are less than $100,000 in amount;

     - Year 2000 compliance:

      -- confirmation that each company's computer software is year 2000 compliant in all material aspects; and

     - material contracts:

      -- a listing of contracts for each company expected to involve the receipt or expenditure of $25,000 or more during the one year period after the closing.

     Other representations and warranties involve the authority of the parties to enter into the merger agreement, the enforceability of the agreement and Simione's and MCS' stockholder vote and board of directors approval.

     The merger agreement also contains representations and warranties of Simione, and of Mestek and MCS, relating to the financial statements of Simione and MCS, respectively, for the three most recent fiscal years and the accuracy of the information they contain in accordance with generally accepted accounting principles.

RESTRICTIONS ON THE CONDUCT OF MCS AND SIMIONE PENDING THE MERGER

     The merger agreement contains several restrictions on the conduct of Simione and MCS pending the merger. These restrictions are designed to commit both companies to perform or to refrain from performing certain actions in the period between the signing of the merger agreement and its closing, and generally to keep the two companies in roughly the same positions they were in when they signed the merger agreement. In general, the merger agreement provides that MCS and Simione will, except as otherwise consented to or approved in advance by the other party:

     - operate their businesses in accordance with their ordinary course of business and in a manner consistent with past practices;

     - use reasonable efforts to preserve substantially intact their respective business organizations;

     - keep available the services of their present officers, key employees and consultants; and

     - preserve their present relationships with persons with whom they have significant business relationships.

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

     The merger agreement lists several particular actions that MCS, and Simione and its subsidiaries, have agreed not to take, pending consummation of the merger, without the prior written consent of the other party, except as otherwise required to consummate the MCS spin-off. Examples of these restricted actions include the following:

     - changing or amending organizational documents;

     - taking actions with respect to the ownership interests of the parties, such as issuing, pledging, or encumbering the ownership interests or splitting, combining, or reclassifying any of their capital stock;

     - taking actions with respect to the assets of the parties, such as selling, pledging, disposing of or encumbering the assets or authorizing major capital expenditures or purchases of fixed assets in excess of $50,000 or outside the ordinary course of business;

     - declaring, setting aside, making, or paying any dividends or distributions with respect to their common stock;

     - amending the terms of, repurchasing, redeeming, or otherwise acquiring any of their securities;

     - selling, transferring, licensing or otherwise disposing of, or amending or modifying existing agreements with respect to, their intellectual property;

     - acquiring any business organization or division thereof;

     - incurring indebtedness, except in the ordinary course of business, or making loans except for credit transactions with customers on terms consistent with past practice; and

     - increasing compensation, entering into severance agreements or granting severance pay, or entering into employment agreements or employee benefit plans with or for the benefit of any current or former directors, officers, stockholders or employees.

     The merger agreement also provides that MCS and Simione shall not, without the consent of the other, directly or indirectly solicit, encourage, negotiate, approve, or recommend any inquiries or proposals regarding any merger, sale of assets or stock, or similar transaction involving that party or any of its subsidiaries before the effective time of the merger or the termination of the merger agreement. This restriction is subject to the applicable fiduciary duties of the respective directors of Simione and MCS.

TAX AND ACCOUNTING TREATMENT

     The merger agreement provides that the parties will make reasonable efforts to take all necessary actions to cause the merger to qualify as a tax free reorganization. Conversely, the parties will not take any actions, either before or after completion of the merger, which could prevent the merger from qualifying for this tax treatment. The companies have determined that the merger will be accounted for as a purchase transaction of Simione by MCS for financial accounting purposes. Refer to "Accounting Treatment of the Merger" beginning on page 84 for more details. For further descriptions on the tax treatment of the merger, see "Federal Income Tax Considerations" on page 86.

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

REGISTRATION RIGHTS

     The merger agreement provides Mestek and John E. Reed, Stewart B. Reed and
E. Herbert Burk, MCS' three largest stockholders after consummation of the MCS spin-off ("MCS Major Stockholders"), with demand and "piggyback" registration rights with respect to the shares of Simione common stock the MCS Major Stockholders will receive in the merger and the shares of Simione common stock underlying the options that Mestek will receive in the merger.

     Mestek or any of the MCS Major Stockholders can cause Simione to file a registration statement for the resale of the MCS Major Stockholders' shares or Mestek's shares after exercise of its options. Simione is required to pay the expenses related to any registration. Mestek or any of the MCS Major Stockholders can require a registration up to three times within six months to two years after closing the merger, and require Simione to maintain the effectiveness of each registration statement for up to two years.

     Mestek or any of the MCS Major Stockholders also may participate in a registered sale of Simione common stock initiated by Simione or another stockholder.

     The MCS Major Stockholders' and Mestek's registration rights shall be senior to any rights granted after the date of the merger agreement, and Mestek and the MCS Major Stockholders have agreed that the registration rights of the former CareCentric stockholders will have equal priority with the MCS Major Stockholders' and Mestek's rights.

FACILITATING THE MERGER

     The merger agreement also provides that MCS and Simione will take or cause to be taken, or use reasonable efforts to take or cause to be taken, actions to facilitate the completion of the merger. Examples of such actions include:

     - obtaining necessary consents;

     - making necessary filings;

     - affording reasonable access to the other party; and

     - taking any other actions that are necessary, proper, or advisable to complete the transaction and make the merger effective as promptly as practicable.

TRANSFER OF PROFITWORKS BUSINESS

     The merger agreement provides that the ProfitWorks product line will be retained by Mestek. ProfitWorks is a system utilized by lumber, electrical, plumbing and manufacturer's representatives to manage order entry, inventory, purchasing, accounts receivable and reporting.

     Early in its negotiations with Simione, Mestek informed Simione that the ProfitWorks product would be retained by Mestek because of the software's closer relationship with Mestek's core businesses. The parties agreed that the combined Simione/MCS entity would be better served to concentrate on its own markets and products within its core home health care information systems business. The ProfitWorks product line was therefore not included in the valuation of MCS conducted by Gross Collins.

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

     The ProfitWorks business was transferred from MCS to Mestek in the form of a dividend from MCS to Mestek on September 1, 1999. The dividend included all accounts receivable, inventory and other assets associated with ProfitWorks. Mestek assumed all liabilities related to ProfitWorks, including warranty obligations, and agreed to pay rent for space used by ProfitWorks at MCS' headquarters through the end of 1999. Any relationship between Simione and ProfitWorks after the merger will be pursuant to arms' length agreements and arrangements negotiated by the parties.

INDEMNIFICATION

     The merger agreement contains mutual indemnification obligations, under which Mestek indemnifies Simione and its affiliates, and Simione indemnifies Mestek and its affiliates, for claims arising from a breach of the representations, warranties or covenants in the agreement and certain other undisclosed liabilities. Mestek will also indemnify Simione and its affiliates for claims arising from the MCS spin-off. Each of Mestek and Simione shall have no liability under the indemnification obligations until the total of all indemnification claims as to such party exceeds $1,000,000, at which time all claims in excess of $1,000,000 shall be indemnified in full. All indemnification claims of Simione and Mestek shall be satisfied by delivery from the indemnifying party to the indemnified party of a number of shares of Simione common stock having a value equal to the amount of the indemnification claim, based on the market price of Simione common stock as of the date the indemnified party paid the amounts giving rise to the indemnification claim.

     In connection with their respective indemnification obligations, the representations and warranties in the agreement survive the closing of the merger for a one year period, except for representations and warranties as to taxes, employee benefits and ownership of stock, which survive until the end of the applicable statute of limitation as to such claim.

OTHER

     The merger agreement provides that the parties will take a variety of other actions, some of which relate to Simione's and MCS' obligations to call stockholder's meetings and solicit proxies to vote upon the approval of the merger, the parties' obligations to prepare and file this joint proxy statement/prospectus with the SEC, and Simione's obligation to use best efforts to ensure that the shares of Simione common stock to be issued in the merger will be approved for trading on the Nasdaq Stock Market's National Market System subject to official notice of issuance.

CONDITIONS TO THE MERGER

     The merger agreement provides that completion of the merger is subject to the satisfaction of various conditions. These conditions are:

     - Simione's and MCS' stockholders shall have voted in favor of the merger;

     - at the closing, the representations and warranties of each of Simione and MCS shall be true in all material respects and each of the companies shall have performed their respective covenants in the merger agreement, except where the failure of these representations and warranties to be true and correct or the failure of Simione or MCS to comply with these covenants would not, individually or in the aggregate, have a material adverse effect on that party's business or assets equal to or greater than $2,000,000;

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

     - at the closing, MCS shall have transferred to Mestek all of the assets, and Mestek shall have assumed all of the liabilities, of MCS' ProfitWorks applications software and related product line;

     - there shall have been no governmental action which prohibits the merger or limits the rights of Simione because of the merger;

     - there shall have been no material adverse change in the business or assets of Simione or MCS that, taken as a whole, would be equal to or greater than $2,000,000;

     - the parties will receive certificates and opinions from each other and their respective legal advisors regarding the merger;

     - the closing of the Mestek investment in Simione, and related transactions, described above; and

     - the listing on the Nasdaq Stock Market's National Market System of the shares of Simione common stock to be issued in the merger and upon exercise by Mestek of the Simione stock options and the warrant granted in connection with the merger agreement.

     The parties have informally agreed that listing on the Nasdaq SmallCap Market of the Simione common stock will satisfy the last condition mentioned above.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement provides that the merger agreement may be terminated prior to the effective time upon the occurrence of any one of the following contingencies:

     - MCS, Simione and Mestek can collectively terminate the agreement prior to the effective time by mutual written consent of their boards of directors;

     - MCS, Simione or Mestek, each individually, can terminate the merger agreement if the merger is not completed by January 7, 2000 and such failure to close by such date is not attributable to actions or omissions of the party seeking to terminate the agreement;

     - MCS or Mestek can terminate the agreement upon the occurrence or discovery of a material adverse change in the business or assets of Simione that, taken as a whole, would be equal to or greater than $2,000,000, and Simione can terminate the agreement upon the occurrence of a similar material adverse change with respect to MCS; or

     - Either Simione or MCS shall be deemed to have terminated the agreement if it enters into a binding agreement to merge, sell its assets, sell its stock, consolidate or undertake a similar transaction other than as contemplated by the merger agreement, except for the CareCentric merger agreement.


     The parties have informally agreed not to terminate the merger agreement under the deadline provision prior to March 10, 2000.


     The merger agreement may be amended by an agreement in writing among the parties prior to the completion of the merger. However, after approval of the merger by the

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

Simione stockholders and the MCS stockholders, no amendment may be made which by law requires further approval of these stockholders without securing the further approval.

The amended merger agreement provides as follows regarding the expenses of the parties:

     - Simione will pay all its own expenses related to the original merger agreement and original proxy statement;

     - Mestek will pay all expenses incurred by Simione as a result of the MCS spin-off, including the amended merger agreement and this joint proxy statement/prospectus;

     - Mestek will pay all expenses of MCS and Mestek related to the original and amended merger agreements, if the merger closes;

     - Mestek or MCS will pay all expenses of MCS and Mestek related to the original and amended merger agreements, if the merger does not close;

     - MCS will pay all costs incurred by its personnel in connection with the original and amended merger agreements, whether or not the merger closes; and

     - Simione will pay one-half of all expenses incurred by MCS in connection with any financial statements and valuation reports necessary for this joint proxy statement/prospectus.

     The merger agreement requires Simione or MCS to pay the other party a termination fee of $1.2 million, plus out-of-pocket expenses incurred in connection with the merger not to exceed $500,000, if the merger agreement is terminated after either party executes a binding agreement for a similar type of transaction with another third party.

                               VOTING AGREEMENTS

     The MCS merger agreement includes a voting agreement regarding the election of directors. This voting agreement is intended to ensure that MCS stockholders will control six of the Simione board positions during the 18 month term of the voting agreement. Under this agreement, after the merger becomes effective, the directors of Simione will appoint six individuals designated by MCS' stockholders at the MCS special meeting to the board of Simione. For a period of eighteen months after the effective date of the merger, Simione will name the six MCS designees as nominees to the Simione board in any proxy statement relating to the election of directors.

     The MCS Major Stockholders will vote their Simione shares in favor of all nominees named in Simione's proxy statements. However, Simione will not be required to nominate, and the MCS Major Stockholders will not be required to vote for, a particular candidate if that candidate is subject to disqualifications related to potential director misconduct.

     MCS has nominated John E. Reed, Stewart B. Reed, David W. Hunter, Winston
R. Hindle, Jr., R. Bruce Dewey and Edward K. Wissing as its initial designees to the Simione board, to be voted upon by MCS' stockholders at the MCS special meeting.

     Under the merger agreement, if any of the Simione board designees selected by the MCS stockholders is removed or resigns from the board during the 18 month period after the closing date of the merger agreement, the remaining MCS designees shall fill the vacancy. In addition, a majority of the MCS designees can remove any MCS designee

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

from the list of MCS designees but may not remove him from his office as a director before the end of their term.

     While Simione's Series B Preferred Stock remains outstanding, in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive board meetings, the number of directors shall be increased by one and the holders of the Series B Preferred Stock shall have the right to appoint that director. This provision will give Mestek the deciding vote in the event of a deadlock on Simione's board.

     The overall effect of these voting arrangements is to give the MCS stockholders and Mestek, as a group, effective control over the Simione board. Because John E. Reed controls Mestek and is the largest single MCS stockholder, he will be able to exercise this control.

     The CareCentric stockholders' approval was needed to amend the MCS merger agreement. To obtain this approval, Mestek has agreed to cause holders of at least 60% of MCS' outstanding stock to vote their Simione shares in favor of the conversion to Simione common stock of the Series A Preferred Stock issued to former CareCentric stockholders if the Simione common stock holders do not approve of the conversion of the Series A Preferred Stock prior to the merger. Barrett C. O'Donnell, O'Donnell, Davis, Inc. and Rowan Nominees Limited, stockholders of Simione, have also entered into similar voting agreements. These three stockholders control a total of approximately 18% of the shares of Simione common stock outstanding prior to the closing of the merger. In the event the proposal to convert the Series A Preferred Stock is approved by the Simione stockholders, Simione may require the conversion of all of the Series A Preferred Stock into common stock. Because of the voting arrangements, approval of the subsequent conversion of the Series A Preferred Stock is assured.

     The CareCentric merger agreement also includes a voting agreement designed to give the former CareCentric stockholders control over two positions on the Simione board of directors. Under the agreement, the directors appointed two individuals designated by CareCentric, Daniel J. Mitchell and Jesse I. Treu, to the board of Simione. For a period of eighteen months after the effective date of the CareCentric merger, Simione will name these two individuals as nominees to the Simione in any proxy relating to the election of directors.

     Pursuant to a Stock Purchase Agreement between Simione and Eclipsys Corporation, Eclipsys will vote its 420,000 shares of Simione common stock in favor of all matters recommended by the Simione board, which includes the MCS merger and the other proposals to be presented at this special meeting.

                        REGULATORY FILINGS AND APPROVALS

     Because of applicable exemptions, Simione and MCS believe that no filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for the merger or for Mestek's purchase of Simione Series B Preferred Stock.

     Although Simione and MCS consider any governmental antitrust enforcement action unlikely, at any time before or after consummation of the merger, the Antitrust Division of the U.S. Justice Department or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of part of the assets of MCS. In addition, at any time after the effective time of the merger, any state could take such action under its antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the merger or seeking divestiture of assets of MCS. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based on information available to them, Simione and MCS believe that the merger and Mestek's purchase of Simione Series B Preferred Stock, the warrant and stock options can be effected in compliance with federal and state antitrust laws. However, no assurance can be given that a challenge to the consummation of the merger on antitrust grounds will not be made or that, if such a challenge were made, Simione and MCS would prevail or would not be required to accept certain conditions, including the divestiture of assets and/or commitments as to future business practices and other matters, in order to consummate the merger.

     MCS and Simione are not aware of any governmental or regulatory requirements for completion of the merger other than compliance with applicable state corporate laws and federal and state securities laws.

                       ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for as a purchase transaction of Simione by MCS for financial accounting purposes in accordance with generally accepted accounting principles. Subsequent to the MCS merger, approximately 7,449,266 shares of the outstanding common stock of Simione will be owned by the former MCS stockholders. Assuming that the Simione Series A Preferred Stock is converted into Simione common stock, the shares received by the former MCS stockholders will be approximately 39% of the then outstanding Simione common shares and 24% of the voting power of Simione after the merger.

     John E. Reed, through direct ownership and as trustee under various family trusts, will receive approximately 4.2 million shares of Simione common stock in the merger. These Simione shares will be approximately 26% of the then outstanding Simione common shares and 22% of the voting power of Simione after the merger, assuming the conversion of the Series A Preferred Stock.

     The Series B Preferred Stock issued to Mestek in the merger will have voting rights equal to 11,200,000 shares of Simione common stock, or approximately 37% of the total voting power, assuming conversion of the Series A Preferred Stock.

     Upon the closing of the merger, Mestek intends to convert its loan to Simione into 850,000 shares of Series C Preferred Stock. These shares of Series C Preferred Stock will have 2.7% of the voting power of Simione after the merger assuming that the Series A Preferred Stock is converted.

     Mr. Reed, through direct share ownership and as trustee under various family trusts, controls more than 50% of the vote on matters to be voted upon by stockholders of Mestek. Through his shareholdings in Mestek, Mr. Reed can therefore control how Mestek votes the Series B and Series C Preferred Stock at the Simione level. Because MCS shares will be issued on a one-for-one basis for Mestek shares in the MCS spinoff, Mr. Reed, through direct ownership and as trustee under various family trusts, will control more than 50% of the voting power of MCS. Accordingly, Mr. Reed will control, through his direct and indirect control of 22% of Simione common stock and his indirect control of the Series B and Series C Preferred Stock, approximately 52% of the vote on matters to voted upon by shareholders of Simione. In addition, Mr. Reed will be able to determine the composition of the MCS board designees to be appointed by the Simione board, and will be able to select a 13th director to break a deadlock in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive board meetings.

     Based upon a series of transactions, specifically the spin-off of MCS from Mestek, the shareholder vote on the Simione/MCS merger, the purchase of the Series B Preferred Stock and the promissory note that is convertible into Series C Preferred Stock and the subsequent ownership structure, MCS, for accounting purposes only, is considered the accounting acquirer. MCS will supply a large share of the top management of the combined entity. Accordingly, the assets and liabilities of Simione were revalued, and the historical statements of MCS will become the historical financial statements of Simione. Under this treatment, MCS will allocate the value of the outstanding stock of Simione to the net assets it acquires, including intangible assets of $22.7 million. The purchase price allocation is subject to revision when Simione obtains additional information concerning asset valuation. See "Unaudited Pro Forma Financial Data" beginning on page 92.

              LISTING OF NEW SHARES OF SIMIONE COMMON STOCK ON THE
                              NASDAQ STOCK MARKET

     Prior to the merger, Simione will use its best efforts to obtain approval to list on The Nasdaq Stock Market's National Market System or SmallCap Market the shares of Simione common stock to be issued in the merger and upon the exercise by Mestek of the Simione stock options and the warrant granted to it in connection with the merger agreement. This listing is a condition to the closing of the merger.

     While our common stock is currently listed on the Nasdaq National Market, in order to remain listed, we must meet certain continued listing requirements with respect to:

     - Market capitalization (the market value of all outstanding shares of our common stock);
     - Public float (the number of outstanding shares of common stock held by non-affiliates of the Company);
     - Market value of public float;
     - Market price of the common stock;
     - Number of market makers;
     - Number of shareholders; and
     - Net tangible assets (total assets minus total liabilities and goodwill).

     Although Simione currently meets the continued listing requirements, there can be no assurance that it will continue to do so, especially if Simione continues to experience operating losses which erode its net tangible asset base.

     Nasdaq has informed Simione that it believes the merger will cause a change in control and a change in the financial structure of Simione under applicable Nasdaq rules, and that Simione therefore will have to file a new initial listing application and meet Nasdaq's initial inclusion standards to remain listed on the Nasdaq National Market after the merger. The initial inclusion standards use the same set of criteria listed above, but each criterion has a more stringent requirement than the continued listing requirement. The pro forma financial statements indicate that the combined company would not meet these more stringent requirements, including the net tangible asset requirement and the market value of public float requirement. Therefore, the merger will probably cause Simione to lose its listing on the Nasdaq National Market. Simione intends to appeal

Nasdaq's determination that a new initial listing application must be filed. Simione expects to have a hearing before a Nasdaq review board on this appeal sometime after the date of the special meeting. The outcome of this appeal is uncertain. The appeal will prevent a delisting action until Nasdaq renders a final decision after the hearing.

     If Simione's common stock no longer remains eligible to be listed on the Nasdaq National Market, Simione intends to apply to have the common stock listed on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market has a similar but less stringent set of criteria for initial and continued listing, including less stringent requirements for net tangible assets and market value of public float. Simione believes that after the merger it will qualify for listing on the Nasdaq SmallCap Market, except that Simione's stock price currently falls below the $4 bid price requirement. If the stockholders approve the reverse stock split, and the stock price increases proportionately to the reverse stock split, then Simione will meet the bid price requirement. Although Simione believes that it can qualify for inclusion on the Nasdaq SmallCap Market, there can be no assurance that this application will be accepted. If we were to fail to meet the requirements of the Nasdaq National or SmallCap Market, trading of our common stock could be conducted on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market listing requirements, the OTC Bulletin Board, or on an informal network of brokers maintained by NASD, in what is commonly referred to as the "pink sheets."

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax consequences of the spin-off and the merger under the Internal Revenue Code of 1986 (the "Code"). This discussion is intended only as a summary of selected principal U.S. federal income tax consequences of the merger and does not purport to be a complete analysis or listing of all of the potential tax effects of the merger. The opinion of counsel regarding the federal income tax consequences of the spin-off and the merger is included as Exhibit 8.1 to the Registration Statement on Form S-4 of Simione.

     The following summary is based on existing IRS regulations, including final, temporary or proposed, and current administrative rulings and court decisions. All of these regulations, rulings and decisions are subject to change. The consequences described in these tax sections assume that the merger will be completed on the terms described in the merger agreement. This discussion is based on important assumptions and representations concerning the merger and the actions of the corporations and stockholders involved. Also, the following discussion does not address tax consequences arising under state, local, or foreign laws, and does not address the circumstances of special cases or individual circumstances of taxpayers. ACCORDINGLY, EACH HOLDER OF SIMIONE STOCK, MESTEK STOCK AND MCS STOCK SHOULD CONSULT A TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE SPIN-OFF AND MERGER IN LIGHT OF THE HOLDER'S OWN SITUATION, INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, OR FOREIGN INCOME AND OTHER TAX LAWS. The following discussion is based upon federal income tax laws as in effect on the date of this joint proxy statement/prospectus, which are subject to change, possibly retroactively. Future legislation, regulations, administrative rulings, or court decisions may affect these expectations as to federal income tax consequences.

FEDERAL INCOME TAX CONSEQUENCES TO MESTEK, MCS AND THEIR STOCKHOLDERS

     Mestek, MCS and their stockholders should not recognize any gain or loss as a result of the spin-off or the merger. The spin-off has been structured with the intent that it qualify as a tax-free distribution under Code section 355, and the merger has been structured with the intent that it qualify as a "reorganization" under Code section 368(a)(1)(A).

     SPIN-OFF. Corporations and their stockholders are generally taxed on distributions of appreciated property unless the transaction falls within one of the exceptions provided in the Code. One exception is Code section 355 which provides nonrecognition treatment to certain qualifying spin-offs. Code section 355 provides a set of general requirements designed to limit nonrecognition treatment for separations of distinct and historic ongoing businesses. Code section 355 is also intended to prevent two kinds of transactions for which nonrecognition treatment is considered inappropriate: (1) a disguised distribution of corporate earnings (i.e., an in-kind dividend of corporate profits) and (2) a disguised sale of a business to an unrelated buyer. Congress recently expanded the rules designed to tax disguised sales by enacting an additional set of requirements (new Code section 355(e)).

     In general, there are three possible tax results under Code section 355:

          (1) A spin-off that meets all of the Code section 355 requirements is non-taxable to both the distributing corporation and its stockholders;

          (2) A spin-off that fails the general requirements of Code section 355 is taxable to both the distributing corporation and its stockholders; and

          (3) A spin-off that meets the general requirements of Code section 355 but fails to meet the requirements of Code section 355(e) is taxable to the distributing corporation but not to its stockholders.

     The general requirements of Code section 355 include:

          (1) Control -- that the distributing corporation (referred to as "distributing") must own at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the distributed corporation (referred to as "controlled") before the distribution;

          (2) Active trade or business -- distributing and controlled must each be engaged in the active conduct of a trade or business that has a five-year history;

          (3) Distribution -- the distributing corporation must distribute at least 80 percent of the controlled shares;

          (4) Device -- the distribution must not be used principally as a device for the distribution of earnings and profits; and

          (5) Business purpose -- the distribution must have a bona fide business purpose.

     If the spin-off fails to meet the general requirements of Code section 355, the fair market value of the shares of MCS stock received by a Mestek stockholder would be taxable to the stockholder as follows:

     - as a dividend, to the extent paid out of Mestek's current and accumulated earnings and profits;

     - thereafter, as a non-taxable return of capital to the extent of such stockholder's tax basis in its Mestek shares; and

     - thereafter, as capital gain, assuming such stockholder's Mestek stock is held as a capital asset.

     The tax basis of the shares of Mestek held by Mestek stockholders after the spin-off would be reduced by the portion of the distribution, if any, which was treated as a non-taxable return of capital and the tax basis of the shares of MCS would be equal to their fair market value on the date of the distribution. In addition, Mestek would recognize gain equal to the difference, if any, between the fair market value of the shares of MCS distributed and Mestek's tax basis in such shares.

     The aggregate tax basis of the Mestek stock and the MCS stock held by a stockholder after the spin-off will be the same as the tax basis of the Mestek stock held by such stockholder before the spin-off, allocated between the Mestek stock and the MCS stock in accordance with the relative fair market value of such shares.

     A completely nontaxable spin-off must meet the general requirements listed above and also avoid the application of Code section 355(e). Code section 355(e) generally provides that a distribution by a corporation of the stock of a subsidiary corporation which is otherwise tax-free will be taxable to the distributing corporation (but not to its stockholders) under certain circumstances. This provision applies to any distribution that is part of a plan, or series of related transactions, pursuant to which one or more persons acquire, directly or indirectly, stock representing a 50 percent or greater interest (by vote or value) in either such corporation (a "50% Ownership Shift"). Any 50% Ownership Shift that occurs within the four-year period beginning two years before the distribution will be presumed to be pursuant to such a plan or series of related transactions. However, the presumption may be rebutted by a showing that the distribution and the 50% Ownership Shift are not part of a plan or series of related transactions.

     Recently released proposed Treasury regulations under Code section 355(e) contain rules that broadly define a "plan or series of related transactions." The proposed regulations would expand the meaning of the term to include acquisitions that were not planned but could have been merely "foreseen." The proposed regulations also would include certain transactions involving disparate groups of public stockholders, such as public offerings of shares, within the meaning of "plan or series of related transactions." Generally, proposed regulations are not binding precedent for transactions that occur before regulations are issued in final form but might be instructive in that they could indicate the IRS's position with respect to the underlying statute. The Code section 355(e) proposed regulations are proposed to be effective only for distributions occurring on or after the date final regulations are published in the Federal Register, but it is possible that final regulations could be issued with a retroactive effective date before the date of the spin-off. In addition, the legislative history of Code section 355(e) suggests that a 50% Ownership Shift could occur as a result of a public offering of shares.

     The merger is structured so that, immediately after the merger, the former MCS stockholders will own (1) taking into account certain attribution rules and the voting power attributable to the Simione Series B and Series C Preferred Stock to be issued to Mestek in the merger, more than 50 percent of the voting power of Simione after the merger, and (2) taking certain attribution rules into account, more than 50 percent of the value of Simione after the merger. Mestek obtained an appraisal of the equity interests in Simione subsequent to the merger from Gross Collins, an independent valuation expert. The IRS could disagree with the appraisal and such disagreement could result in the spin-off being taxable to Mestek under Code section 355(e).

     If the spin-off were taxable under Code section 355(e) because of the merger or any other reason, Mestek would recognize capital gain equal to the difference between the fair market value of the MCS stock and Mestek's adjusted tax basis in such stock (to the extent not otherwise recognized). The amount of such gain and the resulting tax liability would depend on the fair market value of the MCS stock at the time of the spin-off and could be material. Neither MCS nor Simione have agreed to indemnify Mestek for any federal income tax liability or any other cost resulting from the failure of the spin-off to satisfy the general requirements of Code section 355, the possible application of Code section 355(e) or for any other reason.

     MERGER. The MCS stockholders should not recognize any gain or loss as a result of the merger. The merger has been structured with the intent that it will qualify as a tax-free "reorganization" described in Code section 368(a)(1)(A). Assuming such treatment applies, MCS also should not recognize any gain or loss as a result of the merger and Simione's tax basis in the former MCS assets immediately after the merger will be equal to the tax basis MCS had in such assets immediately prior to the merger. Each former MCS stockholder would have the same basis in his or her Simione shares that he or she had in the MCS shares (as computed as described above). If the merger were not to so qualify, MCS would be treated as if it had disposed of all of its assets in a taxable sale at their respective fair market values (in the aggregate, such values would equal the total fair market value of the Simione shares received by the MCS stockholders in the merger). The MCS stockholders would recognize gain or loss as if they disposed of all of their MCS shares in a taxable sale in exchange for the Simione shares each such stockholder received. In each case, any such gain or loss would be measured by the difference (if any) between (1) the fair market value of each MCS asset (for MCS's corporate-level gain or loss) or the MCS shares held by a MCS stockholder (for the stockholder-level gain or loss) and
(2) the tax basis in such asset or shares. Simione would then have a fair market value tax basis in the former MCS assets and the MCS stockholders would have a fair market value tax basis in their Simione shares.

     FILING REQUIREMENTS. Current Treasury Regulations require each holder of Mestek stock who receives shares of MCS pursuant to the spin-off to attach to his or her U.S. federal income tax return for the year in which the spin-off occurs a statement setting forth such data as may be appropriate in order to show the applicability of Code section 355 to the spin-off. Stockholders may detach the statement below under "IRS Code Section 355 Statement" for such purpose. Mestek will provide the appropriate information to Mestek's stockholders after the spin-off.

IRS CODE SECTION 355 STATEMENT (DETACH OR COPY AND ATTACH TO 2000 U.S. TAX
RETURN)

     The undersigned, a stockholder owning shares of Mestek during the 2000 calendar year, received a distribution of stock in a controlled corporation pursuant to Section 355. The names and addresses of the corporations involved are Mestek, Inc., 260 North Elm Street, Westfield, Massachusetts, 01085 ("Parent"), and MCS, Inc., 400 Penn Center, Pittsburgh, Pennsylvania, 15253 ("MCS"). No stock or securities in Parent was surrendered by the undersigned.

                                          --------------------------------------
                                             Stockholder (name and signature)

     THE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO RECEIVED THEIR SHARES OF MCS THROUGH THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION, WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE SPIN-OFF TO THEM, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND FOREIGN LAWS.

FEDERAL INCOME TAX CONSEQUENCES TO SIMIONE AND ITS STOCKHOLDERS

     Existing stockholders of Simione should not recognize any gain or loss as a result of the merger. The merger has been structured with the intent that it qualify as a tax-free "reorganization" described in Code section 368(a)(1)(A). Assuming such treatment applies, Simione also should not recognize any gain or loss as a result of the merger and Simione's tax basis in the assets of MCS immediately after the merger will be equal to the tax basis MCS had in such assets immediately prior to the merger. If the merger were not to so qualify, gain or loss would still not be recognized by Simione or its existing stockholders from the merger and Simione would have a basis in the assets of MCS equal to the fair market value of the consideration given by Simione pursuant to the merger, including the value of the Simione stock and liabilities of MCS assumed by Simione pursuant to the merger. As a successor to MCS in the merger, however, Simione could have liability for any state and federal income taxes of MCS which might result from the merger failing to qualify as a reorganization.

                                 LEGAL MATTERS

     The validity of the shares of Simione common stock issued to the MCS stockholders in the merger will be passed upon for Simione by Arnall Golden & Gregory, LLP.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following Unaudited Pro Forma Combining Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the following as if they occurred on January 1, 1998:

     - the merger of CareCentric and Simione; and

     - the merger of Simione and MCS.

     Simione, CareCentric and MCS each prepare its financial statements on the basis of a fiscal year ending on December 31. The following Unaudited Total Pro Forma Combined Balance Sheet as of September 30, 1999, gives effect to the merger of Simione and MCS as of September 30, 1999. The merger of CareCentric and Simione was effected on August 12, 1999 and therefore is reflected in Simione's historical balance sheet as of September 30, 1999.

     The Unaudited Pro Forma Combining Statements of Operations and Unaudited Pro Forma Combining Balance Sheet set forth below reflect several material adjustments, including among others, adjustments to reflect the amortization of the portion of the purchase price allocated to goodwill and other intangible assets. The purchase price allocation is preliminary and subject to change. Any changes to the allocation could have a material impact on the Unaudited Pro Forma Combining Financial Statements. The Unaudited Pro Forma Combining Statements of Operations do not reflect the effect of the reverse stock split because the ratio has not been determined. See Note 3 below for a description of the effect of the reverse stock split using different ratio possibilities.

     The Unaudited Pro Forma Combining Financial Statements are derived from the historical financial statements of Simione, CareCentric, and MCS and the assumptions and adjustments described in the accompanying notes. Simione believes that all adjustments necessary to present fairly such unaudited financial information have been made. The unaudited pro forma financial data should be read in conjunction with the consolidated financial statements and the accompanying notes thereto of Simione, CareCentric, and MCS, which begin on page F-1.

     The Unaudited Pro Forma Combining Financial Statements do not claim to represent what Simione's results of operations actually would have been if the mergers had occurred as of January 1, 1998 or what such results will be for any future periods.

                              UNAUDITED PRO FORMA
                         COMBINING FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998

                                                    CARECENTRIC                                      MCS            TOTAL
                         SIMIONE      CARECENTRIC    PRO FORMA      PRO FORMA          MCS        PRO FORMA       PRO FORMA
                        HISTORICAL    HISTORICAL    ADJUSTMENTS      COMBINED      HISTORICAL    ADJUSTMENTS       COMBINED
                       ------------   -----------   -----------    ------------    -----------   -----------     ------------
                                                                       (2)             (4)                           (3)
Revenues
Software and
 service.............  $ 27,522,926   $   996,124                  $ 28,519,050    $14,901,000   $               $ 43,420,050
Other................    14,123,209        64,589                    14,187,798             --                     14,187,798
                       ------------   -----------                  ------------    -----------                   ------------
 Total revenues......    41,646,135     1,060,713                    42,706,848     14,901,000                     57,607,848
Operating expenses
Cost of revenue......    26,091,299     1,250,657                    27,341,956      9,225,000                     36,566,956
Development..........     6,740,829     1,775,402                     8,516,231        231,000                      8,747,231
Sales, general and
 admin...............    13,822,674     3,105,252                    16,927,926      3,780,000                     20,707,926
Severance............     5,010,976            --                     5,010,976             --                      5,010,976
Depreciation and
 amortization........     2,392,321       199,313    1,403,002(f)     3,994,636             --     3,093,318 (g)    5,684,952
                                                                                                  (1,403,002)(f)
                       ------------   -----------                  ------------    -----------   -----------     ------------
 Total operating
   expenses..........    54,058,099     6,330,624                    61,791,725     13,236,000                     76,718,041
                       ------------   -----------                  ------------    -----------                   ------------
Operating
 income/(loss).......   (12,411,964)   (5,269,911)                  (19,084,877)     1,665,000                    (19,110,193)
Interest expense,
 net.................       240,481      (231,818)                        8,663         47,000                         55,663
                       ------------   -----------                  ------------    -----------                   ------------
Income/(loss) before
 taxes...............   (12,171,483)   (5,501,729)                  (19,076,214)     1,712,000                    (19,054,530)
Income tax
 provision...........            --            --                            --       (686,000)                      (686,000)
                       ------------   -----------                  ------------    -----------                   ------------
Income/(loss) from
 continuing
 operations..........  $(12,171,483)  $(5,501,729)                 $(19,076,214)   $ 1,026,000                   $(19,740,530)
                       ============   ===========                  ============    ===========                   ============
Net loss per share
 from continuing
 operations..........  $      (1.42)                               $      (1.64)                                 $      (1.03)
                       ============                                ============                                  ============
Weighted average
 shares - basic and
 diluted.............     8,556,990                  3,100,000       11,656,990 (1)                7,449,266       19,106,256 (1)
                       ============                 ==========     ============                  ===========     ============

-------------------------

(1) Pro forma loss per share is calculated based on the number of shares of common stock outstanding at December 31, 1998, and has been adjusted to give effect to the issuance of shares of Series A preferred stock that will occur in connection with the merger. Stock options outstanding at each period end have not been included in the loss per share calculations as their effect is antidilutive.

(2) Represents the pro forma results of Simione and CareCentric.

(3) Represents the pro forma results of Simione, CareCentric, and MCS.

(4) Reflects continuing operations only. The ProfitWorks product line was transferred from MCS to Mestek on September 1, 1999. The operations of ProfitWorks have been removed as a discontinued operation for each period presented and hence no pro forma adjustment is necessary. Mestek assumed all liabilities related to ProfitWorks, including warranty obligations. Any relationship between Simione and ProfitWorks after the merger will be pursuant to arms' length agreements and arrangements negotiated by the parties.

UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                   CARECENTRIC                                       MCS            TOTAL
                         SIMIONE     CARECENTRIC    PROFORMA        PROFORMA           MCS        PROFORMA         PROFORMA
                       HISTORICAL    HISTORICAL    ADJUSTMENTS      COMBINED       HISTORICAL    ADJUSTMENTS       COMBINED
                       -----------   -----------   -----------     -----------     -----------   -----------     ------------
                                         (5)                           (2)             (4)                           (3)
Revenues
Software and
 service.............  $11,331,384    $1,097,258                   $12,428,642     $12,519,000                   $ 24,947,642
Other................    8,946,780       274,131                     9,220,911              --                      9,220,911
                       -----------   -----------                   -----------     -----------                   ------------
 Total revenues......   20,278,164     1,371,389                    21,649,553      12,519,000                     34,168,553
Operating expenses
Cost of revenue......   12,156,167       814,015                    13,570,182       7,669,000                     20,702,182
Development..........    2,708,121       836,684                     3,544,805         831,000                      4,375,805
Sales, general and
 admin...............    8,893,843     1,594,411                    10,488,254       3,322,000                     13,447,254
Severance and other
 restructuring.......   (1,140,000)           --                    (1,140,000)             --                     (1,140,000)
Depreciation and
 amortization........    2,410,295       123,265      818,418(f)     3,351,978              --    2,319,988(g)      4,853,548
                                                                                                    (818,418)(f)
                       -----------   -----------   ----------      -----------     -----------   ----------      ------------
 Total operating
   expenses..........   25,628,426     3,368,375      818,418       29,815,219      11,822,000    1,501,570        43,138,789
                       -----------   -----------                   -----------     -----------                   ------------
Operating
 income/(loss).......   (5,350,262)   (1,996,986)                   (8,165,666)        697,000                     (8,970,236)
Interest expense,
 net.................       69,689      (486,756)                     (417,067)         28,000                       (389,067)
                       -----------   -----------                   -----------     -----------                   ------------
Income/(loss) before
 taxes...............   (5,280,573)   (2,483,742)                   (8,582,733)        725,000                     (9,359,303)
Income tax
 provision...........           --        (2,400)                       (2,400)       (284,000)                      (286,400)
                       -----------   -----------                   -----------     -----------                   ------------
Income/(loss) from
 continuing
 operations..........  $(5,280,573)  $(2,486,142)                  $(8,585,133)    $   441,000                   $ (9,645,703)
                       ===========   ===========                   ===========     ===========                   ============
Net loss per share
 from continuing
 operations..........  $     (0.60)                                $     (0.73)                                  $      (0.50)
                       ===========                                 ===========                                   ============
Weighted average
 common -- basic and
 diluted.............    8,740,559                  3,100,000(1)    11,840,559 (1)                7,449,266        19,289,785 (1)
                       ===========                 ==========      ===========                   ==========      ============


-------------------------

(1) Pro forma loss per share is calculated based on the number of shares of common stock outstanding at September 30, 1999, and has been adjusted to give effect to the issuance of shares of preferred stock that will occur in connection with the merger. Stock options outstanding at each period end have not been included in the loss per share calculations as their effect is antidilutive.

(2) Represents the pro forma results of Simione and CareCentric.

(3) Represents the pro forma results of Simione, CareCentric, and MCS.

(4) Reflects continuing operations only. The ProfitWorks product line was transferred from MCS to Mestek on September 1, 1999. The operations of ProfitWorks have been removed as a discontinued operation for each period presented and hence no pro forma adjustment is necessary. Mestek assumed all liabilities related to ProfitWorks, including warranty obligations. Any relationship between Simione and ProfitWorks after the merger will be pursuant to arms' length agreements and arrangements negotiated by the parties.

(5) Represents period from January 1, 1999 through August 12, 1999, the effective date of the merger with Simione.

UNAUDITED PRO FORMA COMBINING
BALANCE SHEET AS OF SEPTEMBER 30, 1999

                                                                                TOTAL
                                 SIMIONE         MCS                          PROFORMA
                                HISTORICAL    HISTORICAL     PROFORMA         COMBINED
                               ------------   ----------   ------------      -----------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents....  $  1,228,385   $   33,000   $  3,000,000 (a)  $ 3,761,385
                                                               (500,000)(e)
Accounts receivable, net.....     5,013,621    3,913,000                       8,926,621
Prepaids and other current
  assets.....................       561,873      546,000                       1,107,873
                               ------------   ----------                     -----------
  Total current assets.......     6,803,879    4,492,000                      13,795,879
FIXED ASSETS:
Purchased software, furniture
  and equipment, net.........     1,528,171      599,000                       2,127,171
Intangibles..................    18,607,285           --    (18,607,285)(c)   22,671,246
                                                                500,000 (e)
Other assets.................       990,499      225,000     22,171,246 (c)    1,215,499
                               ------------   ----------                     -----------
  Total assets...............  $ 27,929,834   $5,316,000                     $39,809,795
                               ============   ==========                     ===========
CURRENT LIABILITIES:
Accounts payable.............     2,910,413      673,000                       3,583,413
Accrued liabilities..........     4,673,894    1,172,000                       5,845,894
Customer deposits............       931,097      487,000                       1,418,097
Unearned revenues............     2,183,782    2,835,000                       5,018,782
Note payable.................     3,000,000                  (3,000,000)(a)
Payable to parent............                    619,000                         619,000
                               ------------   ----------                     -----------
  Total current
     liabilities.............    13,699,186    5,786,000                      16,485,186
Accrued liabilities less
  current portion............     2,249,179           --                       2,249,179
                               ------------   ----------                     -----------
  Total liabilities..........    15,948,365    5,786,000                      18,734,365
STOCKHOLDERS' EQUITY
  (DEFICIT):
Preferred stock..............         3,035                       5,600 (a)        5,600
                                                                 (3,035)(b)
Common stock.................         8,783        1,000          3,035 (b)       19,267
                                                                 (1,000)(d)
                                                                  7,449 (c)
Additional paid-in capital...    51,627,680      310,000      4,994,400 (a)   20,831,563
                                                            (51,627,680)(d)
                                                             15,527,163 (c)
Stock warrants...............            --           --      1,000,000 (a)    1,000,000
Accumulated deficit..........   (39,658,029)    (781,000)    39,658,029 (d)     (781,000)
                               ------------   ----------                     -----------
  Total stockholders' equity
     (deficit)...............    11,981,469     (470,000)                     21,075,430
                               ------------   ----------                     -----------
  Total liabilities &
     stockholders' equity....  $ 27,929,834   $5,316,000                     $39,809,795
                               ============   ==========                     ===========

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINING FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The merger will be accounted for as a purchase transaction of Simione by MCS for financial accounting purposes in accordance with generally accepted accounting principles. Subsequent to the MCS merger, approximately 46% or 7,449,266 shares of the outstanding common stock of Simione will be owned by the former MCS stockholders, 39% if the Series A Preferred Stock of Simione is converted.

     One of the stockholders, John E. Reed, will, by virtue of the spin-off of MCS to the stockholders of Mestek and the subsequent merger of MCS into Simione, control approximately 22% of the common stock on matters to be voted upon by stockholders of Simione. The Series B Preferred Stock issued to Mestek will have voting rights equal to 11,200,000 shares of Simione common stock, or approximately 37% of the total voting power, assuming conversion of the Series A Preferred Stock. The Series C Preferred Stock, when issued to Mestek upon conversion of its promissory note at the closing of the merger, will have voting rights equal to 850,000 shares of Simione common stock, or approximately 2.7% of the total voting power, assuming conversion of the Series A Preferred Stock. Mr. Reed, through direct share ownership and as trustee under various family trusts, controls approximately 57% of the vote on matters to be voted upon by stockholders of Mestek. This voting power at the Mestek level makes Mr. Reed capable of exercising voting power of the Series B and Series C Preferred Stock at the Simione level. Accordingly, Mr. Reed will therefore control, through his direct and indirect control of 22% of Simione common stock and his indirect control of the Series B and Series C Preferred Stock, approximately 52% of the vote on matters to be voted upon by shareholders of Simione.

     Based upon a series of transactions, specifically the spin-off of MCS from Mestek, the shareholder vote on the Simione/MCS merger, the purchase of the Series B Preferred Stock and the promissory note that is convertible into Series C Preferred Stock, and the subsequent ownership structure, MCS, for accounting purposes only, is considered the accounting acquirer. In addition, as a result of these holdings, Mr. Reed will be able to determine the composition of the MCS board designees to be appointed by the Simione board, and will be able to select a 13th director to break a deadlock in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive board meetings. In addition, MCS will supply a large share of the top management of the combined entity. Accordingly, the assets and liabilities of Simione were revalued, and the historical statements of MCS will become the historical financial statements of Simione.

     The accompanying Unaudited Pro Forma Combining Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the following as if they occurred as of January 1, 1998:

     - the merger of CareCentric and Simione; and

     - the merger of Simione and MCS.

     MCS, CareCentric and Simione each prepare their financial statements on the basis of a fiscal year ending on December 31. The following Unaudited Pro Forma Combining Balance Sheet as of September 30, 1999 gives effect to the merger of Simione and MCS

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

as of September 30, 1999. The merger of CareCentric and Simione was effected on August 12, 1999 and is reflected in Simione's historical balance sheet as of September 30, 1999.

     All material transactions between MCS, CareCentric and Simione during the periods presented have been eliminated as pro forma adjustments. There are no material conforming differences between the accounting policies of MCS, CareCentric and Simione. The pro forma combined provision for income taxes may not represent amounts that would have resulted had MCS, CareCentric and Simione filed consolidated income tax returns during the periods presented.

     The Series A Preferred Stock is convertible into Simione common stock on a share-for-share basis only upon the approval of the conversion by a majority of the Simione stockholders. Simione is seeking stockholder approval of the conversion at the special meeting. If the Series A Preferred Stock is converted, it will represent approximately 26% of the outstanding Simione common stock, or 16% if the MCS merger is approved. For pro forma purposes, we have assumed the Series A Preferred Stock will be converted into Simione common stock. If the Series A Preferred Stock does not convert then Total Pro Forma Combined Net Loss per share for the nine months ended September 30, 1999 would be ($0.64).

NOTE 2.  PRO FORMA ADJUSTMENTS

     The pro forma adjustments are based on Simione's estimates of the value of the tangible and identifiable intangible assets acquired. A valuation of the tangible and identifiable intangible assets acquired has been conducted by an independent third-party appraisal company. An increase in the purchase consideration and/or a decrease in the working capital would result in a reallocation of the purchase price and would result in increases in values assigned to identifiable intangible assets compared to those presented in the accompanying Unaudited Pro Forma Combining Financial Statements for the year ended December 31, 1998 and as of September 30, 1999. Under purchase accounting, the total acquisition cost will be allocated to CareCentric's and Simione's assets and liabilities based on their relative fair values. The final allocations may be different from the results reflected herein.

     (a) In connection with the MCS merger, Mestek, the former parent company of MCS, will invest $6.0 million in Simione in exchange for the following:

          - 5,600,000 shares of Series B Preferred Stock; and

          - A warrant to purchase 2,000,000 shares of Simione common stock at a per share exercise price equal to the greater of $2.175 or the Nasdaq closing price of Simione common stock on the closing date of the merger, not to exceed $3.00 per share.

     The fair value of these instruments was estimated by first calculating the value of the warrants and then assigning the remaining value from the $6.0 million in consideration to the preferred stock. The Series B Preferred Stock is not redeemable or convertible. The instrument was created to provide Mestek additional voting rights in the new entity. The

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

warrants have no redemption feature. Hence there is no accretion from the difference between the estimated fair market value of the stock warrants at the issue date and their estimated redemption prices over the term of the facility. An independent third party valuation company calculated the fair value of the warrants as of the date of issuance at $1.0 million. The Black-Scholes value model was used in this calculation with the following assumptions:

Dividend yield..............................................    0
Expected volatility.........................................   75%
Risk-free interest rate at the date of grant................  5.8%
Expected life...............................................    3 year

     The option instrument was created to provide Mestek an anti-dilution feature. There is no material value to this feature as the underlying securities are (1) stock options to purchase Simione common shares with a weighted average exercise price greater than the current trading value and (2) a limited amount of old Simione shares that are not anticipated to be presented for conversion. The option will be exercisable only to the extent that such Simione options, warrants or conversion rights are in fact exercised. Specifically, this option includes:


          1. A total of 1,910,596 shares of Simione common stock related to options and warrants, at exercise prices ranging from $.74 to $14.71 per share, and a weighted average exercise price of $4.55 per share; and


          2. 24,972 shares of Simione common stock issuable for no additional consideration upon exercise of conversion rights. These conversion rights represent old Simione common shares that have not been presented for conversion after Simione's one-for-two reverse stock split effected in July 1997.


     A $3.0 million loan and a $1 million loan from Mestek to Simione will be repaid with a portion of the $6.0 million of proceeds described above. Hence, upon closing Simione will receive cash of $2.0 million (less accrued interest on the $3.0 million and $1.0 million loans) from the consideration of $6.0 million.



     In addition to the $6.0 million consideration described above, non-cash consideration will consist of approximately 8,743,103 shares (100% of the outstanding shares) of MCS common stock. The MCS stock will be exchanged for approximately 7,449,266 shares of Simione common stock. See note (c) for discussion about the calculation of the value of intangible assets in this

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

reverse acquisition. The following reflects, in tabular format, each component of the acquisition costs:

                                                                  MCS
                                                                MERGER
                                                              -----------
PURCHASE PRICE:
Simione common stock........................................    8,782,729
Value per share.............................................  $      1.77
                                                              -----------
                                                               15,545,430
Series B Preferred Stock....................................    5,000,000
Warrants....................................................    1,000,000
                                                              -----------
  Total purchase price......................................  $21,545,430
                                                              ===========

     (b) The Series A Preferred Stock is convertible into Simione common stock on a share-for-share basis only upon the approval of the conversion by a majority of the Simione common stockholders. Simione is seeking stockholder approval of the conversion at the special meeting. If the Series A Preferred Stock is converted, it will represent approximately 26% of the outstanding Simione common stock, or 16% if the MCS merger is approved. For pro forma purposes, we have assumed the Series A Preferred Stock will be converted into Simione common stock.

     (c) For financial accounting purposes, the MCS merger is accounted for as if MCS is acquiring Simione. Accordingly, the assets and liabilities of Simione are revalued, and the historical statements of MCS will become the historical financial statements of the registrant. Subsequent to the MCS merger, approximately 46% or 7,449,266 shares of the outstanding common stock of Simione, or 39% if the Series A Preferred Stock is converted, will be owned by the former MCS stockholders. One of the stockholders, John E. Reed, will, by virtue of the spin-off of MCS to the stockholders of Mestek and the subsequent merger of MCS into Simione, control approximately 22% of the common stock on matters to be voted upon by stockholders of Simione. The Series B Preferred Stock to be issued to Mestek simultaneously with the closing of the merger will have voting rights equal to 11,200,000 shares of Simione common stock, or approximately 37% of the total voting power, assuming conversion of the Series A Preferred Stock. The Series C Preferred Stock, when issued to Mestek upon conversion of its promissory note at the closing of the merger, will have voting rights equal to 850,000 shares of Simione common stock, or approximately 2.7% of the total voting power, assuming conversion of the Series A Preferred Stock. Mr. Reed, through direct share ownership and as trustee under various family trusts, controls approximately 57% of the vote on matters to be voted upon by stockholders of Mestek. This voting power at the Mestek level makes Mr. Reed capable of exercising voting power of the Series B and Series C Preferred Stock at the Simione level. Accordingly, Mr. Reed will therefore control, through his direct and indirect control of 22% of the outstanding Simione common stock and his indirect control of the Series B and Series C Preferred Stock, approximately 52% of the vote on matters to voted upon by stockholders of Simione. In addition, as a result of these holdings, Mr. Reed will be able to determine the composition of the MCS board designees to be appointed by the Simione board, and will be able to select a 13th director to break a deadlock in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

board meetings. In addition, MCS will supply a large share of the top management of the combined entity. Accordingly, the assets and liabilities of Simione are revalued, and the historical statements of MCS will become the historical financial statements of the registrant.

     In a reverse acquisition, the fair value of the issuing company's common shares is recognized, together with adjustments necessary to reflect the issuing company's net tangible and identifiable intangible assets at their fair value with any remainder assigned to goodwill. The total intangibles was determined based upon the following calculation:

                                                                  MCS
                                                                MERGER
                                                              -----------
Purchase Accounting
Simione common stock........................................    8,782,729
Value per share.............................................  $      1.77
                                                              -----------
  Total value of Simione common stock.......................   15,545,430
Net tangible liabilities assumed............................    6,625,816
Acquisition costs...........................................      500,000
                                                              -----------
  Total intangibles.........................................  $22,671,246
                                                              ===========

     The impact of the $6 million Series B Preferred Stock and warrant investment is considered in the calculation of net tangible liabilities assumed. Outstanding Simione options will remain as they are. Since all option exercise prices are significantly above Simione's current market price, these options have been assigned a value of zero in the transaction.

     In accordance with EITF 95-19, the value per share of Simione common stock was determined based on the average per share price on the Nasdaq National Market System for the 5 days before and after September 9, 1999. This was the date of the announcement of the Amended and Restated Agreement and Plan of Merger and Investment Agreement, which provided for the Series B Preferred Stock and warrants described in Note (a).

     Intangible assets of $22.7 million acquired have been allocated to specific identifiable elements and related useful lives determined based upon an assessment by an independent third party valuation services company. The identifiable intangible assets are comprised of developed technology, assembled workforce, customer base and goodwill. The table below is a summary of the estimated amounts allocated to the long-lived assets acquired and useful lives:

SIMIONE -- VALUE ASSIGNED TO ASSETS BALANCE SHEET CATEGORY ACQUIRED

Developed technology....................................   8 Years   $12.6 million
Assembled workforce.....................................   5 Years     2.3 million
Customer Base...........................................   9 Years     1.7 million
Goodwill................................................   7 Years     6.1 million
                                                                     -------------
                                                                     $22.7 million
                                                                     -------------

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINING FINANCIAL STATEMENTS -- (CONTINUED)


          DISCLOSURE OF RATIONALE FOR 8 YEAR DEVELOPED TECHNOLOGY LIFE



     A life of eight (8) years was assigned to the Developed Technology after review of the following factors:



     - The independent review and valuation of Simione by Gross Collins recommended a life of between 7 and 9 years.



     - Both of the main products of Simione, STAT and DME, are over 10 years old and are still written in the their original software language.



     - A significant percentage of the STAT and DME customer base exceeds 8 years since initial contract date.



     - CareCentric's Smart Clipboard customers are all under 2 years old, but will be integrated with selected modules of STAT and MestaMed which will provide a link with established customer relationships exceeding 8 years.



     - The cost of training and operational significance of the software selected by the customers represents a capital purchase decision. Customer buying decisions relate the initial installation and training cost combined with the annual maintenance cost for the software against the software license fee. With the limited capital funds available to the home healthcare industry, Simione expects new software sales to remain installed and in use in a customer's business at least 8 years.


     (d) Adjustment to reflect the elimination of common stock, additional paid-in capital, and accumulated deficit account balances of MCS.

     (e) Represents estimated acquisition expenses of approximately $500,000 related to the MCS merger considered in the purchase price.

     (f) Adjustment to reflect the amortization expense of identifiable intangible assets acquired in the CareCentric merger. These assets will be amortized over a period of 7 years. The estimated annual amortization charge to operations related to intangible assets approximates $1.4 million. Assuming the merger with MCS closes, these intangible assets will be eliminated and revalued based upon the new entity. See note (c) above for a discussion of how intangible assets are created in connection with the MCS merger.

     For the CareCentric merger, non-cash consideration consisted of 3,034,521 shares of Simione Series A Preferred Stock valued at $2.58. The guaranteed value of $3.00 per common share of Simione stock after the fourth quarter of 2000 has been discounted to the purchase date, using an incremental borrowing rate of 10%. The discounted value as of the acquisition is $2.58 per share and coincides with the average fair market value of Simione common stock as traded just prior to the announcement of the acquisition. Simione's stock value has not exceeded this floor subsequent to the announcement of the merger. If Simione common stock does not meet the guaranteed value, Simione will issue up to an additional 3,034,521 shares of common stock to these stockholders. No additional intangible assets will be recorded in the future as the purchase price remains the guaranteed value per share. The only future financial statement impact could be a reclassification between common stock and additional paid-in-capital for the additional shares issued.

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                CARE-
                                                               CENTRIC
                                                                MERGER
                                                              ----------
PURCHASE PRICE:
Simione Series A Preferred Stock............................   3,034,521
Guaranteed value per share..................................  $     2.58
                                                              ----------
Total value of stock........................................  $7,813,892
Cash........................................................     218,000
Net liabilities assumed.....................................   1,060,513
                                                              ----------
  Total purchase price......................................  $9,092,405
                                                              ==========
Guaranteed value per share at December 31, 2000.............  $     3.00
Guaranteed value per share at acquisition date..............  $     2.58

     All warrants for CareCentric stock were canceled as a result of the merger with Simione.

     Only options held by employees who remained with Simione after the merger were converted from CareCentric options to Simione options. The conversion of the options was made such that no vesting or expiration terms changed from the terms included in the original CareCentric options. The number and strike price of the options were converted using the same stock ratio and valuation used for the common stockholders of CareCentric at the date of the merger. As a result, 600,000 CareCentric employee options at a strike price of $0.50 converted into 20,400 Simione options at a strike price of $14.71. Accordingly, all options exercise prices are significantly above Simione's current market stock price.

     The merger was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." Intangible assets of approximately $9.8 million acquired have been allocated to specific identifiable elements and related useful lives determined based upon an assessment by an independent third party valuation services company. The identifiable intangible assets are comprised of developed technology and goodwill, which have estimated useful lives of 7 years. The table below is a summary of the estimated amounts allocated to the long-lived assets acquired:

CARECENTRIC -- VALUE ASSIGNED TO ASSETS BALANCE SHEET CATEGORY ACQUIRED

Developed technology.....................................   7 Years   $9.1 million
Goodwill.................................................   7 Years    0.7 million
                                                                      ------------
                                                                      $9.8 million
                                                                      ============

     (g) Adjustment to reflect the amortization expense of identifiable intangible assets acquired in the MCS merger. These assets will be amortized over periods ranging from 5 to 9 years. The estimated annual amortization charge to operations related to intangible assets approximates $3.1 million.


     (h) Due to the fact that the following promissory notes were signed subsequent to the pro forma date, no proceeds will be used to repay any part of the notes and the stockholders are not voting on approval, we have not effected the following for pro forma purposes.

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

     In November 1999, Mestek loaned an additional $850,000 to Simione under a secured convertible promissory note. The note bears interest at a rate of 11% per year and matures in November 2002. At any time after the closing of the MCS merger, Mestek may convert the note into 850,000 shares of Simione Series C Preferred Stock. The Preferred Stock will have the following terms:

     - a liquidation preference of $1.00 per share, junior in priority to the liquidation preferences of the Series A and Series B Preferred Stock;

     - right to one vote per share on all matters voted on by Simione stockholders;

     - cumulative dividends at the rate of 11% of the $1.00 per share liquidation preference per year, junior in priority to dividend rights of the Series A and Series B Preferred Stock; and

     - the right to receive the same consideration as an outstanding share of Simione common stock in the event of a change of control transaction.


     In February 2000, Mestek loaned an additional $1 million to Simione under a secured promissory note. This note bears interest at a rate of BankBoston prime plus 2% and matures on June 30, 2000.


NOTE 3.  POTENTIAL REVERSE STOCK SPLIT

     The stockholders of Simione are voting to approve authorization for a reverse stock split if deemed necessary by Simione's board within one year following stockholder approval. The following table shows the effect on earnings per share for the unaudited pro forma combining financial statements for the year ended December 31, 1998 and the nine months ended September 30, 1999 related to the reverse stock split.

                                                     PROPOSED RANGE OF STOCK SPLITS
                                                              ADJUSTED EPS
                                    EPS        -------------------------------------------
                                AS PRESENTED   ONE-FOR-THREE   ONE-FOR-FOUR   ONE-FOR-FIVE
                                ------------   -------------   ------------   ------------
FOR THE YEAR ENDED DECEMBER
  31, 1998
Simione historical............     (1.42)          (4.26)         (5.68)         (7.10)
Pro Forma Combined............     (1.64)          (4.92)         (6.56)         (8.20)
Total Pro Forma Combined......     (1.03)          (3.09)         (4.12)         (5.15)
FOR THE NINE MONTHS ENDED
  SEPTEMBER 30, 1999
Simione historical............     (0.60)          (1.80)         (2.40)         (3.00)
Pro Forma Combined............     (0.73)          (2.19)         (2.92)         (3.65)
Total Pro Forma Combined......     (0.50)          (1.50)         (2.00)         (2.50)

                              THE BUSINESS OF MCS

OVERVIEW

     MCS is primarily involved in the sales and service of business applications software for the home health services marketplace. Services to customers include:

     - preparation of computer programs and software to meet customer needs,

     - providing computer hardware when required,

     - installing the system at the customer's business,

     - providing continuing support services, and

     - providing classroom and computer-based training on its software.

     MCS' primary product is MestaMed(TM), a third-party billing, accounting and inventory control system for providers of home health services. MCS also develops and offers for sale computer-based training materials for the MestaMed system and for other home health issues. In addition, MCS Management Services division offers management services to home health providers to assist them with billing and reimbursement and the efficient management and utilization of their systems.

     In addition, MCS developed ProfitWorks, a computer system utilized by building supply, lumber, electrical, plumbing, and hardware suppliers and outlets and manufacturer's representatives to manage order entry, inventory, purchasing, accounts receivable, and reporting. The business of ProfitWorks was transferred to Mestek on September 1, 1999. The transfer included all accounts receivable, inventory and other assets associated with ProfitWorks. Mestek assumed all liabilities related to ProfitWorks, including warranty obligations, and agreed to pay rent for space used by ProfitWorks at MCS' headquarters through the end of 1999. For a description of the accounting treatment of the transfer, see Note 11 to the MCS financial statements on page F-49.

MESTAMED

     MestaMed is a third-party billing, accounting and inventory control system for providers of home health services, including:

     - home medical equipment

     - home health care

     - infusion therapy

     - rehabilitation programs, and

     - hospice services.

     MCS' customers are home health care providers who use MestaMed to track the provision of home medical equipment and services to patients and to meet the complex requirements necessary to obtain reimbursement from Medicare/Medicaid and other third-party payors. MCS believes MestaMed is the only system which integrates information for operational and financial management for all of these disciplines for providers of home health services.

     MestaMed is comprised of approximately 4 to 6 primary functions, such as billing, and up to 18 additional functions covering a variety of features that a customer may choose to include in its particular version of the MestaMed system. MestaMed is available on a variety of computer systems and operating systems including Open VMS, UNIX, Windows NT, AIX and various Intel, Alpha and RS 6000 computer systems. One of MCS' customers uses MestaMed Plus, a customized version of MestaMed.

     Customers also may enter into maintenance agreements which provide them with access to customer support, updates to respond to changes in reimbursement and regulatory policies, and product enhancements. These maintenance agreements are typically for one year. The software in installations which do not have maintenance agreements rapidly becomes obsolete.

     MestaMed originally was designed for providers of home medical equipment such as hospital beds, wheel chairs and oxygen and respiratory equipment. Over time, MCS expanded MestaMed to include additional functions to meet the needs of other home health care service providers. MestaMed has also been expanded and improved in part by requests from customers. These features have been incorporated into upgrades of MestaMed.

REGULATION

     Many of the services provided by the home health care industry are paid for by the federal government under the Medicare and Medicaid programs or by third parties such as traditional health insurance companies or HMOs. While Medicare is administered by the federal government, each state administers the Medicaid program in its state using its own regulations. Each of these organizations has elaborate regulations regarding the provision of and payment for services. In addition, the rules for different types of services such as skilled nursing, durable medical equipment and infusion therapy are substantially different.

     Changes in regulations on reimbursement plans require reprogramming to update affected MestaMed functions. The federal Health Care Financing Agency (commonly referred to in the industry as "HCFA") released its interim payment system (commonly referred to in the industry as "IPS") rules in 1997, and it released its proposed prospective payment system (commonly referred to in the industry as "PPS") in October 1999. The final PPS rules are scheduled to be released in July 2000. The IPS rules did not require extensive reprogramming of MestaMed. MCS estimates it spent no more than $50,000 in modifying MestaMed to incorporate the IPS regulations. The impact of these changes is discussed under "-- Customers" on page 107.

     MCS believes that the PPS rules could require extensive reprogramming of MestaMed. Management is still assessing how much it will cost to update MestaMed to incorporate the PPS rules. Modifying MestaMed to incorporate regulatory mandates often requires MCS to divert development personnel and other resources from scheduled program enhancements and product improvements, and MCS expects that incorporation of the new PPS rules will also divert resources.

     For discussion of proposed federal regulations and recently enacted legislation that could have a significant effect on MCS' business operations, see "The Business of Simione -- Government Regulation and Health Care Reform" at page 131.

PROGRAMMING

     MestaMed was developed in what are today regarded as "legacy" environments, a term used to describe environments that are based on outdated programming technology.

Nevertheless, by utilizing tools developed by others, MCS has been able to sustain and improve the utility of its legacy products and offer those products on a variety of current computer systems and operating systems, including Windows NT.

     The chart below sets forth the approximate amounts MCS spent on software development over the past four years. These costs related primarily to product improvements and customer requested enhancements to existing products, as well as to remediation of the year 2000-related issues in certain of MCS' products, as more fully described under the heading "MCS Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 112.

1996........................................    $1.3 million
1997........................................    $1.6 million
1998........................................    $2.0 million
1999(1).....................................    $1.7 million

---------------

(1) Nine months ended September 30, 1999

     MCS is limited by its programming resources. As of September 30, 1999, MCS had 30 employees in its development department. On average MCS' programmers have been with MCS for 6.5 years. Currently, development and support of MestaMed requires the use of Synergy, a set of legacy oriented tools based on the DIBOL computer language. It is increasingly difficult to find programmers who are skilled in these languages. The MestaMed Plus customer has a full-time programmer dedicated to supporting and enhancing custom software for that customer.

     MestaMed uses older "green-screen" technology instead of a graphical user interface now common on many Windows-based consumer and business programs. "Green-screens" require the operator to use the arrow keys and control keys to navigate. Operators need more training to efficiently input data in a "green-screen" environment than in a "point and click" graphical user interface environment.

     In the fourth quarter of 1998, MCS began to update MestaMed to use a graphical user interface for certain application functions. As of the second quarter of 1999, all file maintenance functions, such as adding a new doctor or patient to a client's database, have been converted to use a graphical user interface. MCS is now limiting its MestaMed graphical user interface conversion efforts in favor of developing a next generation product. MCS has initiated the design phase of such a product. In the interim, management expects to continue to support, enhance and upgrade the existing versions of MestaMed.

     The new generation of MestaMed will use modern program architecture and software languages. MestaMed will also be capable of operating in modern computer network environments including Internet-based operating environments. To fully replicate the features and functions of MestaMed and to update its functions to address the new home health care environment expected and the forthcoming PPS rules will take substantial time and resources. MCS is using Winfield Software, Inc., an outside software development company, to design and develop the program specifications for the first phase of the new MestaMed product. For a more detailed description of the product, see "MCS Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Overview" on page 112.

     Management of MCS based its decision to use an outside software development company in part on the need for MCS' programmers to continue on-going updating and customization efforts of the current version of MestaMed and their relative inexperience with current programming languages and structures. Reliance on an outside software developer subjects MCS to risks that this supplier may not be able, for whatever reason, to supply the designs and specifications in a timely and cost-efficient manner, and/or may not be available to support programming efforts. MCS believes that it could use alternative vendors for these services at a similar cost to MCS. Switching vendors could result in substantial delays.

     Currently the outside software developer is developing a full set of specifications and screen layouts for the first phase of the new version of MestaMed together with MCS' product management team. Under the terms of MCS' agreement with the outside software developer, MCS retains all ownership rights associated with the specifications and screen layouts produced. Upon receipt of the full specifications and screen layouts, MCS can elect to have the software code necessary to implement the specifications and layouts developed by the outside software developer or by other programmers, including possibly programmers in countries with lower labor costs than the United States. In August 1999, MCS received the first portion of the specifications and layouts from the developer. The cost of the development of the specifications for the new version of MestaMed is expected to be approximately $300,000 of which $80,000 has been incurred and expensed as of September 30, 1999. The balance is expected to be incurred and expensed prior to March 31, 2000. The cost of implementing the specifications and the actual software coding for the first phase of the new version of MestaMed is expected to be approximately $1.2 million.

CUSTOMERS

     MCS' customers are typically home health care providers. These providers include:

        - home health agencies, which are typically Medicare-certified organizations which provide a variety of skilled home care services from nursing to coordination of a caregiving team to administer comprehensive home care services,

        - hospice care organizations, which provide medical, psychological, and spiritual care for the terminally ill and support for patients' families,

        - intravenous and infusion therapy companies, which deliver medicinal and nutritional therapies intravenously or through feeding tubes, and

        - home medical equipment and supply dealers, which provide home care patients with products ranging from breathing equipment to wheelchairs and walkers.

     Almost all of MestaMed users purchase primary functions and additional functions related to the specific business or businesses of the customer. As of September 30, 1999, approximately 80% of existing MestaMed customers had purchased the home medical equipment functions, 25% purchased infusion therapy functions and 15% purchased home health agency functions of one or more types. In 1998 and the first nine months of 1999, no single customer accounted for more than 5% of MCS' total revenues and its five biggest customers represented less than 10% of its total revenues.

     In the last two years, there has been significant reduction in the aggregate number of home health care providers due to consolidation in the industry and the departure of many home health care providers as a result of the adoption of the IPS reimbursement regulations and the resulting overall decrease in Medicare reimbursement. In 1997, there were approximately 10,000 Medicare-certified home health care providers as reported by the National Association for Home Care on its Internet web site at www.nahc.org. By 1998, there were only approximately 9,000. MCS had approximately 800 active customers at December 31, 1997, approximately 750 active customers at December 31, 1998 and approximately 570 active customers at September 30, 1999. An active MCS customer is one which is current on its payments under its maintenance contract and has logged at least one telephone call with the MCS telephone support center within the last six months.

     As of September 30, 1999, MCS' backlog was approximately $1,010,000, compared to approximately $840,000 as of September 30, 1998.

     MCS' inventory consists primarily of computer hardware and related equipment, which is sold together with applications software as an integrated package, and a supply of third-party software licenses. MCS attempts to maintain a thirty-day supply of many hardware items so that delivery of completed systems can be made on a timely basis.

COMPETITION

     The market for computer software to support the home health services information systems industry is intensely and increasingly competitive. Because of the breadth of its overall product offering, MCS competes with many companies offering alternative solutions for home health services industry needs. Some of these firms have greater financial, marketing and technical resources than MCS. They may be able to adapt more quickly to new or emerging technologies and standards or changes in customer requirements, and they may be able to devote greater resources to the promotion and sale of their products than can MCS.

     MCS believes that the principal competitive factors affecting the home health information technology market include technical performance and product attributes such as:

     - features and functionality,

     - portability,

     - reliability,

     - ease of use,

     - adaptability and scalability,

     - product technology platform,

     - product reputation,

     - product quality,

     - customer service and support,

     - price,

     - ability to integrate with products produced by other vendors,

     - quality and development assurance,

     - the effectiveness of sales and marketing efforts, and

     - company reputation and financial strength.

     Partly as a consequence of the recent consolidation in the home health care industry, home health care providers tend to offer a wider variety of services. MCS believes that its integrated MestaMed system offers an advantage in terms of convenience and lifetime service costs to such providers over competitors' stand-alone software designed to address single types of services. Unlike stand-alone systems, MestaMed's integrated system does not require re-keying patient, insurance and other data if a provider wishes to offer additional services to an existing patient. However, the initial cost of MestaMed for a single use is higher than the cost of many of its stand-alone competitors.

     MCS believes that the home health care services industry is increasingly being dominated by hospital based "integrated delivery networks". MCS has not established a relationship at this time with a supplier of information systems to hospital-based delivery systems. It has, however, recently entered into an agreement with the Volunteer Hospital Association whereby its products are recommended to the Association's members as the preferred solution for their home health services information systems needs. The Volunteer Hospital Association has 1,500 member hospitals of whom 600 have home health agencies, 150 are home medical equipment providers and 130 are home infusion providers.

     There can be no assurance that MCS will be successful in competing in the future with respect to these or other factors.

SALES AND MARKETING

     MCS markets MestaMed through its 19 person sales and marketing department. MCS' sales force is split geographically into east and west divisions. Sales people specialize in selling primarily to home medical equipment and infusion providers or home health care agencies. Sales people from both areas work together to sell to integrated providers. Sales people work from their homes. A small headquarters sales staff sells add-on software modules, accessories, supplies and training to existing customers.

     MCS markets its products through advertisements in two national home health care journals, attendance at 30 to 40 trade shows per year and direct mail. Word of mouth from satisfied customers is an important part of MCS' marketing. MCS' foreign sales are not significant.

TRAINING

     MCS offers its customers training at its Pittsburgh location, at its new training facility in Pleasanton, California and on-site at the customer's offices. MestaMed addresses the complex needs of the home health care market. As a result, it is a complex program and requires substantial effort to train operators. The "green-screen" technology used by current versions of MestaMed requires substantial training of customers' operators. Initial training is often included in the purchase price of new systems. On-going training is billed separately. MCS expects that the next generation of MestaMed will result in lower training costs because of the "user friendliness" of graphical user interfaces and integrated help features of modern development tools. As of September 30, 1999 MCS had approximately

38 support service analysts who are available to provide training to customers. MCS offers three types of classroom training:

     - Installation and initial training,

     - On-site training services, and

     - Training seminars.

     In 1999, MCS offered nearly 50 seminars to its customers. These range from classes on network communications to making home health agency businesses more efficient.

     In February 1998, MCS acquired Mentor/CBT, a computer-based training tool and content set. Computer-based training allows customers the opportunity to lower their training costs, especially for small numbers of employees such as new hires, by purchasing a reusable CD-ROM. As of the second quarter of 1999, MCS is refocusing its training division to provide more generic industry-wide content in addition to its product specific content for Internet and computer-based training. Computer-based training generated revenues of approximately $128,000 in 1998 and approximately $76,000 for the first nine months of 1999.

CUSTOMER SERVICE

     Customers who have entered into a maintenance agreement have access to MCS' customer service center at MCS' headquarters in Pittsburgh. The customer service center provides telephone assistance to customers. As of September 30, 1999, MCS had 68 support service analysts, including the 38 training analysts described above. MCS is installing an improved voice mail and telephone communication system and reorganizing its customer service department to deliver "real-time" customer support to improve customer service and operating efficiency. MCS expects to have the reorganization completed in early 2000.

CONSULTING

     MCS Management Services division offers customers consulting services relating to improving accounts receivables, collection and reimbursement functions and generally improving the efficiency of home medical equipment businesses. This division has three employees with many years of experience in validating and collecting accounts receivable generated by home medical equipment providers. It generated revenues of approximately $808,000 in 1998 and approximately $634,000 through September 30, 1999.

PROPRIETARY RIGHTS AND LICENSES

     MCS depends upon a combination of copyrights and restrictions on access to its trade secrets to protect its proprietary rights. MCS distributes its products under software license agreements tied to specific computer units which grant customers a non-exclusive license to MCS products and contain terms and conditions prohibiting the unauthorized reproduction or transfer of those products. Generally, MCS products are furnished to customers in both object and source code form under an obligation of confidentiality. In addition, MCS generally enters into confidentiality agreements with its management and programming staff and limits access to and distribution of its proprietary information.

     While MCS has not federally registered any of its copyrights, it generally includes copyright notices in its software. Despite these precautions, it may be possible for unauthorized third parties to copy aspects of MCS products or to obtain information that MCS regards as proprietary. Unregistered copyrights are still protected under federal law, although a copyright holder must first register a copyright to sue another person for infringement of that copyright under federal law. This may be done immediately prior to bringing a suit. Obtaining registered copyrights on software often requires disclosure of at least portions of the underlying software code. In addition, software code changes so frequently that constant updates would be required to keep a useful copyright current. Therefore, MCS has elected not to register its copyrights at this time, although it is free to do so at any time.

     MCS believes that, due to the rapid pace of innovation within the software industry, factors such as its domain knowledge, the technological and creative skills of its personnel and ongoing reliable product maintenance and support are more important in establishing and maintaining a leadership position within the industry than are the various legal protections of its technology.

     All trademarks and registered trademarks used herein are the property of their respective owners.

EMPLOYEES

     Because of the importance of systems development to MCS, programming, sales and support personnel are a primary resource. As of September 30, 1999, MCS had a total of 137 employees nationwide, consisting of 19 in sales and marketing, 30 in programming and development, 6 in computer-based training, 3 in the management services division, 68 in support training and education, and 10 in executive, finance and administration. These figures do not include 9 employees who worked on ProfitWorks and who were transferred to Mestek on September 1, 1999.

     MCS' success is highly dependent on its ability to attract and retain qualified employees. Competition for employees is intense in the software industry, and an inability to attract and retain qualified development and sales personnel, in particular, could postpone product release schedules and adversely affect MCS' ability to generate revenue.

     None of MCS' employees is represented by a labor union or is the subject of a collective bargaining agreement with respect to his or her employment with MCS. MCS has never experienced a work stoppage and believes its relations with its employees are good.

EXECUTIVE OFFICES

     MCS' principal executive offices are located at 400 Penn Center, Pittsburgh, Pennsylvania 15235 and the telephone number is 412-823-7440.

PROPERTIES

     MCS leases office space in Pittsburgh (Monroeville), Pennsylvania, which houses its principal offices and computer facility used in the computer software development and system design business. MCS recently extended the term of this lease until September 30, 2005, with the consent of Simione. MCS has also recently leased office space in

Pleasanton, California to provide more convenient training facilities and support for its West Coast customers.

LEGAL PROCEEDINGS

     MCS in not presently involved in any litigation which it believes will materially and adversely affect its financial condition or results of operations.

                    MCS MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     In accordance with the requirements of the MCS/Simione merger agreement, MCS distributed its ProfitWorks segment to Mestek on September 1, 1999. The distribution has been accounted for as a disposal of a business segment in accordance with Accounting Principles Board Opinion No. 30. The assets and liabilities distributed represent the operating assets and liabilities directly connected to the operation of the ProfitWorks business. The liabilities distributed exceeded the accounting basis of the assets distributed and, accordingly, MCS recorded a contribution to paid-in capital at the time of the distribution.

     The business of MCS is related to the sales and service of business applications software for the home health services information systems marketplace. Services to customers include:

     - preparation of computer programs and software to meet customer needs,

     - providing computer hardware when required,

     - installing the system at the customer's business,

     - providing continuing support services, and

     - providing classroom and computer-based training on its software.

     MCS' principal product, MestaMed, does not typically require significant customization or lengthy implementation periods. Accordingly, MCS invoices its customers for software licenses and related hardware sales after both hardware and software have been delivered and accepted and related contracts, including software licenses, have been executed.

     MCS invoices its customers for software maintenance and telephone support (other than first year maintenance and support) on an annual basis. Such billings are treated as deferred revenues on MCS' balance sheet and are thereafter amortized off to revenue over twelve months using the straight-line method.

     In addition to software licenses, software maintenance and support, and related hardware, MCS also provides a number of ancillary services including training, consulting and after-hours support. Revenues from such services are recognized monthly as such services are performed and billed.

     Unbilled receivables represent revenues earned in the current period but not billed until future dates, usually within one month.

     In June 1999, MCS entered into an agreement with Winfield Software, Inc. to develop specifications and design layouts for Phase I of a new generation of MestaMed. Phase I is intended to produce a next-generation version of MestaMed comprising billing and operational functionality targeted to home medical equipment providers. Phase I is divided into two stages.

     The first stage, incorporating the specifications and design layouts being produced by Winfield Software, will cost $300,000, of which $80,000 has been incurred and expensed as of September 30, 1999. The balance of the first stage expenses are expected to be incurred and expensed prior to March 31, 2000. The second stage of Phase I, implementing the specifications and generating the software code, is expected to cost approximately $1,200,000 and to be completed prior to December 31, 2000. MCS expects to finance the cost of the second stage through its own operating cash flows and, to the extent necessary, through the combined credit facilities of MCS and Simione subsequent to the merger.

     MCS expects that upon completion of Phase I, it will have a next-generation version of MestaMed that it can market to home medical equipment providers. Phase II, and other subsequent product development phases, will be primarily aimed at adding product functions to the next-generation MestaMed software intended for home health agencies, including integrating the point-of-care and front office functions already contained in the existing, next-generation CareCentric product, as well as specifying and developing the billing and other back office functionality similar to that contained in the MestaMed and Simione STAT II legacy products. Future development phases are also expected to include specifying and developing other historical MestaMed and STAT II functions, including those targeted to other home health service lines such as infusion therapy, hospice, and rehabilitation.

RESULTS OF OPERATIONS

                                  1998 VS 1997

     MCS reported reduced revenues, margins and operating profits in 1998 compared to 1997 as indicated in the following table:

                                           1998        %        1997        %
                                          -------    ------    -------    ------
                                          ($000)               ($000)
Net sales.............................    $14,901    100.00%   $15,433    100.00%
Gross profit..........................      5,676     38.09      6,548     42.43
Operating income......................      1,665     11.17      2,889     18.72

     Reimbursement restrictions imposed upon Medicare providers, MCS' customer base, in 1998 by the Balanced Budget Amendment adversely affected the home health care information systems marketplace and resulted in reduced revenues both industry-wide and for MCS. In addition, costs incurred by MCS in its efforts to address year 2000 functionality in certain of its products, and in other product development initiatives, adversely impacted operating profits in 1998. Profit margins were reduced in 1998 relative to 1997 due in part to the addition of a number of software support specialists in 1998.

     The following table reflects MCS' revenues and gross profits by reference to its internal product and services classifications:

                                       1998                                1997
                         ---------------------------------   ---------------------------------
                                            GROSS                               GROSS
                          SALES      %      MARGIN     %      SALES      %      MARGIN     %
                         -------   ------   ------   -----   -------   ------   ------   -----
Consulting services....  $   720     4.83%  $  446   61.94%  $   420     2.72%  $  232   55.24%
Time & material
  billing..............    1,342     9.01      112    8.35     1,188     7.70      119   10.02
Maintenance............    3,475    23.32      184    5.29     3,268    21.18      477   14.60
Educational services...      543     3.64       49    9.02       496     3.21       45    9.07
Other services.........      884     5.93       32    3.62       922     5.97       65    7.05
MestaMed system
  software.............    4,294    28.82    3,412   79.46     5,084    32.94    4,420   86.94
MestaMed system
  hardware.............    1,134     7.61      126   11.11     1,606    10.41      145    9.03
Add-on hardware........      972     6.52       88    9.05     1,390     9.01      122    8.78
Add-on software........    1,537    10.32    1,227   79.83     1,059     6.86      923   87.16
  Total Sales..........  $14,901   100.00%  $5,676   38.09%  $15,433   100.00%  $6,548   42.43%

     The cost of sales for Maintenance includes the cost of MCS' support staff plus a proportionate share of MCS' product development staff (exclusive of new product development staff). Revenues related to MestaMed system hardware represent a portion of revenues from sales of MestaMed systems. The margins reported for MestaMed system hardware are relatively narrow reflecting MCS' assumption that its principal "value added" lies in its MestaMed software. The gross profit margins for Maintenance and MestaMed systems software were reduced in 1998 compared to 1997 due to increased spending on MCS' support and product development infrastructure.

     MCS' selling expenses, as a percentage of total revenues, increased from 12.47% in 1997 to 14.92% in 1998 due to reduced sales in 1998, as more fully discussed above, and increases in sales personnel. MCS added four sales representatives and a marketing coordinator in 1998. MCS' general and administrative expenses, as a percentage of total revenues, decreased from 11.24% in 1997 to 10.45% in 1998 due to a reduction in MCS' bonus provision for 1998.

                                  1997 VS 1996

     MCS reported improved revenues and operating profits in 1997 compared to 1996 as indicated in the following table:

                                               1997       %        1996       %
                                              -------   ------    -------   ------
                                              ($000)              ($000)
Net sales...................................  $15,433   100.00%   $14,636   100.00%
Gross profit................................    6,548    42.43      6,286    42.95
Operating income............................    2,889    18.72      2,814    19.23

     Increased revenues in 1997 were principally the result of $230,000 in increased sales of add-on software, and $340,000 in increased revenues from the Management Services division that was added in 1996. The Management Services division provides consulting services to home medical equipment providers regarding accounts receivable and reimbursement management.

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

     The following table reflects MCS' revenues and gross profits by reference to its internal product and services classifications:

                                      1997                                1996
                        ---------------------------------   ---------------------------------
                                           GROSS                               GROSS
                         SALES      %      MARGIN     %      SALES      %      MARGIN     %
                        -------   ------   ------   -----   -------   ------   ------   -----
Consulting services...  $   420     2.72%   $ 232   55.24%  $   128     0.88%   $  13   10.16%
Time & material
  billing.............    1,188     7.70      119   10.02     1,047     7.15       86    8.21
Maintenance...........    3,268    21.18      477   14.60     3,040    20.77      156    5.13
Educational
  services............      496     3.21       45    9.07       350     2.39       32    9.14
Other services........      922     5.97       65    7.05       794     5.42       40    5.04
MestaMed system
  software............    5,084    32.94    4,420   86.94     5,463    37.33    4,940   90.43
MestaMed system
  hardware............    1,606    10.41      145    9.03     1,181     8.07      107    9.06
Add-on hardware.......    1,390     9.01      122    8.78     1,804    12.33      164    9.09
Add-on software.......    1,059     6.86      923   87.16       829     5.66      748   90.23
  Total sales.........  $15,433   100.00%  $6,548   42.43%  $14,636   100.00%  $6,286   42.95%

     The cost of sales for Maintenance includes the cost of MCS' support staff plus a proportionate share of MCS' product development staff (exclusive of new product development staff). Revenues related to MestaMed system hardware represent a portion of revenues from sales of MestaMed systems. The margins reported for MestaMed system hardware are relatively narrow reflecting MCS' assumption that its principal "value added" lies in its MestaMed software. The gross profit margin on Maintenance improved in 1997 compared to 1996 as a result of increased revenues and relatively unchanged fixed costs.

     MCS' selling expenses as a percentage of total revenues increased slightly from 12.26% in 1996 to 12.47% in 1997. The principal factor affecting this increase was an increase in commission expense. MCS' general and administrative expenses, as a percentage of total revenues, decreased slightly from 11.46% in 1996 to 11.24% in 1997.

RESULTS OF OPERATIONS (UNAUDITED INTERIM DATA)

     In the nine-month period ended September 30, 1999, MCS reported increased revenues and margins, but reduced operating income compared to the nine-month period ended September 30, 1998, as indicated in the following table:

                                 NINE-MONTHS                    NINE-MONTHS
                                    ENDED                          ENDED
                              SEPTEMBER 30, 1999     %       SEPTEMBER 30, 1998     %
                              ------------------   ------    ------------------   ------
                                    ($000)                         ($000)
Net sales...................       $12,519         100.00%        $10,962         100.00%
Gross profit................         4,850          38.74           3,990          36.40
Operating income............           697           5.57           1,124          10.25

     Sales of MCS' core MestaMed product increased significantly in the first nine months of 1999, accounting for most of MCS' revenue growth. Significant product development and product support related costs were also incurred during this period resulting in decreased operating income for MCS despite the growth in revenues. MCS is pursuing a number of product development initiatives designed to assist with the migration of its core products to more modern operating system environments. MCS is also undertaking a

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

redesign of its product support infrastructure with a view to improving the quality and timeliness of the support function.

     The following table reflects MCS' revenues and gross profits by reference to its internal product and services classifications:

                           NINE MONTHS ENDED                   NINE MONTHS ENDED
                            SEPTEMBER 1999                      SEPTEMBER 1998
                       -------------------------           -------------------------
                                          GROSS                               GROSS
                        SALES      %      MARGIN     %      SALES      %      MARGIN     %
                       -------   ------   ------   -----   -------   ------   ------   ------
Consulting
  services...........  $   550     4.39%   $ 295   53.64%  $   511     4.66%   $ 309    60.47%
Time & material
  billing............      972     7.76       20    2.06     1,028     9.38       84     8.17
Maintenance..........    2,784    22.24       63    2.26     2,632    24.01      138     5.24
Educational
  services...........      330     2.64       30    9.09       361     3.29       33     9.14
Other services.......      602     4.81       11    1.83       652     5.95       23     3.53
MestaMed system
  software...........    4,408    35.21    3,408   77.31     2,795    25.50    2,275    81.40
MestaMed system
  hardware...........      953     7.61       76    7.97     1,054     9.62       95     9.01
Add-on hardware......      786     6.28       72    9.16       747     6.81       68     9.10
Add-on software......    1,134     9.06      875   77.16     1,182    10.78      965    81.64
         Total
           sales.....  $12,519   100.00%  $4,850   38.74%  $10,962   100.00%  $3,990    36.40%

     The cost of sales for Maintenance includes the cost of MCS' support staff plus a proportionate share of MCS' product development staff (exclusive of new product development staff). Revenues related to MestaMed system hardware represent a portion of revenues from sales of MestaMed systems. The margins reported for MestaMed system hardware are relatively narrow reflecting MCS' assumption that its principal "value added" lies in its MestaMed software. The gross profit margins for Maintenance and MestaMed systems software were reduced in the first nine months of 1999 compared to the first nine months of 1998, due to increased spending on MCS' support and product development infrastructure.

     MCS' selling expenses, as a percentage of total revenues, increased from 14.51% in the first nine months of 1998 to 17.08% in the first nine months of 1999 due to the cost associated with engaging an outside marketing consultant to conduct market research and create strategic planning initiatives for MCS. Selling expenses were also affected by a revised compensation program for sales personnel which increased salaries in 1999. MCS' general and administrative expenses, as a percentage of total revenues, decreased from 10.14% in the first nine months of 1998 to 9.44% in the first nine months of 1999 reflecting the effect of increased revenues.

     MCS expended approximately $831,000 on new product development in the first nine months of 1999. These expenditures included the following:

     - approximately $507,000 on Mentor, an integrated, networked system for the development, administration, and delivery of interactive, multimedia computer based training. No further development costs on this project are anticipated.

     - approximately $134,000 on the development of an Open Data Base Connectivity (ODBC) interface to MestaMed. The project was 90% complete at September 30, 1999, and will be available for sale in the first quarter of 2000. MCS expects that no further development monies will be expended on the ODBC project.

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

     - approximately $110,000 on the conversion of MestaMed file maintenance programs into a Graphical User Interface (GUI), Windows compatible format. MCS expects that GUI development will continue until the completion of the next-generation version of MestaMed, but GUI development costs through the end of 2000 are not expected to be substantial.

     - approximately $80,000 on the development of a next generation of MestaMed. MCS expects to spend an additional $220,000 to complete Phase I of this project by March 31, 2000, and an additional $1.2 million to complete Phase II of this project by December 31, 2000.

In addition to the product development costs referenced above, MCS currently anticipates spending approximately $160,000 on other product development projects in 2000.

YEAR 2000 DISCLOSURE

     The following information is being provided as a Year 2000 Readiness Disclosure Statement, and is subject to the provisions of the Year 2000 Information and Readiness Disclosure Act.

     MCS released a year 2000 compliant version of its principal product, MestaMed, in September 1998, known as the MestaMed Version II.8. Version II.8 is capable of accurately processing calendar date information, including calculating, comparing and sequencing to or from dates in the twentieth and the twenty-first centuries.

     MestaMed runs on a number of different software operating systems and hardware platforms. The principal operating environments include Alpha/VMS, from Compaq (formerly Digital Equipment Corporation), RS6000/AIX from IBM, Pentium/UNIX from Intel and the Santa Cruz Operation (SCO), and Pentium/Windows NT from Intel and Microsoft. These hardware and software suppliers have represented to the public that their respective operating environments are generally year 2000 compliant.

     MCS has worked closely with its customers covered under a current software maintenance and support agreement, to apply the necessary operating system patches and to install MestaMed Version II.8. Most of these customers have completed this process and several have subsequently performed their own independent year 2000 testing. No year 2000 related problems have been reported as a result of this additional testing. A small number of eligible customers remain to be upgraded.

     A small percentage of MCS' customers are running MestaMed on relatively older platforms, primarily a discontinued version of SCO UNIX running on old Intel X86 processors, for which the vendors earlier announced that they would not be providing the necessary changes to make these environments year 2000 compatible. Since that announcement in the fall of 1998, MCS has worked diligently to disclose this situation to these customers and to encourage them to upgrade to similar, year 2000 compatible hardware and software platforms. MCS further notified these customers that due to this circumstance outside MCS' control, MCS would not be able to renew their annual software maintenance and software contracts unless they so upgraded.

     MCS does not expect its customer base to experience broad-scale, year 2000-related failures for any reasons within MCS' control or influence. MCS' worst-case scenario would be limited to a relatively small number of customers who for unanticipated reasons might experience a year 2000-caused failure. To cover such a circumstance, MCS developed a

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

year 2000 contingency plan that required special teams to be on-call over the New Year's holiday period. Should a customer experience what it believes to be a year 2000-caused failure, the MCS year 2000 contingency team will confirm that any such failures are in fact year 2000-related and, as necessary, will correct any defects in MestaMed and/or work with the operating system and hardware vendors to provide any corrections that may be their responsibility. For the reasons mentioned above, MCS does not believe that its exposure to its customer base in relation to year 2000 functionality in its products is or will be material.

     MCS recognizes that both its customers and its suppliers are exposed to many year 2000 related risks in addition to the risks discussed above regarding MCS' products. MCS does not have any reliable means to measure the risks faced in this regard by its customers or suppliers. Should the impact of these unrelated year 2000 risks be severe for one or more of its key suppliers or one or more of its key customers, the impact on MCS' operations could be material.

     MCS' STATE OF READINESS. For its internal business applications systems and hardware, MCS believes that from a year 2000 readiness perspective it has only its financial accounting systems to address. In light of the proposed merger with Simione, MCS plans to integrate its accounting system with Simione's accounting system. Due to the delays encountered relative to the planned closing date of the merger, MCS has implemented for its internal use its upgraded year 2000 compliant general ledger, accounts payable and payroll modules and its MestaMed Version II.8 for order entry and accounts receivable.

     COSTS INCURRED RELATIVE TO YEAR 2000 SOLUTIONS. MCS estimates that its total cost of addressing year 2000 functionality was approximately $750,000 over the two-year period ended December 31, 1999. Of this total, MCS had incurred approximately $598,000 as of December 31, 1998. For the nine-month period ending September 30, 1999, MCS additionally incurred approximately $102,000.

LIQUIDITY AND CAPITAL RESOURCES

     MCS is a wholly owned subsidiary of Mestek, Inc., a public company traded on the New York Stock Exchange. As such, MCS has historically distributed substantially all of its free cash flow to Mestek in the form of an annual dividend. Dividends paid were $161,000 in 1999, $770,000 in 1998, $2,337,000 in
1997 and $2,326,000 in 1996. MCS does not expect to pay dividends in the future.

     MCS' historical access to capital has been through an unrestricted intercompany account with Mestek. Access to capital in this manner will remain in place for normal recurring operating expenditures through the date of closing of the merger with Simione. MCS has historically generated positive cash flow for Mestek each year and, as such, MCS owed no intercompany debt to Mestek, or other long-term debt, as of December 31, 1998 or December 31, 1997. Accordingly, MCS reported no interest expense in either 1998 or 1997. MCS' net cash flow to Mestek subsequent to the date of the merger agreement in May 1999 has been negative resulting in a net payable to Mestek of $619,000 as of September 30, 1999. As more fully described in Note 1 to the MCS financial statements, if such payable to Mestek remains outstanding at the closing it will become due and payable at the closing.

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

     A number of factors adversely impacted MCS' cash flow during the nine months ended September 30, 1999 including (1) a change in commission payment policy from quarter-end to month-end ($344,000), (2) a net reduction in customer deposits ($201,000) between December 31, 1998 and September 30, 1999, due to an unusually large receipt of deposits in December 1998, (3) deposits paid by MCS in relation to software development work being undertaken in 1999 ($127,000) (as more fully described in Note 4 to the MCS financial statements on page F-44),
(4) a net reduction in trade payables since December 31, 1998 of $177,000, principally as a result of a change in payroll deposit procedures which accelerated the payment of monthly payroll tax deposits, (5) the payment of a dividend in relation to the period January 1, 1999 to March 26, 1999 ($161,000), and (6) capital spending in the nine months ended September 30, 1999 of $206,000, of which $138,000 was for computer equipment and furniture, $25,000 was for a new exhibit booth, $18,000 was for software development tools, and $7,000 was for the purchase of sales tracking software for remote sales representatives.

     MCS' liquidity has also been negatively effected by the financial conditions prevailing in the home health care marketplace which have deteriorated over the last several years due to reduced levels of Medicare reimbursement for home care services. MCS' "days sales outstanding", a measure of liquidity which expresses a company's receivables in terms of the number of days of revenue contained therein have increased as follows:

1997                      80 days
1998                      90 days
1999 (nine months)        94 days

Most of MCS' MestaMed customers are dependent upon Medicare, Medicaid and/or managed care reimbursement policies, which determine both the level of reimbursements allowed and timing of reimbursement payments, and MCS' liquidity, in turn, is directly affected by these policies. While there have been some recent indications that future reimbursement levels for the home health care industry may be increased slightly over those which prevailed in 1999, significant uncertainty remains as to the federal government's long term policy in this area and accordingly the effects on MCS are difficult to predict.

     If the merger is consummated, MCS will no longer have unrestricted access to capital from Mestek. MCS, as a division of Simione, will be dependent upon Simione for all its capital needs, including support for the product development initiatives described earlier. Simione's principal credit facility is a $5.0 million receivables backed commercial line of credit, under which Simione must maintain certain levels of liquidity and aging of accounts receivable. At December 31, 1999, Simione had a maximum borrowing capacity of approximately $1.2 million from this facility. It is expected that MCS' accounts receivable, inventory, equipment and general intangibles will supplement the "borrowing base" established under Simione's principal credit facility resulting in additional borrowing capacity. There can be no assurance, however, that such additional borrowing capacity will be sufficient for MCS' needs. The cost of capital, in any event, will be substantially higher than that reflected in MCS' historical financial statements since MCS has operated historically as a wholly owned subsidiary of Mestek and, as such, incurred no interest expense. MCS' long-term access to capital will depend in large part on the success of its pending next-generation MestaMed product, the collective success of other divisions of Simione, the ability of MCS to attract capital within the Simione organization, and the overall financial condition of the home health care providers which constitute MCS' and Simione's customers.

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

                            THE BUSINESS OF SIMIONE

OVERVIEW

     Simione is a leading provider of systems and services designed to help home health care providers to more effectively operate their businesses and compete in a managed care environment. Simione offers several flexible software solutions. Each of these solutions provide a basic set of software applications, and several specialized modules which can be added based on customer demand. These software solutions are designed to enable customers to generate and utilize comprehensive financial, operational and clinical information. In addition to its software solutions and related software support services, Simione's home health care consulting services assist providers in addressing the challenges of:

     - reducing costs;

     - maintaining quality;

     - streamlining operations;

     - re-engineering organizational structures; and

     - analyzing and performing due diligence in mergers and acquisitions.

     During 1998, Simione had over 2000 customers nationwide, including:

     - hospital-based companies;

     - free-standing home health care providers;

     - alternate-site care organizations;

     - home medical equipment providers;

     - integrated delivery systems; and

     - government-managed organizations.

     Simione formerly provided comprehensive agency support services which included administrative, billing and collection, training, reimbursement and financial management services, among others. Simione discontinued this line of business in December 1999.

     For information regarding Simione's history and management's plan to improve Simione's performance, see Notes 1 and 9 to Simione's Notes to Consolidated Financial Statements beginning on page F-8.

     Unless the context otherwise requires, references to Simione include Simione Central Holdings, Inc. and its subsidiaries. Our executive offices are located at 6600 Powers Ferry Road, Atlanta, Georgia 30339 and the telephone number is 770-644-6700.

RECENT DEVELOPMENTS

     Effective March 26, 1999, Simione purchased substantially all the assets of Tropical Software Services, a Windows based home medical equipment management system. The acquisition was accounted for using the purchase method for financial reporting purposes. The purchase price of approximately $1,963,000 has been allocated to the assets acquired

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

and liabilities assumed including $1,951,000 of purchased technology. Purchased technology is being amortized over an estimated three years useful life.


     On July 12, 1999, Simione entered into an agreement to acquire CareCentric Solutions, Inc. pursuant to a merger of CareCentric into a wholly-owned subsidiary of Simione. The merger was completed on August 12, 1999. See "Background of the Merger" on page 46 and "Proposal 3 for Simione
Stockholders -- To Approve the Issuance Upon Conversion of Series A Preferred Stock of Shares of Common Stock, as Required by Nasdaq Rules" beginning at page 170 for a description of the terms of the CareCentric merger.


     CareCentric was a leading provider of point-of-care systems in the home health care information systems' marketplace. Simione believes that CareCentric's system, The Smart ClipBoard(TM), is the home health care industry's leading, Windows 95, pen-compatible, point-of-care clinical information system. The financial statements of CareCentric are included in this joint proxy statement/prospectus.

INDUSTRY OVERVIEW

     Home health care is an important part of the health care industry's continuum of care services. The increasing importance of home health care has principally been a result of significant economic pressures within the health care industry. In recent years, U.S. health care expenditures have increased rapidly. In response to these escalating expenditures, payors, such as Medicare and managed care organizations, have applied increasing pressure on physicians, hospitals and other providers to contain costs. This pressure has led to the growth of lower cost alternate-site care, such as home health care, and to reduced hospital admissions and lengths of stay. In addition, home health care has grown rapidly as a result of advances in medical technology, which have facilitated the delivery of services in alternate sites, demographic trends, such as an aging population, and preferences among patients to receive health care in their homes.

     Home health care consists of many elements, including:

     - skilled nursing;

     - durable medical equipment;

     - intravenous and infusion therapy; and

     - hospice.

     Historically, this industry has been highly fragmented and characterized by small, local providers offering a limited range of services. With the advent of managed care and integrated delivery systems, home health care providers have had to expand their geographic scope and range of product and service offerings. In addition, the overall growth in the home health care industry has allowed providers to grow and realize increased operating efficiencies. As a result of these developments and legislation and regulatory pressures, the home health care industry has been in a period of rapid consolidation.

     Medicare traditionally reimbursed a majority of home health care services at amounts that could not exceed the costs of services provided, resulting in a direct relationship between the number of home health care visits and reimbursement. However, the Balanced Budget Act of 1997, enacted on August 5, 1997, contained provisions that significantly change the manner in which home health agencies and home care services

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

will be reimbursed in the future by Medicare. The legislation created the interim payment system which lowered the cost per visit limitations and created restrictions on the amount of cost reimbursement per Medicare beneficiary. In late January 1998, the Health Care Financing Administration ("HCFA"), the federal agency that administers Medicare reimbursement for the home health care industry, published a notice revising the schedule of limits on home health agency costs for cost reporting periods beginning on or after October 1, 1997, which reduced the cost per visit limitations. At the same time, HCFA issued a rule setting forth the surety bond and capitalization requirements for home health agencies.

     As mandated by the Balanced Budget Act, HCFA has also announced the implementation, effective October 1, 2000, of a prospective payment system, which would limit reimbursement to a fixed amount for all services rendered per episode of care. The interim payment system has had a significant impact on the home health industry, resulting in numerous closings of home health agencies, consolidation of agencies and decisions by home health agencies to no longer participate in the Medicare program or serve Medicare beneficiaries. Further, once fully-implemented, the prospective payment system could also potentially impact the home health industry in the same manner. In addition to the impact of the interim payment system and the prospective payment system, the growth in the number of Medicare members enrolling in managed care plans, which have also begun to take measures to contain costs, will have a significant impact on how providers may operate profitably. The uncertainty in the home health care industry concerning these changing regulations adversely impacted Simione's business in 1998 as many providers dissolved or delayed purchasing decisions. Simione cannot predict how new regulations will impact its business in the future.

     As a result of consolidation and measures to address ongoing cost pressures, home health care providers will increasingly require enhanced management expertise, specialized industry knowledge and standardized financial, operational and clinical information in order to compete. Simione believes that many existing home health care information systems are inadequate to address the changing needs of home health care providers. Generally, these systems were designed to generate patient billing information and cost reports for Medicare reimbursement and, as a result, may be unable to provide the detailed information required for meaningful business analyses.

THE SIMIONE CENTRAL SOLUTIONS

     Simione offers a comprehensive set of solutions to address the changing needs of home health care providers. These solutions include:

     - information systems and support; and

     - consulting services.

     Simione's systems and services are designed to enable home health care providers to generate and utilize comprehensive financial, operational and clinical information and address organizational issues in order to make informed decisions, more effectively operate their businesses and compete in a managed care and/or prospective payment system environment. These solutions can be packaged and customized to serve the individual needs of customers.

STRATEGY

     Simione's objective is to enhance its position as a leading provider of solutions to the home health care industry. Principal elements of Simione's strategy include:

     - LEVERAGE EXISTING CUSTOMER BASE. Simione currently has a base of over 2000 customers nationwide. Simione believes that a significant opportunity exists to cross-sell its existing systems and services as well as introduce new systems and enhancements.

     - GENERATE RECURRING REVENUE. Simione generates recurring revenue through a combination of annually renewable maintenance agreements and multi-year service contracts. These sources of revenue collectively accounted for 14% of Simione's net revenues in 1998. Simione attempts to maximize recurring revenue opportunities through a combination of periodic system enhancements and comprehensive customer service.

     - CAPITALIZE ON CHANGING INDUSTRY DYNAMICS. As the home health care industry consolidates, Simione believes it is well positioned to increase its market share by leveraging its existing relationships with large providers such as Tenet, Advocate and Mercy. Simione also believes its comprehensive solutions will become increasingly important to home health care providers as they address the challenges presented by health care reform and as integrated delivery systems become more prevalent.

     - EXPAND THROUGH ACQUISITIONS AND STRATEGIC ALLIANCES. Through selective strategic acquisitions Simione intends to continue to expand its system and service offerings, expand its customer base and increase its market share. Simione also intends to selectively establish strategic alliances to expand its system and service offerings and grow its distribution capabilities.

INFORMATION SYSTEMS

     Simione offers several comprehensive and flexible software solutions to meet various customers' needs. Each of these solutions offers a core platform of software applications which address the complete business requirements of home health care providers. These applications are designed to:

     - provide real-time reporting capabilities;

     - speed information processing;

     - reduce redundant data entry;

     - improve efficiencies; and

     - assist management with making informed decisions.

     In addition to the core elements, Simione offers several specialized modules that can be integrated with the Simione's core applications based on customer demand.

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

     CORE SOFTWARE SOLUTIONS.  Simione's core software solutions are as follows:

          STAT2. A complete, flexible and fully integrated home health care management system. The STAT2 core set of software applications includes:

          Client Intake                       Billing/Accounts Receivable
          Treatment Plans                     General Ledger
          Employee Tracking                   Accounts Payable
          Scheduling                          Payroll
          Electronic Transmission/Remittance

          This core set can be enhanced with specialized features including hospice, IV Therapy, durable medical equipment, imaging, telephony and cost reporting. The STAT2 system allows a customer to exchange clinical and financial information with external systems in either a real-time or batch mode through interface engine technology or customized interfaces. STAT2 is designed to increase staff productivity by fully integrating the system's clinical, financial and operational applications and thereby eliminating redundant data entry. STAT2 has the ability to customize system features as well as the ability to expand with the customers' business. A major feature of the system is its real-time reporting capabilities.

          Durable Medical Equipment 6.3 A PC-based software application for home medical equipment and medical supply businesses. The durable medical equipment 6.3 core set of software applications includes:

          Order Entry                         Billing
          Inventory Management                Accounts Receivable
          General Ledger                      Purchase Orders

          Durable medical equipment 6.3 features the following add-on features: retail sales, bar coding and IV therapy. Versions of this software are available for any size operation. The software provides easy to use data import/export capabilities.

          Tropical. Tropical Management System is a fully integrated home medical equipment solution. Approximately 30 clients use it to manage their home medical equipment operations. The Tropical product is based on client/server architecture utilizing industry standard Microsoft Windows and SQL Server technologies, providing all the features necessary to manage a home medical equipment business. This includes retail and rental sales, scheduling, accounts receivable, accounts payable, claims processing, inventory control plus reporting and documentation.

     Simione discontinued marketing its NAHC IS system during 1998 and determined to concentrate its development efforts around windows based technology.

     SPECIALIZED SOFTWARE SOLUTIONS. Simione offers the following specialized software solutions:

          The Smart ClipBoard(TM) Home Care System. The Smart ClipBoard is a clinical information system that enables home health agencies to compete effectively in the changing health care delivery environment. Originally designed in 1993, it was the first home health point-of-care information system developed around pen-based computer technology and home health clinical processes. The Smart ClipBoard provides a clinical solution designed to assist home care providers in co-managing the cost and

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

     quality of the care they deliver by helping them understand their clinical and administrative processes. The Smart ClipBoard software suite was released in 1996.

          By using The Smart ClipBoard, an agency can use and modify its existing clinical assessment criteria and care plans. As a result, structured clinical data is presented and captured in a user-friendly manner at the point-of-care. Finally, a suite of data analysis reports and ad-hoc queries help to facilitate clinical process understanding and improvement. The Smart ClipBoard's point-of-care features assist clinicians in capturing structured documentation of, and variance from, planned patient care processes. Other features allow clinicians to have access to patient caseload data and libraries of medical information. Through a partnership with Outcome Concept Systems, the system provides entry, validation, submittal and other OASIS and ORYX reporting capabilities.

          The Smart ClipBoard includes several administrative and clinical components to help improve workflow processes throughout an agency:

        - Patient Administration;

        - Scheduling;

        - Orders Management; and

        - Outcomes Management & Reporting.

          In 2000 Simione intends to interface Smart ClipBoard to the billing modules of STAT2 and develop further operational management enhancements for the system.

          REMM. Simione is currently finalizing REMM, a client/server, Windows based application designed to meet the demanding task of resource scheduling in home care. A graphical calendar user interface and wizard style display easily guide users through the scheduling process. Resource assignment for encounters with clients extends beyond the personnel disciplines and users may define multiple encounters such as:

        - deliveries;

        - hospital admissions;

        - meals on wheels;

        - telephone wellness checks;

        - in-service lectures; and

        - staff meetings.

          The user determines the level of detail needed for attachment to each encounter. This includes treatments, labs, supplies, medications, directions and more. REMM also tracks and validates service area, workload, availability, competency, skill levels and preferences for encounter matching. Licensure and certifications are also tracked and validated. Custom report screens allow the user to tailor the information provided on any of the numerous system reports.

          STAT2 Medical Records. STAT2 Medical Records is designed to help STAT2 customers improve patient care while reducing costs through improved productivity. STAT2 Medical Records allows field staff, using handheld point-of-care units, to

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

     enter, update and transmit patient information from remote locations to the home office via modem connection, updating the central STAT2 system on a real-time basis. Customers can use STAT2 Medical Records to measure outcomes, establish or import clinical pathways and report on variances to a care plan. STAT2 Medical Records is comprised of modules which are integrated with other clinical, financial and operational STAT2 system software modules for collaborative reporting and analysis.

          SC STATScan. SC STATScan is a Windows-based imaging system which scans and stores paper forms into a customer's system. Documents are scanned, digitized, stored on optical disks, indexed according to user defined fields and recalled for instant use. SC STATScan also provides an automated workflow application which allows the user to define the flow of image information to various groups within the organization. Additionally, SC STATScan provides its customers with increased security and control of information, faster information retrieval and an enhanced ability to share information in a real-time environment.

          TEMS. TEMS is an interactive voice response system which records visit, mileage, payroll and billing data from field staff using telephones in place of computers. This data can be automatically exported into a customer's payroll and billing applications. TEMS is designed to provide users with a more cost effective way to record data and produce records and can accelerate a customer's billing activities. TEMS is currently the subject of an infringement inquiry by a telecommunications company.

          PharmWorks. PharmWorks is a complete pharmacy management solution designed to meet the needs of infusion, retail, mail order, institutional, and hospital outpatient pharmacies. This PC-based application is scalable and able to meet the business requirements of both large and small organizations. The software and hardware components are able to accommodate virtually unlimited growth for the pharmacy. PharmWorks has a modular architecture and is built around a relational data base for maximum user flexibility and performance. The core programs that comprise the application are:

        - pharmacy management;

        - accounts receivables;

        - material management; and

        - durable medical equipment.

     Additional features are available for Electronic Claims Submission, Manufacturing Management, and Nursing Home Management. With over 100 reports and data download capability, the system allows for quick access to the most critical information.

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

SERVICE SOLUTIONS

     SOFTWARE SUPPORT SERVICES. Simione believes that providing comprehensive software support services to customers is critical to its success in the home health care industry. Simione employs approximately 88 professionals dedicated to this effort who provide the following services:

    Implementation:        Implementation services include an assessment of
                           existing customer business processes, project
                           planning, system training, business process
                           re-engineering and data conversion assistance.
    Training:              Training services are offered on a continuing basis to
                           existing customers either at the customer's site or at
                           a Simione location.
    Software Support:      Simione offers on-call telephone software support
                           seven days a week and provides maintenance releases on
                           a periodic basis. Releases of software enhancements
                           are generally made available to customers annually.
                           These enhancements include unspecified improvements
                           and regulatory data updates. This support does not
                           include major functional or computer platform changes
                           which would be offered to customers as new product
                           sale opportunities.
    Technical Consulting:  Simione provides software customization and integration, technical audits of the customer's
                           information systems, integration and network planning
                           and strategic and tactical information systems
                           planning.

     Support services represent a source of recurring revenue, as these services are provided through annual renewable service contracts. Other services are generally charged on a time and materials usage basis. Simione's technical personnel also provide on-site and on-call hardware support.

     CONSULTING SERVICES. Simione's home health care consulting services assist providers in addressing the challenges of a managed care and/or PPS environment, such as reducing the cost of delivering care while maintaining or improving quality of care, streamlining operational structures and re-engineering organizational structures. Simione's consulting operations, which were acquired in January 1996, have been providing consulting advice to the home health care industry since 1963. The consulting staff is comprised of approximately 35 professionals with home health care industry specific experience. Consulting engagements generally focus on:

       Strategic Planning        Marketing Studies         Acquisition Due
       Operational Reviews       Business Valuations       Diligence
       Reimbursement             Organizational Reviews    Quality Assurance
       Consultation              Management                  Reviews
       Medicare Compliance       Medical Records           Operational
                                                             Re-engineering
                                                           Cost Report Preparation

     Simione provides consulting services on a time and materials usage basis. Simione believes that its consulting services group effectively complements its software and services, provides a valuable outlook on the changing home health care industry and is a source of innovative ideas for Simione's information systems enhancements. Furthermore, consulting services are designed to build new customer relationships and provide opportunities for the sale of additional information systems and services.

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

CUSTOMERS

     During 1998, Simione had over 2000 customers nationwide, including:

     - hospital-based companies;

     - home health care providers;

     - alternate-site care organizations;

     - home medical equipment providers;

     - integrated delivery systems; and

     - government-managed organizations.

     Columbia/HCA accounted for 35% of Simione's revenues in 1998 and 11% of Simione's revenues in the nine months ended September 30, 1999. See "Simione Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" at page 138 for a discussion of Simione's relationship with Columbia/HCA. No other customer is expected to account for 10% or more of Simione's consolidated net revenues during the year ending December 31, 1999.

SALES AND MARKETING

     Simione markets its systems and services through a direct sales force which consists of one senior vice president, one vice president and 9 sales and telemarketing representatives located throughout the United States. Simione also employs a marketing and sales support staff of 2 people to assist its sales force. Recognizing the importance of maintaining good communication and obtaining valuable input from its customers, Simione sponsors national user group meetings. Regional user group meetings are also held to discuss customer comments, suggestions, industry trends and related system issues.

BACKLOG

     Simione had backlog of $1.6 million on September 30, 1999, $4.1 million on December 31, 1998, and $7.1 million on December 31, 1997. Backlog consists of the unrecognized portion of contractually committed software license fees, hardware, estimated installation fees and professional services. The length of time required to complete an implementation depends on many factors outside the control of Simione, including the state of the customer's existing information systems and the customer's ability to commit the personnel and other resources necessary to complete the implementation process. As a result, Simione may be unable to predict accurately the amount of revenue it will recognize in any period and, therefore, can make no assurances that the amounts in backlog will be recognized in the next twelve months.

TECHNOLOGY

     The STAT2 system operates on multiple operating systems, including Windows, and is designed for use on microcomputers, network PCs, and IBM and DEC computer hardware. The STAT2 system allows a customer to exchange clinical and financial information with external systems in either an immediate connection or by accumulating data to transmit later in batches or batch mode.

     The durable medical equipment 6.3 system operates on the MS-DOS and Windows operating systems and is designed for use on microcomputers or network PCs.

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

     Simione's systems are dependent upon many third-party software and hardware products and related services. There can be no assurance that financial or other difficulties experienced by such third-party vendors will not have an adverse effect on Simione's abilities to provide its systems or that Simione will be able to replace such third-party products and services if they become unavailable.

     The third party software is composed of varying types and contractual arrangements. The nature and scope of the third party software is described in the table below. The software licensed from third parties falls into one of the four categories listed below. All of Simione's products use these third party software products to some varying degree. Generally, the third party software is licensed under agreements that have a one-year term. Fees charged by the third party software vendors are passed on to Simione's customers in the license fees or maintenance fees charged by Simione. The software is either embedded in Simione's software prior to sale or accessed by Simione's software as an external data file.

                                                  TERMS OF LICENSE
                                        ------------------------------------
                                          MONTHLY     ONE TIME    PER USER     EMBEDDED   DATA
                                        MAINTENANCE     FEE      OR PER SEAT   SOFTWARE   FILE
                                        -----------   --------   -----------   --------   ----
Operating System                             X           X            X           X
Medical Content                              X           X            X                    X
Report Writer                                X           X            X           X
Data Base Manager                            X           X            X           X

RESEARCH AND DEVELOPMENT

     Simione maintains a staff of approximately 40 programmers, systems analysts, quality assurance analysts and documentation specialists who monitor developments in the computer software and health care industries and who continuously work to enhance Simione's systems. Simione's research and development expenses were approximately $6.7, $6.7 and $5.7 million for the years ended December 31, 1998, 1997 and 1996, respectively.

     STAT2 system current research and development plans include upgrading key modules to a graphical user interface. Simione has additional research and development activities underway to make certain product functionality web-enabled. Additionally, Simione plans to develop or enhance interface capabilities between all of its software products.

     Simione recognizes the need to respond to the rapid technological change that is occurring in the software and health care industries. There can be no assurance, however, that Simione will be able to develop products on a timely basis or that its future products will fully address the needs of its current or prospective customers.

COMPETITION

     Competition in the market for home health care information systems and services is intense and is expected to increase. Simione believes that the primary factors affecting competition are:

     - system performance and reliability

     - customer support

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

     - service

     - system flexibility and ease of use

     - pricing

     - potential for providing enhancements

     - reputation

     - financial stability.

     Simione believes it is a strong competitor in system performance and reliability, customer support and potential for enhancements. Simione provides customer support through a toll-free call-in number which Simione believes has been effective in satisfying customer needs. Simione believes it has a competitive advantage in the service area because it offers a more complete health care industry consulting service that supplements and supports its systems-related services, and strengthens customer relationships. Pricing in this industry is very competitive, with no particular company, including Simione, having a clear advantage. Simione believes that it has a very good reputation among the home health care providers who are familiar with Simione's products, but Simione's name recognition within the market at large is not as well established as many of the competitors. Simione is at a competitive disadvantage on the financial stability factor because its financial position is not as strong as that of its major competitors.

     Simione's competitors include other providers of home health care information systems and services, management companies and home health care consulting firms. Furthermore, other major health care information companies not presently offering home health care information systems, or major information system companies not currently in the health care industry, could develop the technology and enter Simione's markets. Simione believes its most significant competitors are:

     - Delta Health Systems (owned by Shared Medical Systems Corp.);

     - McKesson HBOC;

     - Patient Care Technologies, Inc. (partially owned by Meditech);

     - Home Care Information Systems, Inc. (owned by Misys PLC);

     - 3M Datacron (owned by 3M); and

     - MCS.

     Increased competition could result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect Simione's business, financial condition and results of operations. In addition, many of Simione's competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources and market recognition than Simione. Many of Simione's competitors also currently have, or may develop or acquire, substantial installed customer bases in the home health care industry. As a result of these factors, Simione's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their systems and services than Simione. There can be no assurance that Simione will be able to compete successfully against current and future competitors or

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

that competitive pressures faced by Simione will not materially adversely affect its business, financial condition and results of operations.

PROPRIETARY RIGHTS AND PRODUCT PROTECTION

     Simione owns the copyrights on its STAT2 system and The Smart ClipBoard product acquired in the CareCentric merger. Simione depends upon a combination of trade secret, copyright and trademark laws, license agreements, nondisclosure and other contractual provisions, confidentiality policies and various security measures to protect its proprietary rights. There can be no assurance that the legal protections afforded to Simione or the precautions taken by Simione will be adequate to prevent misappropriation of Simione's technology. In addition, these protections do not prevent independent third-party development of functionally equivalent or superior technologies, systems or services, or the obtaining of a patent with respect to Simione's technology by third parties. Any infringement or misappropriation of Simione's proprietary software could have a material adverse effect on Simione. As the number of home health care software information systems increases and the functions of these systems further overlap, health care information systems may increasingly become subject to infringement claims. Although there has been no litigation with respect to these claims, there can be no assurance that Simione will not be subject to litigation in the future or additional infringement claims.

     Simione believes that its current systems and products do not infringe on the patent or trademark rights of any third parties. There has, however, been substantial litigation and uncertainty regarding copyright, patent and other intellectual property rights involving computer software companies and there can be no assurance that Simione will prevail in any infringement litigation brought against it. One party has initiated an infringement inquiry with Simione involving its TEMS software. Simione believes that this inquiry will not have a material adverse effect on its financial position or results of operations since the settlement and licensing terms currently offered by the inquiring party would be immaterial to Simione's financial performance. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention which could have a material adverse effect on Simione's business, financial condition and results of operations. Adverse determinations in such claims or litigation may require Simione to cease selling certain systems or products, obtain a license and/or pay damages, any of which could also have a material adverse effect on Simione's business, financial condition and results of operations.

GOVERNMENT REGULATION AND HEALTH CARE REFORM

     The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of home health care organizations. During the past several years, the United States health care industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain proposals to reform various aspects of the United States health care system have periodically been considered by Congress. These proposals may result in increased government involvement in home health care and otherwise change the operating environment for Simione's customers. Home health care organizations may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments in Simione's systems and services. Simione cannot predict what impact, if any, such factors might have on its business, financial condition and results of operations.

     The Office of Inspector General of the Department of Health and Human Services has identified in its Work Plan for Fiscal Year 1999 several projects within the home health industry which will be the focus of the Inspector General's scrutiny in fiscal year 1999. Each year the Inspector General sets forth in its Work Plan for that year the areas that will be scrutinized. For example, the 1999 Work Plan sets forth that the Inspector General will focus on audits of home health base year costs, location of service requirements, assessment of the impact of the interim payment system on beneficiary access, physicians case management billings, utilization patterns of home health agencies, and claims for home health aides. Additionally, the Inspector General has focused in recent years on how third party billing companies, such as Simione, provide billing and collection services to its customers. The Inspector General has also stressed the importance of compliance programs for aspects of the health care industry. Although currently implementation of such programs is voluntary, such compliance programs may become a requirement in the future as a condition of being reimbursed under any federal or state programs or by private health plan payors. The Inspector General released in December 1998 a compliance program intended as guidance to third-party medical billing companies and their agents and subcontractors in developing internal controls promoting adherence to applicable law and the program requirements of federal, state and private health plan payors. Any changes resulting from the Inspector General's review of the home health industry and how home health services are billed could increase the costs and time necessary for Simione to provide its administrative services to its customers and could affect Simione in other respects not currently foreseeable.

     The confidentiality of patient records and the circumstances under which such records may be released for inclusion in databases maintained on Simione's systems are subject to substantial regulation by state governments and federal legislation governing specialized medical information and records. Although compliance with these laws and regulations is principally the responsibility of the hospital, physician or other home health care provider with access to Simione's information systems, regulations governing patient confidentiality rights are evolving rapidly. For example, the Health Insurance Portability and Accountability Act of 1996 includes provisions directing the Secretary of the Department of Health and Human Services to adopt standards governing the electronic transmission of data in connection with a number of transactions involving health information, including submission of health claims. These standards are to cover security measures and safeguards with respect to health information, as well as standardization of data, assignment of identifiers and authentication of electronic signatures.

     In January 1999, HCFA published an interim final rule and a final rule requiring home health agencies to report electronically data obtained from the Outcome and Assessment Information Set ("OASIS") as a condition of participation by such agencies in the Medicare program. OASIS requires information regarding patients to be submitted electronically to HCFA, and the January 1999 rules set forth requirements for maintaining the privacy of patient identifiable information generated by OASIS. Further, these rules require the home health agency or its agent to maintain the confidentiality of all patient identifiable information contained in the clinical record and neither can release such patient identifiable OASIS information to the public. Any agent acting on behalf of an agency in connection with the transmission of OASIS data must be doing so pursuant to a written agreement with the home health agency. Additional legislation governing the dissemination of medical record information has been proposed at both the state and federal level. This legislation may require holders of such information to implement additional security measures which may be difficult to implement and costly to Simione.

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

There can be no assurance that changes to state or federal laws and regulations will not materially restrict the ability of home health care providers to submit information from patient records to Simione's systems or impose requirements which are incompatible with Simione's current systems.

     In late October 1999, HCFA released its proposed regulations for the prospective payment system for reimbursement of home health providers under Medicare. These proposed rules are subject to comment and are expected to be finalized by July 2000 and effective October 2000. The proposed rules will reimburse home health providers fixed amounts for 60 day episodes of care determined by home health resource group case-mix classifications on the basis of an initial OASIS assessment adjusted for regional labor cost differences. The proposed rules state that the reimbursement will be 50% at the start of the episode and 50% after the final report for the episode with all adjustments has been transmitted. Adjustments will be allowed for low utilization, partial episodes, significant changes in condition, delivery of therapy and other excessive costs situations. Additional submittals required will include a notice of admission, identification of the appropriate case mix group and a one-line universal bill submission.

     These changes to the Medicare payment system will require extensive changes to the manner in which home health care providers do business because they will be required to reduce or manage the costs of care per episode so the costs will not exceed the allowed reimbursement, while maintaining the quality of medical outcomes required by the patient, the payor or other governmental regulatory and self-regulating organizations. Such changes will require extensive changes to Simione's and MCS' software products. Plans are underway to understand and address these changes. There is no assurance that:

     - these changes can be made correctly or in a timely enough manner given the resources of Simione and MCS;

     - HFCA will not change or delay these requirements;

     - other suppliers of home health care software who are competitors will not supply better versions of such products; or

     - Simione's and MCS' customers will have the resources and skills to make the changes to their operational processes needed to remain in business or to acquire, install and use the information technology we intend to sell to address this major regulatory change.

     In the Omnibus Consolidated and Emergency Supplemental Appropriation Act of 1999, the portions of the Balanced Budget Act of 1997 that were applicable to the reimbursement of home health care providers under Medicare were amended to:

     - defer the 15% additional funding cut until October 2000;

     - provide for three year extended payments of prior Medicare over-reimbursements with the first year interest-free;

     - eliminate the bundling of home medical equipment billings with home health agency billings; and

     - provide other minor relief.

     These changes will increase the cash flow of our customers and potential customers for the next 12 months, but do not provide the permanent relief sought by the industry. The non-bundling change eliminates an opportunity for MCS which has a software

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

program that would facilitate such bundling of billing. This legislation will not require significant changes to our software programs.

     The United States Food and Drug Administration is responsible for assuring the safety and effectiveness of medical devices under the Federal Food, Drug and Cosmetic Act. Computer products are subject to regulation when they are used or are intended to be used in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, or are intended to affect the structure or function of the body. Although Simione believes that its systems are not subject to FDA regulation, the FDA could determine in the future that predictive applications of Simione's systems could make them clinical decision tools subject to FDA regulation. Compliance with FDA regulations could be burdensome, time consuming and expensive. Simione also could become subject to future legislation and regulations concerning the manufacture and marketing of medical devices and health care information systems. These could increase the costs and time necessary to market new systems and could affect Simione in other respects not presently foreseeable. Simione cannot predict the effect of possible future legislation and regulation.

EMPLOYEES

     As of December 31, 1999, Simione employed approximately 200 individuals. Simione believes that its future success depends in large part upon recruiting, motivating and retaining highly skilled and qualified employees in all aspects of Simione's business. None of Simione's employees is represented by a labor union. Simione believes that its employee relations are good.

PROPERTIES

     Simione's principal executive offices are located at 6600 Powers Ferry Road, Atlanta, Georgia 30339. The principal executive offices consist of approximately 56,924 square feet. Simione uses 20,681 square feet of this space and subleases the remainder to a third party. The lease on this space expires on December 31, 2002.

     Simione also leases office space in the following locations:

LOCATION                                    SQUARE FOOTAGE       LEASE EXPIRATION
--------                                    --------------       ----------------
Pompano Beach, Florida....................      20,291          December 31, 2000
Duluth, Georgia...........................       8,370          March 31, 2001
Hamden, Connecticut.......................       6,500          December 31, 2002
East Brunswick, New Jersey................       8,540          September 30, 2000
Sugar Land, Texas.........................       7,900          September 30, 2000
Westborough, Massachusetts................       3,020          August 30, 2001
Huntington Beach, California..............         976          May 31, 2000
San Diego, California.....................       1,800          February 28, 2000
Irving, Texas.............................       1,645          March 31, 2003
Jacksonville, Florida.....................       1,019          January 31, 2000

     The landlord of the Connecticut office is a company comprised of two officers and a director of Simione. See "Certain Relationships and Related Transactions" beginning on page 157 for a description of this lease.

     Simione believes that its present facilities are adequate to meet Simione's current and foreseeable needs.

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

LEGAL PROCEEDINGS

     Neither Simione nor any of its subsidiaries is currently a party to any legal proceedings which would be material to the business or financial condition of Simione on a consolidated basis. Simione was, however, served on July 17, 1997 with an administrative subpoena issued by the United States Department of Health and Human Services, Office of Inspector General. In connection with that subpoena, the Department of Justice has advised Simione that aspects of Simione's past relationship with affiliates of Columbia/HCA are within the scope of an ongoing grand jury investigation. Simione's relationship with Columbia/HCA arose based on the sale in October of 1996 to Columbia/HCA of Central Health Holding Company, Inc, the former parent company of Central Health Management Services, Inc., a predecessor company of Simione. At the time of such sale, Simione entered into a number of contracts to provide information systems and outsourcing services to Columbia/HCA. However, the Justice Department has confirmed to Simione that neither Simione, nor any of its officers, directors or employees, is a target in this investigation and, based upon the information known to the Justice Department at this time, neither Simione, nor any of its officers, directors or employees, is likely to become one. Simione is cooperating fully with the government and does not currently believe that this inquiry will have any material effect on its overall business or financial condition.

     Simione was one of several defendants named in a "whistleblower" lawsuit related to Medicare fraud filed under the False Claims Act in the Northern District of Georgia (U.S. ex rel. McLendon v. Columbia/HCA Healthcare Corp., et al., No. 97-VC-0890 (N.D. Ga.)). The lawsuit involves alleged claims that Simione participated in a conspiracy with Columbia/HCA and other third parties to bill inflated and fraudulent claims to Medicare. Simione has learned that the Justice Department has elected not to join in the claims asserted against Simione by Donald McLendon, who is a former employee of an unrelated service provider to Columbia/HCA. Although the Justice Department joined the suit with regard to other defendants, it specifically declined to intervene with regard to Simione.

     Simione has had indications that Mr. McLendon may still pursue "whistleblower" claims against Simione directly. Simione does not believe that any of these claims, if asserted against Simione, will have any material effect on Simione's overall business or financial condition. In the event these claims are asserted, Simione intends to vigorously defend against them.

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

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SIMIONE

     The following table sets forth selected consolidated financial data of Simione. The selected consolidated financial data in the table as of and for the nine months ended September 30, 1999 and 1998 are derived from the unaudited consolidated financial statements of Simione. The selected consolidated financial data in the table as of and for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 are derived from the audited consolidated financial statements of Simione. The selected consolidated financial data as of and for the year ended December 31, 1996 includes the operating results of Simione & Simione acquired effective January 1, 1996 and InfoMed Holdings, Inc. for the period October 8, 1996 (the effective date of the InfoMed Acquisition) to December 31, 1996. The selected consolidated financial data as of and for the year ended December 31, 1997 includes the operating results of Dezine Healthcare Solutions, Inc. for the period December 1, 1997 (the effective date of the Dezine Acquisition) to December 31, 1997. As of and for the years ended December 31, 1994 and 1995, Simione was a subsidiary of Central Health Holdings. The number of shares used to compute the net loss per share reflects the 2,994,856 shares issued in the reorganization of Simione on January 17, 1996. See Notes 1 and 12 of the Notes to Consolidated Financial Statements of Simione. Amounts in the 1996 and 1995 Statements of Operations have been reclassified to conform with the 1997 presentation. All net loss per share amounts have been restated in accordance with SFAS 128. See Notes 1 and 9 to Notes to Consolidated Financial Statements for a description of Simione's history. The data should be read in conjunction with "Simione Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 138 and the Consolidated Financial Statements and Notes thereto of Simione included herein.


                                 SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,
                               ------------------   ------------------------------------------------
                                1999       1998       1998      1997       1996      1995      1994
                               -------   --------   --------   -------   --------   -------   ------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues:
Software and services........  $11,332   $ 25,564   $ 27,523   $27,356   $ 15,308   $5,387    $4,875
Agency support...............    1,401      5,886      6,936    14,680      7,324    7,835     7,235
Consulting services..........    5,295      5,024      6,437     4,909      3,363       --        --
Columbia settlement fee......    2,250         --        750        --         --       --        --
                               -------   --------   --------   -------   --------   ------    ------
  Total net revenues.........   20,278     36,474     41,646    46,945     25,995   13,222    12,110
COSTS AND EXPENSES:
Costs of revenues............   12,757     21,106     26,091    22,715     14,698    8,154     7,694
Selling, general and
  administrative.............    8,893     11,111     13,823    12,508      7,037    3,095     2,959
Research and development.....    2,708      5,326      6,741     6,670      5,677    2,929     2,165
Amortization and
  depreciation...............    2,410      1,778      2,392     1,714        785       --        --
Columbia settlement fee......      900         --         --        --         --       --        --
Purchased in-process research
  and development............       --         --         --     8,127     12,574       --        --
Severance and other
  restructuring charges......   (1,140)     7,572      5,011     1,215         --       --
                               -------   --------   --------   -------   --------   ------    ------
  Total costs and expenses...   25,628     46,893     54,058    51,734     41,986   14,178    12,818
                               -------   --------   --------   -------   --------   ------    ------
Loss from operations.........   (5,350)   (10,419)   (12,412)   (4,789)   (15,991)    (956)     (708)
OTHER INCOME (EXPENSE):
Interest expense.............     (116)       (74)      (183)     (215)      (115)      --        --
Interest and other income....      186        304        424       490        207       --        --
                               -------   --------   --------   -------   --------   ------    ------
  Net loss...................  $(5,280)  $(10,189)  $(12,171)  $(4,514)  $(15,899)  $ (956)   $ (708)
                               =======   ========   ========   =======   ========   ======    ======
  Net loss per share -- basic
    and diluted..............  $ (0.60)  $  (1.19)  $  (1.42)  $ (0.63)  $  (3.71)  $(0.32)   $(0.24)
                               =======   ========   ========   =======   ========   ======    ======
Weighted average common
  shares -- basic and
  diluted....................    8,741      8,544      8,557     7,164      4,288    2,995     2,995
                               =======   ========   ========   =======   ========   ======    ======

                             SEPTEMBER 30,                     AS OF DECEMBER 31,
                           ------------------   ------------------------------------------------
                            1999       1998       1998      1997       1996      1995      1994
                           -------   --------   --------   -------   --------   -------   ------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash and cash
  equivalents............  $ 1,228   $  9,625   $ 10,527   $ 8,267   $  3,385   $  323    $  463
Working capital
  (deficit)..............   (6,895)        35      1,301     9,019     (1,203)     189      (837)
Total assets.............   27,930     29,808     27,857    28,919     18,776    1,828     1,340
Long-term obligations....    2,249         --      2,671        --      2,986       --        --
Stockholders' equity
  (deficit)..............   11,982      9,705      7,724    19,489      4,680      650      (837)

-------------------------

                SIMIONE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the consolidated financial condition and results of operations of Simione for the three years ended December 31, 1998 and factors that will affect Simione's financial condition. In these discussions, most percentages and dollar amounts have been rounded to aid presentation; as a result, all figures are approximations. References to approximations have generally been omitted.

OVERVIEW

     Simione is a leading provider of integrated systems and services designed to enable home health care providers to more effectively operate their businesses and compete in a managed care environment. Simione offers several comprehensive and flexible software solutions, each of which provide a core platform of software applications and which incorporate selected specialized modules based on customer demand. These software solutions are designed to enable customers to generate and utilize comprehensive financial, operational and clinical information. In addition to its software solutions and related software support services, Simione's home health care consulting services assist providers in addressing the challenges of reducing costs, maintaining quality, streamlining operations and re-engineering organizational structures.

     Through 1999, Simione also provided comprehensive agency support services which included services such as billing and collections, training and financial management services.

     Simione entered into multi-year contracts, generally 3 to 5 years, with its customers in connection with its provision of agency support services. In general, these contracts provided for the payment of monthly fees based on the number of billed home care visits made by the customer. Revenues derived under these contracts were recognized monthly as the related services were rendered and typically range from several hundred thousand dollars to several million dollars per year. The volume in this line of business declined significantly after the termination of the Columbia/HCA contract. Simione discontinued this line of business in December 1999.

     Simione sells its software pursuant to non-exclusive license agreements that provide for the payment of a one-time license fee. In accordance with SOP 97-2, these revenues are recognized when products are delivered and the collectibility of fees is probable, provided that no significant obligations remain under the contract. Revenues derived from the sale of software products requiring significant modification or customization are recognized based upon the percentage of completion method. The price of Simione's software varies depending on the number of software features licensed and the number of users accessing the system and can range from ten thousand dollars to a few million dollars. Simione generally requires payment of a deposit upon the signing of a customer order as well as some additional payments prior to delivery. As a result, Simione's balance sheet reflects significant customer deposits.

     Third party software and computer hardware revenues are recognized when the related products are shipped. Software support agreements are generally renewable for one year periods, and revenue derived from these agreements is recognized ratably over the period of the agreements. Simione maintains a high renewal rate with respect to its software support agreements. Simione charges for software implementation, training and technical consulting services as well as management consulting services on an hourly or daily basis. The price of these services varies depending on the level and expertise of the related professionals. These revenues are recognized as the related services are performed.

     Simione defines recurring revenues as revenues derived under multi-year contracts in addition to annual software support agreements. These revenues were approximately $6.3 million, or 14% of total net revenues, for the year ended December 31, 1998, $28.2 million, or 60% of total net revenues, for the year ended December 31, 1997, and $7.4 million, or 29% of total net revenues, for the year ended December 31, 1996. These revenues were approximately $6.8 million, or 33.7% of total net revenues, for the nine months ended September 30, 1999 and $6.3 million or 17.3% of total net revenues, for the nine months ended September 30, 1998.

     For the ten months ended October 31, 1996, 63% of Simione's total net revenues were derived from contracts with home health care agencies wholly-owned by Central Health Holding Company, Inc. Central Health Holding was the former parent company of Central Health Management Services, Inc., the predecessor corporation of Simione. These contracts were terminated October 31, 1996, in connection with the sale of Central Health Holding to Columbia/HCA. Revenues derived from these contracts were recorded in an amount equal to the costs of the services provided, and, as a result, Simione recognized no operating profit under these contracts. Subsequent to the sale of Central Health Holding to Columbia/HCA, affiliates of Columbia/HCA entered into multi-year contracts with Simione to provide its information systems and agency support services to certain of the home health care agencies formerly owned by Central Health Holding. Simione believes that the contracts with the Columbia/HCA affiliates were negotiated on an arms-length basis. The historical results of operations attributable to the terminated Central Health Holding contracts may not therefore be indicative of future results of operations. For the three months ended December 31, 1996, Simione derived 39% of its total net revenues from contracts with affiliates of Columbia/HCA. This amount increased to 48% for the year ended December 31, 1997 and decreased to 35% for the year ended December 31, 1998.

     Simione derived 11% of its total net revenues from contracts with affiliates of Columbia/HCA for the nine months ended September 30, 1999 and 25% for the nine months ended September 30, 1998. Columbia/HCA elected to terminate the contract with Simione based upon a decision to discontinue operations in the home health care industry given pressures created by the Balanced Budget Act of 1997 and significant reimbursement pressures creating losses throughout the home health care industry. The contracts with Columbia/HCA were terminated on December 1, 1998 and a settlement of $7.0 million was agreed to by both parties for the early termination of the contracts and for specific wind down of activities to be performed by Simione through March 31, 1999. Columbia/HCA agreed and paid Simione $4,200,000 in November 1998 and $700,000 each on January 1, 1999, February 1, 1999, March 1, 1999 and April 1, 1999 as a settlement fee and payment for services performed. Included in the first quarter of 1999 are revenues totaling $2.2 million from the winding down of some Columbia/HCA agreements. Without these revenues, Simione would have had a loss for the quarter.

     Simione believes that continued development and enhancement of its software systems is critical to its future success, and anticipates that the total amount of research and development expense will increase, but should decrease as a percentage of total net revenues as Simione grows its revenues. Costs incurred to establish the technological feasibility of computer software products are expensed as incurred. Simione's policy is to capitalize costs incurred between the point of establishing technological feasibility and general release only when the costs are material. During 1998, Simione wrote off approximately $2.0 million of capitalized software to reflect the abandonment of certain development projects. Simione's capitalized computer software development costs were $0 as of December 31, 1998, $616,000 as of December 31, 1997 and $0 as of December 31, 1996. Simione capitalized $765,000 and $0, respectively, of computer software development costs in the nine months ended September 30, 1999 and September 30, 1998.

RESULTS OF OPERATIONS

     The following table sets forth, for the years indicated, items from the consolidated statements of operations expressed as a percentage of total net revenues. Simione's historical operating results are not necessarily indicative of the results for any future period.


                                          UNAUDITED
                                        SEPTEMBER 30,     YEAR ENDED DECEMBER 31,
                                        --------------    -----------------------
                                        1999     1998     1998     1997     1996
                                        -----    -----    -----    -----    -----
PERCENTAGE OF NET REVENUES:
Net Revenues:
  Software and services...............   55.9%    70.1%    66.1%    58.3%    58.9%
  Agency support......................    6.9     16.1     16.6     31.3     28.2
  Consulting services.................   26.1     13.8     15.5     10.4     12.9
  Columbia settlement fee.............   11.1       --      1.8       --       --
                                        -----    -----    -----    -----    -----
     Total net revenues...............  100.0    100.0    100.0    100.0    100.0
COSTS AND EXPENSES:
  Costs of revenues...................   62.9     57.9     62.6     48.4     56.5
  Selling, general and
     administrative...................   43.9     30.5     33.2     26.6     27.1
  Research and development............   13.5     14.6     16.2     14.2     21.8
  Amortization and depreciation.......   11.7      4.9      5.8      3.6      3.0
  Purchased in-process research and
     development......................     --       --       --     17.3     48.4
  Severance and other restructuring
     charges..........................   (5.6)    19.7     12.0    110.1      4.7
                                        -----    -----    -----    -----    -----
     Total costs and expenses.........  126.4    127.5    129.8    110.1    161.5
                                        -----    -----    -----    -----    -----
LOSS FROM OPERATIONS..................  (26.4)   (27.5)   (29.8)   (10.1)   (61.5)
  Other income (expense):
  Interest expense....................   (0.6)    (0.2)    (0.4)    (0.5)    (0.5)
  Interest and other income...........    1.0      0.9      1.0      1.0       .8
                                        -----    -----    -----    -----    -----
     Net loss.........................  (26.0)%  (26.8)%  (29.2)%   (9.6)%  (61.2)%
                                        =====    =====    =====    =====    =====


COMPARISON OF NINE MONTH PERIODS ENDED SEPTEMBER 30, 1999 AND 1998

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

     NET REVENUES. Total net revenues for the nine months ended September 30, 1999 decreased $16.2 million, or 44.4%, to $20.3 million as compared to $36.5 million for the nine months ended September 30, 1998. This decrease includes $9.6 million attributable to reduced revenues from the loss of the Columbia/HCA contracts, $1.3 million attributable to declining visits and $5.3 million attributable to a decrease in new software sales and related services.

     COST OF REVENUES. Total cost of revenues decreased $8.3 million, or 39.6%, to $12.8 million for the nine months ended September 30, 1999 as compared to the nine months ended September 30, 1998. This decrease is principally the result of a reduction in costs associated with the decrease in new software sales and related services. The 1998 cost of revenue amount also included a write-off of capitalized software in the amount of approximately $2.0 million. As a percentage of total net revenues, total costs of revenues increased to 62.9% for the nine months ended September 30, 1999 from 57.9% for the nine months ended September 30, 1998. The increase as a percentage of total net revenues is principally due to the decrease in total net revenues and certain employee support costs associated with the Columbia/HCA contracts which were incurred until May and June 1999.



     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Total selling, general and administrative expenses for the nine months ended September 30, 1999 decreased $2.2 million to $8.9 million as compared to $11.1 million for the nine months ended September 30, 1998. This decrease is principally attributable to the restructuring of Simione in late 1998, partially offset by an increase of $1.8 million in the provision for doubtful accounts recorded in September 1999. The increase in the provision reflects higher liquidity risk of Simione's customers. The higher liquidity risk has been primarily due to changes in the cost reimbursement regulations of Medicare for the home health care industry. The restructuring was a result of the change in the home care business environment resulting from interim payment system, and the termination of the Columbia/HCA contracts, coupled with the decision to eliminate certain legacy development projects. Simione has realized savings in cash flow from salaries and office rent. As of September 1999 the salary cost was reduced to $1.5 million per month from $3.9 million per month in 1998. Two floors of the corporate office were sublet allowing the restructuring reserve to be reduced by $1.1 million and increasing cash flow by more than $50,000 per month. Depreciation expense has been reduced but has not had a significant effect on Simione, given the recurring losses and the non-cash impact. As a percentage of total net revenues, selling, general and administrative expenses were 43.9% for the nine months ended September 30, 1999 compared with 30.5% for the nine months ended September 30, 1998.



     RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses for the nine months ended September 30, 1999 decreased $2.6 million, or 48.5%, to $2.7 million as compared to $5.3 million for the nine months ended September 30, 1998. The decrease in expenses is principally due to the abandonment of certain legacy development projects in late 1998. As a percentage of total net revenues, these expenses were 13.5% for the nine months ended September 30, 1999 compared with 14.6% for the nine months ended September 30, 1998.



     AMORTIZATION AND DEPRECIATION. Amortization and depreciation expenses for the nine months ended September 30, 1999 increased $633,000, or 35.6%, to $2.4 million as compared to $1.8 million for the nine months ended September 30, 1998. This increase is principally due to the amortization of goodwill resulting from the Tropical acquisition in March 1999 and the CareCentric merger in August 1999.


     OTHER INCOME (EXPENSE). Interest expense for the nine months ended September 30, 1999 and 1998 relates to borrowings under Simione's line of credit agreement and capital lease obligations. Interest and other income for the nine months ended September 30, 1999 and 1998 consists principally of interest income related to Simione's short-term cash investments and has decreased $118,000.

     INCOME TAXES. At December 31, 1998, Simione had net operating loss ("NOL") carryforwards for federal and state income tax purposes of $10.6 million, which expire at various dates through 2013, if not utilized. Simione also has research and development and alternative minimum tax credits of approximately $90,000 available to reduce future income tax liabilities. The Tax Reform Act of 1986, as amended, contains provisions that limit the NOL and tax credit carryforwards available to be used in any given year when certain events occur, including additional sales of equity securities and other changes in ownership. As a result, certain of the NOL and tax credit carryforwards may be limited as to their utilization in any year. Simione concluded that it is more likely than not that these NOLs and tax credit carryforwards will not be realized based on a weighing of evidence at September 30, 1999, and as a result, Simione recorded a 100% deferred tax valuation allowance against these assets. For the nine months ended September 30, 1999, Simione applied a portion of the NOL against income tax expense for financial reporting purposes.

COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND 1997

     NET REVENUES. Total net revenues decreased $5.3 million, or 11.3%, to $41.6 million in 1998 from $46.9 million in 1997. This decrease in total net revenues includes a $6.2 million increase attributable to the business acquired in the Dezine acquisition which was completed in December 1997, a $1.5 million increase in consulting revenues, a $1.0 million decrease attributable to the declining number of visits, an $8.7 million attributable to the ultimate termination of the Columbia/HCA contracts, and a $3.5 million decrease in new software sales and related services.

     Net revenues from Software and Services include revenues from software licenses, service fees, computer hardware sales, software support, implementation, training and technical consulting services. These revenues decreased $167,000, or 0.4%, to $27.5 million in 1998 from $27.4 million in 1997. This decrease includes a $6.2 million increase attributable to the business acquired in the Dezine acquisition which was offset by a $3.5 million decrease in new software sales and related services, and a $2.7 million decrease attributable to the declining revenue associated with the Columbia/HCA contracts.

     Net revenues from Agency Support decreased $7.0 million, or 47.6%, to $7.7 million in 1998 from $14.7 million in 1997. This decrease includes a $1.0 million decrease attributable to the declining number of visits and a $6.0 million decrease resulting from the ultimate termination of the Columbia/HCA contracts.

     Net revenues from Consulting Services increased $1.5 million, or 31.0%, to $6.4 million in 1998 from $4.9 million in 1997 and was attributable to revenues from new customers.

     COST OF REVENUES. Cost of revenues increased $3.4 million, or 14.9%, to $26.1 million in 1998 from $22.7 million in 1997. As a percentage of total net revenues, cost of revenues increased to 62.6% in 1998 from 48.4% in 1997. This dollar increase includes $2.5 million in costs attributable to the business acquired in the Dezine acquisition, the writeoff of $2.0 million of capitalized software, offset by a $1.4 decrease in costs attributable to the terminated Columbia/HCA contracts. The increase as a percentage of total net revenues is principally due to the decrease in new software sales and related services.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $1.3 million, or 10.4%, to $13.8 million in 1998 from $12.5 million in 1997. As a percentage of total net revenues, selling, general and administrative expenses were 33.2% in 1998 and 26.6% in 1997. This dollar increase was attributable to approximately $2.1 million in costs related to the business acquired in the Dezine acquisition offset by approximately $1.0 million in restructuring charges.

     RESEARCH AND DEVELOPMENT. Research and development expenses remained constant at $6.7 million in 1998 and 1997. As a percentage of total net revenues, research and development expenses increased to 16.2% in 1998 from 14.2% in 1997. This percentage increase reflects the decrease in total net revenues compared to a relatively constant level of dollar expenditures.

     AMORTIZATION AND DEPRECIATION. Amortization and depreciation increased by $700,000 to $2.4 million in 1998 from $1.7 million in 1997. This increase includes approximately $300,000 of amortization expenses attributable to the Dezine acquisition and approximately $400,000 associated with the depreciation and amortization of purchased software, furniture, and equipment acquired in 1998.


     PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT. In connection with the Dezine acquisition in 1997, the purchase price of $9.4 million was allocated based on relative fair value of the assets acquired and liabilities assumed. Pursuant to a study conducted by an independent third party valuation firm, $8.1 million related to the Dezine acquisition purchase price was allocated to purchased in-process research and development and, in accordance with generally accepted accounting principles, was charged to operations as it was not deemed to have reached technological feasibility and had no alternative future use. Additionally, Simione has a two year plan for the expansion of the durable medical equipment product line, to include a Windows-based graphical user interface/open system.


     SEVERANCE AND OTHER RESTRUCTURING CHARGES. Simione recorded a restructuring charge totaling $5.0 million as a result of the change in the home care business environment resulting from revisions to the Medicare reimbursement system, and the termination of the Columbia/HCA contracts, coupled with the decision to eliminate certain legacy development projects including the AS400 effort. Total charges were $9.6 million and included $2.1 million in severance from a reduction in force, $3.7 million in costs to terminate contracts with third party vendors, and $3.7 million in costs related to excess capacity and other charges. These charges were offset by $4.0 million of the $7.0 million settlement fee resulting from the termination of the Columbia/HCA contracts. The settlement fee of $4.0 million created a large reduction in these expenses during the fourth quarter of 1998.

     Simione planned to terminate 160 employees across all groups of the organization including senior executives, administrative personnel, shared service personnel, information systems developers, and consultants. Of these employees, 153 were terminated as of September 30, 1999. All seven of the remaining employees were offered special bonuses totaling $37,648 to remain working until certain critical projects were completed. Three of the remaining seven employees were terminated on December 31, 1999. One of the remaining employees will be terminated by March 31, 2000. Due to termination of additional employees combined with resignations during 1999, the final three employees have resumed their full-time employee status with Simione.

     OTHER INCOME (EXPENSE). Interest expense relates to the borrowings under Simione's line of credit agreements and capital lease obligations and has remained constant at approximately $200,000. Interest and other income consists principally of interest income related to Simione's short term cash investments and has remained constant at approximately $450,000.

     INCOME TAXES. Simione has not incurred or paid any income taxes since its inception. At December 31, 1998, Simione had net operating loss ("NOL") carryforwards for federal and state income tax purposes of $10.6 million, such losses expire in years 2010 through 2013, if not utilized. Simione also has research and development and alternative minimum tax credits of approximately $90,000 available to reduce future income tax liabilities. The Tax Reform Act of 1986, as amended, contains provisions that limit the NOL and tax credit carryforwards available to be used in any given year when certain events occur, including additional sales of equity securities and other changes in ownership. As a result, certain of the NOL and tax credit carryforwards may be limited as to their utilization in any year. Simione concluded that it is more likely than not that these NOL and tax credit carryforwards will not be realized based on a weighing of available evidence at December 31, 1998, and as a result, Simione recorded a 100% deferred tax valuation allowance against these assets.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

     NET REVENUES. Total net revenues increased $20.9 million, or 80.4%, to $46.9 million in 1997 from $26.0 million in 1996. This increase in total net revenues includes $11.7 million attributable to the business acquired in the InfoMed acquisition which was completed in October 1996, $16.4 million in additional revenues from contracts with affiliates of Columbia/HCA and a decrease of $12.0 million resulting from the termination of contracts with home health care agencies wholly-owned by Central Health Holdings. The remaining increase was principally attributable to revenues from new customers.

     Net revenues from Software and Services include revenues from software licenses, service fees, computer hardware sales, software support, implementation, training and technical consulting services. These revenues increased $12.1 million, or 79.1%, to $27.4 million in 1997 from $15.3 million in 1996. This increase is primarily attributable to the business acquired in the InfoMed acquisition.

     Net revenues from Agency Support increased $7.4 million, or 101.4%, to $14.7 million in 1997 from $7.3 million in 1996. This increase includes $10.0 million in additional revenues from contracts with affiliates of Columbia/HCA and a decrease of $1.3 million resulting from the termination of contracts with home health care agencies wholly-owned by Central Health Holdings.

     Net revenues from Consulting Services increased $1.5 million, or 44.1%, to $4.9 million in 1997 from $3.4 million in 1996 and was attributable to revenues from new customers.

     COST OF REVENUES. Cost of revenues increased $8.0 million, or 54.4%, to $22.7 million in 1997 from $14.7 million in 1996. As a percentage of total net revenues, cost of revenues decreased to 48.4% in 1997 from 56.5% in 1996. This dollar increase includes $3.3 million in costs attributable to the business acquired in the InfoMed acquisition and the remaining increase primarily results from the increased cost of personnel and the cost of computer and communication technology. The reduction as a percentage of total net revenues is principally due to the higher margins related to the business acquired in the InfoMed acquisition, and increased margins derived from new customers.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased $5.5 million to $12.5 million in 1997 from $7.0 million in 1996. As a percentage of total net revenues, selling, general and administrative expenses were 26.6% in 1997 and 27.1% in 1996. This dollar increase was attributable to approximately $3.8 million in costs related to the business acquired in the InfoMed acquisition and the remainder principally relates to increased administrative personnel to support growth.


     RESEARCH AND DEVELOPMENT. Research and development expenses increased $1.0 million to $6.7 million in 1997 from $5.7 million in 1996. As a percentage of total net revenues, research and development expenses decreased to 14.2% in 1997 from 21.8% in 1996. This dollar increase was attributable principally to the business acquired in the InfoMed acquisition. During 1997, Simione capitalized $616,000 in software development costs.


     AMORTIZATION AND DEPRECIATION. Amortization and depreciation expenses increased by approximately $900,000 to $1.7 million in 1997 from $800,000 in 1996. This increase includes approximately $600,000 of amortization expenses attributable to the InfoMed acquisition in October of 1996 and approximately $300,000 associated with the depreciation and amortization of purchased software, furniture, and equipment acquired in 1997.


     PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT. In connection with the Dezine acquisition in 1997, the purchase price of $9.4 million was allocated based on relative fair value of the assets acquired and liabilities assumed. Pursuant to a study conducted by an independent third party valuation firm, $8.1 million related to the Dezine acquisition purchase price was allocated to purchased in-process research and development and, in accordance with generally accepted accounting principles, was charged to operations as it was not deemed to have reached technological feasibility and had no alternative future use. Additionally, Simione has a two year plan for the expansion of the durable medical equipment product line, to include a Windows-based graphical user interface/open system.


     In connection with the InfoMed acquisition in 1996, the purchase price of $16.8 million was allocated based on relative fair value of the assets acquired and liabilities assumed. Pursuant to a study conducted by an independent third party valuation firm, $12.6 million related to the IMI acquisition purchase price was allocated to purchased in-process research and development and, in accordance with generally accepted accounting principles, was charged to operations as it was not deemed to have reached technological feasibility and had no alternative future use. Subsequent to the InfoMed acquisition, Simione completed the development of certain in-process versions of software products, SC STATScan and TEMS, and has scheduled further enhancements to each of these products.

     SEVERANCE AND OTHER RESTRUCTURING CHARGES. As a result of the change in focus of Simione's business from providing services to affiliates of Central Health Holding, Simione incurred severance and certain other restructuring costs totaling $1.2 million in the fourth quarter of 1996. These expenses primarily relate to the severance of several key employees and costs to buy out a lease of equipment no longer useful to Simione.

     OTHER INCOME (EXPENSE). Interest expense relates to the borrowings under Simione's line of credit agreements and capital lease obligations and increased by $100,000 to $200,000 in 1997 from $100,000 in 1996. This increase is principally attributable to the increased borrowings under the line of credit agreements. Interest and other income consists principally of interest income related to Simione's short term cash and restricted cash investments and increased by $300,000 to $500,000 in 1997 from $200,000 in 1996. This increase is principally attributable to the interest received on the $17.7 million in net proceeds from the issuance of 2,000,000 shares of common stock at $10.00 per share in July 1997 in conjunction with a Registration Statement filed with the Securities and Exchange Commission.

     INCOME TAXES. Simione has not incurred or paid any income taxes since its inception. At December 31, 1997, Simione had NOL carryforwards for federal and state income tax purposes of $4.6 million, and $1,824,000 of these carryforwards expire in 2010 and $2,816,000 in 2011, if not utilized. Simione also has research and development and alternative minimum tax credits of approximately $96,000 available to reduce future income tax liabilities. The Tax Reform Act of 1986, as amended, contains provisions that limit the NOL and tax credit carryforwards available to be used in any given year when certain events occur, including additional sales of equity securities and other changes in ownership. As a result, certain of the NOL and tax credit carryforwards may be limited as to their utilization in any year. Simione concluded that it is more likely than not that these NOL and tax credit carryforwards will not be realized based on a weighing of available evidence at December 31, 1997, and as a result Simione recorded a 100% deferred tax valuation allowance against these assets. Of the $4.4 million deferred tax asset at December 31, 1997, approximately $500,000 relates to the InfoMed acquisition and, if and when realized, will result in a credit to intangible assets recorded in the acquisition.

BACKLOG

     Simione had backlog associated with its software of approximately $1.6 million on September 30, 1999, and $5.2 million on September 30, 1998. Backlog consists of the unrecognized proportion of contractually committed software license fees, hardware, estimated installation fees and professional services. The length of time required to complete an implementation depends on many factors outside the control of Simione, including the state of the customer's existing information systems and the customer's ability to commit the personnel and other resources necessary to complete the implementation process. As a result, Simione may be unable to predict accurately the amount of revenue it will recognize in any period and therefore can make no assurance that the amounts in backlog will be recognized in the next twelve months.

SELECTED QUARTERLY FINANCIAL RESULTS

     Simione's quarterly operating results have been and will likely continue to be subject to significant fluctuations. Simione believes that the timing of strategic acquisitions may cause fluctuations in its operating results. Revenues can be expected to vary significantly as a result of the acceleration or delay of system implementations due to customer requirements or other factors beyond Simione's control, fluctuations in demand for existing systems and services and Simione's ability to manage successfully any future growth. The sales cycles related to its systems offerings and agency support contracts can be long and difficult to predict, resulting in variability of revenues. In addition, the implementation period related to Simione's information systems can range from three months to one year. The unpredictability of revenues could in any quarter result in a shortfall relative to quarterly expectations. Many other factors may contribute to fluctuations in Simione's operating results. Accordingly, Simione believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance.

     The following table sets forth unaudited consolidated quarterly financial data for each of the eleven quarters for the period ended September 30, 1999. This information is unaudited, but, in the opinion of Simione's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of the information in accordance with generally accepted accounting principles. Some of the amounts in both 1998 and 1997 quarterly income statements have been reclassified to conform with the presentation of the 1998 audited financial statements. All net income (loss) per share amounts have been restated in accordance with SFAS 128. These quarterly results of operations are not necessarily indicative of future operating results.

                                                                           (IN 000'S)
                                                           -------------------------------------------
                                                                        FISCAL YEAR 1998                   FISCAL YEAR 1997
                                                           -------------------------------------------    -------------------
                         MAR. 31,   JUNE 30,   SEPT. 30,   MAR. 31,   JUNE 30,   SEPT. 30,    DEC. 31,    MAR. 31,   JUNE 30,
                           1999       1999       1999        1998       1998       1998         1998        1997       1997
                         --------   --------   ---------   --------   --------   ---------    --------    --------   --------
STATEMENT OF OPERATIONS
 DATA:
Net revenues:
 Software and
   services............   $4,496    $ 3,562     $ 3,274    $ 9,165    $ 9,951    $  6,447     $ 1,960     $ 5,682    $  6,480
 Agency support........      667        544         190      2,808      1,859       1,219       1,050       4,552       3,615
 Consulting services...    1,497      1,920       1,878      1,447      1,764       1,814       1,412       1,194       1,145
 Columbia settlement
   fee.................    2,250         --          --         --         --          --         750          --          --
                          ------    -------     -------    -------    -------    --------     -------     -------    --------
    Total net
      revenues.........    8,910      6,026       5,342     13,420     13,574       9,480       5,172      11,428      11,240
                          ------    -------     -------    -------    -------    --------     -------     -------    --------
Costs and expenses:
 Costs of revenues.....    4,474      4,267       4,016      6,325      6,658       8,109       4,999       5,473       5,142
 Selling, general and
   administrative......    2,368      2,204       4,321      4,129      3,803       3,179       2,712       3,083       3,381
 Research and
   development.........    1,038        843         826      1,816      1,588       1,936       1,401       1,756       1,686
 Amortization and
   depreciation........      623        777       1,011        558        601         618         615         424         403
 Purchased in-process
   research and
   development.........       --         --          --         --         --          --          --          --          --
 Severance and other
   restructuring
   charges.............       --         --      (1,140)        --         --       7,172(a)   (2,161)(a)      --          --
                          ------    -------     -------    -------    -------    --------     -------     -------    --------
    Total costs and
      expenses.........    8,503      8,090       9,034     12,828     12,650      21,814       7,566      10,736      10,612
                          ------    -------     -------    -------    -------    --------     -------     -------    --------
Income (loss) from
 operations............      407     (2,064)     (3,692)       592        924     (11,534)     (2,394)        692         628
Other income (expense):
 Interest expense......      (69)        (2)        (45)       (16)        (9)        (50)       (108)        (77)        (68)
 Interest and other
   income..............       80         82          23        111         96          97         120          28          17
                          ------    -------     -------    -------    -------    --------     -------     -------    --------
    Net income (loss)..   $  418    $(1,984)    $(3,714)   $   687    $ 1,011    $(11,487)    $(2,382)    $   643    $    577
                          ======    =======     =======    =======    =======    ========     =======     =======    ========
    Net income (loss)
      per
      share -- basic...   $ 0.05    $ (0.23)    $ (0.42)   $  0.08    $  0.12    $  (1.34)    $ (0.28)    $  0.11    $   0.10
                          ======    =======     =======    =======    =======    ========     =======     =======    ========
    Weighted average
      common
      shares -- basic..    8,656      8,782       3,783      8,523      8,536       8,571       8,596       5,977       6,027
                          ======    =======     =======    =======    =======    ========     =======     =======    ========
    Net income (loss)
      per
      share -- diluted    $ 0.05    $ (0.23)    $ (0.42)   $  0.07    $  0.11    $  (1.34)    $ (0.28)    $  0.09    $   0.08
                          ======    =======     =======    =======    =======    ========     =======     =======    ========
    Weighted average
      common shares and
      common equivalent
      shares -- diluted    8,782      8,782       8,783      9,222      9,573       8,571       8,596       7,364       7,234
                          ======    =======     =======    =======    =======    ========     =======     =======    ========


                           FISCAL YEAR 1997
                         --------------------
                         SEPT. 30,   DEC. 31,
                           1997        1997
                         ---------   --------
STATEMENT OF OPERATIONS
 DATA:
Net revenues:
 Software and
   services............   $ 7,467    $ 7,727
 Agency support........     3,435      3,078
 Consulting services...     1,207      1,363
 Columbia settlement
   fee.................        --         --
                          -------    -------
    Total net
      revenues.........    12,109     12,168
                          -------    -------
Costs and expenses:
 Costs of revenues.....     5,516      6,584
 Selling, general and
   administrative......     3,320      2,725
 Research and
   development.........     1,731      1,496
 Amortization and
   depreciation........       411        476
 Purchased in-process
   research and
   development.........        --      8,127
 Severance and other
   restructuring
   charges.............        --         --
                          -------    -------
    Total costs and
      expenses.........    10,978     19,408
                          -------    -------
Income (loss) from
 operations............     1,131     (7,240)
Other income (expense):
 Interest expense......       (41)       (29)
 Interest and other
   income..............       202        243
                          -------    -------
    Net income (loss)..   $ 1,292    $(7,026)
                          =======    =======
    Net income (loss)
      per
      share -- basic...   $  0.16    $ (0.82)
                          =======    =======
    Weighted average
      common
      shares -- basic..     8,216      8,515
                          =======    =======
    Net income (loss)
      per
      share -- diluted    $  0.14    $ (0.83)
                          =======    =======
    Weighted average
      common shares and
      common equivalent
      shares -- diluted     9,052      8,515
                          =======    =======


-------------------------


(a) Approximately $400,000 was improperly charged to the restructuring charge in the third quarter of 1998. This amount has been restated and shown in the fourth quarter of 1998 and reversed from the third quarter of 1998.

LIQUIDITY AND CAPITAL RESOURCES


     NINE MONTHS ENDED SEPTEMBER 30, 1999. As of September 30, 1999, Simione had a working capital deficit of $6.9 million and cash and cash equivalents of $1.2 million. Net cash used in operating activities for the nine months ended September 30, 1999 was $3.5 million.


     In March 1999, Simione completed the Tropical acquisition for $1.8 million in cash and 100,000 shares of common stock at the then fair value of $1.63 per share. Also in March 1999, Simione repaid a $5 million line of credit obligation to a bank.

     In May 1999, Simione entered into a definitive agreement to merge with MCS, Inc., a wholly owned subsidiary of Mestek. For every share of outstanding Simione common stock, Simione agreed to issue approximately .85 shares of its common stock to Mestek in the exchange. MCS is a leading provider of information systems and services to the home health care industry with approximately $14.9 million (excluding ProfitWorks) in revenues and $1.4 million in net income in 1998.

     In August 1999, Simione acquired CareCentric Solutions, Inc. pursuant to a merger for approximately 3.0 million shares of Simione's Series A Preferred Stock. The preferred stock was valued at $3.00 per share at closing. Under the terms of the merger, Simione may have to issue up to an additional approximately
3.0 million shares of common stock if Simione's common stock does not meet certain price targets during the fourth quarter of 2000. On June 30, 2001, the Series A Preferred Stock is convertible into Simione common stock, subject to stockholder approval. If the stockholder approval for conversion is not obtained by June 30, 2000, the Series A holders will be given a right to sell the Series A Preferred Stock to Simione for cash. In conjunction with the CareCentric merger Simione assumed a loan from a bank with an outstanding balance of $1.5 million. The $1.5 million bank loan was retired through use of a new loan extended by Mestek in September 1999.


     In September 1999, Simione obtained a $5.0 million commercial line of credit with a national bank. Simione's trade accounts receivable are used as collateral for the line and must be maintained at certain levels of aging to support availability of advancement under the line. This line of credit is secured by a lien on substantially all of the assets of Simione. Actual availability under the terms of the line was about $1.7 million at December 31, 1999.



     Also in September 1999, in connection with an amendment of the MCS merger agreement, Simione received $3.0 million of loan proceeds from Mestek, the parent company of MCS. The Mestek loan accrues interest at the BancBoston prime rate plus 2%. The loan proceeds were used to retire $1.5 million of term loans assumed with the acquisition of CareCentric and to fund operating needs. If the MCS merger is completed at any time prior to June 30, 2000, Mestek's note evidencing the loan will be converted into Series B Preferred Stock and Mestek will pay additional funds for the Series B Preferred Stock and a warrant to purchase Simione common stock. If the MCS merger is not completed by June 30, 2000, Mestek's $3.0 million note plus accrued interest will immediately be due and payable.



     YEARS ENDED: DECEMBER 31, 1998 AND DECEMBER 31, 1997. As of December 31, 1998, Simione had working capital of $1.3 million and cash and cash equivalents of $10.5 million. Simione's current liabilities as of December 31, 1998 include customer deposits of $1.1 million and unearned revenues of $1.9 million.

     Net cash used in operating activities for the year ended December 31, 1996 totalled $1.8 million. This amount decreased to $1.4 million for the year ended December 31, 1997, and decreased further to $1.1 million for the year ended December 31, 1998. The changes were principally due to increases in working capital requirements for research and development and changes in accrued liabilities.

     Net cash used in investing activities for the year ended December 31, 1998 totalled $1.0 million, and totalled $10.3 million for the year ended December 31, 1997, and $2.9 million for the year ended December 31, 1996. Simione made capital expenditures (including capital leases) totaling approximately $600,000 in 1998, $1.2 million in 1997 and $1.3 million in 1996. In January 1996, Simione completed the acquisition of Simione & Simione for $2.0 million in cash. In October 1996, Simione completed the InfoMed acquisition resulting in an increased cash balance of approximately $700,000. In December 1997, Simione completed the Dezine acquisition for a purchase price of $9.4 million.

     Net cash provided by financing activities was $4.3 million for the year ended December 31, 1998, $16.6 million for the year ended December 31, 1997, and $7.8 million for the year ended December 31, 1996. In January 1996, Central Health Holdings made a cash capital contribution of $4.0 million to Simione as part of the funding for Simione, in connection with the spin-off of Simione from Central Health Holdings. Additionally, in March 1996, Simione issued common stock that netted $3.1 million, $2.2 million of which was collected in 1996 and $900,000 of which was collected in 1997. In July 1997, Simione filed a registration statement on Form S-1 with the Securities and Exchange Commission and sold 2,000,000 shares of its Common Stock for $10.00 per share and received approximately $17.7 million in net cash proceeds from this offering for general corporate purposes and working capital, including potential strategic acquisitions.

     In January 1996, Simione established line of credit agreements which provided for aggregate borrowing of $2.5 million which had been fully drawn as of December 31, 1996. During 1997, Simione repaid these lines of credit and terminated them.

     In June 1997, Simione established a revolving credit facility pursuant to which the maximum principal amount at any time outstanding could not exceed the lesser of $5 million or the "Borrowing Base" (as defined in the revolving credit facility agreement). During 1998, Simione repaid this line of credit and terminated it.


     In May 1998, Simione entered into a new loan and security agreement with a bank. Pursuant to the agreement, the bank agreed to make available to Simione a revolving credit facility, the maximum principal amount of which at any time must be equal to the lesser of $25 million or the "margin requirement" then in effect. As of December 31, 1998, there was a balance of $5 million outstanding. Simione terminated this credit facility and repaid all obligations to the bank in 1999.



     CURRENT FINANCING AND EFFECTS OF MERGER. In November 1999 Simione received $1.6 million of loans from Mestek ($850,000) and two stockholders of Simione ($750,000),

Barrett O'Donnell and David Ellis, to fund operating needs and continue the execution of product strategies in the fourth quarter of 1999. The $1.6 million of loans have varying terms and maturities as disclosed in Note 12 of the financial statements.



     In February 2000, Simione received an additional $1.0 million of loan proceeds from Mestek. The loan proceeds are being used to fund Simione's operating needs until completion of the merger with MCS. This $1.0 million loan carries the same terms and security as the $3.0 million loan received by Simione from Mestek in September 1999. At completion of the merger with MCS, Mestek will pay an additional approximately $2.0 million in cash and the $4.0 million in loans plus accrued interest will be exchanged (in total $6.0 million) for the issuance by Simione to Mestek of Series B Preferred Stock and a warrant to purchase shares of common stock of Simione.



     The completion of the MCS merger will result in the following events affecting the liquidity of Simione:



     - the consolidation of the account receivable of MCS into Simione's bank line of credit, is expected to provide Simione with an additional $1.6 million of borrowing capacity;



     - the investment of an additional $2.0 million (less accrued but unpaid interest on Mestek's $4.0 million in loans to Simione) by Mestek in exchange for the issuance by Simione to Mestek of Series B Preferred Stock and a warrant to purchase shares of common stock; and



     - the payment to Mestek of $619,000 at the closing of the merger for repayment of intercompany debt owed by MCS to Mestek. See "MCS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" at page 118.



     Simione's liquidity has further eroded over the last several months. Operating losses have been heavier than originally forecast and Simione has incurred significant problems collecting its accounts receivable because of the depressed operating condition of its customers due to the negative effects of the current government limits over home medical cost reimbursement. The success of the business will depend upon increases in sales and installation performance including an emphasis on the CareCentric acquired business. Simione is currently developing its business plans for the post MCS merger period. The proposed changes in government reimbursement regulations (the PPS regulations scheduled to take effect in October 2000), combined with the competitive nature of Simione's product development and marketing initiatives following the merger, increase the importance of timely execution or acceleration of those plans. To fully implement those plans, Simione will require additional financing within the 60 to 90 days following the merger. In the event the additional financing is not available, the product development and marketing initiatives may be delayed or cut back. Given the terms of the merger, the past performance, recent financial condition of Simione and the current investment environment, Simione expects that this capital will be expensive and could result in further dilution of the existing shareholders.



     Assuming no material adverse change in the operation of its business and assuming the completion of the MCS merger and Mestek investment, Simione believes that the combination of its available cash, cash equivalents, cash to be generated from its future results of operations and funds that will be made available with the bank line of credit will be sufficient to meet its operating requirements for at least the next twelve months.


IMPACT OF NEW ACCOUNTING STANDARDS

     In 1998, the Financial Accounting Standards Board issued SFAS No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for Simione's fiscal year ending December 31, 2000. Simione's management does not believe that the adoption of SFAS No. 133 will have a material impact on Simione's position or results of operations.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and was adopted by Simione in 1998. For Simione, there is no difference between comprehensive income (loss) and net income (loss).

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS No. 131 requires reporting segment profit or loss, certain specific revenue and expense items, and segment assets. It requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts in the enterprise's general-purpose financial statements. It requires that all public business enterprises report information about the revenues derived from the enterprise's products or services (or groups of similar products and services), about the countries in which the enterprise earns revenues and holds assets, and about major customers regardless of whether that information is used in making operating decisions. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and was adopted by Simione in 1998. See Note 13 for detailed segment information.

     In October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), which supersedes SOP 91-1 and is effective for transactions entered into for fiscal years beginning after December 15, 1997. While some principles remain the same, there are several key differences between the two pronouncements, including accounting for multiple element arrangements. SOP 97-2 addresses revenue recognition from a conceptual level and does not specifically provide implementation guidance. Simione's adoption of SOP 97-2 had no material impact on the financial statements of Simione.

YEAR 2000 ISSUES

     The following information is being provided as a Year 2000 Readiness Disclosure Statement, and is subject to the provisions of the Year 2000 Information and Readiness Disclosure Act.

     INTRODUCTION. Year 2000 issues arise because many computer software and hardware systems use only two digits to represent the year. As a result, these systems may not process dates beyond 1999, which may cause errors in information or system failures. Therefore, some computer software and hardware will need to be modified prior to the Year 2000 in order to remain functional.

     STATE OF READINESS. Simione has assessed both the readiness of its internal computer systems and the compliance of its software and computer products licensed and sold to customers for handling Year 2000 issues. Simione appointed a Year 2000 Project Manager and established a Task Force to evaluate Simione's products and services, business operations, and relationships with customers and business partners. The mission of the Task Force was to actively prepare Simione's systems and assist Simione's customers for Year 2000 issues, as well as prepare contingency plans for the potential compromise in the performance of critical systems and services. Simione believes that it has implemented successfully the systems and programming changes necessary to address the Year 2000 issues of its major software products. Simione has also assessed the possible effects on Simione's operations of the Year 2000 readiness of key vendors and third party software providers. Simione's reliance on vendors and third party software providers, and therefore, on the proper functioning of their information systems and software, means that their failure to address Year 2000 issues could have a material impact on Simione's operations and financial results. Simione has contacted such vendors and suppliers and while it has not discovered any material Year 2000 issues during either Simione or customer year 2000 testing activities, Simione cannot guarantee the performance or representations of such entities.

     COSTS. Simione has incurred costs of approximately $800,000 in addressing Year 2000 issues, consisting primarily of programming, quality assurance and testing expenses and replacing of technology which was not Year 2000 compliant. Since it does not anticipate any further Year 2000 programming expenses or purchases of replacement equipment, Simione does not believe there are any substantial remaining costs associated with achieving Year 2000 readiness that could have a material effect on Simione's results of operations or financial condition.

     RISKS. Simione believes there are no critical assets under its control that present a material risk of not being year 2000 compliant. Less than a dozen Simione customers, which in the aggregate do not represent a material part of Simione's business, have not completed testing of Simione products in their operational environments. For these customers, year 2000 risk exists due to the use of Simione software on untested third party hardware or in interaction with untested third party software in the customer environment. In these cases the risk and cost of correction of any year 2000 problems will be the responsibility of the customer. Simione's training and product support personnel organizations will provide assistance to these customers as quickly as possible in early 2000 if and when problems arise. Based on the exhaustive testing of Simione's products by both Simione and its customers, Simione believes it has prepared for and will successfully manage the continuation of its business into the year 2000.

     CONTINGENCY PLANS. The Year 2000 Task Force has currently developed contingency plans for Year 2000 failures. Simione believes it has identified and addressed all material Year 2000 risks, and has the personnel and resources to address any additional contingencies that may arise after January 1, 2000.

                       OWNERSHIP OF SIMIONE CAPITAL STOCK


     The following table sets forth information, as of February 1, 2000, known to Simione regarding the beneficial ownership of Simione's common stock by:


     - each director and director nominee of Simione;

     - the chief executive officers of Simione who served during 1998;

     - each of the four other most highly compensated executive officers, and two former executive officers, of Simione based on Simione's fiscal year 1998 compensation;

     - all executive officers and directors of Simione as a group; and

     - each person known by Simione to be the beneficial owner of more than 5% of Simione's common stock.


     Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are exercisable at or within 60 days of February 1, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



     Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security through any contract, arrangement, understanding or relationship. Percentages were calculated based on the ratio of the number of shares of Simione common stock beneficially owned by such beneficial owner as of February 1, 2000 to the sum of (a) 8,744,790, the total number of outstanding shares of Simione common stock as of February 1, 2000, and (b) the number of shares of Simione common stock issuable upon exercise of options or warrants held by the applicable beneficial owner exercisable within 60 days as of February 1, 2000.


                                                                    SHARES
                                                              BENEFICIALLY OWNED
NAME AND ADDRESS                                            ----------------------
OF BENEFICIAL OWNER                                          NUMBER      PERCENT
-------------------                                         ---------   ----------
Barrett C. O'Donnell(1)...................................  1,286,973      13.8%
  P.O. Box 7395
  Princeton, NJ 08543
R. Bruce Dewey............................................        --         --
  6600 Powers Ferry Road
  Atlanta, GA 30339
O'Donnell Davis, Inc.(2)..................................   961,973       10.6
  P.O. Box 7395
  Princeton, NJ 08543

                                                                    SHARES
                                                              BENEFICIALLY OWNED
NAME AND ADDRESS                                            ----------------------
OF BENEFICIAL OWNER                                          NUMBER      PERCENT
-------------------                                         ---------   ----------
Dr. David O. Ellis(3).....................................   987,172       11.2
  3495 Piedmont Road
  10 Piedmont Center, Suite 412
  Atlanta, GA 30305
Gary M. Bremer(4).........................................   895,957       10.0
  6600 Powers Ferry Road
  Atlanta, GA 30339
Rowan Nominees Limited(5).................................   884,873       10.1
  33 King William Street
  London, EC4R 9AS
Merrill Lynch Asset Management Group(6)...................   853,930        9.8
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10381
Dimensional Fund Advisors, Inc.(7)........................   506,800        5.8
  1299 Ocean Avenue
  Santa Monica, CA 90901
Howard B. Krone(8)........................................   440,622        5.0
  3633 Tuxedo Road
  Atlanta, GA 30305
Greg Wilson(9)............................................   420,000        4.8
  777 E. Atlantic Avenue, Suite 800
  Delray Beach, FL 33483
James R. Henderson(10)....................................   141,527        1.6
  511 Butler National Drive
  Duluth, GA 30136
William J. Simione, Jr.(11)...............................   139,428        1.6
  4130 Whitney Avenue
  Hamden, CT 06518
Robert J. Simione(12).....................................    54,654          *
  4130 Whitney Avenue
  Hamden, CT 06518
Murali Anantharaman(13)...................................    35,265          *
  120 Breakwater Circle
  Atlanta, GA 30328
Gary W. Rasmussen(14).....................................    33,207          *
  2450 Regency Lake Drive
  Marietta, GA 30062
James A. Gilbert(15)......................................    32,083          *
  235 North Mill Road
  Atlanta, GA 30338

                                                                    SHARES
                                                              BENEFICIALLY OWNED
NAME AND ADDRESS                                            ----------------------
OF BENEFICIAL OWNER                                          NUMBER      PERCENT
-------------------                                         ---------   ----------
Erin Dosdourian(16).......................................    21,834          *
  5094 NW 50th Court
  Coconut Creek, GA 30338
Lori Nadler Siegel(17)....................................     3,156          *
  1240 Beach Haven Road
  Atlanta, Georgia 30324
Daniel J. Mitchell(18)....................................        --         --
  4430 Arapahoe Ave., Suite 220
  Boulder, CO 80303
Jesse I. Treu(18).........................................        --         --
  One Palmer Square, Suite 515
  Princeton, NJ 08542
All directors and executive officers as a group (14
  persons)(19)............................................  3,039,790      31.7


---------------

   * Less than 1%

 (1) Includes 135,000 shares issuable upon exercise of warrants and 420,981 shares issuable upon exercise of options. Mr. O'Donnell is a stockholder, director and officer of ODD. Accordingly, pursuant to Rule 13d-3 under the Exchange Act, he is deemed to be an indirect beneficial owner of Simione's securities beneficially owned by ODD.

 (2) Includes 135,000 shares issuable upon exercise of warrants and 170,981 shares issuable upon exercise of options

 (3) Includes 853,930 shares held by, and 30,943 shares issuable upon exercise of options by, Rowan Nominees Limited ("Rowan"). Rowan is nominee for EGL Holdings, Inc. Mr. Ellis is president and a director of EGL Holdings, Inc. Includes 9,184 shares held by Mr. Ellis' wife. Includes 40,098 shares issuable upon exercise of options.

 (4) Includes 171,213 shares issuable upon exercise of options. Excludes any interest Mr. Bremer has in the Simione Central Holdings, Inc. Profit Sharing Plan Trust (the "Profit Sharing Plan").

 (5) Includes 30,943 shares issuable upon exercise of options.


 (6) The information in the table is based on a Schedule 13G dated February 4, 2000. Merrill Lynch is a registered investment advisor. The shares are held by asset management subsidiaries of Merrill Lynch.



 (7) The information in the table is based on a Schedule 13G/A dated February 3, 2000. Dimensional is a registered investment advisor. According to the
     Schedule 13G/A, these shares are owned by advisory clients of Dimensional. None of these clients owns more than 5% of the Simione common stock.



 (8) Includes 125,135 shares owned by Mr. Krone's wife, as to which Mr. Krone may be deemed to have sole dispositive and voting power.

 (9) Represents 420,000 shares owned by Eclipsys Corporation of which Mr. Wilson is an officer.



(10) Includes 125,843 shares issuable upon exercise of options.



(11) Includes 85,557 shares issuable upon exercise of options.



(12) Includes 43,612 shares issuable upon exercise of options.



(13) Includes 19,801 shares issuable upon exercise of options.



(14) Includes 17,433 shares issuable upon exercise of options. Excludes any interest Mr. Rasmussen has in the Profit Sharing Plan.



(15) Includes 20,833 shares issuable upon exercise of options.



(16) Represents 21,834 shares issuable upon exercise of options.



(17) Excludes any interest Ms. Siegel has in the Profit Sharing Plan.



(18) Does not include 373,669 shares and 777,120 shares of Series A Preferred Stock beneficially owned by Mr. Mitchell and Mr. Treu, respectively. The Series A Preferred Stock is non-voting stock and convertible into common stock only upon Simione stockholder approval.



(19) Includes 701,825 shares issuable upon exercise of options and 135,000 shares issuable upon exercise of warrants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 1, 1996, InfoMed Holdings, Inc., a predecessor corporation of Simione, entered into a lease agreement with Gateway LLC with respect to Simione's Pompano Beach, Florida office. O'Donnell Davis, Inc. owns 70% of Gateway LLC and more than 5% of Simione's common stock. In addition, Mr. Barrett
C. O'Donnell, Chairman of the Board of Simione, is the Chairman of the Board, President and Chief Executive Officer and a 75% stockholder of ODD. Reid Horovitz, former General Counsel and Secretary of Simione, owns 10% of Gateway LLC. Pursuant to the lease agreement, Gateway LLC leases approximately 20,291 square feet to Simione for a term of five years that commenced on January 1, 1996. In addition, on October 24, 1997 a subsidiary of Simione entered into a written addendum extending the Pompano lease through December 31, 2001. Simione has an option to renew the lease for an additional five year term. Rental payments from Simione for the year ended December 31, 1998 totaled $384,528. In addition to these lease payments, Simione is obligated to pay its share of the office building's operating expenses. The lease payments were determined by negotiation between the parties. Simione believes that the terms of the lease agreement are at least as favorable as could have been obtained elsewhere for similar facilities from unaffiliated third parties. Gateway LLC sold the Pompano lease to an unrelated third party in August 1998.

     On January 1, 1998, Simione replaced an oral lease agreement with S&S Realty for Simione's Hamden, Connecticut office with a written agreement. Mr. William J. Simione, Jr. owns 45% of S&S Realty. Pursuant to the lease agreement, S&S Realty leases approximately 6,500 square feet to Simione for a term expiring on December 31, 2002. Rental payments for the year ended December 31, 1998 totaled $130,000. The scheduled annual rental payments for each year of the remaining term may, upon thirty (30) days' written notice from S&S Realty, be increased by $5,850. In addition to these lease payments, Simione is obligated to pay its share of the office building's operating expenses, other than water, which is provided by S&S Realty. The lease payments were determined by negotiation between the parties. Simione believes that the terms of the lease agreement are at least as favorable as could have been obtained elsewhere for similar facilities from unaffiliated third parties.

     On November 1, 1996, Simione Central, Inc., a wholly-owned subsidiary of Simione ("SCI"), entered into various information, support and management service agreements with certain affiliates of Columbia/HCA Healthcare Corporation. As part of the negotiation of the Columbia agreements, Columbia/HCA required that SCI, formerly a subsidiary of Central Health Holding Company, guarantee indemnification obligations of the former stockholders of Central Health Holding, including Mr. Bremer, to those Columbia/HCA affiliates for potential liabilities relating to the Central Health Holding Company Employee Stock Ownership Plan Trust or its participants, including potential liabilities resulting from a then ongoing investigation of the plan by the Department of Labor and the Internal Revenue Service's then ongoing audit of issues related to the plan. Columbia/HCA became indirectly responsible for these plan obligations as a result of its acquisition of Central Health Holding by purchasing all of Central Health Holding's stock. Because all of the former Central Health Holding stockholders were also stockholders of Simione as a result of the January 1996 spin-off of Simione from Central Health Holding, SCI agreed to undertake the guaranty. Also, on November 1, 1996, the plan was converted into the Simione Central Holdings, Inc. Profit Sharing Plan and sponsorship of the plan was transferred from Central Health Holding to Simione. Under the terms of the guaranty, SCI guarantees Columbia/HCA against:

     - plan losses arising from a fiduciary breach, prohibited transaction or other violation of law relating to the plan; or

     - liabilities related to the plan which are not paid by the former stockholders of Central Health Holding other than the plan.

       These liabilities are guaranteed only to the extent that they are not recovered by Columbia/HCA through other indemnity provisions of the stock purchase agreement. Columbia/HCA's other sources of potential recovery include amounts accrued on Central Health Holding's closing balance sheet at the time of sale and escrow accounts established for the benefit of Columbia/HCA by the former stockholders of Central Health Holding. SCI's maximum liability under the guaranty is limited to:

     - $20 million for obligations arising before November 1, 1997;

     - $17.5 million for obligations arising before November 1, 1998;

     - $15 million for obligations arising before November 1, 1999;

     - $15 million for obligations arising before November 1, 2000; and

     - $0 thereafter.

     At no time during the term of the guaranty will SCI's liability exceed $20 million in the aggregate. Pursuant to the guaranty, SCI agreed that on each date that a guaranteed obligation is required to be paid to Columbia/HCA, SCI would grant Columbia/HCA a security interest equal to the amount of such guaranteed obligation in SCI's accounts receivable. SCI also granted to Columbia/HCA and the parties to the Columbia Agreements the right to offset any liability arising under the guaranty against any payments due from such parties to SCI for information, management and support services.

At September 30, 1999, no claims had been made under the guaranty, and currently Simione does not anticipate incurring any losses associated with the guaranty.


     On April 17, 1998, Simione was a party to a Stock Purchase Agreement among Eclipsys Corporation and certain stockholders of Simione including Gary M. Bremer, a former director and officer of Simione, and William J. Simione, Jr., Vice Chairman of the Board and Executive Vice President of Simione. Pursuant to the Stock Purchase Agreement, Eclipsys Corporation purchased from the stockholders 420,000 shares, including 187,500 shares from Mr. Bremer and 25,000 shares from Mr. Simione, of Simione's Common Stock at a price of $13.25 per share. Additionally, in the event Simione receives an offer from a third party to purchase more than 5% of its common stock, Eclipsys Corporation will have the option to purchase from Simione up to an additional 4.9% of Simione's Common Stock at $13.25 per share. This option is available in connection with the MCS merger, and Eclipsys has been provided with notice of such option. Management of Simione does not expect Eclipsys to exercise its option, unless the market price of Simione common stock equals or exceeds the option's exercise price of $13.25 per share. On February 7, 2000, the last practicable trading date for which results were available for inclusion in this proxy statement, the reported high sales price per share of Simione common stock on Nasdaq was $2 and the reported low sales price was $1 13/16. If Eclipsys exercises its option, the ownership interests of other Simione stockholders, including former MCS stockholders, will be diluted by up to 4.9%.


     The Stock Purchase Agreement allows Eclipsys Corporation to designate one member to the board of directors of Simione until April 17, 2001. The Eclipsys director designee is currently Greg Wilson. Mr. Wilson is not seeking reelection to the board at the special meeting. Eclipsys has not exercised its right to designate a replacement for Mr. Wilson. The Stock Purchase Agreement also states that Eclipsys Corporation will vote its shares in favor of all the nominees to the board of directors of Simione and in favor of all such matters recommended by the board of directors.

     Also, on April 17, 1998, Simione Central National, Inc., a wholly-owned subsidiary of Simione now known as Simione Central National, L.L.C., and Eclipsys Corporation entered into a remarketing agreement. Under the remarketing agreement, Eclipsys has the exclusive right to market and sub-license Simione's software to Eclipsys' current and potential customers and Simione is required to provide installation, implementation, maintenance and support services to Eclipsys' customers who sub-license Simione's software. Eclipsys is responsible for responses to requests for proposals, software demos, and providing front line support to such customers and prospects concerning Simione's software products. For all Simione software products licensed by Eclipsys to an Eclipsys customer or prospect, Eclipsys pays a one-time royalty to Simione plus an annual maintenance fee. The initial term of the agreement expires on April 17, 2000 and automatically renews for successive two-year terms unless terminated by Simione or Eclipsys. Through the date of this joint proxy statement/prospectus, no product/service revenues or royalty fees under this agreement have been received or recognized.

     Mr. Robert J. Simione, the brother of Mr. William J. Simione, Jr. who is Vice Chairman of the Board and Executive Vice President of Simione, is currently serving as a Senior Vice President of Simione. In addition, Mr. William J. Simione, III, the son of Mr. William J. Simione, Jr., is currently serving as a Consulting Manager of Simione. As compensation for his services, Mr. William J. Simione, III was paid $76,610 in 1998. See "Executive Compensation" on page 190 for further information.

     On January 19, 1999, Simione advanced $200,000 in cash to Jack Arthur, Simione's Senior Vice President of Product Development, pursuant to an unsecured promissory note with recourse. Under the terms of the promissory note, payments are to be made as follows: a lump sum payment of $100,000 on January 19, 2001 and $8,333.33 each month thereafter for 12 months. Interest on the outstanding principal balance of the note from the date of the note until it is fully paid will accrue at the prime interest rate announced from time to time by Wachovia Bank. The note provides that the payment obligations of Mr. Arthur may be forgiven, in whole or in part, by Simione in the event Mr. Arthur achieves annual performance objectives to be established by Simione and Mr. Arthur. The annual objectives shall be set at the beginning of each calendar year for the years 1999, 2000 and 2001 with one third of the loan forgiven upon successful performance each year. The objectives for 1999 consisted principally of cost reduction in Simione's development efforts and realignment of product development to integrate technologies of acquired products with existing company products. The performance objectives for 2000 and 2001 have not been established. Simione shall, through its Chief Executive Officer, have sole discretion concerning whether to forgive any of such payment obligations. The 1999 objectives were met and accordingly $66,667 was forgiven on January 19, 2000. The principal amount and interest forgiven will be recorded as compensation expense.


     In connection with the execution of the amended merger agreement, Mr. Dewey was appointed President and Chief Executive Officer of Simione. Mr. Dewey retained his position of Senior Vice President and Secretary of Mestek. Mr. Dewey is paid $175,000 per year, three-quarters of which is paid by Simione, and the remaining one-quarter of which is paid by Mestek. This allocation reflects the expectation that Mr. Dewey will devote approximately three-quarters of his working time to his duties as President and Chief Executive Officer of Simione. Mr. Dewey is eligible to receive a performance bonus of up to 50% of his annual salary during 2000 by determination of Simione's Compensation Committee. Mr. Dewey is entitled to severance equal to 12 months salary plus any applicable bonus in the event he is terminated without cause and does not return to full-time employment at Mestek.

     In addition to his base salary, Mr. Dewey was granted an option to purchase 150,000 shares of Simione common stock at a price of $1.75 per share, which option vests ratably over three years. Mestek will assign to Mr. Dewey options to purchase an additional 150,000 shares of Simione common stock to be obtained by Mestek in the MCS merger at an exercise price of $2.00 per share. These options vest in the event outstanding Simione options are exercised.


     For a description of a severance agreement between Simione and Gary M. Bremer, a former director and officer of Simione, see "Executive
Compensation -- Severance Agreements" on page 196. For a description of a consulting agreement between Simione and a director of Simione, see "Proposal 2 for Simione and MCS Stockholders -- Election of Simione Directors and MCS Designees to the Simione Board" beginning on page 165 and "-- Director Compensation" on page 170. For a description of a consulting arrangement between Simione and an affiliate of Mr. Anantharaman and Dr. Ellis, see "-- Compensation Committee Interlocks and Insider Participation" on page 170.


     On November 11, 1999, Barrett O'Donnell, Chairman of the Board of Simione, loaned $500,000 to Simione for 24 months and David Ellis, a stockholder and director designee of Simione, loaned $250,000 to Simione for nine months. Both loans have an interest rate of 9%. See "The Merger and Investment
Agreement -- Mestek Loans" beginning on page 72 for additional discussion of these loans.

                   MANAGEMENT OF SIMIONE FOLLOWING THE MERGER

     Following the merger, it is expected that the persons listed below will serve as directors and executive officers of Simione.

     Background biographies of current directors and nominees to be voted on by Simione stockholders appear at "Proposal 2 for Simione and MCS
Stockholders -- Election of Simione Directors and MCS Designees to the Simione Board -- Nominees to be Voted on by Simione Stockholders" beginning on page 165. Background biographies of director designees of MCS appear at "Proposal 2 for Simione and MCS Stockholders -- Election of Simione Directors and MCS Designees to the Simione Board" "-- MCS Designees to be Voted on by MCS Stockholders for Appointment to the Simione Board of Directors" beginning on page 167.

     After the merger, Mr. Dewey will be retaining his position as Senior Vice President and Secretary of Mestek, and he will devote approximately three-quarters of his working time to his duties as President and Chief Executive Officer of Simione.

Barrett C. O'Donnell................   46   Chairman of the Board, and Nominee
                                              to Board
R. Bruce Dewey......................   48   Chief Executive Officer, President,
                                            and Director Designee of MCS
William J. Simione, Jr..............   57   Executive Vice President and
                                            Director, and Nominee to Board
Jack Arthur.........................   61   Senior Vice President of Product
                                              Development and Product Management
George Hare.........................   44   Senior Vice President and Chief
                                              Financial Officer
Kathryn McClellan...................   45   Senior Vice President of Customer
                                              Services and Support
Charles N. Mead, M.D................   52   Chief Medical and Technology Officer
Michael Quinn.......................   46   Senior Vice President of Operations,
                                              HME Division
Robert J. Simione...................   49   Senior Vice President of Consulting
William A. Thomasmeyer..............   45   President HME Division and Senior
                                              Vice President of Sales and
                                              Marketing
Other Director Designees of MCS:
  Winston R. Hindle, Jr.............   68   Director
  David W. Hunter...................   70   Director
  John E. Reed......................   84   Director
  Stewart B. Reed...................   51   Director
  Edward K. Wissing.................   62   Director
Simione Nominees/Director Designees of CareCentric:
  Daniel J. Mitchell................   42   Director
  Jesse I. Treu.....................   52   Director
Other Simione Nominees:
  Dr. David O. Ellis................   57   Director
  James A. Gilbert..................   51   Director

     Jack Arthur has served as Senior Vice President of Product Development and Product Management of Simione since January of 1999. From July of 1998 until December of 1998, Mr. Arthur was a manager of product development with Eclipsys, Inc., an information systems provider. From October of 1995 until June of 1998, Mr. Arthur was the owner of Healthcare Consulting, Inc., a health care information systems consulting company. From June of 1985 until October of 1995, Mr. Arthur held various product development management positions with SMS, Inc., an information systems provider.

     George Hare has served as the Senior Vice President and Chief Financial Officer of Simione since May 1999. Since March of 1999, Mr. Hare has been a Partner with Tatum CFO Partners, LLP. From February of 1988 to 1999, Mr. Hare worked for ADT Security Services and its subsidiaries in various capacities. Mr. Hare is a Certified Public Accountant.

     Kathryn McClellan has served as Senior Vice President of Customer Services and Support of Simione since November of 1998. From June of 1996 until November of 1998, Ms. McClellan held various operational and customer services positions with Simione. From April of 1991 until June of 1996, Ms. McClellan was an administrator and director of Memorial Medical Center.

     Charles N. Mead, M.D. has served as Chief Science and Technology Officer of Simione since August 1999. From June 1993 to August 1999, Dr. Mead was Vice Chairman, Chief Scientist and a director of CareCentric, which he co-founded in 1993. Dr. Mead has a long-standing involvement in biomedical computing and the application of computers to medicine.

     Michael Quinn has served as Senior Vice President of Operations of MCS since 1977.

     Robert J. Simione has served as Senior Vice President of Consulting of Simione since October of 1996. From January of 1976 until September of 1996, Mr. Simione was a principal of Simione & Simione.

     William A. Thomasmeyer has served as President and Chief Executive Officer of MCS since January of 1999. From 1996 until December of 1998, Mr. Thomasmeyer was President of Mestek Technology, a Mestek subsidiary founded to pursue the acquisition of software companies in market segments complementary to MCS. From 1989 through 1996, Mr. Thomasmeyer was President and C.E.O. of Virtual Microsystems, Inc. and Logicraft Information Systems, two software companies based in the CD-ROM networking market.

                  PRO FORMA OWNERSHIP OF SIMIONE CAPITAL STOCK

     The following table sets forth information as to the number of shares of Simione common stock that will be owned immediately after giving effect to the merger, and as adjusted to give effect to the conversion of the Series A Preferred Stock, by:

     - each person expected to be a director of Simione;

     - the person expected to be the Chief Executive Officer and the persons expected to be the four other most highly compensated executive officers of Simione;

     - all persons expected to be Simione directors and executive officers, as a group; and


     - each person, entity, or group of affiliated persons expected to beneficially own more than 5% of Simione's common stock, based on that person's or entity's ownership of Simione common stock and the number of outstanding shares of Simione common stock as of February 1, 2000.


     For purposes of this table, beneficial ownership of securities is defined according to the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, MCS and Simione believe that the beneficial owners of shares of Simione common stock listed below will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have beneficial ownership of any shares which such person has the right to acquire within 60 days after the date as of which these data are presented. For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which this person has the right to acquire within 60 days after the date as of which these data are presented are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.


    The percentages were calculated based on the ratio of the number of shares of Simione common stock beneficially owned by such beneficial owner as of February 1, 2000 to the sum of:



     - 8,744,790, the total number of outstanding shares of common stock as of February 1, 2000,


     - 7,449,266, the number of shares to be issued to the MCS stockholders upon completion of the merger, and


     - the number of shares of common stock issuable upon exercise of options or warrants held by the applicable beneficial owner exercisable within 60 days of February 1, 2000.


     The table does not reflect ownership of the Series B Preferred Stock and the Series C Preferred Stock. None of this stock is currently outstanding. The Series B Preferred Stock has two-for-one voting rights and the Series C Preferred Stock has one-for-one voting rights. Neither the Series B Preferred Stock nor the Series C Preferred Stock is convertible into common stock. If the merger is completed, Mestek will own 100% of the Series B Preferred Stock and, if Mestek converts its $850,000 note from Simione into Simione Series C Preferred Stock (as it expects to upon the closing of the merger), it will own 100% of the Series C Preferred Stock.

     The percentages in the "Adjusted" column have been adjusted to reflect the conversion of 3,034,521 shares of Series A Preferred Stock into common stock. For information regarding addresses, except where indicated, and indirect beneficial ownership, see the table beginning at page 149.


                                                     SHARES BENEFICIALLY
                                                            OWNED
                                                    ----------------------    ADJUSTED
NAME OF BENEFICIAL OWNER                             NUMBER      PERCENT      PERCENT
------------------------                            ---------   ----------   ----------
Mestek, Inc.(1)(2)................................  2,000,000      11.0         10.4
John E. Reed(1)(2)(3).............................  4,829,944      26.5         22.8
Stewart B. Reed(2)(4).............................  1,883,286      11.6          9.8
Barrett C. O'Donnell..............................  1,286,973       7.7          6.5
O'Donnell Davis, Inc..............................    961,973       5.8          4.9
Dr. David O. Ellis................................    987,172       6.1          5.1
Gary M. Bremer....................................    895,957       5.5          4.6
Rowan Nominees Limited............................    884,873       5.5          4.6
Merrill Lynch Asset Management Group..............    853,930       5.3          4.4
William J. Simione, Jr............................    139,428         *            *
Robert J. Simione.................................     54,654         *            *
R. Bruce Dewey(2).................................        261         *            *
Dr. Charles N. Mead...............................         --        --           --
William A. Thomasmeyer............................         --        --           --
Michael Quinn.....................................      3,062         *            *
Jack Arthur(5)....................................         --        --           --
James A. Gilbert..................................     32,083         *            *
Winston R. Hindle, Jr.(2).........................      7,668         *            *
David W. Hunter(2)(6).............................     12,269         *            *
Kathryn McClellan(5)(7)...........................     15,465         *            *
Daniel J. Mitchell(8).............................         --        --          1.9
Jesse I. Treu(8)..................................         --        --          4.0
Edward K. Wissing(2)..............................         --        --           --
All directors and executive officers as a group
  (22 persons)(9).................................  9,321,021      49.0         47.5


-------------------------

   * Less than 1%.


 (1) Includes 2,000,000 shares issuable upon exercise of a warrant to be issued to Mestek in the MCS merger. Does not include approximately 1,943,708 shares issuable upon an option to be issued to Mestek in the MCS merger. This option only vests as existing Simione options, warrants or conversion rights are exercised. For purposes of this table, we have assumed that John
     E. Reed has voting control of the securities held by Mestek.


 (2) The address is 260 North Elm Street, Westfield, Massachusetts 01085.

 (3) Excludes 7,965 shares of common stock which will be held by Mr. Reed's wife and 11,319 shares of common stock which will be held by a family trust for which he is not trustee, to which he disclaims ownership. Excludes 1,456,808 shares of common stock which will be held by John E. Reed as trustee for various family trusts, but for which he disclaims beneficial ownership; of the 1,456,808 shares disclaimed by John E. Reed, 1,127,748 shares are included in the shares listed as beneficially owned by his son, Stewart B. Reed, as described in note (4) below. Includes 446,558 shares of common stock owned by Sterling Realty Trust, a Massachusetts business trust of which John E. Reed is the trustee and of which he and a family trust are the beneficiaries.

 (4) Includes 1,127,748 shares of common stock which will be owned by the Stewart B. Reed Trust, of which Stewart B. Reed is the beneficiary and John
     E. Reed is the trustee.

 (5) The address is 6600 Powers Ferry Road, Atlanta, Georgia 30339. Includes 25,000 shares issuable upon exercise of options

 (6) Excludes 7,965 shares of Simione common stock held by his spouse to which he disclaims ownership.

 (7) Includes 15,000 shares issuable upon exercise of options.

 (8) Does not include 373,669 shares of Simione Series A Preferred Stock beneficially owned by Mr. Mitchell and approximately 777,120 shares of Simione Series A Preferred Stock beneficially owned by Mr. Treu.


 (9) Includes 701,825 shares issuable upon exercise of options and 2,135,000 shares issuable upon exercise of warrants.


PROPOSAL 2 FOR SIMIONE AND MCS STOCKHOLDERS -- ELECTION OF SIMIONE DIRECTORS AND
                       MCS DESIGNEES TO THE SIMIONE BOARD

     The board of directors of Simione consists of seven members. The current terms of all existing directors expire upon the election and qualification of the directors to be selected at this Annual Meeting.

NOMINEES TO BE VOTED ON BY SIMIONE STOCKHOLDERS

     The board of directors has nominated the six individuals indicated below for election to the board of directors at the special meeting, each to serve for a one-year term to expire at the 2000 Annual Meeting.

     The nominees have consented to being named herein and to serve if elected. If any of them should become unavailable for election prior to the special meeting, the proxies will be voted for a substitute nominee or nominees designated by the board of directors.

     The following sets forth information concerning each of the nominees for election to the board of directors, including his name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of Simione.

     Barrett C. O'Donnell, age 46, has served as Chairman of the Board of Simione since June 15, 1998, and served as Chief Executive Officer and President from June 15, 1998 to September 9, 1999. Mr. O'Donnell has been a director of Simione since October 1996. From October 1992 until October 1996, Mr. O'Donnell served as Chairman of the Board of InfoMed Holdings, Inc., a Delaware corporation that merged with Simione Central Holding, Inc., a Georgia corporation, to form Simione effective October 8, 1996. Mr. O'Donnell also served as Chief Executive Officer of InfoMed from November 1994 to October 1996. From 1978 to present, Mr. O'Donnell has been Chairman of the Board,

President and Chief Executive Officer of O'Donnell Davis, Inc., which is in the consulting and investment advisory services business.


     James A. Gilbert, age 51, has served as a director of Simione since May 1997 and as Secretary of Simione since February 2000. Mr. Gilbert has been General Partner of Live Oak Equity Partners, a venture capital firm, since July 1998. From September 1996 to November 1997, Mr. Gilbert served as President, Chief Operating Officer and a director of IMNET Systems, Inc., a provider of electronic information and document management systems to the health care industry. From January 1995 to September 1996, Mr. Gilbert served as Senior Vice President and General Counsel at HBO & Company, a health care information company. From 1988 to December 1994, Mr. Gilbert held several other positions at HBO & Company.


     Dr. David O. Ellis, age 57, is President and a director of EGL Holdings, Inc., an Atlanta-based merchant banking group providing investment services and capital to United States middle market companies. He has been with EGL and the predecessor company, Corporate Finance Associates, since 1982. Dr. Ellis is currently a director of several privately-held companies.

     William J. Simione, Jr., age 57, is a certified public accountant who has served as Vice Chairman of the Board and Executive Vice President of Simione since October 1996. From January 1996 until October 1996, Mr. Simione served as the President of Simione Central, Inc., a wholly-owned subsidiary of Simione. From January 1975 until December 1995, Mr. Simione was Managing Partner of the Home Health Care Consulting Division of Simione & Simione, CPAs. Since September 1995, Mr. Simione has also served as a director and an audit committee member of Personnel Group of America, Inc., a leading provider of information technology services and commercial staffing solutions. Mr. Simione has 32 years of experience in the home health care industry.

     Jesse I. Treu, age 52, became a director of Simione in August 1999. Since 1995, he has been Chairman of the board of directors of CareCentric. Jesse I. Treu, Ph.D. has been a general partner of Domain Associates, L.L.C. and a member of Biotechnology Investments Limited's U.S. Venture Capital advisory group since Domain's inception 13 years ago. Prior to the formation of Domain, Dr. Treu had twelve years' health care experience at GE and Technicon Corporation in a number of research, marketing management, and corporate staff positions. As a venture capitalist, he has been a director of over 18 early-stage health care companies, 11 of which have become public companies. Dr. Treu has served as founder, president, and chairman of several of these companies. Dr. Treu received his B.S. from Rensselaer Polytechnic Institute, and his M.A. and Ph.D. degrees from Princeton University. Mr. Treu was elected to the board pursuant to the CareCentric merger agreement.

     Daniel J. Mitchell, age 42, became a director of Simione in August 1999. Since 1995 he has been a director of CareCentric. Mr. Mitchell is a General Partner of Capital Health Venture Partners, a venture capital firm that manages the American Healthcare Fund and the American Healthcare Fund II and founding manager of Sequel Venture Partners. Prior to co-founding Capital Health in 1985, he was with the Institutional Venture Capital Fund at the First National Bank of Chicago from 1983 to 1985, and with the Bank's Trust Investment Management Division from 1981 to 1982. He holds a BS from the University of Illinois and an MBA from the University of California, Berkeley. Mr. Mitchell was elected to the board pursuant to the CareCentric merger agreement.

     Mr. Anantharaman and Mr. Wilson are not seeking reelection to the board.

  THE BOARD OF DIRECTORS OF SIMIONE RECOMMENDS THAT SIMIONE STOCKHOLDERS VOTE
       "FOR" THE ELECTION OF THE SIX NOMINEES LISTED ABOVE AS DIRECTORS.

MCS DESIGNEES TO BE VOTED ON BY MCS STOCKHOLDERS FOR APPOINTMENT TO THE SIMIONE BOARD OF DIRECTORS

     The board of directors of MCS has nominated the six individuals indicated below to be designated by MCS stockholders for appointment by Simione to its board of directors upon consummation of the merger.

     The designees have consented to being named herein and to serve if elected and subsequently appointed by Simione to its board of directors. If any of them should become unavailable for election prior to the special meeting, the proxies will be voted for a substitute designee or designees designated by the remaining MCS designees.

     The following sets forth information concerning each of the designees, including his name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director or officer of Mestek.

     R. Bruce Dewey has served as Senior Vice President and General Counsel of Mestek since 1994 and Secretary of Mestek since 1992. Mr. Dewey was Vice President -- Administration prior to 1994. Prior to joining Mestek in 1990, Mr. Dewey was an attorney in private practice in Seattle, Washington most recently with Cairncross, Ragen & Hempelmann from 1987 to 1990. Prior to the merger of Mestek, Inc. and Reed National Corp., Mr. Dewey had been Assistant to the President of Reed from 1979 to 1983 and had been affiliated with the Cooper-Weymouth, Peterson division of Reed from 1975 to 1979. In accordance with the terms of the merger agreement, Mr. Dewey was appointed the Chief Executive Officer of Simione as of September 9, 1999. Mr. Dewey will remain Senior Vice President and Secretary of Mestek and will spend approximately 75% of his time on Simione. Mr. Dewey was a director of MCS from June 1992 to August 1999.

     Winston R. Hindle, Jr. has been a director of Mestek since 1994. Mr. Hindle was Senior Vice President of Digital Equipment Corporation, Maynard, Massachusetts, prior to his retirement in July, 1994. In his 32 years with Digital, he managed both corporate functions and business units and was a member of Digital's Executive Committee. Mr. Hindle is a member of Mestek's Executive Committee. Mr. Hindle serves as a director of National Northeast Corporation and MCS, Inc., subsidiaries of Mestek. Mr. Hindle is also a director of Keane, Inc., of Boston, Massachusetts and CP Clare Corporation of Beverly, Massachusetts.

     David W. Hunter has served as a director of Mestek since 1985. Mr. Hunter has been Chairman of Hunter Associates, Inc., an investment banking firm in Pittsburgh, Pennsylvania since 1992. From 1990 to 1992 he was Chairman Emeritus of Parker/Hunter, Inc., an investment banking firm in Pittsburgh, Pennsylvania, where he was Chairman from 1978 until 1990. Mr. Hunter is also a director of Lockhart Companies, Kiene Diesel Accessories, Inc., Justifacts, Quanterra, Inc. and U.S. Tool & Die Corporation. He served as Chairman of the Board of Governors of the National Association of Securities Dealers, Inc. from 1986 to 1987.

     John E. Reed has been the Chairman of the Board of MCS since 1986. Mr. Reed has been a director of Mestek since 1986. Mr. J.E. Reed has been Chairman of the Board, President and Chief Executive Officer of Mestek since 1989, is a member of the Executive Committee and serves on the boards of Mestek's subsidiaries. From 1986 until 1989 he was President and Chief Executive Officer and prior to the 1986 merger of Mestek, Inc. and Reed National Corp., had been President and Chief Executive Officer of Reed since he founded it in 1946. Mr. Reed is also a director of Wainwright Bank & Trust Co., Boston, Massachusetts.

     Stewart B. Reed has been a director of MCS since 1987. Mr. Reed is also a director of Mestek, a position he has held since 1986. Mr. Reed served as Executive Vice President of Mestek from 1986 to 1996. Prior to the 1986 Merger of Mestek, Inc. and Reed National Corp., Mr. Reed had been Executive Vice President of Reed National Corp. in charge of corporate development. Mr. Reed had been employed by Reed National Corp. since 1970. Mr. Reed is the son of John
E. Reed, Chairman of the Board, President and Chief Executive Officer of Mestek and the Chairman of the Board of MCS.

     Edward K. Wissing retired in 1998 from American HomePatient of Nashville, Tennessee, a regional provider of home health care products and services, a company which he founded. He maintains an active role in the home health care industry and has twice chaired the Health Industry Distributors Association
(HIDA). Mr. Wissing has also served as chairman of HIDA's Educational Foundation and serves on the board of American HomePatient and Psychiatric Solutions, Inc., a Nashville-based mental health services provider.

     Under the merger agreement, if any of the Simione board designees selected by the MCS stockholders is removed or resigns from the board during the 18 month period after the closing date of the merger, the remaining MCS designees shall fill the vacancy. In addition, a majority of the MCS designees can remove any MCS designee from the list of MCS designees but may not remove him from his office as a director before the end of the designee's term.

 THE BOARD OF DIRECTORS OF MCS RECOMMENDS THAT MCS STOCKHOLDERS VOTE "FOR" THE SELECTION OF THE SIX DESIGNEES LISTED ABOVE TO BE APPOINTED BY SIMIONE TO ITS
              BOARD OF DIRECTORS UPON CONSUMMATION OF THE MERGER.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The board of directors of Simione held five meetings during 1998. The board of directors has established an Audit Committee and a Compensation Committee. The Audit Committee:

     - reviews Simione's accounting practices and financial results;

     - consults with and reviews the services provided by Simione's independent accountants; and

     - reviews and approves, with the concurrence of a majority of the disinterested directors of Simione, transactions, if any, with affiliated parties.

     Currently, the only member of the Audit Committee is Mr. Anantharaman. The Audit Committee held one meeting during 1998.

     The Compensation Committee:

     - reviews and recommends to the board of directors the compensation and benefits of all the executive officers of Simione;

     - administers Simione's compensation and benefit plans; and

     - reviews general policies relating to compensation and benefits of employees of Simione.

     The members of the Compensation Committee during 1998 were Messrs. Anantharaman and Gilbert. The Compensation Committee held two meetings during 1998.

     Each of Simione's directors in 1998 attended at least 75% of the meetings of the board of directors and the Committees, if any, on which they served.

     If the MCS merger is approved, the board of directors intends to reorganize its committee structure. Management anticipates that the committee memberships will be as follows:

    Executive Committee:     R. Bruce Dewey (Chairman)
                             John E. Reed
                             Barrett C. O'Donnell
    Compensation Committee:  John E. Reed (Chairman)
                             David O. Ellis
                             Jesse I. Treu
    Audit Committee:         David O. Ellis (Chairman)
                             James A. Gilbert
                             Winston R. Hindle, Jr.
    Nominating Committee:    David W. Hunter (Chairman)
                             James A. Gilbert
                             William J. Simione, Jr.

VOTING AGREEMENT

     The merger agreement contains a voting agreement regarding the election of directors. Under this agreement, the directors of Simione will appoint six individuals designated by MCS' stockholders at the MCS special meeting to the board of Simione. For a period of eighteen months after the effective date of the merger, Simione will name the six MCS designees as nominees to the Simione board in any proxy statement relating to the election of directors.

     For so long as Simione's Series B Preferred Stock remains outstanding, in the event that Simione's board is unable to reach a decision on a vote on any matter in two consecutive board meetings, the number of directors shall be increased by one member and the holders of the Series B Preferred Stock shall have the right to appoint such member.

     The three major stockholders of MCS, John E. Reed, Stewart Reed and Herbert Burk, are obligated to vote their Simione shares in favor of the merger and all nominees named in Simione's proxy statements. However, Simione will not be required to nominate, and the major stockholders of MCS will not be required to vote for, a particular candidate if that candidate is subject to disqualifications related to potential director misconduct. The slate of designees to be voted on by the MCS stockholders are John E. Reed, Stewart B. Reed, David W. Hunter, Winston R. Hindle, Jr., R. Bruce Dewey and Edward K. Wissing as their initial designees to the Simione board, to be voted upon by MCS' stockholders at the MCS special meeting. The three major MCS stockholders will control approximately 66% of the MCS common stock. Therefore selection of the slated designees and approval of the merger agreement by the MCS stockholders is assured.

DIRECTOR COMPENSATION

     Directors who are officers of Simione receive no additional compensation for serving on the Board of Directors. Directors who are not officers of Simione receive fees of $1,000, $500 and $250 for each board, Committee and telephone meeting, respectively, attended. All directors receive reimbursement for expenses in connection with attendance at board and Committee meetings. See "Compensation Committee Interlocks and Insider Participation" below for a discussion of consulting arrangements with an affiliate of Mr. Anantharaman and Dr. Ellis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the board of directors is currently comprised of Messrs. Anantharaman and Gilbert. Neither of these directors ever served as an officer or employee of Simione or any of its subsidiaries.

     Simione had a consulting agreement with EGL Holdings, a venture capital firm, with EGL providing consulting services on general business operations and corporate investments including financial analysis, review of industry trends and assistance with respect to merger or acquisition opportunities. Mr. Anantharaman, a director of Simione, was a partner at EGL from 1987 until June 1998. Dr. David O. Ellis, a Simione board nominee, is a partner of EGL. The consulting agreement expired on June 30, 1999 and provided for a monthly consulting fee of $5,000, plus reimbursement of out-of-pocket expenses. The fees were determined by negotiation between the parties. The amount paid to EGL by Simione in consulting fees totaled $60,027 in the year ended December 31, 1998.

             PROPOSAL 3 FOR SIMIONE STOCKHOLDERS -- TO APPROVE THE
            ISSUANCE UPON CONVERSION OF SERIES A PREFERRED STOCK OF
              SHARES OF COMMON STOCK, AS REQUIRED BY NASDAQ RULES.

     Nasdaq rules require Simione to obtain stockholder approval for the issuance of securities involving the sale of 20% or more of its common stock. Nasdaq may delist the securities of any issuer that fails to obtain this stockholder approval before the issuance of the securities.

     On July 12, 1999, Simione entered into a merger agreement with CareCentric Solutions, Inc. To facilitate the closing of the merger, Simione agreed to complete the merger without stockholder approval and issue Series A Preferred Stock, which is convertible into common stock only after stockholder approval. Simione received a letter from Nasdaq approving the issuance of the Series A Preferred Stock on this basis.

     The CareCentric merger was completed on August 12, 1999, for consideration, part in cash and part in Series A Preferred Stock, worth a total of $9,312,460. Under the merger agreement, CareCentric merged into a wholly-owned subsidiary of Simione, and Simione issued 3,034,521 shares of Series A Preferred Stock to the former preferred stockholders and noteholders of CareCentric, and paid $3.00 per share in cash to the former common stockholders of CareCentric, or approximately $200,000 cash in the aggregate. The Series A Preferred Stock is convertible into Simione common stock on a share-for-share basis only upon the approval of the conversion by a majority of the Simione stockholders.

If the Series A Preferred Stock is converted, it will represent approximately 25.8% of the outstanding Simione common stock, and if the MCS merger also is completed, it will represent approximately 15.8% of the outstanding Simione common stock and approximately 10% of the total voting power of all classes of Simione stock.

     In connection with the merger agreement, Barrett O'Donnell, Chairman of Simione, O'Donnell Davis, Inc., a corporation controlled by Mr. O'Donnell, and Rowan Nominees Limited each signed a voting agreement to vote their Simione shares in favor of the conversion. A total of 1,584,922 shares, representing 18.1% of the common stock, are subject to these voting agreements. In addition, Mestek has agreed to cause holders of at least 60% of MCS' outstanding stock to vote their Simione shares in favor of the conversion of the Series A Preferred Stock. The three major MCS stockholders have committed to vote the shares of Simione common stock that they will receive in the MCS merger in favor of the conversion. If the MCS merger is completed, these three stockholders will control a total of approximately 33% of the outstanding Simione common stock. Because the MCS merger will not be completed until after the special meeting, if at all, these major stockholders will not be able to vote these shares at the special meeting.

     The former CareCentric preferred stockholders and noteholders will receive additional shares of Simione common stock, up to a maximum of 3,034,521 additional shares, if the average closing market price of Simione common stock during the fourth quarter of 2000 is less than $3.00 per share.

     The number of additional shares to be issued is computed on a sliding scale, based on the average market price of Simione common stock during the fourth quarter of 2000. The table below illustrates the way the formula operates:

                             MAXIMUM
                            NUMBER OF
      AVERAGE MARKET        ADDITIONAL
PRICE, FOURTH QUARTER 2000    SHARES
--------------------------  ----------
          $1.00             3,034,521
           1.50             3,034,521
           2.00             1,517,260
           2.50               606,904
           3.00                     0

     The number of shares of common stock that may be acquired upon conversion of the Series A Convertible Preferred Stock is subject to adjustment in the event of a stock split, stock dividend, reorganization or reclassification. The numbers shown above have not been adjusted to reflect the proposed reverse stock split.

RIGHTS AND PREFERENCES OF THE SERIES A PREFERRED STOCK

     Certificate of Designations. The Series A Preferred Stock will have designations, voting rights, preferences, limitations and special rights as set forth in the Certificate of Designations, Preference and Rights of Series A Preferred Stock filed with the Secretary of State of Delaware on August 6, 1999, as amended by a subsequent filing with the Secretary of State of Delaware on January 10, 2000, copies of which are included as Appendix D to this joint proxy statement/prospectus.

     Conversion Rights. Pursuant to the Series A Certificate of Designations setting forth the terms of the Series A Preferred Stock, the Series A Preferred Stock is convertible into shares of Simione common stock, if Simione satisfies one of these conversion conditions:

     - obtains approval of the conversion from the holders of the majority of the outstanding shares of Simione common stock;

     - receives a ruling from the Nasdaq that Simione stockholder approval is not necessary for the conversion under Nasdaq rules;

     - receives an opinion from counsel that Simione stockholder approval is not necessary under Nasdaq rules; or

     - ceases to have a class of its equity securities listed on Nasdaq for reasons unrelated to the issuance or conversion of the Series A Preferred Stock.

Upon a conversion, each share of Series A Preferred Stock will convert into one share of Simione common stock, with adjustments for share dividends, subdivisions or recombinations. At any time after the satisfaction of a conversion condition, each holder of Series A Preferred Stock can convert all or some of that holder's shares into shares of Simione common stock upon written notice to Simione as provided in the Certificate of Designations. Alternately, at any time after the satisfaction of a conversion condition, Simione may require the conversion of all of the Series A Preferred Stock upon notice to the holders of such stock. Simione intends to require conversion of the Series A Preferred Stock if stockholder approval is obtained.

     If a conversion condition is not satisfied by June 30, 2000, penalties attach in favor of the holders of Series A Preferred Stock, including:

     - liquidation preferences;

     - preferred dividends; and

     - redemption rights for the Series A Preferred Stock.

     Beginning after June 30, 2000, cumulative dividends will accrue at the rate of 8% per year of the original issuance price of $3.00 per share. Each share of Series A Preferred Stock has a liquidation preference equal to $3.00 per share, plus accrued dividends at the rate of 8% per year from the later of June 30, 2000 or the date of issuance for each share of Series A Preferred Stock. The redemption rights would require Simione to redeem shares of Series A Preferred Stock at a price tied to the market price of Simione common stock as of the date Simione receives the redemption notice from the holder of Series A shares.

     Voting Rights. Series A Preferred Stock has no voting rights, except as otherwise required under the Delaware General Corporation Law.

     Dividends and Distributions. Currently, the Series A Preferred Stock does not pay dividends. If our stockholders do not approve the conversion of the Series A Preferred Stock into common stock by June 30, 2000, the Series A Preferred Stock will pay dividends quarterly at a per year rate of 8% from the later of the date of issuance or June 30, 2000.

     Mandatory Redemption. After June 30, 2000, Simione is obligated to redeem any outstanding shares of Series A Preferred Stock at the request of the holder. Simione must pay for the Series A Preferred Stock in cash at a price equal to the average market price per share of Simione common stock for the ten trading days prior to the redemption request.

     Registration Rights. Because the shares of Series A Preferred Stock and the shares of Simione common stock into which the Series A Preferred Stock will be convertible will not be registered, Simione has granted registration rights to the recipients of shares of Simione Series A Preferred Stock in the CareCentric merger (the "Series A Rights Holders"). The registration rights consist of one "demand" registration and an unlimited number of "piggy-back" registrations as described below.

     The "demand" right provides that at any time between January 1, 2001 and December 31, 2002, the Series A Rights Holders are entitled to make one demand that Simione register their shares of Simione common stock. This registration will be made upon the request of Series A Rights Holders holding an aggregate of at least 40% of the total registrable shares held by the Series A Rights Holders. Simione, however, will not be required to file a registration statement if it has de-registered the Simione common stock under the Exchange Act as a result of a going private transaction. Generally, the "piggy-back" rights provide that at any time from the closing date of the CareCentric merger until December 31, 2002, if Simione proposes to register any of its securities under the Securities Act, the Series A Rights Holders will have the right to include in the registration statement as many of their registrable shares as they request within thirty days of notice from Simione of the registration. Simione must keep any registration statement filed pursuant to the above registration rights effective for a maximum of two years from the date of filing.

     In connection with any registration, Simione is obligated to use its best efforts to effect the requested registration under the Securities Act. However, Simione may defer the filing of any registration statement or suspend the use of a prospectus under a currently effective registration statement for "good cause," generally defined in the CareCentric merger agreement to include Simione being engaged in active negotiations with respect to the acquisition of a "significant subsidiary" as defined in Regulation S-X promulgated by the Commission, or if in the opinion of Simione's counsel, the filing would require the inclusion therein of certified financial statements other than those in respect of Simione's most recently ended full fiscal year and any preceding full fiscal year. Further, if the managing underwriter in an underwritten offering elects to limit the number or amount of securities to be included in any registration, all holders of registration rights of Simione who request registration, including the Series A Rights Holders, Mestek and the major stockholders of MCS will be equal in priority and will participate pro rata based upon the ratio of the number of securities requested by each security holder to be included in the offering to the total number of securities to be offered. This right to participate pro rata is subject, however, to the waiver of prior holders of registration rights pursuant to a Registration Rights Agreement dated October 6, 1996, by and among InfoMed Holdings, Inc. and the stockholders of Simione named therein. Simione is obligated to obtain a waiver of this agreement from the largest stockholders and has agreed to use reasonable efforts to obtain the waiver from certain stockholders. However, to the extent that these holders do not execute the waiver, their registration rights will be prior to those of the Series A Rights Holders.

     Simione has agreed to pay all expenses and fees in connection with any registration pursuant to the registration rights provided in the CareCentric merger agreement, except any:

     - commissions;

     - underwriting discounts;

     - applicable transfer taxes; or

     - fees of any attorneys or other advisors retained by the Series A Rights Holders.

The Series A Rights Holders have agreed to indemnify Simione, and Simione has agreed to indemnify the Series A Rights Holders, against liabilities in connection with any registration statement.

     Protective Provision. The Company has agreed that it will not, without the consent of a majority of the holders of the Series A Preferred Stock, amend the Series A Preferred Stock in a manner which materially and adversely affects the rights of its holders.

     Change of Control. If the Company merges into, sells substantially all of its assets to, or incurs a change of control with respect to, an unaffiliated third party (other than in the proposed transaction with Mestek and MCS), then the holders of the Series A Preferred Stock shall receive the same consideration as a holder of outstanding Simione common stock. In addition, a Series A Preferred Stockholder may require Simione to purchase the Series A Preferred Stock for $3.00 per share, as adjusted for stock splits, in the event of a similar change of control transaction.

DISINTERESTED TRANSACTION

     Daniel J. Mitchell and Jesse I. Treu, directors of Simione, became beneficial owners of 373,669 shares and 777,120 shares, respectively, of non-voting Series A Preferred Stock as part of the CareCentric merger. Upon stockholder approval, the Series A Preferred Stock will be exchanged for Simione common stock, which will have voting rights. If all of the Series A Preferred Stock were converted into Simione common stock, Mr. Mitchell would be the beneficial owner of approximately 3.1% of outstanding Simione common stock and Mr. Treu would be the beneficial owner of 6.6% of the outstanding Simione common stock. These percentages will decline to 1.9% for Mr. Mitchell and 4.0% for Mr. Treu if the MCS merger is consummated.

     If the proposal is approved by a majority of votes cast by holders of common stock other than Mr. Mitchell and Mr. Treu, then the transaction will have been approved by a disinterested majority of shares as provided for under the relevant provisions of the Delaware General Corporation Law. The Delaware General Corporation Law does not require a majority of disinterested directors of Simione to approve the issuance of Simione common stock upon conversion of the Series A Preferred Stock.

DILUTIVE EFFECTS OF CONVERSION

     The conversion of Series A Preferred Stock will increase the number of outstanding shares of Simione common stock by 3,034,521 additional shares. Up to an additional 3,034,521 shares of Simione common stock will be required to be issued by Simione if the closing market price of Simione common stock does not average $3.00 during the fourth quarter of 2000. All of these shares will be listed for trading on the Nasdaq Stock Market. We are uncertain whether the current market price of Simione has fully reflected the overhang effect of this potential issuance. If the market price does not reflect this, the conversion could cause the market price to decline. In addition, the conversion will dilute the approximate ownership percentages of current Simione stockholders, as illustrated by the following table.

                                                                CURRENT SIMIONE
                                                                 STOCKHOLDERS
                                                              -------------------
                                                                          VOTING
                                                              OWNERSHIP   CONTROL
                                                              ---------   -------
Before conversion or merger.................................    100.0%     100.0%
After conversion............................................     74.2       74.2
                                                                -----      -----
After MCS merger and conversion.............................     45.5       28.0
                                                                -----      -----
After conversion with maximum price protection shares.......     59.0       59.0
                                                                -----      -----
After MCS merger and conversion with maximum price
  protection................................................     39.3       25.5
                                                                -----      -----

REASONS FOR THE EXCHANGE

     If this proposal to convert the Series A Preferred Stock into common stock is not approved, the following negative consequences to Simione and to its stockholders may occur:

     - Simione will have to begin paying dividends from the later of the date of issuance of the Series A Preferred Stock or June 30, 2000, at a dividend rate of 8% on the Series A Preferred Stock;

     - the Series A Preferred Stock would not be redeemable at Simione's option; and

     - because the Series A Preferred Stock is not convertible, Simione would be obligated to redeem the Series A Preferred Stock for cash after June 30, 2000.

     These mandatory redemption requirements could create a situation in which Simione could be forced to enter into unfavorable financing transactions in order to obtain the required funds. There can be no assurance that Simione can obtain financing to satisfy this obligation.

     However, if this proposal is approved and Simione is able to issue the common stock in exchange for the currently outstanding shares of Series A Preferred Stock, Simione's stockholders could benefit because:

     - no dividends will be paid on the Series A Preferred Stock at an annual rate of 8%;

     - Simione will convert the Series A Preferred Stock into common stock; and

     - there will be no cash redemption, thereby avoiding the need for Simione to obtain additional financing to satisfy the redemption obligation.

 THE BOARD OF DIRECTORS OF SIMIONE RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL
    OF THE ISSUANCE OF SHARES OF SIMIONE COMMON STOCK UPON CONVERSION OF THE
                 SIMIONE SERIES A CONVERTIBLE PREFERRED STOCK.

PROPOSAL 4 FOR SIMIONE STOCKHOLDERS -- INCREASE IN THE NUMBER OF SHARES RESERVED
                     FOR ISSUANCE UNDER THE SIMIONE CENTRAL
               HOLDINGS, INC. OMNIBUS EQUITY-BASED INCENTIVE PLAN

     Simione maintains the Simione Central Holdings, Inc. Omnibus Equity-based Incentive Plan, as amended, which allows Simione to grant equity-based compensation to key employees, officers, directors and consultants of Simione or an affiliate. There are currently 1,250,000 shares of Simione common stock authorized to be granted under the incentive plan. The number of shares of Simione common stock associated with any forfeited Stock Incentive, as described below, is added back to the number of shares that can be issued under the incentive plan. The incentive plan was adopted by Simione's board of directors on March 26, 1997 and approved by the Simione's stockholders on June 21, 1997.


     The board has proposed to increase the number of shares of Simione common stock available for grant under the incentive plan as of June 8, 1999 by 1,000,000 to a total of 2,250,000, subject to stockholder approval. The number of shares is subject to adjustment for the reverse stock split, if it is completed. Awards under the incentive plan are to be determined by the compensation committee of the Simione board of directors. The incentive plan permits the compensation committee to make awards of a variety of equity-based incentives, including stock awards, incentive stock options and non-qualified stock options to purchase shares of Simione common stock, stock appreciation rights, phantom shares, performance unit appreciation rights, and dividend equivalent rights (collectively, "Stock Incentives"). Through January 31, 2000, there were options to purchase 1,004,243 shares of Simione common stock outstanding under the incentive plan.


EFFECT OF INCREASE IN SHARES

     The proposed amendment will increase the maximum number of shares that may be issued under the incentive plan. The other terms of the incentive plan will remain unchanged. These terms are described below.


     The amendment to increase the number of shares may have the effect of increasing the number of outstanding shares of Simione common stock. Simione intends to register the additional shares under the Securities Act of 1933 and list them on the Nasdaq National Market or SmallCap Market. Although Simione intends to grant stock options under the incentive plan at an exercise price equal to the market price on the date of grant, the exercise of the options could have a dilutive effect if the stock price later increases. For information regarding the market value of the common stock underlying the stock options and other awards under the incentive plan see "Market Price Information" on page 16.


GRANTS OF STOCK INCENTIVES

     The number of shares of common stock as to which a Stock Incentive is granted and to whom any Stock Incentive is granted shall be determined by the compensation committee, subject to the provisions of the incentive plan. Stock Incentives issuable may be made exercisable or settled at such prices and may be made forfeitable or terminable under such terms as are established by the compensation committee, to the extent not otherwise inconsistent with the terms of the incentive plan. Each Stock Incentive will be evidenced by a Stock Incentive agreement or made subject to the terms of a Stock

Incentive program, each containing terms and restrictions as the compensation committee may deem appropriate. Under the incentive plan as amended to date, no participant may be granted during any one year period rights to shares of common stock under options and stock appreciation rights which, in the aggregate, exceed 250,000 shares of common stock.

EXERCISE PRICE

     The incentive plan allows for the grant of incentive stock options and non-qualified stock options. The compensation committee will determine whether an option is an incentive stock option or a non-qualified stock option at the time the option is granted. The exercise price of an option is established by the compensation committee. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant, or less than 110% of the fair market value if the participant controls more than 10% of the voting power of Simione or a subsidiary. Non-qualified stock options may be made exercisable at a price equal to, less than or more than the fair market value of the common stock on the date that the option is awarded. The compensation committee may permit an option exercise price to be:

     - paid in cash or by the delivery of previously-owned shares of common stock;

     - satisfied through a cashless exercise executed through a broker; or

     - satisfied by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

TERMS OF OPTIONS

     The term of an option will be specified in the applicable Stock Incentive agreement. The term of an incentive stock option may not exceed ten years from the date of grant. However, any incentive stock option granted to a participant who controls more than 10% of the voting power of Simione or a subsidiary will not be exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in a Stock Incentive agreement, in the event of a participant's termination of employment, an incentive stock option will become unexercisable no later than three months after the date of such termination of employment. However, if termination of employment is due to death or disability, one year will be substituted for the three-month period.

STOCK APPRECIATION RIGHTS

     Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Compensation Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Compensation Committee with respect to any particular award.

ELIGIBILITY TO PARTICIPATE

     The classes of persons eligible to participate in the incentive plan, and the approximate number of persons in each class, are listed below.

                                                            APPROXIMATE NUMBER
CLASS                                                        OF PARTICIPANTS
-----                                                       ------------------
Executive Officers                                                  7
Non-Executive Employees                                            190
Non-Employee Directors                                              7

THE COMPENSATION COMMITTEE

     The compensation committee may grant shares of Simione common stock to a participant as stock awards, subject to such restrictions and conditions, if any, as the compensation committee may determine. Dividend equivalent rights, performance units and phantom shares may be granted in such numbers or units and may be subject to such conditions or restrictions as the compensation committee may determine and will be payable in cash or shares of common stock, as the compensation committee may determine. The compensation committee may make cash awards designed to cover tax obligations of employees that result from the receipt or exercise of a Stock Incentive. The compensation committee currently consists of Murali Anantharaman and James Gilbert.

TRANSFERABILITY OF STOCK INCENTIVES

     Stock Incentives generally are not transferable or assignable during a holder's lifetime. However, Stock Incentives may include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. At the compensation committee's discretion, Stock Incentives that are subject to termination upon termination of employment may be canceled, accelerated, paid or continued, subject to the terms of the applicable Stock Incentive agreement and to the provisions of the incentive plan.

ADJUSTMENTS TO STOCK INCENTIVES

     The number of shares of common stock reserved for issuance in connection with the grant or settlement of Stock Incentives or to which a Stock Incentive is subject, as the case may be, and the exercise price of each option are subject to adjustment in the event of any recapitalization of Simione. In the event of certain corporate reorganizations, Stock Incentives may be substituted, canceled, accelerated, cashed-out or otherwise adjusted by the compensation committee, provided such adjustment is not inconsistent with the terms of the incentive plan or any agreement reflecting the terms of a Stock Incentive.

PLAN AMENDMENTS


     Although the incentive plan may be amended by the board of directors of Simione without stockholder approval, the board of directors also may condition any such amendment upon stockholder approval if stockholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No such action by the board of directors may adversely affect the rights of a holder of a Stock Incentive without the holder's consent. Because the listing requirements of The Nasdaq Stock Market and the federal tax regulations governing incentive stock options require stockholder approval for certain stock-based management incentive plans, Simione is submitting this proposal for approval by Simione's stockholders.


     The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting or a special meeting of stockholders and actually voting is required for approval of the increase in the number of shares reserved for issuances under the incentive plan.

NEW PLAN BENEFITS

     The amount of future stock incentives under the incentive plan to

     - Simione's Chief Executive Officer;

     - Simione's named executive officers;

     - all current executive officers as a group; and

     - all employees, including all officers who are not executive officers, as a group are not determinable because, under the terms of the incentive plan, grants are made in the discretion of the compensation committee. Future option exercise prices under the incentive plan are not determinable because they are based upon the fair market value of Simione's common shares on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

     A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time a participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and Simione will then be entitled to a corresponding deduction.

     A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the common stock purchased pursuant to the option. A participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If a participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is issued to him or her, the gain will be capital gain and Simione will not get a corresponding deduction. If a participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and Simione will be entitled to a corresponding deduction. If the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If a participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

     A participant generally will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit appreciation right or phantom share. At the time a participant receives payment under any of these equity incentives, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the common stock received, and Simione will then be entitled to a corresponding deduction.

     A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award become transferable by the participant and are no longer subject to a substantial risk of forfeiture, a participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and Simione will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award that is subject to a substantial risk of forfeiture, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at the time of grant and Simione also will be entitled to a corresponding deduction at that time.

     This proposal is being presented to the stockholders of Simione as a separate proposal from the merger proposal, and is not a condition to the approval of the merger proposal or the completion of the merger.

THE BOARD OF DIRECTORS OF SIMIONE RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF
   THE INCREASE IN THE NUMBER OF SHARES OF SIMIONE COMMON STOCK RESERVED FOR
                       ISSUANCE UNDER THE INCENTIVE PLAN.

      PROPOSAL 5 FOR SIMIONE STOCKHOLDERS -- REVERSE STOCK SPLIT PROPOSAL

     The Simione board has approved this proposal for inclusion into this Proxy Statement. This proposal seeks stockholder authorization to effect an amendment, if deemed necessary by the Simione board in its sole discretion, to Simione's Certificate of Incorporation to effect, at any time within one year following stockholder approval, a reverse stock split of the Simione common stock, on the basis of one of the following ratios:

     - one share in exchange for every three issued and outstanding shares,

     - one share in exchange for every four issued and outstanding shares or

     - one share in exchange for every five issued and outstanding shares.

     The Simione board will have the discretion to determine the appropriate ratio immediately prior to effecting the reverse split. The Simione board believes that stockholder approval of the one-for-three, one-for-four or one-for-five exchange ratio (as opposed to approval of one specified ratio) in which the reverse split may be effected will provide the Simione board with the maximum flexibility to achieve the purposes of the reverse split and is in the best interests of Simione and its stockholders.

BOARD DISCRETION TO IMPLEMENT REVERSE SPLIT

     If the reverse split proposal is approved by the Simione stockholders, the reverse split will be implemented only if the Simione board determines that it is in the best interests of Simione and its stockholders at any time within one year following stockholder approval. The determination by the Simione board to select one of the three exchange ratios and abandon the others or, alternatively, to reject all of the exchange ratios and not effectuate the reverse split, will be based upon certain factors including:

     - the minimum bid criteria of the Nasdaq National Market (or the Nasdaq SmallCap Market or any other securities exchange, if applicable),

     - the existing and expected marketability and liquidity of the Simione common stock,

     - prevailing market conditions, and

     - the likely effect on the market price of the Simione common stock.

     The Simione board may, in its sole discretion, determine not to effect the reverse split. If the reverse split is not effected within one year following stockholder approval, the reverse split will be abandoned without further action by the stockholders pursuant to Section 242(c) of the Delaware General Corporation Law.

REASONS FOR THE REVERSE SPLIT

     The Simione board believes that the reverse split is desirable for several reasons. The reverse split may be necessary for Simione to continue to be listed on the Nasdaq National Market. Shares of the Simione common stock have been listed and traded on the Nasdaq National Market since June 1997. On January 6, 2000, Simione received a telephone call from the Nasdaq National Market expressing its belief that consummation of the MCS merger will require Simione to submit a new initial listing application and to comply with the initial listing criteria for the Nasdaq National Market. Simione responded to the Nasdaq National Market by letter dated January 11, 2000 stating that Simione does not believe that the consummation of the Merger should require Simione to comply with the Nasdaq National Market's initial listing criteria. On January 21, 2000, Simione received a letter from the Nasdaq National Market confirming its position that Simione must comply with the Nasdaq National Market's initial listing criteria and on February 4, 2000 Simione submitted a letter to the Nasdaq National Market requesting a hearing to appeal this determination. If the hearings panel does not find in Simione's favor, Simione will be required to submit an initial listing application.


     In general, to meet the Nasdaq National Market's requirements a company must comply with one of three entry standards relating to its financial condition, results of operations and trading market for its securities. Simione is currently unable, and based on the recent trading history of the Simione common stock may continue to be unable, to meet the minimum bid price requirement of each applicable entry standard. In addition, Simione does not meet the net tangible assets and the public float requirements for the Nasdaq National Market entry standard.

     If the Simione common stock is delisted from the Nasdaq National Market, management of Simione intends to apply for its listing on the Nasdaq SmallCap Market. Simione is currently unable to meet the minimum bid price requirement of the entry standards for the SmallCap Market. Simione currently meets all of the other entry standards for the SmallCap Market.

     Simione believes that if the reverse split proposal is approved by the Simione stockholders and a reverse split is effectuated, the Simione common stock will likely have a minimum bid price in excess of the $5.00 per share required for initial listing by the Nasdaq National Market, and in excess of the $4.00 per share required for initial listing by the Nasdaq SmallCap Market. Simione cannot assure its stockholders that it will be successful in

     - obtaining a favorable result from the Nasdaq National or SmallCap Market (whether directly or through the appeals process) or

     - satisfying the initial listing requirements if the Nasdaq National or SmallCap Market determines Simione must comply with such requirements.

     In addition, the rules of Nasdaq require a company to satisfy at least one of several alternative maintenance requirements in order to continue to be listed on the Nasdaq National Market or SmallCap Market. While Simione believes that it currently satisfies all of the applicable maintenance criteria, it is possible that Simione will be unable to continue to satisfy these maintenance criteria in the future.

     If the reverse split proposal is not approved by the Simione stockholders, it is likely, depending on the volatility of the Simione common stock and the outcome of the appeals process, if any, that Simione will not meet the requirements for listing on the Nasdaq National Market. The delisting of the Simione common stock from the Nasdaq National Market could adversely affect the liquidity of the Simione common stock and the ability of Simione to raise capital, especially if Simione common stock is not approved for listing on another exchange. If the Simione common stock is delisted from the Nasdaq National Market, management may apply for listing on the Nasdaq SmallCap Market or another securities exchange and the Simione board may effect the reverse split in order to enable Simione to meet any applicable minimum bid requirements. If shares of Simione common stock are not approved for listing on the Nasdaq National Market, Nasdaq SmallCap Market or any other securities exchange, the shares of Simione common stock would likely be quoted in the over-the-counter market on an electronic bulletin board established for securities or in the "pink sheets." Market interest in the Simione common stock may decrease because investors would find it more difficult to obtain accurate quotations for the price of the Simione common stock and the spread between the bid and ask price of shares of Simione common stock is likely to be greater. If the Simione common stock is delisted, it could severely limit the ability of stockholders to trade their Simione common stock in the public market.

     The Simione board also believes that an increased bid price for Simione common stock resulting from the reverse split may improve the marketability and liquidity of the Simione common stock by appealing to a broader market and may encourage interest and trading in the Simione common stock. Brokerage commissions on low priced stocks generally represent a higher percentage of the stock price than those of higher priced stock. The current average market price therefore results in transaction costs that represent a higher percentage of the total stock price than if the price were higher. In addition, due to the volatility of low priced stocks, some brokers are reluctant to or will not recommend that their clients purchase lower priced stocks or will not make a market in such stocks, and institutional investors may be prohibited from purchasing such stocks as a matter of policy. These practices may adversely affect the liquidity of the Simione common stock and the ability of Simione to raise additional equity capital. The Simione board believes that additional interest in the Simione common stock by the investment community is desirable and, if it occurs as a result of a reverse stock split, could result in a more stable trading market for the Simione common stock. Although the Simione board believes that the reverse stock split may result in these favorable effects on the trading market for Simione common stock, there is no assurance that these effects will be achieved.


     Another reason for the reverse stock split is to increase the number of shares of Simione common stock available for future issuances. Simione's Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 20,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of February 1, 2000, Simione had 8,744,790 shares of common stock issued and outstanding and 2,277,358 shares issuable upon the exercise of outstanding options and warrants and preferred share and debenture conversions. Accordingly, Simione requires additional authorized shares of common stock in order to fully reserve for the exercise of outstanding options and warrants and preferred share and debenture conversions, as well as to have shares available for future issuances. The reverse stock split, by decreasing the number of outstanding shares of common stock and the number of shares of common stock the holders of outstanding options, warrants and convertible securities are entitled to acquire, will increase the number of shares available for future issuances to approximately
16.3 million shares (assuming a full one-for-five reverse stock split and assuming Simione does not change the number of authorized shares of common stock). As an alternative to this proposal, Proposal 6 provides for an increase in the authorized common stock to 40,000,000 shares. See "Proposal 6 for Simione Stockholders -- Amendment to Simione's Certificate of Incorporation to Increase Simione's Authorized Common Stock" at page 188.

EFFECTS OF THE REVERSE SPLIT ON THE SIMIONE COMMON STOCK

     The principal effect of the reverse split would be to decrease the number of outstanding shares of Simione common stock. The approximate number of shares after the reverse split under the three proposed ratios is shown below:

                                                                 OUTSTANDING SHARES AFTER
                                           OUTSTANDING SHARES       MERGER AND REVERSE
RATIO                                      AFTER REVERSE SPLIT            SPLIT
-----                                      -------------------   ------------------------
One-for-three............................           2,914,930                   5,398,019
One-for-four.............................           2,186,198                   4,048,514
One-for-five.............................           1,748,958                   3,238,811

The precise number of outstanding shares depends upon the number of fractional shares which will be converted to cash. Simione has not determined this number, but estimates that less than 10,000 shares of common stock will be converted to cash.

     The effect of a reverse split on the market price for the Simione common stock cannot be accurately predicted. Specifically, Simione cannot assure that prices for shares of the Simione common stock following the reverse split will be proportionately increased by the stock split ratio selected. In addition, Simione cannot assure that the reverse split will achieve the desired results as outlined above. Simione cannot assure that the reverse split will not adversely affect the market price of the Simione common stock, or that any increase in the price per share that may occur immediately after the proposed reverse split could be sustained for any prolonged period of time.

     Proportionate voting rights and other rights of the holders of Simione common stock will not be affected by the reverse split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Simione common stock immediately prior to the effective time of the reverse split will continue to hold approximately 2% of the voting power of the outstanding shares of Simione common stock after the reverse split.

     Although the reverse split will not affect the rights of stockholders or any stockholder's proportionate equity interest in Simione (subject to the treatment of fractional shares), the number of authorized shares of Simione common stock will not be reduced. This will increase the ability of the Simione board to issue such authorized and unissued shares without further stockholder action. For example, Simione may use authorized but unissued shares as consideration for acquisitions as part of its business strategy. The number of stockholders of record will not be affected by the reverse split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest in connection with the reverse split).

     Under Delaware law, Simione may issue additional authorized but unissued shares of Simione common stock without the need to obtain stockholder approval. To the extent additional shares are issued in this manner, the percentage interest of the Simione stockholders and holders of options and warrants convertible into common stock could be significantly reduced. The effective increase in the number of authorized but unissued shares of Simione common stock may be construed as having an antitakeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid.

     Simione also has outstanding certain stock options and warrants to purchase shares of Simione common stock. Under the terms of the outstanding stock options and warrants, the reverse split will cause:

     - a reduction in the number of shares of Simione common stock issuable upon exercise of the stock options and warrants in proportion to the exchange ratio of the reverse split, and

     - a proportionate increase in the per share exercise price of the stock options and warrants.

ANTI-TAKEOVER EFFECT


     Although not a factor in the board's decision to propose the amendment, the amendment could have an anti-takeover effect. For example, if Simione were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing available shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to Simione could discourage unsolicited takeover attempts, thereby limiting the opportunity for Simione's stockholders to realize a higher price for their shares than is generally available in the public markets. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of Simione, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.


IMPLEMENTATION OF REVERSE SPLIT

     If the stockholders approve the reverse split proposal, a reverse split will be effected only upon a determination by the Simione board that a reverse split is in the best interest of Simione and its stockholders. When making this determination, the board of directors, in its discretion, will select either the one-for-three, one-for-four or one-for-five reverse split ratio and the remaining alternatives will be abandoned by the Simione board pursuant to
Section 242(c) of the Delaware General Corporation Law, without any further action by the stockholders of Simione. In the alternative, the Simione board may determine not to effect a reverse split and abandon all alternatives pursuant to
Section 242(c) of the Delaware General Corporation Law, without any further action by the Simione stockholders.

AMENDMENT EFFECTIVE DATE

     The reverse split would become effective at the time of the filing of a certificate of amendment to the Simione certificate of incorporation with the Secretary of State of the State of Delaware or at such later time as may be specified therein. At the amendment effective time, each share of Simione common stock issued and outstanding immediately prior to the amendment effective time will be automatically and without any further action on the part of the stockholders, reclassified into either 1/3, 1/4 or 1/5 of a share of Simione common stock. For example, if a person held 120 shares of pre-split Simione common stock prior to the amendment effective time, at the amendment effective time such person would hold

     - 40 shares of post-split Simione common stock if a one-for-three ratio were selected,

     - 30 shares of post-split Simione common stock if a one-for-four ratio were selected and

     - 24 shares of post-split Simione common stock if a one-for-five ratio were selected.

PAYMENT FOR FRACTIONAL SHARES

     No fractional shares of post-split Simione common stock will be issued as a result of the reverse split. In lieu of any fractional shares, each holder of pre-split Simione common stock who would otherwise receive a fractional share of post-split Simione common stock will be entitled to receive cash in an amount equal to the product obtained by multiplying:

          (1) the closing sales price of the Simione common stock on the day before the date of the amendment effective time as reported on the Nasdaq National Market (or, if applicable, the Nasdaq SmallCap Market or any exchange that the Simione common stock may be traded on at the time of the reverse split) by

          (2) the number of shares of pre-split Simione common stock held by the holder that would otherwise have been exchanged for the fractional share interest.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the amendment effective time, each holder of record of pre-split Simione common stock will receive instructions for the surrender of certificate(s) representing the pre-split shares to an exchange agent designated by Simione. The instructions will include a form of transmittal letter to be completed and returned to the exchange agent. Upon proper completion and execution of the letter of transmittal and return thereof to the exchange agent, together with the certificate(s) representing the pre-split Simione common stock into which the surrendered shares have been reclassified, a stockholder will be entitled to receive a certificate representing the number of full shares of the post-split Simione common stock along with payment of any amount to be paid in cash in lieu of any fractional shares. Until surrendered as contemplated herein, each certificate representing old Simione common stock shall be deemed at and after the reverse split to represent the corresponding number of full shares of post-split Simione common stock contemplated by the preceding sentence as well as the right to receive cash in lieu of fractional shares.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     A summary of the federal income tax consequences of the proposed reverse split to Simione and to individual stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed reverse split. In addition, Simione has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed reverse split. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

          1. Except with respect to any cash received for fractional shares, the reverse split will be a tax-free recapitalization for Simione and its stockholders.

          2. The shares of post-split Simione common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of pre-split Simione common stock held by that stockholder immediately prior to the reverse split, reduced by the basis allocable to any fractional shares which the stockholder is treated as having sold for cash (see paragraph 4 below).

          3. A stockholder's holding period for the new Simione common stock will be the same as the holding period of the old Simione common stock exchanged.

          4. Stockholders who receive cash for all of their holdings (as a result of owning fewer than two, three or four shares, depending on the chosen ratio) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of old Simione common stock. Although the tax consequences to other stockholders who receive cash for fractional shares are not entirely certain, these stockholders will probably be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the old Simione common stock allocated to the fractional shares. It is possible that such Stockholders will recognize gain based on the entire amount of cash received for fractional shares without offset for an allocable portion of their tax basis in their shares prior to the exchange. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the reverse split.

MISCELLANEOUS

     The Simione common stock is currently registered under the Exchange Act and, as a result, Simione is subject to the periodic reporting and other requirements of the Exchange Act. The reverse split will not affect the registration of the Simione common stock under the Exchange Act. The par value of the Simione common stock will not change as a result of the reverse split. Accordingly, the Simione common stock account on Simione's consolidated balance sheet will be reduced with the additional paid-in capital account being credited with the amount by which the Simione common stock account was reduced.

VOTE REQUIRED

     Approval of the reverse split proposal requires the affirmative vote of a majority of the shares of Simione common stock outstanding as of the record date. The Simione board has unanimously determined that the reverse split proposal is advisable and in the best interest of Simione and the stockholders of Simione.

THE BOARD OF DIRECTORS OF SIMIONE UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
                    APPROVAL OF THE REVERSE SPLIT PROPOSAL.

     IN ACCORDANCE WITH DELAWARE GENERAL CORPORATION LAW, NOTWITHSTANDING STOCKHOLDER APPROVAL OF THE REVERSE SPLIT PROPOSAL, AT ANY TIME PRIOR TO THE EFFECTIVENESS OF THE REVERSE SPLIT, THE SIMIONE BOARD MAY ABANDON THE REVERSE SPLIT PROPOSAL WITHOUT FURTHER ACTION BY THE STOCKHOLDERS.

         PROPOSAL 6 FOR SIMIONE STOCKHOLDERS -- AMENDMENT TO SIMIONE'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                       SIMIONE'S AUTHORIZED COMMON STOCK

     The board of directors of Simione has approved and recommends that the stockholders of Simione approve a proposal to amend Simione's certificate of incorporation to increase the number of authorized shares of Simione's common stock from 20 million shares to 40 million shares if the reverse stock split is not completed. The board of directors of Simione believes the increase in the authorized shares is necessary to provide Simione with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares may arise.

OUTSTANDING SHARES


     On January 31, 2000, Simione had 8,744,790 shares of common stock issued and outstanding. Also on that date, Simione had 2,277,356 shares of common stock subject to outstanding warrants and options under Simione's stock option plans. If the merger with MCS is approved, Simione will issue approximately an additional 7,449,266 shares of common stock to MCS' stockholders and Mestek will receive an option to purchase approximately an additional 1,943,708 shares of Simione common stock in the event outstanding Simione options, warrants and other conversion rights are exercised and a warrant to purchase an additional 2,000,000 shares of Simione common stock. The board of directors believes that the lack of authorized common stock available for issuance would unnecessarily limit Simione's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions.


     Upon completion of the CareCentric merger, Simione issued approximately 3.0 million shares of Series A Preferred Stock, which will convert on a share-for-share basis into common stock only upon separate stockholder approval of such conversion. Simione is separately seeking stockholder approval for this conversion at the meeting. In addition, Simione is obligated to issue additional shares of common stock to the former CareCentric stockholders, up to a maximum of approximately 3.0 million shares, if the average closing price of Simione's common stock is less than $3.00 during the fourth quarter of 2000.

RIGHTS OF HOLDERS

     The additional shares of common stock to be authorized by adoption of the amendment to the certificate of incorporation would have rights identical to the currently outstanding shares of common stock of Simione. Adoption of the proposed amendment to the certificate of incorporation would not affect the rights of holders of currently outstanding shares of common stock.

ANTI-TAKEOVER EFFECT

     The availability of authorized but unissued shares of common stock might be deemed to have the effect of preventing or discouraging an attempt by a third party to obtain control of Simione because the additional shares could be issued by the board of directors which could dilute the stock ownership of such third party. Simione has no plans for such issuances and this proposal is not being proposed in response to a known effort to acquire control of Simione.

DILUTIVE EFFECT

     The authorization of additional shares of common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the present stockholders of Simione. However, to the extent that shares are subsequently issued to persons other than the present stockholders and/or in proportions other than the proportion that presently exists, this issuance could have a substantial dilutive effect on present stockholders. If this proposal is approved, the board of directors would be free to issue common stock without further action on the part of the stockholders, unless approval is otherwise required by applicable law or The Nasdaq Stock Market or stock exchange rules.

REQUIRED VOTE

     Adoption of the amendment to the certificate of incorporation to increase Simione's authorized common stock requires the vote of a majority of the shares of common stock outstanding as of the record date. If this proposal is approved and the reverse stock split proposal is not approved and not implemented, Simione intends to file an amendment to the certificate of incorporation shortly after the special meeting. The amendment to the certificate of incorporation will be effective immediately upon acceptance of filing by the Secretary of the State of Delaware. If the reverse stock split proposal is approved and implemented, the Simione board intends to abandon this proposal pursuant to
Section 242(c) of the Delaware General Corporation Law. See "Proposal 5 for Simione Stockholders -- Reverse Stock Split Proposal" at page 181 for a discussion of the reverse stock split.

     This proposal is being presented to the stockholders of Simione as a separate proposal from the merger proposal, and is not a condition to the approval of the merger proposal or the completion of the merger.

THE BOARD OF DIRECTORS OF SIMIONE RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF
 THE AMENDMENT TO SIMIONE'S CERTIFICATE OF INCORPORATION TO INCREASE SIMIONE'S
                            AUTHORIZED COMMON STOCK.

         PROPOSAL 7 FOR SIMIONE STOCKHOLDERS -- ADJOURNMENT OF MEETING

     In the event that Simione does not have sufficient votes for a quorum or to approve the merger agreement or the other proposals at the special meeting, Simione intends to adjourn the meeting to permit further solicitation of proxies. Simione can only use proxies received by Simione at the time of the special meeting to vote for adjournment, if necessary, by submitting the question of adjournment to the stockholders as a separate matter for consideration.

     The board of directors of Simione recommends that stockholders vote their proxies in favor of the adjournment proposal so that their proxies may be used to vote for an adjournment if necessary. The proxy holders will vote properly executed proxies in favor of the adjournment proposal unless the proxies indicate otherwise. If Simione adjourns the special meeting, the only notice we will give of the time and place of the adjourned meeting will be an announcement at the special meeting.

THE BOARD OF DIRECTORS OF SIMIONE RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF
  THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF THERE ARE NOT ENOUGH VOTES TO
                   APPROVE THE MERGER OR THE OTHER PROPOSALS.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee consists entirely of nonemployee directors and determines the compensation paid to the chief executive officer. The compensation committee also determines, along with the chief executive officer, all compensation paid to the other executive officers of Simione. The compensation committee believes that for Simione to be successful long-term and for it to increase stockholder value it must be able to hire, retain, adequately compensate and financially motivate talented and ambitious executives. The compensation committee attempts to reward executives for both individual achievement and overall company success.

     Executive compensation is made up of three components:

     BASE SALARY: An executive's base salary is initially determined by considering the executive's level of responsibility, prior experience and compensation history. Published salaries of executives in similar positions at other companies of comparable size, in sales and/or number of employees, is also considered in establishing base salary.

          i. Cash Bonus: Simione maintains an incentive bonus plan to provide annual cash bonuses to certain executives. These bonuses are based, in part, on Simione's financial performance during the previous fiscal year including data in connection with earnings per share and profitability and performance as compared to Simione's approved profit plan. In addition, objective individual measures of performance compared to the individual's business unit profit performance are considered. A subjective rating of the executive's personal performance is also considered.

          ii. Stock options: The compensation committee believes that the granting of stock options is directly linked to increased executive commitment and motivation and to the long-term success of Simione. The compensation committee thus awards stock options to certain executives. The compensation committee uses both subjective appraisals of the executive's performance and Simione's performance and financial success during the previous year to determine option grants.

     Mr. R. Bruce Dewey, who became Chief Executive Officer of Simione on September 9, 1999, is paid an annual base salary of $175,000. Since Mr. Dewey will devote 25% of his time to his duties as Senior Vice President of Mestek, 25% of this salary will be paid directly by Mestek. Mr. Dewey was granted 150,000 options at an exercise price of $1.75 per share upon his hiring on September 9, 1999, and Mestek will assign Mr. Dewey options to purchase an additional 150,000 shares of Simione common stock to be obtained by Mestek in the MCS merger at an exercise price of $2.00 per share. Mr. Dewey is entitled to severance equal to 12 months salary plus any applicable bonus in the event he is terminated without cause and does not return to full-time employment at Mestek.

     Mr. Barrett C. O'Donnell, who was Chief Executive Officer of Simione from June 15, 1998 to September 9, 1999, was entitled to an annual base salary of $450,000. However, Mr. O'Donnell elected to waive $100,000 of such annual salary and therefore was compensated based on an annual salary of $350,000 from August 1998 to September 9, 1999. Mr. O'Donnell was not granted any options in 1998 but was granted 250,000 options under Simione's incentive plan on January 8, 1999. Mr. O'Donnell does not have an employment agreement with Simione.

     Mr. James R. Henderson, who served as Simione's Chief Executive Officer from April 1997 until June 1998, was paid an annual base salary of $225,000. Mr. Henderson was not granted any options in 1998.

     The compensation committee considered the salaries of other chief executive officers in the health care information systems industry in establishing the chief executive officer's salary. In addition, the compensation committee can consider awarding the chief executive officer cash bonuses and stock option grants.

     It should be noted that:

     - exceptions to the general principles stated above are made when the compensation committee deems them appropriate to stockholder interest;

     - the compensation committee regularly considers other forms of compensation and modifications of its present policies, and will make changes it deems appropriate; and

     - the competitive opportunities to which Simione's executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable, with the result that the compensation committee's information about such opportunities is often anecdotal.

     Section 162(m) of the Code establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000 per year unless certain requirements are met. Simione does not anticipate that any employee will exceed such $1,000,000 cap in the near future but will make necessary adjustments if and when this occurs.

                                          Compensation Committee

                                          Murali Anantharaman
                                          James A. Gilbert

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph shows a comparison for the past five years of cumulative total returns for the Simione common stock, the Standard & Poor's Smallcap 600 Index and the Standard & Poor's Computer (Software and
Services) -- Mid-Cap Index. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the common stock.

                                          SIMIONE CENTRAL      COMPUTER (SOFTWARE &     S&P SMALLCAP 600
                                            HOLDINGS INC             SVC)-MID                INDEX
                                          ---------------      --------------------     ----------------
Dec 93                                         100.00                 100.00                 100.00
Dec 94                                         110.00                 109.84                  95.23
Dec 95                                          65.00                 192.26                 123.76
Dec 96                                         172.48                 194.95                 150.14
Dec 97                                         180.00                 281.16                 188.56
Dec 98                                          37.50                 819.25                 186.10

                 Total Return assumes reinvestment of dividends

COMPENSATION SUMMARY

     The following table sets forth all compensation paid by Simione for the years ended December 31, 1998, 1997 and 1996 to each of the individuals who served as chief executive officer during 1998, the four most highly compensated other executive officers, and two individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as executive officers of Simione at the end of the last fiscal year (together, the "Named Executive Officers"). The amounts in the All Other Compensation column represents group life and disability insurance premium payments.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                        ANNUAL COMPENSATION               COMPENSATION
                             ------------------------------------------    NUMBER OF
                                                              OTHER        SECURITIES
                                                              ANNUAL       UNDERLYING     ALL OTHER
                                     SALARY       BONUS    COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)          ($)         ($)         GRANTS(#)         ($)
---------------------------  ----   --------     -------   ------------   ------------   ------------
Barrett C. O'Donnell......   1998   $191,667          --           --            --              --
  Chairman of the Board,     1997    144,000          --           --            --              --
  Chief Executive Officer    1996    186,533          --           --       183,962              --
  and President(1)
James R. Henderson........   1998    118,125          --           --            --        $  1,368
  Former President and       1997    225,000          --           --       100,000           6,872
  Chief Executive            1996    225,000(3)       --           --       202,526              --
  Officer(2)
William J. Simione, Jr. ...  1998    300,000          --           --        75,000           4,500
  Vice Chairman of the       1997    300,000          --           --            --           6,134
  Board and Executive        1996    300,000(3)       --           --        60,557              --
  Vice President
Robert J. Simione.........   1998    225,000          --           --        41,000           1,653
  Senior Vice President of   1997    225,000          --           --            --           1,443
  Consulting                 1996    225,000(3)       --           --            --             609(3)
Lori N. Siegel............   1998    147,500          --           --        67,500             524
  Former Chief               1997    135,000          --           --            --           3,715
  Financial Officer(2)       1996    135,000(3)       --           --        22,661           2,610(3)
Gary M. Bremer............   1998    248,764          --     $140,113(4)         --           3,000
  Former Chairman of the     1997    329,000          --       45,934(5)         --          29,909(6)
  Board(2)                   1996    346,335(3)  $42,623           --       183,324          46,492(3,6)
Gary W. Rasmussen.........   1998    155,000          --           --        50,000             699
  Former Chief Operating     1997    200,000          --           --            --           4,891
  Officer(2)                 1996    200,000(3)       --           --        24,773           4,444(3)
Erin Dosdourian...........   1998    163,299          --           --        15,000             399
  Former Senior Vice         1997    126,518          --           --            --             345
  Vice President of          1996     62,700          --           --            --              --
  Product Management(2)

-------------------------

(1) Mr. O'Donnell became Chairman, Chief Executive Officer and President on June 15, 1998. The amounts listed under "Salary" for 1997 and 1996 represent amounts paid to O'Donnell Davis, Inc. for consulting services.

(2) Mr. Henderson resigned as President and Chief Executive Officer in June 1998, Mr. Bremer resigned as Chairman of the Board in June 1998, Mr. Rasmussen resigned as Chief Operating Officer in September 1998, Ms. Dosdourian resigned as Senior Vice President of Product Management in January 1999, and Ms. Siegel resigned as Chief Financial Officer in April 1999.

(3) Represents the annualized salary and group life insurance and disability insurance premium payments the executive officer would have received had he or she joined Simione on January 1, 1996. Messrs. Bremer, Henderson, Simione, Jr., Simione, Rasmussen, and Ms. Siegel joined Simione on October 8, 1996. The annualized salary and insurance and disability payments set forth herein for 1996 are based on payments made by Simione from October 8, 1996 until December 31, 1996.

(4) Represents amounts paid pursuant to a severance agreement dated July 22, 1998, as described at "Executive Compensation -- Severance Agreements" on page 196.

(5) Represents certain car allowance, club membership and insurance expense reimbursements.

(6) Includes $20,698 and $37,294 of interest imputed to Mr. Bremer in 1997 and 1996, respectively, in connection with a promissory note to Simione for $900,000 entered into on March 5, 1996 by Mr. Bremer. Simione forgave all interest, at 5.05% per year, that accrued on the outstanding principal balance of this promissory note. In July 1997, Mr. Bremer repaid in full the then outstanding principal balance of $850,000.

GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options by Simione to the Named Executive Officers during the year ended December 31, 1998.

     The stock options reflected in this table vest as to 33 1/3% of the shares of common stock covered thereby on the first, second and third anniversary of the date of grant. The exercise price of all stock options reflected in this table is equal to the fair market value of the common stock on the date of grant.

     The dollar amounts under the Potential Realizable Value columns represent the potential realizable value of each grant of option assuming that the market price of the common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. The dollar amounts are not intended to forecast possible future appreciation, if any, of the price of the common stock. The actual value, if any, that an executive officer may ultimately realize will depend on the excess of the stock price over the exercise price on the date the stock option is exercised. Therefore, there can be no assurance that the value realized by an executive officer upon actual exercise of the stock options granted in 1998 will be at or near the Potential Realizable Value indicated in the table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                            NUMBER OF                                              ANNUAL RATES OF
                            SECURITIES       % OF                                    STOCK PRICE
                            UNDERLYING   TOTAL OPTIONS                             APPRECIATION FOR
                             OPTIONS      GRANTED TO     EXERCISE                    OPTION TERM
                             GRANTED      EMPLOYEE IN     PRICE     EXPIRATION   --------------------
NAME                          (#)(1)      FISCAL YEAR     ($/SH)       DATE       5%($)       10%($)
----                        ----------   -------------   --------   ----------   --------    --------
Barrett C. O'Donnell......        --           --            --            --                     --
James R. Henderson........        --           --            --            --                     --
William J. Simione,
  Jr. ....................    75,000        8.22%         $6.75      06/16/08    $     0     $     0
Robert J. Simione.........    15,000        1.64%          2.00      11/30/08     18,867      47,812
                              25,000        2.74%          6.75      06/16/08          0           0
Lori N. Siegel............    15,000        1.64%          2.00      11/30/08     18,867      47,812
                              42,500        4.66%          6.75      06/16/08          0           0
Gary M. Bremer............        --           --            --            --         --          --
Gary W. Rasmussen.........    50,000        5.48%          6.75      06/16/08          0           0
Erin Dosdourian...........    15,000        1.64%          6.75      06/16/08          0           0

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning options exercised during the fiscal year ended December 31, 1998 and the value of unexercised stock options held at the end of the fiscal year ended December 31, 1998 by each Named Executive Officer.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     Dollar values of options were calculated by determining the difference between the fair market value of the underlying securities at December 31, 1998 ($1 7/8 per share) and the exercise price of the options.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF IN-THE-MONEY
                                                     OPTIONS AT DECEMBER 31,       OPTIONS AT DECEMBER 31,
                            SHARES       VALUE               1998(#)                     1998 ($)(1)
                          ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                      EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   -----------   -------------   -----------   -------------
Barrett C. O'Donnell....    81,600      $153,618     252,581            --         $92,616          --
James R. Henderson......        --            --     125,843        58,333               0          $0
William J. Simione,
  Jr. ..................        --            --      53,217        82,340               0           0
Robert J. Simione.......        --            --      25,690        44,588               0           0
Lori N. Siegel..........        --            --      15,921        64,870               0           0
Gary M. Bremer..........        --            --     171,213            --               0          --
Gary M. Rasmussen.......        --            --      17,433            --               0          --
Erin Dosdourian.........        --            --      21,834        18,666               0           0

-------------------------

EMPLOYMENT AGREEMENTS

     A Simione subsidiary has an employment agreement with Mr. William J. Simione, Jr., Vice Chairman of the Board and an Executive Vice President of Simione, which provides for a base salary of $300,000, plus benefits, and a potential bonus payable at the discretion of the board of directors. The agreement was signed on January 1, 1996 and has an initial five year term that can be renewed for additional one year terms unless terminated by either party. The agreement provides for severance upon a change of control of Simione equal to three times his average annual compensation for the five year period preceding the date of the change of control of Simione. The agreement also contains a non-compete provision prohibiting Mr. Simione from competing with Simione during the term of the agreement and for an additional three year period if he is terminated in connection with a change in control.

SEVERANCE AGREEMENTS

     Simione entered into a severance agreement with Gary M. Bremer, a former director and officer of Simione, on July 22, 1998. Mr. Bremer was Chairman of the Board of Simione from October 1996 until June 1998 and also served as Simione's Chief Executive Officer from October 1996 until April 1997. Pursuant to such severance agreement, Mr. Bremer receives, from the period July 1, 1998 until December 10, 2000, severance at an annual rate of $400,000 payable in semi-monthly installments plus a total payment of $50,000 and reimbursement of COBRA premiums payable over the same period. Under the severance agreement, Mr. Bremer retained rights to all his vested Simione options on the date of the agreement but forfeited any rights to non-vested stock options. The severance agreement was amended in October and November of 1999 to allow the Company to defer $89,470.24 of payments due Mr. Bremer through December 31, 1999 until December 10, 2000 pursuant to a promissory note with an annual interest rate of 9%.

                                 OTHER BUSINESS

     As of the date of this joint proxy statement/prospectus, management knows of no other business that will be presented for consideration at the special meeting. However, if other proper matters are presented at the special meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. The quorum requirement for convening the special meeting is the holders of a majority of the common stock issued and outstanding and entitled to vote being present in person or represented by proxy at the special meeting.

                               SOLICITATION COSTS

     Mestek will pay the cost of preparing this joint proxy statement/prospectus, and Simione and MCS will pay the cost of mailing it to their respective stockholders and the other costs of the proxy solicitation made by each company's board of directors. Employees of Simione and MCS may solicit votes from their company's stockholders. These employees will not receive additional compensation for soliciting proxies. Simione has hired a proxy solicitation firm to assist in the distribution of proxy materials and solicitation of votes. Simione estimates the fees for this firm will not exceed $10,000. Simione and MCS will reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

       STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000 ANNUAL MEETING


     A stockholder desiring to submit an otherwise eligible proposal for inclusion in Simione's proxy statement for the 2000 Annual Meeting of Stockholders of Simione must deliver the proposal so that it is received by Simione no later than 120 days before the expected mailing date of that proxy statement. Simione expects to mail the proxy statement by September 10, 2000. This would mean that proposals would need to be submitted by May 12, 2000. A stockholder desiring to submit a proposal for consideration at the 2000 Annual Meeting of Stockholders but not inclusion in Simione's proxy statement for the 2000 Annual Meeting of Stockholders, must deliver the proposal so that it is received by Simione no later than July 26, 2000. If these dates change, Simione will publish the revised dates in Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. Simione requests that all such proposals be addressed to George Hare, Senior Vice President and Chief Financial Officer, 6600 Powers Ferry Road, Atlanta, Georgia 30339 and mailed by certified mail, return receipt requested.



                                    EXPERTS



     The audited consolidated financial statements and schedule of Simione Central Holdings, Inc. and its subsidiaries included in this joint proxy statement/prospectus and elsewhere in the Registration Statement of which this joint proxy statement/prospectus is a part, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Simione Central Holdings, Inc. and its subsidiaries at December 31, 1997 and for each of the two years in the period ended December 31, 1997 appearing in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



     The consolidated financial statements of MCS as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this proxy statement have been audited by Grant Thornton, LLP, independent auditors, as stated in their report appearing herein which expresses an unqualified opinion.



     The financial statements of CareCentric Solutions, Inc. at December 31, 1998 and 1997 and for the two years in the period ended December 31, 1998 appearing in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


             CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

     Effective February 8, 1999, Simione appointed Arthur Andersen LLP as Simione's independent accountants for the fiscal year ended December 31, 1998 and dismissed Ernst & Young LLP. The decision to change accountants was approved by the audit committee of the board of directors of Simione acting pursuant to authority delegated by the board of directors of Simione.

     Ernst & Young LLP's reports on Simione's consolidated financial statements for the years ended December 31, 1997 and 1996 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 1997 and 1996 and in the subsequent interim period to February 8, 1999, there were no disagreements between Simione and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to Simione during the years ended December 31, 1997 and 1996 or in the subsequent interim period to February 8, 1999.

     During the years ended December 31, 1997 and 1996 and subsequent interim period to February 8, 1999, Simione did not consult with Arthur Andersen LLP regarding any of the matters or events set forth in Item (304)(a)(2)(i) and (ii) of Regulation S-K.

     Arthur Andersen LLP served as Simione's independent public accountants for the fiscal year ended December 31, 1998 and is currently serving in such capacity for the year ending December 31, 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, Simione's directors and executive officers, and any persons holding more than 10% of the common stock outstanding, are required to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC and The Nasdaq Stock Market. Specific due dates have been established and Simione is required to disclose in this joint proxy statement/prospectus any failure to file by these dates during Simione's most recent fiscal year. To Simione's knowledge, all of these filing requirements were satisfied, except (1) Mr. O'Donnell filed one Form 5 to report one late sale and two late option exercises, (2) Mr. Arthur filed one late Form 4 to report five purchases, (3) Mr. Treu filed a Form 5 in lieu of filing a timely Form 3, (4) Mr. Mitchell filed one late Form 3 and (5) George Hare filed one late Form 3. In making these disclosures, Simione has relied solely on its review of copies of the reports that have been submitted to Simione, and questionnaires completed by each director and executive officer, with respect to its most recent fiscal year.

                      WHERE YOU CAN FIND MORE INFORMATION

     Each of Mestek and Simione file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, MCS has filed a Form 10 with the SEC. You may read and copy any reports, statements or other information filed by Mestek, MCS and Simione at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. All of Mestek's, MCS' and Simione's SEC filings are also available to the public from commercial document retrieval services and, for filings filed electronically since 1996, at the Web site maintained by the SEC at "http://www.sec.gov."

     Simione filed a registration statement on Form S-4 to register with the SEC the Simione common stock to be issued to MCS stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Simione in addition to being a proxy statement of Simione and MCS for the special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.


     You should rely only on the information contained in this joint proxy statement/ prospectus to vote on the merger and the other proposals to be voted on at the Simione special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This joint proxy statement/ prospectus is dated February 9, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than February 9, 2000, and neither the mailing of the joint proxy statement/prospectus to stockholders nor the issuance of Simione common stock in the merger shall create any implication to the contrary.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
SIMIONE CENTRAL HOLDINGS, INC.
Report of Independent Public Accountants....................   F-2
Report of Independent Auditors..............................   F-3
Consolidated Financial Statements
  Consolidated Balance Sheets -- December 31, 1998 and 1997
     and September 30, 1999 (unaudited).....................   F-4
  Consolidated Statements of Operations for the years ended
     December 31, 1998, 1997 and 1996 and the nine months
     ended September 30, 1999 and 1998 (unaudited)..........   F-5
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the years ended December 31, 1998, 1997 and 1996
     and for the nine months ended September 30, 1999
     (unaudited)............................................   F-6
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1998, 1997 and 1996 and the nine months
     ended September 30, 1999 and 1998 (unaudited)..........   F-7
  Notes to Consolidated Financial Statements................   F-8
Schedule II -- Valuation and Qualifying Accounts............  F-37
MCS, INC.
Report of Independent Certified Public Accountants..........  F-38
Consolidated Financial Statements
  Balance Sheets -- December 31, 1998 and 1997 and September
     30, 1999 (unaudited)...................................  F-39
  Statements of Income for the years ended December 31,
     1998, 1997 and 1996 and the nine months ended September
     30, 1999 and 1998 (unaudited)..........................  F-40
  Statements of Stockholder's Equity (Deficit) for the years ended December 31, 1998, 1997 and 1996.................  F-41
  Statement of Cash Flows for the years ended December 31,
     1998, 1997 and 1996 and for the nine months ended
     September 30, 1999 and 1998 (unaudited)................  F-42
  Notes to Financial Statements.............................  F-43
CARECENTRIC SOLUTIONS, INC.
Report of Independent Auditors..............................  F-51
Balance Sheets..............................................  F-52
Statements of Operations....................................  F-53
Statements of Redeemable Convertible Preferred Stock and
  Stockholders' Deficit.....................................  F-54
Statements of Cash Flows....................................  F-55
Notes to Financial Statements...............................  F-56

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Simione Central Holdings, Inc.:

     We have audited the accompanying consolidated balance sheet of Simione Central Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simione Central Holdings, Inc. and subsidiaries as of December 31, 1998 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statement schedules is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP

Atlanta, Georgia
March 12, 1999

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Simione Central Holdings, Inc.:

     We have audited the accompanying consolidated balance sheet of Simione Central Holdings, Inc. as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. Our audits also include the information related to the years ended December 31, 1997 and 1996 included in the financial statement schedule listed in the Index to Financial Statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Simione Central Holdings, Inc. as of December 31, 1997 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information related to the years ended December 31, 1997 and 1996 set forth therein.

                                          /s/ Ernst & Young

                                          ERNST & YOUNG LLP
Atlanta, Georgia
February 23, 1998

                         SIMIONE CENTRAL HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                        DECEMBER 31,
                                                 ---------------------------   SEPTEMBER 30,
                                                     1998           1997           1999
                                                 ------------   ------------   -------------
                                                                                (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents......................  $ 10,526,816   $  8,266,860   $  1,228,385
Accounts receivable, net of allowance for
  doubtful accounts of $1,674,404, $1,915,120
  and $3,290,333, respectively.................     7,679,524      9,025,666      5,013,621
Prepaid expenses and other current assets......       555,770      1,157,168        561,873
                                                 ------------   ------------   ------------
  Total current assets.........................    18,762,110     18,449,694      6,803,879
Purchased software, furniture and equipment,
  net..........................................     1,852,405      2,365,508      1,528,171
Intangible assets, net.........................     7,137,857      7,448,911     18,607,285
Other assets...................................       104,232        655,377        990,499
                                                 ------------   ------------   ------------
  Total assets.................................  $ 27,856,604   $ 28,919,490   $ 27,929,834
                                                 ============   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit.................................  $  5,000,000   $    773,599   $         --
Accounts payable...............................     1,627,328      1,876,688      2,910,413
Accrued compensation expense...................       577,964        560,334        358,857
Accrued liabilities............................     7,231,417      3,174,762      4,315,037
Customer deposits..............................     1,144,557      1,460,653        931,097
Unearned revenues..............................     1,870,538      1,527,173      2,183,782
Note payable...................................            --             --      3,000,000
Current portion of capital lease obligations...         9,141         57,622             --
                                                 ------------   ------------   ------------
  Total current liabilities....................    17,460,945      9,430,831     13,699,186
                                                 ------------   ------------   ------------
Other liabilities, less current portion........     2,671,477             --      2,249,179
                                                 ------------   ------------   ------------
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; 10,000,000
  shares authorized; 3,034,530 issued and
  outstanding..................................            --             --          3,035
Common stock, $.001 par value; 20,000,000
  shares authorized 8,597,729, 8,522,978 and
  8,782,729 shares issued and outstanding at
  December 31, 1998 and 1997 and September 30,
  1999, respectively...........................         8,598          8,523          8,783
Additional paid-in capital.....................    42,093,040     41,686,109     51,627,680
Accumulated deficit............................   (34,377,456)   (22,205,973)   (39,658,029)
                                                 ------------   ------------   ------------
  Total stockholders' equity...................     7,724,182     19,488,659     11,981,469
                                                 ------------   ------------   ------------
  Total liabilities and stockholders' equity...  $ 27,856,604   $ 28,919,490   $ 27,929,834
                                                 ============   ============   ============

See notes to consolidated financial statements

                         SIMIONE CENTRAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                         NINE MONTHS ENDED
                                YEARS ENDED DECEMBER 31,                   SEPTEMBER 30,
                       ------------------------------------------   ---------------------------
                           1998           1997           1996           1999           1998
                       ------------   ------------   ------------   ------------   ------------
                                                                    (UNAUDITED)    (UNAUDITED)
NET REVENUES:
Software and
  services...........  $ 27,522,926   $ 27,355,995   $ 15,307,906   $ 11,331,384   $ 25,563,765
Agency support.......     6,936,363     14,680,310      7,323,540      1,401,633      5,886,094
Consulting
  services...........     6,436,846      4,908,965      3,363,195      5,295,147      5,024,076
Columbia settlement
  fee................       750,000             --             --      2,250,000             --
                       ------------   ------------   ------------   ------------   ------------
  Total net
    revenues.........    41,646,135     46,945,270     25,994,641     20,278,164     36,473,935
                       ------------   ------------   ------------   ------------   ------------
COSTS AND EXPENSES:
Cost of revenues.....    26,091,299     22,715,095     14,698,177     12,756,167     21,105,442
Selling, general and
  administrative.....    13,822,674     12,508,512      7,037,446      8,893,843     11,111,181
Research and
  development........     6,740,829      6,669,500      5,676,898      2,708,121      5,325,918
Amortization and
  depreciation.......     2,392,321      1,714,207        784,502      2,410,295      1,777,765
Purchased in-process
  research and
  development........            --      8,126,947     12,573,931             --             --
Severance and other
  restructuring
  charges............     5,010,976             --      1,214,669     (1,140,000)     7,172,630
                       ------------   ------------   ------------   ------------   ------------
  Total costs and
    expenses.........    54,058,099     51,734,261     41,985,623     25,628,426     46,492,936
                       ------------   ------------   ------------   ------------   ------------
Loss from
  operations.........   (12,411,964)    (4,788,991)   (15,990,982)    (5,350,262)   (10,019,001)
OTHER INCOME
  (EXPENSE):
Interest expense.....      (183,495)      (214,508)      (114,817)      (116,541)       (74,626)
Interest and other
  income.............       423,976        489,830        206,902        186,230        304,345
                       ------------   ------------   ------------   ------------   ------------
Net loss.............  $(12,171,483)  $ (4,513,669)  $(15,898,897)  $ (5,280,573)  $ (9,789,282)
                       ============   ============   ============   ============   ============
Net loss per share --
  basic..............  $      (1.42)  $      (0.63)  $      (3.71)  $      (0.60)  $      (1.14)
                       ============   ============   ============   ============   ============
Weighted average
  common
  shares -- basic....     8,556,990      7,164,398      4,287,956      8,740,559      8,543,770
                       ============   ============   ============   ============   ============
Net loss per
  share -- diluted...  $      (1.42)  $      (0.63)  $      (3.71)  $      (0.60)  $      (1.14)
                       ============   ============   ============   ============   ============
Weighted average
  common
 shares -- diluted...     8,556,990      7,164,398      4,287,956      8,740,559      8,543,770
                       ============   ============   ============   ============   ============


See notes to consolidated financial statements

                         SIMIONE CENTRAL HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996 AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)

                                                                                      ADDITIONAL       STOCK
                                              COMMON                 PREFERRED          PAID-IN     SUBSCRIPTION    ACCUMULATED
                                       SHARES        STOCK        SHARES     STOCK      CAPITAL      RECEIVABLE       DEFICIT
                                      ---------   -----------   ----------   ------   -----------   ------------   -------------
Balance at January 1, 1996..........         11   $ 2,443,013   $       --   $  --    $       --     $      --     $ (1,793,407)
 Capital contribution from former
   parent company...................         --     4,000,000           --      --            --            --               --
 Distribution of 2,994,856 shares of
   no par common stock and
   cancellation of 11 shares of
   common stock held by CHHC........  2,994,845            --           --      --            --            --               --
 Issuance of no par Class A common
   stock............................    964,418     3,051,369           --      --            --      (850,000)              --
 Purchase and cancellation of no par
   Class A common stock not
   exchanged in reverse
   acquisition......................       (918)       (9,866)          --      --            --            --               --
 Exchange of 3,958,356 shares of no
   par Class A and B common stock
   for 3,958,356 shares of IMHI
   $.001 par value common stock.....         --    (9,480,558)          --             9,480,558            --               --
 Issuance of 1 shares of IMHI $.001
   par value common stock for
   purchase of IMHI in reverse
   acquisition......................  1,949,269         1,949           --            13,514,288            --               --
 Issuance of $.001 par value common
   stock as compensation and from
   exercise of stock options and
   warrants.........................     44,541            45           --      --       221,204            --               --
 Net loss...........................         --            --           --      --            --            --      (15,898,897)
                                      ---------   -----------   ----------   ------   -----------    ---------     -------------
Balance at December 31, 1996........  5,952,166         5,952                         23,216,050      (850,000)     (17,692,304)
 Issuance of $.001 par value common
   stock from exercise of stock
   options and warrants.............    555,259           555           --      --       548,403            --               --
 Issuance of $.001 par value common
   stock for purchase Benchmark
   Consulting, Inc..................     15,553            16           --      --       199,984            --               --
 Issuance of $.001 par value common
   stock, net of offering costs.....  2,000,000         2,000           --      --    17,721,672            --               --
 Payment of stock subscription......         --            --           --      --            --       850,000               --
 Net loss...........................         --            --           --      --            --            --       (4,513,669)
                                      ---------   -----------   ----------   ------   -----------    ---------     -------------
Balance at December 31, 1997........  8,522,978         8,523           --      --    41,686,109            --      (22,205,973)
 Issuance of $.001 par value common
   stock from exercise of stock
   options..........................     32,432            33           --      --       110,948            --               --
 Issuance of $.001 par value common
   stock for purchase Benchmark
   Consulting, Inc..................     42,319            42           --      --       295,983            --               --
 Net loss...........................         --            --           --      --            --            --      (12,171,483)
                                      ---------   -----------   ----------   ------   -----------    ---------     -------------
Balance at December 31, 1998........  8,597,729   $     8,598           --      --    $42,093,040    $      --     $(34,377,456)
   Issuance of $.001 par value
     common stock from exercise of
     stock options (unaudited)......     85,000            85           --      --        62,815            --               --
   Issuance of $.001 par value
     common stock related to
     acquisitions (unaudited).......    100,000           100           --      --       162,400            --               --
   Issuance of $.001 par value
     preferred stock related to
     acquisitions...................         --            --    3,034,530   3,035     9,309,425            --               --
   Net loss (unaudited).............         --            --           --      --            --            --       (5,280,573)
                                      ---------   -----------   ----------   ------   -----------    ---------     -------------
Balance at September 30, 1999
 (unaudited)........................  8,782,729   $     8,783    3,034,530   $3,035   $51,672,680           --     $(39,658,029)
                                      =========   ===========   ==========   ======   ===========    =========     =============


                                         TOTAL
                                         EQUITY
                                      ------------
Balance at January 1, 1996..........  $    649,606
 Capital contribution from former
   parent company...................     4,000,000
 Distribution of 2,994,856 shares of
   no par common stock and
   cancellation of 11 shares of
   common stock held by CHHC........            --
 Issuance of no par Class A common
   stock............................     2,201,369
 Purchase and cancellation of no par
   Class A common stock not
   exchanged in reverse
   acquisition......................        (9,866)
 Exchange of 3,958,356 shares of no
   par Class A and B common stock
   for 3,958,356 shares of IMHI
   $.001 par value common stock.....            --
 Issuance of 1 shares of IMHI $.001
   par value common stock for
   purchase of IMHI in reverse
   acquisition......................    13,516,237
 Issuance of $.001 par value common
   stock as compensation and from
   exercise of stock options and
   warrants.........................       221,249
 Net loss...........................   (15,898,897)
                                      ------------
Balance at December 31, 1996........     4,679,698
 Issuance of $.001 par value common
   stock from exercise of stock
   options and warrants.............       548,958
 Issuance of $.001 par value common
   stock for purchase Benchmark
   Consulting, Inc..................       200,000
 Issuance of $.001 par value common
   stock, net of offering costs.....    17,723,672
 Payment of stock subscription......       850,000
 Net loss...........................    (4,513,669)
                                      ------------
Balance at December 31, 1997........    19,488,659
 Issuance of $.001 par value common
   stock from exercise of stock
   options..........................       110,981
 Issuance of $.001 par value common
   stock for purchase Benchmark
   Consulting, Inc..................       296,025
 Net loss...........................   (12,171,483)
                                      ------------
Balance at December 31, 1998........  $  7,724,182
   Issuance of $.001 par value
     common stock from exercise of
     stock options (unaudited)......        62,900
   Issuance of $.001 par value
     common stock related to
     acquisitions (unaudited).......       162,500
   Issuance of $.001 par value
     preferred stock related to
     acquisitions...................     9,312,460
   Net loss (unaudited).............    (5,280,573)
                                      ------------
Balance at September 30, 1999
 (unaudited)........................  $ 11,981,469
                                      ============

See notes to consolidated financial statements

                         SIMIONE CENTRAL HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                NINE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                               ------------------------------------------   --------------------------
                                                   1998           1997           1996          1999           1998
                                               ------------   ------------   ------------   -----------   ------------
                                                                                            (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)............................  $(12,171,483)  $ (4,513,669)  $(15,898,897)  $(5,280,573)  $(10,189,282)
Adjustments to reconcile net income (loss) to
 net cash (used in) provided by operating
 activities:
 Purchased in-process research and
   development...............................            --      8,126,947     12,573,931            --             --
 Provision for doubtful accounts.............       791,335      1,329,563        395,046     2,789,642        636,208
 Amortization and depreciation...............     2,392,321      1,714,207        784,502     2,413,423      1,777,765
 Write-off of capitalized R&D................     2,005,790             --             --            --         36,997
 Write-off of excess furniture & fixtures....        64,279             --             --            --      2,005,790
 Value assigned to stock purchase warrant....            --             --        100,000            --             --
 Stock compensation expense..................            --             --         58,500            --             --
 Loss on sale of assets......................            --         25,887          3,636            --             --
Changes in assets and liabilities:
 Accounts receivable.........................       590,645     (3,919,939)    (3,305,003)      428,344     (1,172,435)
 Prepaid expenses and other current assets...       582,210        (29,355)      (553,630)       67,796        222,164
 Other assets................................    (1,478,984)      (577,322)       (26,925)     (899,787)    (1,530,015)
 Accounts payable............................      (249,359)    (1,598,616)     2,264,539       955,429        360,812
 Accrued compensation expense................        17,630       (106,316)       142,867      (228,294)       167,047
 Accrued liabilities.........................     3,701,494       (525,519)       768,284    (3,669,443)     5,878,136
 Customer deposit............................      (317,096)      (218,912)       272,724      (213,460)      (530,045)
 Unearned revenues...........................       343,365     (1,150,135)       616,518       150,730        259,337
 Long term liabilities.......................     2,671,477             --             --            --             --
                                               ------------   ------------   ------------   -----------   ------------
   Net cash (used in) provided by operating
     activities..............................    (1,056,376)    (1,443,179)    (1,803,908)   (3,486,193)    (2,077,521)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of acquired companies, net of cash
 acquired....................................      (476,238)    (9,807,587)    (1,249,798)   (2,130,577)      (405,191)
Purchase of software, furniture and
 equipment...................................      (495,352)      (915,581)      (635,997)     (236,616)      (377,994)
(Increase) decrease in restricted cash.......            --      1,000,000     (1,000,000)           --             --
Increase in other intangible assets..........            --       (585,000)       (64,123)           --        (71,046)
                                               ------------   ------------   ------------   -----------   ------------
   Net cash used in investing activities.....      (971,590)   (10,308,168)    (2,949,918)   (2,367,193)      (854,231)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution from former parent
 company.....................................            --             --      4,000,000            --             --
Proceeds from repayment of stock
 subscription................................            --        850,000             --            --             --
Proceeds from (payment on) notes payable.....     4,226,401     (1,726,201)     2,499,800    (3,500,000)     4,226,401
Issuance of common stock, net of cash
 expenses....................................            --     17,723,672      2,191,503            --             --
Advances from (payments to) former parent
 company.....................................            --             --     (1,076,855)           --             --
Repayment (issuance) of note receivable from
 officer.....................................            --             --        252,075            --             --
Payments on capital lease obligations........       (48,480)      (732,778)       (45,741)       (7,945)       (45,293)
Payments of related party notes..............          (980)       (30,172)       (68,000)           --           (980)
Proceeds from exercise of stock options and
 warrants....................................       110,981        548,958         62,749        62,900        109,470
                                               ------------   ------------   ------------   -----------   ------------
   Net cash (used in) provided by financing
     activities..............................     4,287,922     16,633,479      7,815,531    (3,445,045)     4,289,598
                                               ------------   ------------   ------------   -----------   ------------
   Net increase (decrease) in cash and cash
     equivalents.............................     2,259,956      4,882,132      3,061,705    (9,298,431)     1,357,846
Cash and cash equivalents, beginning of
 year........................................     8,266,860      3,384,728        323,023    10,526,816      8,266,860
                                               ------------   ------------   ------------   -----------   ------------
Cash and cash equivalents, end of year.......  $ 10,526,816   $  8,266,860   $  3,384,728   $ 1,228,385   $  9,624,706
                                               ============   ============   ============   ===========   ============
Supplemental disclosure of non-cash investing
 and financing activities:
 Software, furniture and equipment obtained
   through capital lease.....................  $         --   $         --   $    690,490            --             --
                                               ============   ============   ============   ===========   ============

See notes to consolidated financial statements

                         SIMIONE CENTRAL HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

 (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                        30, 1999 AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     BACKGROUND: Incorporated in September 1991, as a wholly-owned subsidiary of Central Health Holding Company, Inc. ("CHHC"), Central Health Management Services, Inc. ("CHMS") provided information and management support services to home health care providers. Central Health Services, Inc. ("CHS"), also a wholly-owned subsidiary of CHHC, provided similar services to home health care agencies owned by CHHC. On January 1, 1996, CHHC transferred at book value the assets and employees related to CHS's information services and certain clinical and financial support services to CHMS. On January 17, 1996, CHHC completed a pro-rata distribution of the outstanding common stock of CHMS to its stockholders.

     On October 8, 1996, InfoMed Holdings, Inc. ("IMHI") and CHMS merged in a transaction accounted for as a reverse acquisition for financial reporting purposes. In connection with the merger, IMHI issued 3,958,356 shares of its common stock in exchange for all the outstanding common stock of CHMS, and thereby, the former stockholders of CHMS acquired control of IMHI. As a result, CHMS is considered the acquiring company; hence, the historical financial statements of CHMS became the historical financial statements of IMHI and include the results of operations of IMHI only from the effective acquisition date. On December 19, 1996, IMHI changed its name to Simione Central Holdings, Inc. (the "Company").

     OVERVIEW: The Company is a leading provider of integrated systems and services designed to enable home health care providers to more effectively operate their businesses and compete in a managed care environment. The Company offers several comprehensive and flexible software solutions, each of which provide a core platform of software applications and which incorporate selected specialized modules based on customer demand. These software solutions are designed to enable customers to generate and utilize comprehensive financial, operational and clinical information. In addition to its software solutions and related software support services, the Company's home health care consulting services assist providers in addressing the challenges of reducing costs, maintaining quality, streamlining operations and re-engineering organizational structures. The Company also provides comprehensive agency support services which include administrative, billing and collection, training, reimbursement and financial management services, among others.

                         SIMIONE CENTRAL HOLDINGS, INC.

MANAGEMENT'S PLAN

     The Company has incurred significant losses in each fiscal year since 1994 and declining revenues in 1998. The Company has been challenged by the changes in the health care industry. During fiscal year 1998, the Company experienced operating losses of $13,412,000. The fiscal 1998 loss is attributable to a number of factors:

     - cancellation of customer contract with Columbia/HCA which had generated 35%, 48% and 22% of the Company's total revenues for the years ended 1998, 1997 and 1996 respectively.

     - decision to eliminate certain legacy development projects

     - changes to the government's reimbursement methodology from cost reimbursement to set prospective payments which affected the Company's customers.

     In response to these losses, the Company has taken the following steps:

     - significant change in senior management

     - reduce fixed and variable expenditures, including restructuring charges

     - improve operating efficiencies

     - continue leveraging existing customer base

     - continue generating recurring revenue

     - capitalize on changing industry dynamics

     - expand through acquisitions and strategic alliances

Some steps taken to improve the Company's performance will not provide immediate results; however, Management believes that the steps taken in fiscal 1998 will yield long term benefits, creating an organization that is well suited to take advantage of market opportunities. Management plans to continue to aggressively market the Company's services, monitor costs and fund development to ensure that the Company's products continue to incorporate state-of-the-art technologies and provide customers with value added solutions.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of

                         SIMIONE CENTRAL HOLDINGS, INC.

revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     In 1998, the Company adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2"), which supersedes SOP 91-1 and is effective for transactions entered into for fiscal years beginning after December 31, 1997. While some principles remain the same, there are several key differences between the two pronouncements, including accounting for multiple element arrangements. Under SOP 97-2, the Company recognizes software license revenue when the following criteria are met: (1) a signed and executed contract is obtained; (2) shipment of the product has occurred; (3) the license fee is fixed and determinable; (4) collectibility is probable; and (5) remaining obligations under the license agreement are insignificant. The Company sells and invoices software licenses and maintenance fees as separate contractual elements. Prices net of discounts are separately identifiable at the time of sale for each element. The Company has established vendor specific objective evidence related to the value of maintenance fees. The Company uses the residual value method to allocate between software licenses and first year maintenance. The adoption of SOP 97-2 did not have a material impact on the Company's financial statements.

     Revenues are derived from the licensing and sub-licensing of software, the sale of computer hardware, professional and technical consulting services, implementation and training services, software maintenance and support services, outsourcing services, as well as home health care management consulting services. Outsourcing services are provided under contractual arrangements with terms typically ranging from three to five years.

     To the extent that software and services revenues result from software support, implementation, training and technical consulting services, such revenues are recognized monthly as the related services are rendered or, for software support revenues, over the term of the related agreement. To the extent that software and services revenues result from software licenses, computer hardware and third-party software revenues, such revenues are recognized when the related products are delivered and collectibility of fees is determined to be probable, provided that no significant obligation remains under the contract. Limited amounts of revenues derived from the sale of software licenses requiring significant modification or customization are recorded based upon percentage of completion using labor hours or contract milestones. The Company had one such contract in 1997. Software support or maintenance, allow customers to receive unspecified enhancements and regulatory data updates in addition to telephone support. Agency support, software support, other services, and consulting services revenues are recognized monthly as the related services are performed.

CONCENTRATIONS AND MAJOR CUSTOMERS

     The Company sells its systems and services to various companies in the health care industry. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Current operations are

                         SIMIONE CENTRAL HOLDINGS, INC.

charged with an allowance for doubtful accounts based upon experience and any unusual circumstances which affect the collectibility of receivables. Amounts deemed uncollectible are charged against this allowance.

     Through October 1996, the Company derived the majority of its revenue from services provided to its former parent company, see Note 14. See Note 2 for discussion of the Company's major customer.

     The Company is dependent upon certain third party software arrangements as well as certain contractual arrangements for provision of certain of its services, see Note 16.


     The Company had software revenue representing 7% and 5% of total net revenue for the year ended December 31, 1998 and the nine months ended September 30, 1999. The Company had hardware revenue representing 5% of total net revenues for the year ended December 31, 1998 and the nine months ended September 30, 1999.


CASH EQUIVALENTS

     All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

PURCHASED SOFTWARE, FURNITURE AND EQUIPMENT

     Purchased software, furniture and equipment is stated at cost. Depreciation is calculated for financial reporting purposes using the straight-line method over the estimated useful lives (ranging from 1 to 10 years) of the assets or lease term, whichever is shorter.

SOFTWARE DEVELOPMENT COSTS

     Costs incurred to establish the technological feasibility of computer software products are research and development expense and are charged to expense as incurred. The Company capitalizes costs incurred between the point of establishing technological feasibility and general release when such costs are material. During 1998, the Company wrote-off approximately $2 million of capitalized software to reflect the abandonment of certain development projects (see Note 2). The Company capitalized $616,000 of software development costs for the year ended December 31, 1997 and $1.4 million in 1998 prior to the decision to abandon the development project.

INTANGIBLE ASSETS AND LONG-LIVED ASSETS

     In 1996, the Company adopted Statement of Financial Accounting "SFAS" No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are

                         SIMIONE CENTRAL HOLDINGS, INC.

expected to be disposed of. The adoption of SFAS No. 121 did not have an impact on the Company's financial statements.

     Intangible assets, arising principally from the accounting for acquired businesses, are amortized using the straight-line method over the estimated useful lives of the related assets which range from 4 to 11 years. The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flow from the use of the asset is less than the carrying amount of the asset. As of December 31, 1998, in the opinion of management, there has been no such impairment.

INCOME TAXES

     The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax bases of assets and liabilities.

NET LOSS PER SHARE

     In 1997, the Company adopted SFAS No. 128, "Earnings Per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Per share amounts for all periods have been presented in conformity with SFAS No. 128 requirements.

     Net loss per share is computed on the basis of the weighted average number of common shares outstanding during the period. The 2,994,856 shares of Class A common stock issued in the reorganization of the Company on January 17, 1996 (see Note 12) have been treated as outstanding since January 1, 1996. Due to the net loss incurred by the Company in each year, basic and diluted loss per share do not differ. Common stock equivalents relate to shares potentially issuable under outstanding options and warrant agreements and are included in the diluted loss per share calculation if dilutive.

     The following table sets forth the computation of basic and diluted net loss per share:

                                              1998          1997           1996
                                          ------------   -----------   ------------
NUMERATOR:
  Net loss..............................  $(12,171,483)  $(4,513,669)  $(15,898,897)
DENOMINATOR:
Denominator for basic and diluted
  earnings per share -- weighted-average
  shares................................     8,556,990     7,164,398      4,287,956
Net loss per share -- basic and
  diluted...............................  $      (1.42)  $     (0.63)  $      (3.71)

                         SIMIONE CENTRAL HOLDINGS, INC.

STOCK BASED COMPENSATION

     Stock options are accounted for under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The Company has included in these consolidated financial statements the pro forma equivalent disclosure information required by SFAS No. 123 "Accounting for Stock-Based Compensation", see Note 12.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair value.

     Notes payable: The carrying amounts of the Company's notes payable approximate their fair value.

RECENTLY ADOPTED ACCOUNTING STANDARDS

     The Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") which is effective for the fiscal year ended December 31, 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. For the Company, there is no difference between comprehensive income (loss) and net income (loss).

     The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") for the fiscal year ended December 31, 1998. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available and used regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. See Note 13 for detailed segment information.

     In 1998, the Financial Accounting Standards Board issued SFAS No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for the Company's fiscal year ending December 31, 2000. The Company's management does not believe that the adoption of SFAS No. 133 will have a material impact on the Company's position or results of operations.

RECLASSIFICATIONS

     Certain prior years' amounts have been reclassified to conform to the 1998 financial statement presentation.

                         SIMIONE CENTRAL HOLDINGS, INC.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The consolidated financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited consolidated financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

2. SEVERANCE, RESTRUCTURING AND OTHER CHARGES

     As a result of the change in focus of the Company's business from providing services to affiliates of CHHC, the Company incurred severance and certain other restructuring costs totaling $1,215,000 in the fourth quarter of 1996. These costs primarily relate to severance of seven terminated key employees and costs to buyout a lease of equipment no longer useful to the Company. As of December 31, 1997 and 1996, payments of $855,000 and $347,000, respectively had been made against the accrued severance and other restructuring charges.

     As a result of the change in the home care business environment resulting from the interim payment system ("IPS") which lowered the cost per visit limitations and created restrictions on the amount of cost reimbursement per Medicare beneficiary, the termination of the Columbia/HCA contracts (which accounted for 35%, 48% and 22% of the Company's total revenue for the years ended December 31, 1998, 1997 and 1996, respectively) and the decision to eliminate certain legacy development projects including the AS400 effort, the Company incurred severance, restructuring, and certain other costs totaling $11.6 million in 1998.

Terminated Contracts


     Simione had a contractual relationship with IBM to provide services to Simione's largest customer, Columbia/HCA. When Columbia/HCA elected to cancel contractual agreements with Simione, Simione in turn canceled related contracts with IBM to provide services to Columbia/HCA through Simione. Simione's management executed an exit plan, in accordance with EITF 94-3, that resulted in the incurrence of incremental termination costs that had no future economic benefit. As a specific part of the termination of the contract with IBM, Simione contractually had to pay a termination fee ($800,000) as well as wind down costs ($810,000) in addition to minimum quarterly payment requirements ($2,600,000). Simione estimated this cost during the third quarter of 1998, but based upon actual visits during the fourth quarter of 1998, Simione was not required to pay as large a penalty as originally estimated. Simione recorded this change in estimate of $150,000 as a reduction to the "severance and other restructuring charge" line item on the income statement during the fourth quarter of 1998.

                         SIMIONE CENTRAL HOLDINGS, INC.

Excess Capacity

     The following is a detailed discussion of the specific components included within excess capacity. The following table is a detailed summary:

          Office Space -- approximately $2,775,000

        This amount relates to abandoned office space at the Company's corporate headquarters in Atlanta. Simione will not benefit from it in the future. During fiscal year 1998, Simione unsuccessfully searched to sublease this space. Management estimated that the Company would be unsuccessful given the following factors: 1) the layout of the abandoned office space, 2) partial use of the building would be difficult to renovate to a mixed company building, 3) the current real-estate market, and 4) a smaller portion of the space had to be rented separately due to a contractual sublease agreement Simione previously entered. Simione recorded an accrual for the full amount of these leases from the time of vacancy until the end of the contractual lease term.

          Furniture and Fixtures -- approximately $715,000

        This amount relates to certain furniture and fixtures located in the abandoned office space at the Company's corporate headquarters in Atlanta. Simione will not benefit from them in the future. Management estimated that the Company would be unsuccessful in realizing the book value of these assets. Additionally, the Company would have to pay certain cancellation fees on operating leases. Management stopped depreciating these assets and updated the estimates of salvage value.

        Of the original additions recorded as part of the restructuring charge during the third and fourth quarters of 1998, $200,000 was reduced during the fourth quarter because the amounts were not supportable under EITF 94-3. The support could not be provided for these assets as well as the eventual resale value of these fixtures upon sublease or sale.

          Legal Fees and Other -- approximately $265,000

        This amount primarily relates to expected fees associated with legal issues as a result of the cancellation of the above agreements. As these amounts were only expected and no invoices existed, the costs were not allowable under EITF 94-3. The company recognized this fact and reduced the accrual by $200,000 during the fourth quarter of 1998.

Severance

     Simione planned to terminate 160 employees across all groups of the organization including senior executives, administrative personnel, shared service personnel, information systems developers, and consultants. Of these employees, 153 were terminated as of September 30, 1999. The majority of the remaining seven employees will be terminated by March 31, 2000. We will pay these seven employees $37,648 in bonus for remaining employed until certain critical work effort is completed. If the employees terminate prior to

                         SIMIONE CENTRAL HOLDINGS, INC.

the end of this period they will receive zero bonus. We anticipate these employees will remain employed until the work is completed. In accordance with EITF 94-3 no amounts were accrued for the special bonuses for these individuals.

     The remaining balance of $0.4 million in the severance accrual as of September 30, 1999 represents amount due to the previous CEO's severance package under a multiple-year service agreement and has been classified as a long term liability. No amount of the accrual related to services performed or obligations for continued service. The remaining accrual of $0.4 million will be paid as follows: $0.1 million is for the remainder of 1999 and $0.3 million in 2000.

Columbia/HCA Termination

     In December of 1998, Columbia/HCA terminated its contracts with the Company and paid a settlement fee of $7.0 million. Of this settlement fee, $750,000 was for services provided in December 1998, $2.3 million for services to be provided in 1999 and $4 million reduced the restructuring charges incurred in 1998. The allocation of the settlement between services and restructuring charges is based upon allocating revenue over the periods in which additional services were performed. The agreement required Simione to assist Columbia/HCA with the completion of certain services through the end of March 1999. This required the maintaining of the Company's service support system and certain staffing levels. Simione calculated a margin percentage using an estimated allocation of staffing costs for the two prior years. This margin was then applied to reflect the reduction of certain staffing positions. To match the revenue to the expenses at the same ratio, Simione recognized $750,000 per month for January, February, and March 1999.

Product Related

     The product related charge relates solely to the abandonment of the conversion of the company's legacy product to the AS400 platform. The product was called Synergy. The full amount of $2.1 million represents the write-off of amounts originally capitalized by the company under SFAS No 86. These costs represented amounts capitalized subsequent to the point of establishing technological feasibility and prior to general release of the product. The Company's decision to abandon this effort and the related charge was recorded in accordance with SFAS No. 86. SFAS No. 86 requires an impairment loss be recorded when impairment indicators are present and the unamortized capitalized costs of a computer software product exceed the net realizable value of that asset. The net realizable value is the estimated future gross revenue from that product reduced by the estimated future costs of completing and disposing of that product. The Company had no sales of this product, as it was never generally available to the public.

                         SIMIONE CENTRAL HOLDINGS, INC.

     The following table presents a roll forward of the one time charges incurred by the Company in 1998. Of these charges, $2.0 million of the product related component and $0.4 million of the excess capacity component do not have a cash impact to the Company.

                          BALANCE                                                 BALANCE
                        DECEMBER 31,                                            DECEMBER 31,
                            1997        ADDITIONS    REDUCTIONS      USAGE          1998
                        ------------   -----------   ----------   -----------   ------------
Terminated
  contracts...........           --    $ 3,714,597   $(150,000)   $(1,315,328)  $ 2,249,269
Excess capacity.......           --      3,755,476    (400,000)      (401,696)    2,953,780
Severance.............           --      2,090,903          --       (758,307)    1,332,596
Columbia/HCA
  termination fee.....           --     (4,000,000)         --      4,000,000            --
                         ----------    -----------   ---------    -----------   -----------
  Total restructuring
     costs............           --    $ 5,560,976   $(550,000)   $ 1,524,669   $ 6,535,645
                         ==========    ===========   =========    ===========   ===========
Accrued liability less
  current portion.....           --                                              (3,864,168)
                         ----------                                             -----------
Accrued liability,
  long term...........   $       --                                             $ 2,671,477
                         ==========                                             ===========
Product related
  (included in cost of
  revenues)...........   $       --    $ 2,005,970   $      --    $(2,005,790)  $        --
                         ==========    ===========                ===========   ===========

     The reduction of $1.1 million of excess capacity charges for the nine months ended September 30, 1999, results from the subleasing of excess space in the Company's headquarters office in Atlanta. The following table presents a roll forward of the one time charges incurred by the Company. The majority of the current portion of remaining restructuring costs are comprised of the IBM termination costs, which are payable upon demand. The $1.6 million long term portion of remaining restructuring costs are composed primarily of $1.4 million of excess office and equipment leases having terms ending after September 2000.

                         BALANCE                                                   BALANCE
                       DECEMBER 31,                                             SEPTEMBER 30,
                           1998        ADDITIONS    REDUCTIONS       USAGE          1999
                       ------------   -----------   -----------   -----------   -------------
                                      (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Terminated
  contracts..........  $ 2,249,269     $     --     $        --   $  (245,269)   $ 2,004,000
Excess capacity......    2,953,780           --      (1,140,000)     (231,310)     1,582,470
Severance............    1,332,596           --              --      (939,777)       392,819
                       -----------     --------     -----------   -----------    -----------

  Total restructuring
     costs...........    6,535,645     $     --     $(1,140,000)  $(1,416,356)   $ 3,979,289
                       ===========     ========     ===========   ===========    ===========
  Accrued liability
     less current
     portion.........   (3,864,168)                                               (2,377,886)
                       -----------                                               -----------
  Accrued liability,
     long term.......  $ 2,671,477                                               $ 1,601,403
                       ===========                                               ===========

                         SIMIONE CENTRAL HOLDINGS, INC.

3. LEASE RECEIVABLES

     The Company provides lease financing to certain customers related to sales of software licenses and computer hardware. Lease terms are generally five years. Future minimum lease payments under these sales-type leases as of December 31, 1998, of which the 1999 portion is classified in accounts receivable, are as follows:

YEAR ENDING DECEMBER 31,
------------------------
1999........................................................  $13,248
2000........................................................    5,760
Thereafter..................................................      480
                                                              -------
Future minimum lease payments...............................   19,488
Interest portion............................................   (2,273)
                                                              -------
Present value of future minimum lease payments..............  $17,215
                                                              =======

4. PURCHASED SOFTWARE, FURNITURE AND EQUIPMENT

     Purchased software, furniture and equipment consisted of the following:

                                                              DECEMBER 31,
                                                        -------------------------
                                                           1998          1997
                                                        -----------   -----------
Equipment.............................................  $ 2,043,108   $ 1,736,907
Purchased software....................................    1,114,306       949,203
Furniture.............................................      510,185       664,901
Leasehold improvements................................      166,378       152,472
                                                        -----------   -----------
                                                          3,833,977     3,503,483
Accumulated depreciation..............................   (1,981,572)   (1,137,975)
                                                        -----------   -----------
                                                        $ 1,852,405   $ 2,365,508
                                                        ===========   ===========

5. INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                   DECEMBER 31,
                                             -------------------------   AMORTIZATION
                                                1998          1997          PERIOD
                                             -----------   -----------   ------------
Developed technology.......................  $ 2,881,041   $ 2,809,995     3-5 years
Goodwill...................................    4,239,200     3,204,179    9-10 years
Trade name.................................    1,142,000     1,142,000      11 years
Other......................................    1,695,021     1,695,021    6-10 years
                                             -----------   -----------
                                               9,957,262     8,851,195
Accumulated amortization...................   (2,819,405)   (1,402,284)
                                             -----------   -----------
                                             $ 7,137,857   $ 7,448,911
                                             ===========   ===========

                         SIMIONE CENTRAL HOLDINGS, INC.

6. NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

     On June 6, 1997, the Company entered into a Loan and Security Agreement with a bank. Pursuant to the Agreement, the bank agreed to make available to the Company a revolving credit facility, the maximum principal amount of which at any time must be equal to the lessor of $5 million or the "borrowing base" then in effect. Interest accrues at a variable rate per annum equal to the prime rate plus 0.25% (8.75% as of December 31, 1997). Under the terms of the Agreement, the Company granted to the bank a security interest in all accounts receivables, inventory, equipment, and general intangibles. Additionally, borrowings under this agreement are secured by the outstanding capital stock of the Company's subsidiaries. The Company's subsidiaries have also guaranteed the Company's obligations to the bank under the Agreement. As of December 31, 1997, $774,000 was outstanding and $4,226,000 was available under this agreement.

     On May 11, 1998, the Company entered into a new Loan and Security Agreement with a bank. Pursuant to the Agreement, the bank agreed to make available to the Company a revolving credit facility, the maximum principal amount of which at any time must be equal to the lesser of $25 million or the "margin requirement" then in effect. Interest will accrue at a variable rate per annum equal to the prime rate for prime borrowings (7.75% as of December 31, 1998) or the LIBOR Rate plus 1.5%-3.0% per annum (depending on the leverage ratio measured quarterly) for the LIBOR borrowings (5.54% as of December 31, 1998). Under the terms of the agreement, the Company granted to the bank a security interest in all accounts, inventory, equipment, and general intangibles. Additionally, the Company's subsidiaries have also guaranteed the Company's obligations to the bank under the Agreement. As of December 31, 1998 there was a balance of $5 million outstanding. The Company terminated this credit facility and has no line of credit facility currently available for use. The Company repaid all obligations to the bank in 1999.

     The Company has entered into lease agreements with a related party (see
Note 15) for certain office and computer equipment and furniture with approximate aggregate cost and net book value of $690,000 and $624,000, respectively, at December 31, 1996. In December 1997, the Company opted for early termination of these leases and purchased the equipment from the lessor for $579,000. Additionally, the Company has other equipment under capital leases with third party lessors with approximate aggregate cost of $29,000 and $139,000 and net book value of $7,000 and $52,000, at December 31, 1998 and 1997, respectively. Amortization of capital leased assets is included in the Company's depreciation expense and amounted to approximately $45,000, $283,000 and $84,000 for 1998, 1997 and 1996, respectively.

7. OPERATING LEASES

     The Company leases its office facilities and certain furniture and equipment under various operating lease agreements, some of which are with related parties (see Note 15). These leases require the Company to pay taxes, insurance and maintenance expenses, and provide for renewal options at the then fair market rental value of the property. Amounts expensed under operating leases were approximately $3,048,000, $2,847,000, and $3,699,000 for the years ended December 31, 1998, 1997, and 1996, respectively.

                         SIMIONE CENTRAL HOLDINGS, INC.

     Aggregate annual rental payments for operating leases with noncancelable lease terms in excess of one year are as follows:

YEARS ENDING DECEMBER 31,
-------------------------
1999........................................................  $2,562,495
2000........................................................   2,215,818
2001........................................................   1,625,536
2002........................................................     180,986
Thereafter..................................................       8,226
                                                              ----------
  Total.....................................................  $6,593,061
                                                              ==========

8. COMMITMENTS AND CONTINGENCIES

     On November 1, 1996, Simione Central, Inc. ("SCI"), a wholly-owned subsidiary of the Company, entered into a series of five year contracts to provide agency support services to several affiliates of Columbia/HCA Health Care Corporation ("Columbia/HCA"). As part of the negotiation of these contracts with SCI, Columbia/HCA required that this subsidiary, formerly a subsidiary of CHHC, guarantee certain indemnification obligations of the former stockholders of CHHC, as such indemnification obligations relate to the administration and potential liabilities to the Central Health Holding Company, Inc. Employee Stock Ownership Plan ( the "Plan") or its participants. Columbia/HCA became indirectly responsible for these Plan obligations as a result of its acquisition of the CHHC stock. As a result of the fact that all former CHHC stockholders are also stockholders of the Company by virtue of the January 1996 spin-off of the Company, SCI agreed to undertake this contingent obligation. Under the terms of this guaranty agreement (the "Guaranty"), SCI agreed to guarantee Columbia/HCA against losses arising from the following: (i) liabilities relating to the Plan for losses resulting from a fiduciary breach, prohibited transaction or other violation of law relating to the Plan and (ii) liabilities relating to the Plan which are not paid by the former stockholders of CHHC other than the Plan, but only to the extent such losses are not recovered by Columbia/HCA through other indemnity provisions of its agreement with the former stockholders of CHHC. These indemnity provisions include any potential recovery from CHHC's insurance policies as well as recoveries from escrow accounts established for the benefit of Columbia/HCA by CHHC's former stockholders. This subsidiary's maximum liability under the Guaranty is $17,500,000 for claims arising before November 1, 1998, and $15,000,000 for claims arising before November 1, 2000. There is no liability for any claims arising after November 1, 2000. Further, the aggregate maximum liability under the Guaranty is $20,000,000. Pursuant to the Guaranty, the subsidiary agreed that on each date that a guaranteed obligation is required to be paid to Columbia/HCA, the subsidiary shall grant to Columbia/HCA a security interest equal to the amount of the guaranteed obligation in all the subsidiary's accounts receivable. This subsidiary also granted to Columbia/HCA the right to offset any liability arising under the Guaranty against any obligation of Columbia/HCA or its affiliates to the subsidiary. At December 31, 1998, no claims had been made under the Guaranty and the Company does not currently anticipate incurring any loss associated with the Guaranty. Columbia/HCA sold the home care agencies under

                         SIMIONE CENTRAL HOLDINGS, INC.

contract with the Company during 1998 and opted for an early termination of the contracts, due to expire in 2001, with the Company. See Note 2 for settlement details.

     The Company is engaged in various legal and regulatory proceedings arising in the normal course of business which management believes will not have a material adverse effect on its financial position or results of operations. The Company was, however, served on July 17, 1997 with an administrative subpoena issued by the United States Department of Health and Human Services, Office of Inspector General. In connection with that subpoena, the Department of Justice ("DOJ") had advised the Company that certain aspects of the Company's past relationship with affiliates of Columbia/HCA are within the scope of an ongoing grand jury investigation. However, the DOJ has confirmed to the Company that neither the Company, nor any of its officers, directors or employees, is a target in this investigation and, based upon the information known to the DOJ at this time, neither the Company, nor any of its officers, directors or employees, is likely to become one. The Company is cooperating fully and does not currently believe that this inquiry will have any material effect on its overall business or financial condition.

9. ACQUISITIONS

     Effective January 1, 1996, the Company purchased certain assets of Simione & Simione, CPA's -- Consulting Division (a division of Simione & Simione, CPAs, a Partnership) ("Simione & Simione") for $2,000,000 in cash. Simione & Simione provided a wide range of home health care consulting services. This acquisition was accounted for using the purchase method. The entire purchase price was allocated to goodwill and is being amortized over 10 years.

     On October 8, 1996, IMHI merged with CHMS. IMHI provided a comprehensive package of software applications for home health care providers marketed under the name STAT 2. In connection with the acquisition, each issued and outstanding share of CHMS common stock was converted into and exchanged for the right to receive .22021 shares of IMHI common stock as of the effective date. As a result, IMHI issued 3,958,356 shares of common stock to CHMS's stockholders. In addition, each of the outstanding shares of IMHI Class A Convertible Preferred Stock was converted into and exchanged for shares of IMHI common stock and all outstanding options and warrants to purchase CHMS common stock as of the effective date were converted into the right to purchase shares of IMHI common stock, provided that the number of shares to be so purchased and the respective exercise prices thereof have been adjusted by the exchange ratio. The merger was accounted for as a reverse acquisition under the purchase method of accounting. As a result, for accounting purposes CHMS was considered as having acquired IMHI. The historical financial statements of CHMS became the historical financial statements of IMHI and include the results of operations of both companies from the effective date. All share amounts have been retroactively restated giving effect to the .22021 exchange ratio of CHMS shares for IMHI shares. CHMS had been on a December 31 fiscal year end, and, therefore, the fiscal year end of IMHI was changed to December 31. Effective December 19, 1996, IMHI changed its name to Simione Central Holdings, Inc. (the "Company").

                         SIMIONE CENTRAL HOLDINGS, INC.

     The purchase price of $16,796,676 consisted of the estimated value assigned to the outstanding shares, options and warrants of IMHI totaling $13,516,237, plus $760,000 of acquisition costs and net liabilities assumed of $2,521,000. The $13,516,237 estimated value of outstanding IMHI shares, options and warrants consists of $9,746,348 assigned to the value of outstanding shares and $3,769,889 assigned to the value of outstanding options and warrants assumed in the transaction. The value of the shares, options and warrants was estimated based on an independent appraisal of the value of the Company's shares as of the date the merger agreement was executed.

     The purchase price was allocated based on the relative fair values of the assets acquired and liabilities assumed. Approximately $12,574,000 of the purchase price was allocated to purchased in-process research and development. This in-process research and development had not reached technological feasibility and had no alternative future use, and therefore, was charged to operations as of the acquisition date. In addition, $4,223,000 of the purchase price was allocated to certain identifiable intangible assets and is being amortized over the related assets estimated useful life, as follows:

        IMHI -- VALUE ASSIGNED TO ASSETS BALANCE SHEET CATEGORY ACQUIRED

Purchased Technology.............................   4 Years  $2.1 million
Trade Names......................................  11 Years   1.1 million
Customer List....................................   9 Years   0.4 million
Assembled Workforce..............................   6 Years   0.6 million
                                                             ------------
                                                             $4.2 million
                                                             ============

     The valuations were determined by the Company using the income approach. A description of the acquired in-process technology and the estimates of the fair value of in-process R&D made by the Company for the business combination are set forth below.

A summary of the four major projects included in In-process R&D are:

     - Stat 2 -- Open/GUI: complete redesign of the Stat 2 V3.6 to a Windows based GUI (Graphical User Interface) architecture including a new scheduling module for home care visits and creation of interfacing links for the STATScan and Tel Time projects

     - Stat 2 Medical Records -- Open/GUI: migration of the Medical Records product to a Windows based GUI architecture and allow for pen-based technology. HL/7 messaging & data management in an integrated environment with the STATScan project.

     - STATScan: a new product feature allowing conversion of Windows-based imaging of paper forms into digitized data files thereby providing direct customer management of information without redundant data entry and reduced data errors at the point of entry.

                         SIMIONE CENTRAL HOLDINGS, INC.

     - Tel Time: a new interactive voice response telephone based product allowing efficient documentation of time of service and mileage information needed for home medical visit cost reimbursement.

     Estimated net cash inflows from the acquired in-process technology related to IMHI were projected to commence in the year 1997, peak in 1998 and steadily decline through 2003. The in-process technology was expected to be completed during fiscal years 1997 and 1998. As of the date of acquisition, it was estimated that approximately $1 million had been expended to develop these R&D projects. The estimated cost to complete the projects was approximately $2 million.

     The fair value assigned to purchased in-process technology was determined by estimating the contribution of the purchased in-process technology to developing commercially viable products and estimating the resulting cash flows from the expected product sales of such products. In arriving at the cash flows, a contributory asset charge was applied for the use of working capital, fixed assets, developed technology and other intangibles. The resulting cash flows were discounted to their present value using a rate of 23%. The discount rate was based on an analysis of IMHI's weighted average cost of capital, and venture capital rates given the risk of the value added assets. There were no material anticipated changes from historical pricing, margins and expense trends. Acquired developed technology of approximately $2.1 million was capitalized at the acquisition date and is being amortized over 3-5 years on a straight-line basis.

     After InfoMed and Simione merged, STAT 2/GUI and the STAT 2 Medical Records/GUI projects were determined to be similar in customer target with the Synergy project which was under development at Simione. The competing product development projects were consolidated and full effort was focused on the Synergy project. Since the Synergy project was the major project abandoned in the third quarter 1998 restructuring, the expected benefits of the IMHI projects have not been realized. The non-GUI versions of the STAT 2 and STAT 2 Medical Records products are being integrated with CareCentric's SmartClipboard product. Due to the financial difficulties currently occurring in the home health industry, revenue forecasts for the combined products are less aggressive than the original forecasts made in 1996. Due to the importance of the development projects for STAT, the delay in market entry caused by the abandonment of the Synergy project in the 1998 restructuring of Simione has significantly added to Simione's current financial difficulties.

     The Tel Time and STATScan projects were completed. However, both of these projects were significantly less important to revenue generation than the STAT 2 and STAT 2 Medical Records projects. Since Tel Time is used in conjunction with nurse's visits, the reduction in nurse's visits has further depressed revenue generation from original expectations. Due to changes in scanning technology since 1996, the Company has decided to partner with scanning suppliers and create interfacing software to utilize the STATScan product.

     Effective December 1, 1997, the Company purchased substantially all the assets of Dezine Healthcare Solutions, Inc. ("Dezine"). Dezine provided a comprehensive package of software applications for home medical equipment providers. This acquisition was

                         SIMIONE CENTRAL HOLDINGS, INC.

accounted for using the purchase method. The purchase price of approximately $9,379,000 (including $200,000 of acquisition costs and net liabilities assumed of $71,000) was paid in cash and allocated based on the relative fair values of the assets acquired and liabilities assumed. Approximately $8,127,000 of the purchase price was allocated to purchased in-process research and development. This in-process research and development had not reached technological feasibility and had no alternative future use, and therefore, was charged to operations as of the acquisition date.

     In-process research and development for Dezine included two projects at the time of Simione's purchase of Dezine. In the valuation report on intangible assets, prepared by independent appraisers, both projects were identified as critical to Dezine's long-term competitiveness. The independent valuation method used was a forecast of future revenues and expenses applied in a discounted cash flow model. The forecast assumptions, technology life cycles and discount rates used were developed through conversations with management and review of industry research and industry analyst reports.

     - Enterprise 7.0; complete redesign of the import and export interface features of Dezine's DOS based utilities program to provide standardized database structure, enhanced security, interaction with pop-up date fields, standardized function/editing keys and HL7 compatible file structure.

     - Gen2000: Windows-based program with a suite of market driven segments for home medical equipment management reporting and enterprise solution for interaction with an integrated healthcare provider having home medical equipment services.

     The Enterprise 7.0 project was an internal test phase at the time of Simione's acquisition, but Dezine management estimated to have 7 more man-years of work to be completed before market testing could begin. The data base management implications of Enterprise 7.0 required interaction with nearly all features included in the existing medical equipment software products sold by Dezine. This development complexity was further complicated by the fact that the DOS based utilities being converted in the project were no longer commercially supported by the authors of the utilities. The need for internally audited accuracy in data acquisition and transfer by the post Enterprise 7.0 product also added a need for significant testing to assure marketability.

     The Gen2000 project was a complete rewrite and enhancement of the functionality of Dezine's existing products. It was estimated that at the time of the acquisition, Dezine had spent 4 man-years developing the project and had two man-years of feature-design work remaining. At the time of the acquisition, it was estimated that 10 man-years of work were needed to complete a marketable product. The software design requirements of Gen2000 required SQL and Delphi skills which were just being learned by the developers employed by Dezine.

     Enterprise 7.0 and Gen2000 had expected completion dates of the end of 1998 and 1999, respectively. Neither project had completed any market test work at the time of acquisition.

     At the same time as changes in the cost reimbursement rules for home health care became understood in 1998, the capital available for long-term development projects within

                         SIMIONE CENTRAL HOLDINGS, INC.

Simione and its subsidiaries was reduced. None of Dezine's pre-acquisition programs were ever completed. Additionally, Simione's own product development efforts were using all available programming personnel.

     In addition, $1,323,000 of the purchase price was allocated to certain identifiable intangible assets and will be amortized over the related assets estimated useful life, as follows:

       DEZINE -- VALUE ASSIGNED TO ASSETS BALANCE SHEET CATEGORY ACQUIRED

Purchased Technology..............................   5 Years  0.9 million
Customer List.....................................  10 Years  0.4 million
                                                              -----------
                                                              1.3 million
                                                              ===========

The Company's consolidated statement of operations for the period ended December 31, 1997 includes the operating results of Dezine for the period December 1, 1997 (the effective date of the Dezine acquisition) to December 31, 1997.

     Pro forma information (unaudited) giving effect to the acquisitions as if they took place on January 1, of each year, is as follows:

                                                      YEARS ENDED DECEMBER 31,
                                                    ----------------------------
                                                        1997            1996
                                                    ------------    ------------
Net revenues......................................  $ 53,397,919    $ 42,239,681
Net income (loss).................................     3,657,552     (23,829,188)
Net income (loss) per share -- basic..............  $       0.51    $      (4.15)
Net income (loss) per share -- diluted............  $       0.44    $      (4.15)

     The 1996 pro forma net loss includes the $8,127,000 charged to operations for the in-process research and development purchased in the Dezine transaction. This pro forma information does not purport to be indicative of the results that actually would have occurred if the acquisitions had been effective on January 1, 1997 and 1996 or which may be obtained in the future.

     Effective March 26, 1999, the Company purchased substantially all the assets of Tropical Software Services ("Tropical"), a Windows based Home Medical Equipment (HME) Management System. The acquisition was accounted for using the purchase method for financial reporting purposes. The purchase price was comprised of $1.8 million in cash and $0.2 million in Simione stock (valued at the average trading value for a reasonable period of time before and after the announcement of the purchase). The purchase price of approximately $1,963,000 has been allocated to the assets acquired and liabilities assumed including $1,951,000 of purchased technology. Purchased technology is being amortized over an estimated three years useful life.

                         SIMIONE CENTRAL HOLDINGS, INC.

10. INCOME TAXES

     The Company has not incurred or paid any income taxes since its inception.

     Deferred income taxes reflect the net effect of temporary differences between the financial reporting carrying amounts of assets and liabilities and income tax carrying amounts of assets and liabilities. The components of the Company's deferred tax assets and liabilities are as follows:

                                                              DECEMBER 31,
                                                        -------------------------
                                                           1998          1997
                                                        -----------   -----------
DEFERRED TAX ASSETS:
Net operating loss....................................  $ 4,040,000   $ 1,760,000
Purchased intangible assets...........................    2,880,000     3,090,000
Severance and other restructuring charges.............    2,690,000            --
Allowance for doubtful accounts.......................      630,000       620,000
Other.................................................      370,000       520,000
                                                        -----------   -----------
  Total deferred tax assets...........................   10,610,000     5,990,000
DEFERRED TAX LIABILITIES:
Purchased intangible assets...........................   (1,480,000)   (1,480,000)
Depreciation..........................................     (330,000)     (150,000)
  Total deferred tax liabilities......................   (1,810,000    (1,630,000)
                                                        -----------   -----------
Net deferred tax assets...............................    8,800,000     4,360,000
Valuation allowance...................................   (8,800,000)   (4,360,000)
                                                        -----------   -----------
                                                        $        --   $        --
                                                        ===========   ===========

     The Company has approximately $10.6 million of net operating losses for income tax purposes available to offset future taxable income. Such losses expire beginning in 2010 and may be subject to certain limitations for prior changes in ownership. A valuation allowance reducing the net deferred tax assets to zero has been recorded based on management's assessment that it is "more likely than not" that this net asset is not realizable as of December 31, 1998.

     Actual income tax expense differs from the "expected" amount (computed by applying the U.S. Federal corporate income tax rate of 34% to the loss before income taxes) as follows:

                                                   YEARS ENDED DECEMBER 31,
                                            ---------------------------------------
                                               1998          1997          1996
                                            -----------   -----------   -----------
Federal tax benefit computed at statutory
  rates...................................  $(4,140,000)  $(1,530,000)  $(5,400,000)
State income taxes, net of Federal
  effect..................................     (490,000)     (180,000)     (640,000)
Other, net................................      190,000      (650,000)    4,800,000
Change in valuation allowance.............    4,440,000     2,360,000     1,240,000
                                            -----------   -----------   -----------
Income tax expense........................  $        --   $        --   $        --
                                            ===========   ===========   ===========

     Prior to 1996, the Company's taxable loss was included in the consolidated tax return of its former parent company. The former parent company utilized net operating losses

                         SIMIONE CENTRAL HOLDINGS, INC.

generated by the Company and did not allocate any benefit from use of the net operating losses to the Company.

11. EMPLOYEE BENEFIT PLANS

     CHHC sponsored the Central Health Holding Company, Inc. Employee Stock Ownership Plan (the "Plan"), which covered substantially all full-time employees of CHHC and its wholly-owned subsidiaries and was funded by cash contributions from CHHC and its wholly-owned subsidiaries. The major asset of the Plan was shares of CHHC common stock acquired by the Plan. In connection with the pro rata distribution of the common stock of CHMS (see Note 1), the Plan received shares of the Company's common stock. All of the Plan's assets are allocated to each eligible employee's account and are held in trust until the employee's termination, retirement, total disability or death. In connection with the sale of CHHC to Columbia/HCA, the Plan was converted from an employee stock ownership plan to the Simione Central Holdings, Inc. Profit Sharing Plan Trust, and the sponsorship of the Plan was transferred from CHHC to the Company. All expenses are funded by the plan.

     The Company has adopted 401(k) plans that cover substantially all employees. The Company contributes to the plans based upon the dollar amount of each participant's contribution. The Company made contributions to these plans of approximately $171,000 $94,000 and $54,000 in 1998, 1997 and 1996,
respectively.

12. STOCKHOLDERS' EQUITY

     CHMS was a separate legal entity and a wholly-owned subsidiary of CHHC as of December 31, 1995. On January 6, 1996, CHMS formed CHMS Transitory Corp. ("Transitory Corp."). Transitory Corp. issued 2,994,856 shares of Class A Common Stock and one share of Class B Common Stock, all of which were held by CHMS. On January 16, 1996, CHMS and Transitory Corp. merged with Transitory Corp. as the survivor. The 11 shares of CHMS Common Stock held by CHHC were canceled and CHHC received the Class A and Class B Common Stock of Transitory Corp. Immediately subsequent to the merger, Transitory Corp. amended it articles of incorporation and changed its name to Central Health Management Services, Inc. On January 17, 1996, CHHC completed a pro-rata distribution to its stockholders of all the outstanding capital stock of CHMS. The distribution was accomplished through the issuance of 3.411 Class A shares of CHMS common stock for each share of CHHC's common stock held by the respective stockholder.

     On January 17, 1996, CHHC made a $4,000,000 cash capital contribution to CHMS. On March 5 and 22, 1996, employees of CHMS purchased 964,418 shares of Class A Common Stock for aggregate consideration of $3,051,369. These shares were purchased 964,418 shares of Class A Common Stock for aggregate consideration of $3,051,369. These shares were purchased under the terms of a stock subscription agreement whereby 10% was due at the date of purchase and the remainder was due on December 5, 1996. Stock subscription receivable of $850,000 reported as a reduction to common stock represents the amount not yet collected as of December 31, 1996. During 1997, this amount was paid in full by the major stockholder and executive officer of the Company.

                         SIMIONE CENTRAL HOLDINGS, INC.

     Holders of approximately 4.2 million shares of common stock and warrants and options to purchase 1.4 million shares of common stock have certain demand or piggyback registration rights, subject to certain conditions and limitations, which entitle the holders to require the Company to register all or part of their shares for public resale.

     On July 1, 1997, a Registration Statement, filed by the Company with the Securities and Exchange Commission on Form S-1, became effective. In conjunction with the effectiveness of the Registration Statement, the Company effected a one-for-two reverse stock split of the Company's outstanding common stock. The Company sold 2,000,000 (post-reverse split) shares of its common stock for $10.00 per share and received approximately $17.7 million in net proceeds. A stockholder also sold 1,220,000(post-reverse split) shares for $10.00 per share. The Company did not receive any of the proceeds from the sale of shares by the selling stockholder.

     All share and per share amounts included in these consolidated financial statements have been restated to reflect the reverse stock split.

     As of December 31, 1998, the Company has reserved 2,839,000 shares of common stock for future issuance upon the exercise of warrants and options to purchase common stock.

STOCK OPTIONS

     The Company has established several stock option plans, under which the Company is authorized to grant options to purchase an aggregate of 1,903,504 shares of common stock. Options granted under these plans must have an exercise price not less than the fair market value at the date of grant. In addition to options granted under these plans, the Company has granted non-plan options to certain related parties. Such non-plan options were granted with exercise prices equal to fair market value on the date of grant.

                         SIMIONE CENTRAL HOLDINGS, INC.

     The Company had no stock option activity prior to 1996. A summary of the Company's stock option activity for 1996, 1997 and 1998 follows:

                                                                         WEIGHTED
                                                              NUMBER     AVERAGE
                                                                OF       EXERCISE
                                                              OPTIONS     PRICE
                                                             ---------   --------
Granted in 1996............................................    751,260    $ 6.08
Assumed in IMHI purchase...................................    722,174    $ 2.90
Exercised..................................................    (26,748)   $ 1.04
Forfeited..................................................    (40,049)   $ 5.00
                                                             ---------    ------
Outstanding at December 31, 1996...........................  1,406,637    $ 4.58
Granted....................................................    339,300    $10.88
Exercised..................................................   (179,266)   $ 1.21
Forfeited..................................................       (408)   $ 2.20
                                                             ---------    ------
Outstanding at December 31, 1997...........................  1,566,263    $ 6.36
Granted....................................................    742,000    $ 5.91
Exercised..................................................    (32,432)   $ 3.69
Forfeited..................................................   (391,204)   $ 8.46
                                                             ---------    ------
Outstanding at December 31, 1998...........................  1,884,627    $ 5.77
                                                             =========    ======

     The following table summarizes information about options outstanding at December 31, 1998:

                                      OPTIONS OUTSTANDING
                              ------------------------------------
                                             WEIGHTED                 OPTIONS EXERCISABLE
                                              AVERAGE                ----------------------
                                             REMAINING    WEIGHTED                 WEIGHTED
                                            CONTRACTUAL   AVERAGE                  AVERAGE
                                NUMBER         LIFE       EXERCISE     NUMBER      EXERCISE
RANGE OF EXERCISE PRICES      OUTSTANDING    IN YEARS      PRICE     EXERCISABLE    PRICE
------------------------      -----------   -----------   --------   -----------   --------
 $0.74 - $2.26..............     409,219        6.5        $ 1.73       249,219     $ 1.68
 $3.00 - $5.26..............     470,322        6.6          3.72       444,449       3.65
 $6.25 - $10.50.............     895,582        8.1          8.02       349,835       8.48
$11.13 - $14.00.............     109,504        7.8         11.27        45,278      11.42
                               ---------                              ---------
                               1,884,627        7.4          5.77     1,088,781       5.06
                               =========                              =========

     Pro forma information regarding net loss and net loss per share is required by SFAS No. 123 as if the Company had accounted for employee stock option grants under the fair value method of SFAS No. 123. The fair value for options was estimated at the date of grant using the Black-Scholes options pricing model with the following weighted-average assumptions for 1998: risk-free interest rates of 5.95%; no dividends; a volatility factor of the expected market price of the Company's common stock of 1.5427; and a weighted-average expected life of the options of 3.48 years; for 1997: risk-free interest rates of 6.232%; no dividends; a volatility factor of the expected market price of the Company's common stock of 0.856; and a weighted-average expected life of the options of 5 years; for

                         SIMIONE CENTRAL HOLDINGS, INC.

1996: risk-free interest rates of 6%; no dividends; a volatility factor of the expected market price of the Company's common stock of 0.6; and a weighted-average expected life of the options of 3.5 years. In addition, options assumed in the purchase of IMHI have been included in the fair value estimates as if the options assumed were granted by the Company on the purchase date and using an assumed exercise price of the value of IMHI shares issued in the acquisition. The weighted average fair value of options granted during 1998, 1997 and 1996 was $0.90, $7.74 and $1.80, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For the purposes of pro forma disclosures, the estimated fair value of the stock options is amortized to expense over the options' vesting periods. The Company's pro forma net loss and net loss per share (basic and diluted) are $14,117,771 and $1.65, respectively for 1998, $5,268,821 and $0.74, respectively for 1997 and $17,492,350 and $4.08, respectively for 1996.

STOCK PURCHASE WARRANTS

     At December 31, 1998, the Company had outstanding warrants to purchase shares of the Company's common stock as follows:

                            EXERCISE
COMMON SHARES                PRICE       EXPIRATION DATE
-------------               --------    -----------------
125,000.................     $ 1.00     February 24, 2005
 51,679.................     $ 6.22     October 8, 1999
 10,000.................     $11.26     May 27, 2000
--------
186,679
========

     All outstanding warrants are exercisable.

     During 1996, the Company issued, and the holder exercised, a warrant for the purchase of 11,010 shares of common stock at $3.16 per share. During 1997, warrants were exercised for 375,000 shares of common stock at $1.00 per share.

13. SEGMENT RESULTS

     The Company has two reportable segments: product related and consulting. The Company's product related segment sells comprehensive and flexible software solutions and services to enable home health care providers to more effectively operate their businesses and compete in the managed care environment. The consulting segment assists home

                         SIMIONE CENTRAL HOLDINGS, INC.

health care providers in addressing the challenges of a reducing costs, maintaining quality, streamlining operations and re-engineering organizational structures.

     The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes, not including gains and losses on the Company's investment portfolio. The accounting policies of the reportable segments are the same as those describe in the summary of significant accounting policies (Note 1). The revenues, operating losses and assets of the Company by business segment are as follows:

                                  NINE MONTHS ENDED
                                     SEPTEMBER 30
                              --------------------------
                                  1999          1998           1998          1997           1996
                              ------------   -----------   ------------   -----------   ------------
Revenues
  Product related...........  $ 14,983,000   $31,450,000   $ 35,209,000   $42,036,000   $ 22,632,000
  Consulting................     5,295,000     5,024,000      6,437,000     4,909,000      3,363,000
                              ------------   -----------   ------------   -----------   ------------
      Total.................  $ 20,278,000   $36,474,000   $ 41,646,000   $46,945,000   $ 25,995,000
                              ============   ===========   ============   ===========   ============
Cost of sales
  Product related...........     8,732,000   $17,055,000   $ 20,646,000   $18,184,000   $ 11,371,000
  Consulting................     4,024,000     4,050,000      5,445,000     4,531,000      3,327,000
      Total.................  $ 12,756,000   $21,105,000   $ 26,091,000   $22,715,000   $ 14,698,000
                              ============   ===========   ============   ===========   ============
Research and development
  Product related...........  $  2,708,000   $ 5,326,000   $  6,741,000   $ 6,670,000   $  5,677,000
Depreciation and
  amortization
  Product related...........     1,964,000   $ 1,433,000   $  1,914,000   $ 1,174,000   $    635,000
  Consulting................       289,000       284,000        394,000       430,000        150,000
  Unallocated amounts
    Corporate overhead......       157,000        60,000         84,000       110,000             --
                              ------------   -----------   ------------   -----------   ------------
      Total.................  $  2,410,000   $ 1,777,000   $  2,392,000   $ 1,714,000   $    785,000
                              ============   ===========   ============   ===========   ============
Purchased R&D
  Product related...........  $         --   $        --   $         --   $ 8,127,000   $ 12,574,000
  Consulting................            --            --             --            --             --
  Unallocated amounts
    Corporate overhead......            --            --             --            --             --
                              ------------   -----------   ------------   -----------   ------------
      Total.................  $         --   $        --   $         --   $ 8,127,000   $ 12,574,000
                              ============   ===========   ============   ===========   ============
Restructure expenses
  Product related...........  $ (1,140,000)  $ 7,573,000   $  5,011,000   $        --   $  1,215,000
  Consulting................            --            --             --            --             --
  Unallocated amounts
    Corporate overhead......            --            --             --            --             --
                              ------------   -----------   ------------   -----------   ------------
      Total.................  $ (1,140,000)  $ 7,573,000   $  5,011,000   $        --   $  1,215,000
                              ============   ===========   ============   ===========   ============
Operating Loss
  Product related...........  $ (8,537,000)  $  (460,000)  $(16,027,000)  $  (460,000)  $(16,027,000)
  Consulting................       484,000      (126,000)        36,000      (126,000)        36,000

                         SIMIONE CENTRAL HOLDINGS, INC.

                                  NINE MONTHS ENDED
                                     SEPTEMBER 30
                              --------------------------
                                  1999          1998           1998          1997           1996
                              ------------   -----------   ------------   -----------   ------------
  Unallocated amounts
    Corporate overhead......    (4,358,000)   (4,203,000)            --    (4,203,000)            --
    Interest income/
      Expense -- net........       240,000       275,000         92,000       275,000         92,000
                              ------------   -----------   ------------   -----------   ------------
      Total.................  $(12,171,000)  $(4,514,000)  $(15,899,000)  $(4,514,000)  $(15,899,000)
                              ============   ===========   ============   ===========   ============
Assets
  Product related...........  $ 11,894,000   $17,188,000   $ 16,118,000   $17,188,000   $ 16,118,000
  Consulting................     4,713,000     3,874,000      2,658,000     3,874,000      2,658,000
  Unallocated corporate
    assets net of
    eliminations............    11,250,000     7,857,000             --     7,857,000             --
                              ------------   -----------   ------------   -----------   ------------
      Total.................  $ 27,857,000   $28,919,000   $ 18,776,000   $28,919,000   $ 18,776,000
                              ============   ===========   ============   ===========   ============

14. TRANSACTIONS WITH FORMER PARENT COMPANY

     The Company derived revenue from charges for the services provided to the home health care agencies owned by CHHC. The charges were recorded, for purposes of these consolidated financial statements, in an amount equal to the cost of the services being provided and therefore generated no operating profit. Revenues of $12,051,000 were recognized in 1996. In addition, CHHC charged the Company a management fee for the services provided related to legal and executive. CHHC's charges included direct costs identified and allocations of shared costs based on statistical and operational data such as square footage, hours, and direct operating costs. In the opinion of management, the method of allocation is reasonable. A management fee in the amount of $432,000 was incurred in 1996. These arrangements terminated effective October 31, 1996.

15. RELATED PARTY TRANSACTIONS

     Gateway LLC, a company owned in part by the Chief Executive Officer and another officer of the Company, leases an office facility to the Company under the terms of an agreement, which expires December 31, 2001. Rent expense and related operating expenses paid to Gateway LLC by the Company were $266,000, $356,000 and $82,000 in 1998, 1997 and 1996, respectively. Gateway LLC sold the lease to a third party in August of 1998.

     A major stockholder and executive officer along with certain other executive officers of the Company are stockholders of National Leasing, Inc. ("National"). During 1997 and 1996, the Company entered into various three-year capital leases with National. In December 1997, the Company opted for early termination of all the outstanding capital leases with National and purchased the equipment under lease for approximately $579,000. Payments, excluding the purchase, to National under these lease agreements totaled $260,000 and $70,000 in 1997 and 1996, respectively.

                         SIMIONE CENTRAL HOLDINGS, INC.

     A stockholder of the Company owns a Company which leased computer equipment to the Company during 1996 under an operating lease which expired in December 1996. Total payments in 1996 related to this lease were approximately $497,000.

     A stockholder and executive officer of the Company is a partner in an entity that leases an office facility to the Company under an operating lease that expires in December, 2002. Rent expense and related operating expenses paid to this entity were $130,000, $130,000 and $112,000 in 1998, 1997 and 1996, respectively. Future annual rental payments under this lease are approximately $136,000 per year for 1999 through 2002.

     The Company has consulting agreements with two entities in which certain directors of the Company have ownership interests. Aggregate monthly consulting fees paid to these two entities approximate $20,000 through July, 1998 and $5,000 thereafter. The fees totaled $149,000, $205,000 and $59,000 in 1998, 1997 and 1996, respectively.

16. LICENSE AGREEMENTS

     Certain software applications of the Company's NAHC IS software solution incorporates software licensed from a third party. Under this license agreement, the Company is obligated to pay royalties based on the volume of transactions processed by the Company. Royalty rates per transaction vary based on the volume of transactions processed and totaled $77,000, $255,000 and $117,000 in 1998, 1997 and 1996, respectively.

     Another license agreement obligates the Company to pay royalties based on a percentage of net collected revenues from sales of certain covered systems. Royalty expense under this agreement totaled $113,000, $161,000 and $500,000 in 1998, 1997 and 1996, respectively.

     The Company obtains data processing and network communication services under an agreement with IBM Global Services ("IBM"). The agreement with IBM expires December 31, 2005, and requires the Company to pay fees based on the volume of transactions processed. This agreement was canceled during 1998 effective January 31, 1999. Termination and wind down costs are included in the restructuring charges for 1998. (see Note 2)

17. SUBSEQUENT EVENTS (UNAUDITED)

     Effective August 3, 1999, the Company purchased a product called Outcomes Planner(TM), a clinical documentation package that meets both OASIS and ORYX requirements. The Outcomes Planner(TM) system is a clinical pathway and care plan solution that defines and measures outcomes on each visit or patient encounter as it relates to Disease State and episode of care. The Company is integrating the content of Outcomes Planner(TM) into its other products to enhance the products' ability to manage patient outcomes and meet the regulatory reporting requirements of the Company's customers. The $150,000 purchase price of Outcomes Planner(TM) was capitalized as purchased technology and will be amortized over an estimated three year useful life.

                         SIMIONE CENTRAL HOLDINGS, INC.

CareCentric Merger

     Effective on August 12, 1999 the Company acquired 100% of the common stock of CareCentric Solutions, an emerging provider of point-of-care systems in the home health care information systems marketplace, for approximately 3.0 million shares of newly issued preferred stock of the Company. Non-cash consideration consisted of 3,034,521 shares of Simione Series A Preferred Stock valued at $2.58. The guaranteed value of $3.00 per common share of Simione stock after the fourth quarter of 2000 has been discounted to the purchase date (considering an incremental borrowing rate of 10%.) The discounted value as of the acquisition is $2.58 per share and coincides with the average fair market value of Simione common stock as traded just prior to the announcement of the acquisition. Simione's stock value has not exceeded this floor subsequent to the announcement of the merger. If Simione common stock does not meet the guaranteed value, Simione will issue up to an additional 3,034,521 shares of common stock to these stockholders. No additional intangible assets will be recorded in the future as the purchase price remains the guaranteed value per share. The only future financial statement impact could be a reclassification between common stock and additional paid-in-capital for the additional shares issued.

                                                                CARE-
                                                               CENTRIC
                                                                MERGER
                                                              ----------
PURCHASE PRICE:
Simione Series A Preferred Stock............................   3,034,521
Guaranteed value per share..................................  $     2.58
                                                              ----------
Total value of stock........................................  $7,813,892
Cash........................................................     218,000
Net liabilities assumed.....................................   1,060,513
                                                              ==========
  Total purchase price                                        $9,092,405
                                                              ==========
Guaranteed value per share at December 31, 2000.............  $     3.00
Guaranteed value per share at acquisition date..............  $     2.58

     All warrants for CareCentric stock were canceled as a result of the merger with Simione.

     Only options held by employees who remained with Simione after the merger were converted from CareCentric options to Simione options. The conversion of the options was made such that no vesting or expiration terms changed from the terms included in the origin CareCentric options. The numbers and strike price of the options were converted using the same stock ratio and valuation used for the common stock holders of CareCentric at the date of the merger. As a result, 600,000 CareCentric employee options at a strike price of $0.50 converted into 20,400 Simione options at a strike price of $14.71. Accordingly, all options exercise prices are significantly above Simione's current market stock price.

     The merger was accounted for as a purchase in accordance with accounting Principles Board Opinion No. 16, "Business Combinations." Intangible assets of approximately $9.8

                         SIMIONE CENTRAL HOLDINGS, INC.

million acquired have been allocated to specific identifiable elements and related useful lives determined based upon an assessment by an independent third party valuation services company. The identifiable intangible assets are comprised of developed technology and goodwill, which have estimated useful lives of 7 years. The table below is a summary of the estimated amounts allocated to the long-lived assets acquired:

CARECENTRIC -- VALUE ASSIGNED TO ASSETS BALANCE SHEET CATEGORY ACQUIRED

Developed technology.....................................   7 Years   $9.1 million
Goodwill.................................................   7 Years    0.7 million
                                                                      ------------
                                                                      $9.8 million
                                                                      ============

MCS Merger

     On May 26, 1999, the Company entered into a definitive agreement to merge with MCS, Inc., a wholly owned subsidiary of Mestek. For every share of outstanding Mestek common stock, the Company agreed to issue approximately .85 shares of its common stock to Mestek in the exchange. MCS is a leading provider of information systems and services to the home health care industry with approximately $14.9 million in revenues from continuing operations and $1.4 million in net income in 1998. MCS markets its product under the MestaMed name. As of September 30, 1999, MCS had approximately 570 active customers.


     In September 1999, the Board of Directors of Mestek resolved to distribute all of the capital stock of MCS to the Mestek stockholders, on a pro rata basis, prior to the Merger of MCS into the Company. Also in September 1999, the Board of Directors of Mestek resolved to invest $3.0 million into the Company in the form of a loan note. Under the terms of the note, Mestek is a subordinate creditor to the bank holding the commercial line of credit. The terms of the note also provide for interest accrual at prime plus 2.0% per annum. If the merger is completed, the interest will be abated and Mestek will invest approximately another $3.0 million into the Company. The total investment of $6.0 million by Mestek will then be converted from a note to 5.6 million shares of Series B Preferred Stock carrying a coupon rate of 9.0%. The Series B Preferred Stock will carry two votes per share. In connection with the purchase of the preferred stock, Mestek will receive a warrant to purchase 2.0 million shares of common stock of the Company.


     The proposed merger with MCS is subject to approval by the common stockholders of the Company. If approved, the proposed merger and stockholder investment in the Company by Mestek is expected to be completed before the end of February 2000.

New Loans

     In July, 1999, the Company reached agreement of terms with a bank for use of a commercial line of credit. It is expected that the line of credit will be fully operational by September 1999. The terms of the line will require certain levels of liquidity, and aging of accounts receivable to be maintained. Additionally, as is normally the case with lines of credit, certain operating results for future periods have been identified in order to maintain the availability of the line for future use.

                         SIMIONE CENTRAL HOLDINGS, INC.

     In November 1999, the Company received $1.6 million of new loans from two stockholders and Mestek, the parent company of MCS ($750,000 from stockholders of the Company and $850,000 from Mestek). The loans were obtained to provide additional funding for the Company's operations and have maturity terms ranging from a minimum of 9 months to a maximum of 36 months. The stockholder loans of $750,000 are not secured and include an interest rate of 9.0%. The $850,000 Mestek loan has an 11.0% interest rate and is secured by the assets of the Company. Additionally, Mestek has the option to convert the loan to Series C Preferred Stock of Simione on or after the MCS merger.

                         SIMIONE CENTRAL HOLDINGS, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                           ADDITIONS
                                            CHARGED
                              BALANCE AT       TO        ADDITIONS                     BALANCE AT
                              BEGINNING    COSTS AND       DUE TO                        END OF
                              OF PERIOD     EXPENSES    ACQUISITIONS   DEDUCTIONS(1)     PERIOD
                              ----------   ----------   ------------   -------------   ----------
Nine months ended September
  30, 1999
  Allowance for Doubtful
    Accounts (unaudited)....  $1,674,404   $2,789,641           --      $1,173,712     $3,290,333
                              ==========   ==========     ========      ==========     ==========
Year ended December 31, 1998
  Allowance for Doubtful
    Accounts................  $1,915,120   $  791,235     $     --      $1,031,951     $1,674,404
                              ==========   ==========     ========      ==========     ==========
Year ended December 31, 1997
  Allowance for Doubtful
    Accounts................  $1,063,014   $1,329,563     $253,593      $  731,050     $1,915,120
                              ==========   ==========     ========      ==========     ==========
Year ended December 31, 1996
  Allowance for Doubtful
    Accounts................  $   13,600   $  395,046     $780,701      $  126,333     $1,063,014
                              ==========   ==========     ========      ==========     ==========

-------------------------

(1) Write-offs of uncollectible accounts.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of MCS, Inc.:

     We have audited the accompanying balance sheets of MCS, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholder's equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCS, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ GRANT THORNTON LLP
                                          GRANT THORNTON LLP

Boston, Massachusetts
July 9, 1999 (except for Notes 1, 9, 11, and 12 as to which the date is September 9, 1999)

                                   MCS, INC.

                                 BALANCE SHEETS

                                            SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                1999            1998           1997
                                            -------------   ------------   ------------
                                             (UNAUDITED)
                                                      (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents.................     $   33         $    60        $    40
Accounts receivable -- net................      3,666           3,837          3,734
Unbilled accounts receivable..............        247             286            248
Inventories...............................        222             264            393
Other current assets......................        324              68             10
                                               ------         -------        -------
     Total current assets.................      4,492           4,515          4,425
Property and equipment -- net.............        599             501            315
Capitalized software -- net...............        187             240             93
Other assets..............................         38              23             62
                                               ------         -------        -------
     Total assets.........................     $5,316         $ 5,279        $ 4,895
                                               ======         =======        =======
LIABILITIES AND STOCKHOLDER
CURRENT LIABILITIES:
Accounts payable..........................     $  673         $   856        $ 1,107
Deferred revenue..........................      2,835           3,150          3,205
Customer deposits.........................        487             689            659
Accrued commissions.......................        444             787            874
Payable to parent company.................        619              --             --
Other accrued liabilities.................        728             778            690
                                               ------         -------        -------
     Total current liabilities............      5,786           6,260          6,535
                                               ------         -------        -------
STOCKHOLDERS' EQUITY:
Common stock -- par value $1 per share,
  1,000 shares issued.....................          1               1              1
Paid in capital...........................        310             230            230
Retained earnings (deficit)...............       (781)         (1,212)        (1,871)
                                               ------         -------        -------
     Total stockholders' equity
       (deficit)..........................       (470)           (981)        (1,640)
                                               ------         -------        -------
     Total liabilities and stockholders'
       equity (deficit)...................     $5,316         $ 5,279        $ 4,895
                                               ======         =======        =======

See accompanying notes to financial statements.

                                   MCS, INC.

                              STATEMENTS OF INCOME

                                         NINE MONTHS
                                            ENDED                 YEARS ENDED
                                        SEPTEMBER 30,            DECEMBER 31,
                                      -----------------   ---------------------------
                                       1999      1998      1998      1997      1996
                                      -------   -------   -------   -------   -------
                                         (UNAUDITED)
                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net service revenues................  $12,519   $10,962   $14,901   $15,433   $14,636
Cost of service revenues............    7,669     6,972     9,225     8,885     8,350
                                      -------   -------   -------   -------   -------
Gross profit........................    4,850     3,990     5,676     6,548     6,286
Selling expense.....................    2,139     1,591     2,223     1,924     1,794
General and administrative
  expense...........................    1,183     1,112     1,557     1,735     1,678
New product development.............      831       163       231        --        --
                                      -------   -------   -------   -------   -------
Operating profit....................      697     1,124     1,665     2,889     2,814
Other income (expense), net.........       28        34        47        74        52
                                      -------   -------   -------   -------   -------
Income from continuing operations
  before taxes......................      725     1,158     1,712     2,963     2,866
Income taxes........................      284       467       686     1,195     1,158
                                      -------   -------   -------   -------   -------
Income from continuing operations...  $   441   $   691   $ 1,026   $ 1,768   $ 1,708
Discontinued operations (Note 11):
Income from operations of
  discontinued segment before
  taxes.............................      251       379       671       401       249
Applicable income tax expense.......      100       152       268       160       100
                                      -------   -------   -------   -------   -------
Income from operations of
  discontinued segment..............      151       227       403       241       149
                                      -------   -------   -------   -------   -------
  Net income........................  $   592   $   918   $ 1,429   $ 2,009   $ 1,857
                                      =======   =======   =======   =======   =======
Basic and diluted weighted average
  shares outstanding................    1,000     1,000     1,000     1,000     1,000
                                      =======   =======   =======   =======   =======
Basic and diluted earnings per
  share:
  Continuing Operations.............  $   441   $   691   $ 1,026   $ 1,768   $ 1,708
  Discontinued Operations...........      151       227       403       241       149
                                      -------   -------   -------   -------   -------
                                      $   592   $   918   $ 1,429   $ 2,009   $ 1,857
                                      =======   =======   =======   =======   =======

See accompanying notes to financial statements.

                                   MCS, INC.

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                             COMMON   PAID IN   RETAINED   CUMULATIVE
                                             STOCK    CAPITAL   EARNINGS     TOTAL
                                             ------   -------   --------   ----------
                                                      (DOLLARS IN THOUSANDS)
Balance (Deficit) December 31, 1995........    $1      $230     $(1,074)    $  (843)
  Net income...............................                       1,857       1,857
  Dividends paid...........................                      (2,326)     (2,326)
                                                                -------     -------
Balance (Deficit) December 31, 1996........     1       230      (1,543)     (1,312)
  Net income...............................                       2,009       2,009
  Dividends paid...........................                      (2,337)     (2,337)
                                                                -------     -------
Balance (Deficit) December 31, 1997........     1       230      (1,871)     (1,640)
  Net income...............................                       1,429       1,429
  Dividends paid...........................                        (770)       (770)
                                                                -------     -------
Balance (Deficit) December 31, 1998........     1       230      (1,212)       (981)
  Net income...............................                         592         592
  Distribution of ProfitWorks Division
     (Note 11).............................              80                      80
  Dividends paid...........................                        (161)       (161)
                                               --      ----     -------     -------
Balance (Deficit) September 30, 1999
  (unaudited)..............................    $1      $310     $  (781)    $  (470)
                                               ==      ====     =======     =======

See accompanying notes to financial statements.

                                   MCS, INC.

                            STATEMENT OF CASH FLOWS

                                              FOR THE NINE
                                                 MONTHS            FOR THE YEARS
                                                  ENDED                ENDED
                                                SEPT. 30,           DECEMBER 31,
                                              -------------   ------------------------
                                              1999    1998     1998     1997     1996
                                              -----   -----   ------   ------   ------
                                               (UNAUDITED)
                                                       (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................  $592    $918    $1,429   $2,009   $1,857
Adjustments to reconcile net income to net
  cash provided by operating activities
  depreciation and amortization.............   151     125       194      119       94
Provision for losses on accounts receivable,
  net of write-offs.........................                     163       85
CHANGES IN ASSETS AND LIABILITIES NET OF
  EFFECTS OF ACQUISITIONS AND DISPOSITIONS:
Accounts receivable.........................   171      70      (266)    (455)       9
Unbilled accounts receivable................    39     (50)      (38)     (74)     (35)
Inventory...................................    42      36       129       37      131
Accounts payable............................  (183)   (279)     (251)     288      265
Other liabilities...........................   613      38        89      120       10
Deferred revenue............................  (315)   (191)      (55)     306       (5)
Customer deposits...........................  (202)    188        30              (111)
Accrued commissions.........................  (343)   (371)      (87)      76      126
Other.......................................  (305)      9       (19)      (2)     (28)
                                              ----    ----    ------   ------   ------
  Net cash provided by operating
     activities.............................   260     493     1,318    2,509    2,313
                                              ----    ----    ------   ------   ------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures -- Continuing
  operations................................  (206)   (494)     (527)    (158)    (198)
Capital expenditures -- Discontinued
  operations................................    --      (1)       (1)      (8)      (6)
                                              ----    ----    ------   ------   ------
  Net cash (used in) investing activities...  (206)   (495)     (528)    (166)    (204)
                                              ----    ----    ------   ------   ------
CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution to paid in capital (Note 11)...    80      --        --       --       --
Dividends paid..............................  (161)     --      (770)  (2,337)  (2,326)
                                              ----    ----    ------   ------   ------
  Net cash (used in) financing activities...   (81)     --      (770)  (2,337)  (2,326)
                                              ----    ----    ------   ------   ------
  Net increase (decrease) in cash and cash
     equivalents............................   (27)     (2)       20        6     (217)
Cash and cash equivalents -- beginning of
  period....................................    60      40        40       34      251
                                              ----    ----    ------   ------   ------
Cash and cash equivalents -- end of
  period....................................  $ 33    $ 38    $   60   $   40   $   34
                                              ====    ====    ======   ======   ======

See accompanying notes to financial statements.

                                   MCS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                   (INFORMATION AS OF SEPTEMBER 30, 1999 AND
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                             AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     MCS, Inc. (the Company) provides information systems and services to the home health care industry under the name MestaMed. As more fully described in
Note 11, the Company's former ProfitWorks segment was distributed to the Company's parent, Mestek, Inc., on September 1, 1999.

     The Company is a wholly owned subsidiary of Mestek, Inc., a public company traded on the New York Stock Exchange. Inter-company transactions between Mestek and the Company are generally limited to management fees, federal income tax allocations, cash advances and cash distributions. The net effect of cash flows between Mestek and the Company, whether net contributions from Mestek or net distributions to Mestek, are reflected at year-end in the Stockholder's Equity section of the Company's balance sheet as paid in capital or inter-company dividends, respectively. At interim periods, the net effect of such cash flows are generally recorded as an open intercompany account.

     In conjunction with the merger agreement, as more fully explained in Note 12, Mestek, Inc. and Simione Central Holdings, Inc. ("Simione") agreed that Mestek will not initiate or accept dividend distributions from MCS relative to its earnings, after April 1, 1999. The parties further agreed that if MCS' intercompany account with Mestek represents a net payable to Mestek at the date of the closing, the liability will be treated as a non-interest bearing loan and will be due and payable at the closing unless otherwise agreed in writing by the parties prior to the closing.

     Mestek, Inc. and MCS have maintained a long standing practice relative to consolidated federal income tax allocations under which a portion of Mestek's consolidated federal income tax liability, including as appropriate deferred taxes, is allocated to MCS each year and is recorded by both entities as an intercompany receivable/payable. Mestek, Inc. and Simione have agreed pursuant to the Merger Agreement to continue this practice through the date of the closing. Similarly, an allocation of Mestek, Inc. corporate overhead is recorded by both parties on a monthly basis through the intercompany account. Pursuant to the merger agreement, Mestek, Inc. and Simione agreed that monthly management fees will continue through the date of the closing.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   MCS, INC.

REVENUE RECOGNITION

     In 1998, the Company adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition", which supersedes SOP-91. The adoption of SOP 97-2 did not have a material impact on the Company's Financial Statements.


     The Company typically delivers its principal product, MestaMed, in the form of bundled, turnkey systems, including hardware, software, and first year software maintenance and support. The Company typically recognizes revenues for these systems upon receipt of a signed purchase agreement, payment of a 20% deposit, and delivery of the system. Total payment for these systems is fixed, determinable, and probable. These systems do not typically require significant post-delivery obligations. The Company's revenue recognition method for MestaMed is in accordance with the "residual value method" as provided in SOP 98-9.


     Revenues for post-contract customer support are recognized ratably over the term of the support period, which is typically one year. Post contract customer support fees typically cover incremental product enhancements, "bug fixes", etc. Separate fees are charged for new modules, additional users, and migrations to different operating system platforms.

     Subsequent to system shipment, the Company frequently delivers a variety of add-on software and hardware components. Revenues from these sales are recognized upon shipment.

     In addition to software licenses, software maintenance and support, and related hardware, the Company also provides a number of ancillary services including training, consulting and after-hours support. Revenues from such services are recognized monthly as such services are performed.

     Unbilled receivables typically represent revenues from ancillary services performed and earned in the current period but not billed until subsequent periods, usually within one month.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period.

SOFTWARE DEVELOPMENT EXPENSES

     SFAS No. 86 requires that software development costs incurred subsequent to the establishment of technological feasibility for the product be capitalized. The Company has no capitalized development costs.

                                   MCS, INC.

NEW ACCOUNTING STANDARDS

     Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income" established standards for the reporting and display of comprehensive income. For the years ended December 31, 1998, December 31, 1997 and December 31, 1996, respectively, the components of other comprehensive income were not material.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 131, which was effective for fiscal years beginning after December 15, 1997. SFAS 131 requires, in general, a "management approach" rather than an "industry approach" to the disclosure of segment information. The Company adopted SFAS 131 in 1998 and prepared its segmental reporting accordingly as reflected in Note 9 to the Financial Statements.

RECLASSIFICATION

     Reclassifications are made periodically to previously issued financial statements to conform to the current year presentation.

INTERIM FINANCIAL STATEMENTS

     The Financial Statements as of, and for the nine months ended, September 30, 1999 and 1998 are unaudited and, in the opinion of management, include all material adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. The results for interim periods are not necessarily indicative of results for the entire year.

2. INVENTORIES

     Inventories consist principally of computer equipment held for resale and related operating system licenses. Inventories are valued at the lower of cost or market.

3. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                  DECEMBER 31,              DEPRECIATION AND
                       SEPTEMBER 30,   ----------------------------------   AMORTIZATION EST.
                           1999           1998        1997        1996        USEFUL LIVES
                       -------------   ----------   ---------   ---------   -----------------
                        (UNAUDITED)
Furniture and
  fixtures...........   $  299,000     $  180,000   $ 153,000   $ 143,000       10 years
Computer equipment...    1,108,000      1,021,000     734,000     578,000        5 years
                        ----------     ----------   ---------   ---------
                         1,407,000      1,201,000     887,000     721,000
Accumulated
  depreciation.......     (808,000)      (700,000)   (572,000)   (481,000)
                        ----------     ----------   ---------   ---------
                        $  599,000     $  501,000   $ 315,000   $ 240,000
                        ==========     ==========   =========   =========

                                   MCS, INC.

     Depreciation expense was $128,000, $100,000 and $76,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Depreciation expense was $116,000 and $73,000 for the nine-month periods ended September 30, 1999 and 1998, respectively.

4. CAPITALIZED SOFTWARE

     In June 1999, the Company entered into an agreement with Winfield Software, Inc. to develop specifications and design layouts for Phase I of a new generation of MestaMed. Phase I is intended to produce a next-generation version of MestaMed comprising billing and operational functionality targeted to home medical equipment providers. Phase I is divided into two stages.

     The first stage, incorporating the specifications and design layouts being produced by Winfield Software, will cost $300,000, of which $80,000 has been incurred and expensed as of September 30, 1999. The balance of the first stage expenses are expected to be incurred and expensed prior to March 31, 2000. At the conclusion of the first stage, the Company expects that technological feasibility will have been established and, accordingly, stage two of the development project, which is expected to cost approximately $1,200,000, will begin. Stage two will consist of implementing the specifications and generating the software code. It is expected that stage two will be completed prior to December 31, 2000. In accordance with SFAS No. 86, the Company expects to capitalize and amortize the cost of stage two over an appropriate period.

     The Company's capitalized software represents Mentor/CBT, a computer-based training tool and content set acquired from a third party in February 1998 at a cost of approximately $213,000. Mentor/CBT is being amortized over sixty months using the straight-line method. Mentor/CBT is used by the Company to develop and organize training programs and other CBT (computer-based training) content to assist in the implementation of MestaMed and other software applications.

5. INCOME TAXES

     The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax bases of assets and liabilities.

     Income Tax Expense consisted of the following:

                                           SEPT. 30   SEPT. 30
                                             1999       1998     1998    1997     1996
                                           --------   --------   ----   ------   ------
                                                          (IN THOUSANDS)
Current federal income tax...............    $222       $365     $534   $  936   $  886
Current state income tax.................      62        102      152      259      272
                                             ----       ----     ----   ------   ------
                                             $284       $467     $686   $1,195   $1,158
                                             ====       ====     ====   ======   ======

                                   MCS, INC.

     Total Income Tax Expense was essentially equal to "expected" income tax expense computed by applying the U.S. Federal Income Tax rate of 35 percent, and related state corporate income tax rates, to earnings before income tax.

     Deferred income tax assets and liabilities were not material at September 30, 1999, December 31, 1998, September 30, 1998, December 31, 1997, or December 31, 1996.

     For Federal Income Tax purposes, the Company files a consolidated return with its parent, Mestek, Inc. The Company's income tax provision, notwithstanding, is computed on a stand-alone basis.

6. STOCKHOLDER'S EQUITY (DEFICIT)

     The Company has authorized common stock of 1,000 shares with a par value of $1 per share. One thousand shares are issued and outstanding and are held by Mestek, Inc. as of December 31, 1998, 1997 and 1996, and September 30, 1999 and 1998.

7. LEASES

     The Company leases office space in suburban Pittsburgh, Pennsylvania on an operating lease basis. In addition to a basic annual rental of $349,000, the Company is obligated to pay property taxes on the premises to the extent they exceed those in effect in 1990. No such excess occurred in either 1998, 1997 and 1996.

     Rent expense under the lease totaled $302,000, $252,000 and $277,000 for the years ended December 31, 1998, 1997 and 1996 respectively, and $335,000 and $223,000 for the nine month periods ended September 30, 1999 and 1998. Amounts prior to 1999 are less than the basic annual rental for 1999 as less space was in use in these years.

     Future minimum lease payments under the lease agreement as of December 31, 1998 are as follows:

                                                              OPERATING
YEAR ENDING DECEMBER 31,                                       LEASES
------------------------                                      ---------
1999........................................................  $349,000
2000........................................................   262,000
                                                              --------
  Total minimum lease payments..............................  $611,000
                                                              ========

8. EMPLOYEE BENEFIT PLAN

     The Company maintains a qualified defined contribution target benefit pension plan, which covers substantially all of its employees. Pension costs are accrued annually based on contributions earned by participants under plan provisions. The total expense related to this plan for the twelve months ended December 31, 1998, 1997 and 1996 was $88,000, $65,000 and $70,000, respectively.
The total expense related to this plan for the nine months ended September 30, 1999 and 1998 was $59,000 and $59,000, respectively.

     The Company maintains bonus plans for its officers and other key employees. The plans generally allow for annual bonuses for individual employees based upon the operating

                                   MCS, INC.

results of related profit centers in excess of a percentage of the Company's investment in the respective profit centers.

     The Company maintains a qualified 401(k) Plan for its employees who choose to participate. Participants may elect to have up to fifteen percent (15%) of their compensation withheld, up to the maximum allowed by the Internal Revenue Code. Participants may also elect to make nondeductible voluntary contributions up to an additional ten percent (10%) of their gross earnings each year within the legal limits. The Company contributes $0.25 of each $1.00 deferred by participants and deposited to the Plan not to exceed one and five tenths percent (1.5%) of an employee's compensation. The Company does not match any amounts for withholdings from participants in excess of six percent (6%) of their compensation or for any nondeductible voluntary contributions. Contributions are funded on a current basis. Employer contributions to the Plan were $66,704, $60,004, and $54,490 for the years ended December 1998, 1997, and 1996, respectively. Employer contributions to the Plan were $61,479 and $52,003 for the nine month periods ended September 30, 1999 and 1998, respectively.

9. SEGMENT INFORMATION

     The Company has only one reportable segment, MestaMed, which develops computer software for the home health care and durable medical equipment marketplaces. As more fully described in Note 11, the Company's former ProfitWorks Segment was distributed to Mestek, Inc. on September 1, 1999. The results of operations for the ProfitWorks segment prior to that date are accounted for under Discontinued Operations in accordance with APB 30.

10. RELATED PARTY

     The Company is a wholly owned subsidiary of Mestek, Inc. (the Parent) a public company traded on the New York Stock Exchange. As such, the Company has historically distributed substantially all of its free cash flow to the Parent in the form of an annual dividend. The Company's historical access to capital has been through an open intercompany account with the Parent. The Company has historically generated positive cash flow to the Parent each year and, as such, had no outstanding intercompany debt to the Parent, or other long-term debt, as of December 31, 1998, December 31, 1997 or December 31, 1996 and accordingly, reported no interest expense in 1998, 1997 or 1996. The Company's results of operations for the nine months ended September 30, 1999, and 1998, and the years 1998, 1997 and 1996 reflect intercompany management fee charges from the Parent of $74,000, $55,000, $74,000, $78,000 and $84,000, respectively. As described in
Note 1, at interim dates the Company reports its net cash flow activity to or from the Parent as an open intercompany payable or receivable as appropriate.

                                   MCS, INC.

11. DISCONTINUED OPERATIONS

     On September 1, 1999, the Company distributed to its parent, Mestek, Inc., substantially all of the operating assets and liabilities, including product warranty obligations, of its former ProfitWorks segment. The ProfitWorks segment develops and markets software for the building supplies distribution marketplace. ProfitWorks modules include order entry, inventory control, billing, accounts receivable and general ledger. ProfitWorks does not participate in the health care information systems marketplace. The Company has accounted for the operations of ProfitWorks prior to that date as a discontinued operation in accordance with APB 30. The liabilities distributed by the Company and assumed by Mestek, Inc. exceeded the accounting basis of the assets distributed to Mestek, Inc. by $80,000. The Company has accounted for this difference as a contribution to Paid in Capital on September 1, 1999. Corporate overhead costs originally allocated to the Discontinued Operations of ProfitWorks have been reallocated to the remaining MestaMed business in the accompanying financial statements, in accordance with APB 30 and are illustrated in the following table.

                                                NINE MONTHS            YEAR ENDED
                                               SEPTEMBER 30,          DECEMBER 31,
                                               -------------      ---------------------
                                               1999    1998       1998    1997    1996
                                               ----    -----      -----   -----   -----
                                                        (DOLLARS IN THOUSANDS)
Revenues from Discontinued Segment...........  942     1,182      1,729   1,596   1,478
Overhead reallocated to MestaMed.............  168       120        166     182     180

     ProfitWorks' assets are included in the Company's historical balance sheets presented herein as follows:

                              9/30/99    12/31/98    12/31/97
                              -------    --------    --------
                                  0        434         350
                                 ==        ===         ===

12. SUBSEQUENT EVENT

     On May 26, 1999, Mestek entered into a definitive agreement, (the Agreement), to merge its wholly owned subsidiary, MCS, Inc. (MCS) into Simione Central Holdings, Inc. (Simione). Under the terms of the Agreement, for every share of outstanding Simione common stock, Simione will issue approximately .85 shares of its common stock to Mestek in the exchange. As a result, Mestek would own approximately 46% of outstanding Simione common stock after the merger is completed. Under the terms of the Agreement, MCS' ProfitWorks segment will be distributed to Mestek prior to the merger.

     Simione is a provider of information systems and services to the Home Health Care industry. Simione provides information systems, consulting and agency support services to customers nationwide. Simione provides freestanding, hospital based and multi-office Home Health Care Providers (including certified, private duty, staffing, HME, IV therapy, and hospice) with information solutions that address all aspects of home care operations. Simione maintains offices nationwide and is headquartered in Atlanta, Georgia.

     Under the terms of the Agreement, if either party terminates the Agreement in favor of an alternative acquisition proposal the terminating party shall be obligated to pay the

                                   MCS, INC.

other party up to $1,700,000 in termination fees. The Agreement is subject to regulatory and stockholder approvals and is expected by the parties to close prior to the end of 1999.

     On September 9, 1999, Mestek, Inc. ("Mestek") announced that it had entered into an amendment to the Agreement (the "First Amendment"), whereby the shares of common stock of MCS shall be distributed to the Mestek common stock stockholders in a spin-off transaction. Immediately prior to the distribution, MCS will increase its outstanding shares to equal the number of outstanding shares of Mestek common stock via a stock dividend. MCS shall then be merged with and into Simione, and MCS' stockholders will receive approximately .85 shares of Simione common stock for each share of MCS common stock.

     In connection with the First Amendment, Mestek loaned to Simione the sum of $3,000,000 on a short-term basis. Upon the closing of the above-mentioned merger, the $3,000,000 loan will be canceled, and Mestek shall contribute an additional $3,000,000 to the capital of Simione in return for newly issued Series B Preferred Stock of Simione. The Series B Preferred Stock issued to Mestek will have voting rights equivalent to 11.2 million shares of Simione common stock. Mestek will also receive as part of its capital contribution to Simione a warrant for the subsequent purchase of 2 million shares of Simione common stock.

     On October 25, 1999, Mestek announced that it had entered into a second amendment to the Agreement (the "Second Amendment"), which was entered into to clarify provisions in the merger agreement relating to the appointment of designees of the MCS stockholders and designees of Simione to Simione's board of directors during the 18 month period after completion of the merger and the right of a majority of such MCS designees to remove any MCS designee from the board during such 18 month period.

     The Merger of MCS with and into Simione will be accounted for as a reverse merger due to the fact that the MCS stockholders will effectively hold more than 50% of the value of all equity securities and more than 50% of the common shareholder votes of the merged entity through the effect of the Series B Preferred Stock mentioned above. Accordingly, MCS will be treated as the deemed acquirer, notwithstanding its technical dissolution, and Simione will be treated as the acquired entity in accordance with APB 16.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CareCentric Solutions, Inc.

     We have audited the accompanying balance sheets of CareCentric Solutions, Inc. as of December 31, 1998 and 1997, and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of CareCentric Solutions, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 to the financial statements, in 1998 the Company changed its method of accounting for depreciation.

     The accompanying financial statements have been prepared assuming CareCentric Solutions, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young

                                          Ernst & Young LLP
Atlanta, Georgia
February 26, 1999

                          CARECENTRIC SOLUTIONS, INC.

                                 BALANCE SHEETS

                                                                       DECEMBER 31
                                                 JUNE 30,     -----------------------------
                                                   1999           1998            1997
                                               ------------   -------------   -------------
                                               (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..................  $     46,777   $     234,171   $   2,237,162
  Accounts receivable, net of allowance of
    $20,000 at June 30, 1999 and December 31,
    1998.....................................       421,973         260,799         125,000
  Interest receivable........................         1,563           9,788          22,516
  Current portion of note receivable from
    employee.................................        19,209          18,847           4,800
  Prepaid expenses and deposit...............        33,000          77,393           2,538
                                               ------------   -------------   -------------
    Total current assets.....................       522,522         600,998       2,392,016
Restricted cash..............................       100,000         273,526         273,526
Property and equipment, net..................       269,617         336,095         426,585
Note receivable from employee, net of current
  portion....................................        30,697          53,388          71,158
Other assets.................................        12,654          12,654          12,654
                                               ------------   -------------   -------------
    Total assets.............................  $    935,490   $   1,276,661   $   3,175,939
                                               ============   =============   =============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...........................  $    286,031   $     112,113   $      87,281
  Deferred revenue...........................            --         271,602          55,020
  Accrued liabilities........................       422,826         163,764         290,037
  Term note payable to bank..................     1,500,000       1,392,000              --
  Demand notes payable to stockholders.......     3,253,453       1,982,057              --
  Current portion of capital lease
    obligations..............................        44,551          37,617          64,491
                                               ------------   -------------   -------------
    Total current liabilities................     5,506,861       3,959,153         496,829
Capital lease obligations, net of current
  portion....................................       101,452          94,366         100,700
Redeemable convertible preferred stock, $0.01
  par value, 23,193,171 shares authorized,
  issuable in series:
  Series A, 3,069,189 shares issued and
    outstanding (liquidation preference of
    $5,981,639 at June 30, 1999).............     5,981,639       5,797,488       5,429,185
  Series B, 5,123,981 issued and outstanding
    (liquidation preference of $9,287,803 at
    June 30, 1999)...........................     9,234,225       8,918,496       8,286,898
  Series C, 1,994,791 shares issued and
    outstanding (liquidation preference of
    $3,363,709 at June 30, 1999).............     3,334,286       3,210,457       2,962,733
  Series D, no shares issued or
    outstanding..............................            --              --              --
Stockholders' deficit:
  Common stock, $0.01 par value, 41,008,330
    shares authorized and 1,888,672,
    1,881,168 and 1,858,520 shares,
    respectively, issued and outstanding.....        19,220          19,145          18,919
  Paid-in capital............................            --              --         532,873
  Treasury stock.............................       (50,000)        (50,000)        (50,000)
  Accumulated deficit........................   (23,192,193)    (20,672,444)    (14,602,198)
                                               ------------   -------------   -------------
    Total stockholders' deficit..............   (23,222,973)    (20,703,299)    (14,100,406)
                                               ------------   -------------   -------------
    Total liabilities and stockholders'
       deficit...............................  $    935,490   $   1,276,661   $   3,175,939
                                               ============   =============   =============

See accompanying notes.

                          CARECENTRIC SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS

                             SIX MONTHS ENDED JUNE 30,      YEAR ENDED DECEMBER 31,
                            ---------------------------   ---------------------------
                                1999           1998           1998           1997
                            ------------   ------------   ------------   ------------
                                    (UNAUDITED)
Revenues:
  License fees............  $  1,097,258   $         --   $    996,124   $     25,842
  Service fees............       266,798             --         62,017        125,000
  Hardware fees...........         1,785             --          2,572             --
                            ------------   ------------   ------------   ------------
     Total revenues.......     1,365,841             --      1,060,713        150,842
Operating expenses:
  Cost of revenues........       725,192             --      1,250,657             --
  Product development.....       733,437      1,625,545      1,775,402      3,257,247
  Sales and marketing.....       409,303        581,201      1,151,837      1,102,764
  General and
     administrative.......     1,060,300      1,033,745      2,152,728      2,150,839
                            ------------   ------------   ------------   ------------
     Total operating
       expenses...........     2,928,232      3,240,491      6,330,624      6,510,850
                            ------------   ------------   ------------   ------------
Operating loss............    (1,562,391)    (3,240,491)    (5,269,911)    (6,360,008)
  Other income (expense):
  Interest income.........         2,280         45,829         61,260        135,605
  Interest expense........      (339,605)       (28,450)      (293,078)       (25,881)
  Other...................            --         (4,804)            --        (39,750)
                            ------------   ------------   ------------   ------------
     Total other income
       (expense)..........      (337,325)        12,575       (231,818)        69,974
                            ------------   ------------   ------------   ------------
     Net loss.............  $ (1,899,716)  $ (3,227,916)  $ (5,501,729)  $ (6,290,034)
                            ============   ============   ============   ============

     See accompanying notes.

                          CARECENTRIC SOLUTIONS, INC.

 STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

                                                REDEEMABLE CONVERTIBLE       COMMON STOCK
                                                   PREFERRED STOCK,       -------------------
                                                      IN SERIES                                                 STOCK
                                               ------------------------                 PAR      PAID-IN     SUBSCRIPTION
                                                 SHARES       AMOUNT       SHARES      VALUE     CAPITAL      RECEIVABLE
                                               ----------   -----------   ---------   -------   ----------   ------------
Balance at January 1, 1997...................   6,413,878   $10,815,420   1,674,085   $17,074   $1,388,390     $(34,755)
  Issuance of Series B preferred stock for
    cash, $1.70 per share, net of issuance
    costs of $32,333.........................   1,176,471     1,967,668          --        --           --           --
  Exercise of common stock options...........          --            --      34,435       345       16,873           --
  Restricted stock grant.....................          --            --     150,000     1,500       73,500           --
  Receipt of stock subscription..............          --            --          --        --           --       34,755
  Issuance of Series C preferred stock for
    cash, $1.50 per share, net of issuance
    costs of $42,349.........................   1,437,596     2,114,045          --        --           --           --
  Issuance of Series C preferred stock for
    note payable reduction in lieu of cash,
    $1.50 per share..........................     557,195       835,793          --        --           --           --
  Issuance of Series B preferred stock for
    the reduction in stock price from $1.70
    per share to $1.50 per share.............     602,821         6,028          --        --       (6,028)          --
  Accretion on redeemable convertible
    preferred stock..........................          --       939,862          --        --     (939,862)          --
  Net loss...................................          --            --          --        --           --           --
                                               ----------   -----------   ---------   -------   ----------     --------
Balance at December 31, 1997.................  10,187,961    16,678,816   1,858,520    18,919      532,873           --
  Exercise of common stock options...........          --            --      22,648       226       11,098           --
  Issuance of warrants related to debt
    financing................................          --            --          --        --      135,137           --
  Accretion on redeemable convertible
    preferred stock..........................          --     1,247,625          --        --     (679,108)          --
  Net loss...................................          --            --          --        --           --           --
                                               ----------   -----------   ---------   -------   ----------     --------
Balance at December 31, 1998.................  10,187,961    17,926,441   1,881,168    19,145           --           --
Exercise of common stock options.............          --            --       7,504        75        3,676           --
Accretion on redeemable convertible preferred
  stock......................................          --       623,709          --        --       (3,676)          --
Net loss.....................................          --            --          --        --           --           --
                                               ----------   -----------   ---------   -------   ----------     --------
Balance June 30, 1999........................  10,187,961   $18,550,150   1,888,672   $19,220   $       --     $     --
                                               ==========   ===========   =========   =======   ==========     ========


                                                TREASURY     ACCUMULATED
                                                  STOCK        DEFICIT         TOTAL
                                               -----------   ------------   ------------
Balance at January 1, 1997...................  $   (50,000)  $ (8,312,164)  $ (6,991,455)
  Issuance of Series B preferred stock for
    cash, $1.70 per share, net of issuance
    costs of $32,333.........................           --             --             --
  Exercise of common stock options...........           --             --         17,218
  Restricted stock grant.....................           --             --         75,000
  Receipt of stock subscription..............           --             --         34,755
  Issuance of Series C preferred stock for
    cash, $1.50 per share, net of issuance
    costs of $42,349.........................           --             --             --
  Issuance of Series C preferred stock for
    note payable reduction in lieu of cash,
    $1.50 per share..........................           --             --             --
  Issuance of Series B preferred stock for
    the reduction in stock price from $1.70
    per share to $1.50 per share.............           --             --         (6,028)
  Accretion on redeemable convertible
    preferred stock..........................           --             --       (939,862)
  Net loss...................................           --     (6,290,034)    (6,290,034)
                                               -----------   ------------   ------------
Balance at December 31, 1997.................      (50,000)   (14,602,198)   (14,100,406)
  Exercise of common stock options...........           --             --         11,324
  Issuance of warrants related to debt
    financing................................           --             --        135,137
  Accretion on redeemable convertible
    preferred stock..........................           --       (568,517)    (1,247,625)
  Net loss...................................           --     (5,501,729)    (5,501,729)
                                               -----------   ------------   ------------
Balance at December 31, 1998.................      (50,000)   (20,672,444)   (20,703,299)
Exercise of common stock options.............           --             --          3,751
Accretion on redeemable convertible preferred
  stock......................................           --       (620,033)      (623,709)
Net loss.....................................                  (1,899,716)    (1,899,716)
                                               -----------   ------------   ------------
Balance June 30, 1999........................  $   (50,000)  $(23,192,193)  $(23,222,973)
                                               ===========   ============   ============

See accompanying notes.

                          CARECENTRIC SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                          SIX MONTHS ENDED JUNE 30,      YEAR ENDED DECEMBER 31
                                         ---------------------------   ---------------------------
                                             1999           1998           1998           1997
                                         ------------   ------------   ------------   ------------
                                                 (UNAUDITED)
OPERATING ACTIVITIES
Net loss...............................  $ (1,899,716)  $ (3,227,916)  $ (5,501,729)  $ (6,290,034)
Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Depreciation and amortization........       107,482         91,380        199,313        197,107
  Issuance of warrants related to debt
    financing..........................            --             --        135,137             --
  Provision for doubtful accounts......            --             --         20,000             --
  Common and preferred stock issued for
    services, salaries and as reduction
    of notes payable...................            --             --             --        910,793
  Loss on disposal of assets...........            --             --             --         45,252
Changes in operating assets and
  liabilities:
  Accounts receivable..................      (161,173)        37,602       (155,799)       (91,880)
  Interest receivable..................         8,225             --         12,728        (12,458)
  Prepaid expenses and deposit.........        44,393        (22,750)       (74,855)        19,272
  Restricted cash......................       173,526             --             --         (4,931)
  Accounts payable.....................       209,752        (59,713)        24,832       (150,393)
  Deferred revenue.....................      (271,602)        98,473        216,582        (15,000)
  Accrued liabilities..................       223,227       (177,932)      (126,273)       279,434
                                         ------------   ------------   ------------   ------------
    Net cash used in operating
      activities.......................    (1,565,886)    (3,260,856)    (5,250,064)    (5,112,838)
INVESTING ACTIVITIES
Purchase of property and equipment,
  net..................................        (2,681)       (74,014)      (108,823)      (137,993)
Other, net.............................        22,328          2,978          3,723          1,774
Issuance of notes receivable...........            --             --             --         (1,000)
                                         ------------   ------------   ------------   ------------
Net cash provided by (used in)
  investing activities.................        19,647        (71,036)      (105,100)      (137,219)
FINANCING ACTIVITIES
Payments on capital lease
  obligations..........................       (24,303)       (25,149)       (33,208)       (28,574)
Proceeds from issuance of notes
  payable..............................     1,379,396      1,472,138      3,374,057             --
Net proceeds from issuance of common
  stock................................         3,752             --         11,324         17,218
Net proceeds from issuance of preferred
  stock................................            --             --             --      4,116,468
                                         ------------   ------------   ------------   ------------
Net cash provided by financing
  activities...........................     1,358,845      1,446,989      3,352,173      4,105,112
                                         ------------   ------------   ------------   ------------
Net decrease in cash and cash
  equivalents..........................      (187,394)    (1,884,903)    (2,002,991)    (1,144,945)
Cash and cash equivalents, beginning of
  year.................................       234,171      2,237,162      2,237,162      3,382,107
                                         ------------   ------------   ------------   ------------
Cash and cash equivalents, end of
  year.................................  $     46,777   $    352,259   $    234,171   $  2,237,162
                                         ============   ============   ============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest was $47,467 and $25,881 during 1998 and 1997, respectively.
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY
The Company acquired $112,962 of furniture and equipment under capital leases during the year ended December 31, 1997.

See accompanying notes.

                          CARECENTRIC SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     CareCentric Solutions, Inc. (the "Company"), formerly Smart Clipboard Corporation, was incorporated on March 25, 1993. The Company develops and delivers information systems and services for home health agencies. The commercial release of the Company's initial product, the Smart ClipBoard(TM) Home Care System, occurred in the first quarter of 1998. As of December 31, 1998, the Company had eight customer sites in various stages of implementation. The 1998 financial statements reflect the first year the Company is not considered to be in the development stage.

BASIS OF PRESENTATION

     Since inception, the Company's efforts have been directed principally toward development of its products and services and establishment of a market for its products and services. As a result of these efforts, the Company has experienced significant losses from operations. During 1998, the Company was dependent upon additional financing to meet its operational needs. Management is in the process of raising capital to fund operations, continue its product development, and expand its sales and marketing capabilities. Without such additional financing, the Company may have to discontinue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

REVENUE RECOGNITION

     In October 1997, the AICPA issued Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), which supersedes SOP 91-1 for periods beginning after December 15, 1997. The Company adopted the provisions of SOP 97-2 effective January 1, 1998. The Company's contracts to date are for software licenses that require significant production or modification. Revenues from these contracts are recognized under the percentage of completion method using labor costs. Revenue related to development arrangements is recognized on a percentage of completion basis or as such services are performed, depending on the terms of the contract. Software support revenues are recognized ratably over the term of the related agreement.

CONCENTRATIONS AND CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. Accounts receivable represent trade receivables and are unsecured. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral to support customer receivables.

                          CARECENTRIC SOLUTIONS, INC.

CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments, including investments in commercial paper, with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, less accumulated depreciation and amortization. The straight-line method of depreciation was adopted for all assets placed in service after January 1, 1998. For assets acquired prior to January 1, 1998 depreciation is based on an accelerated method. The Company believes the new method will more appropriately reflect its financial results by better allocating the costs of new property over the useful lives of these assets. The effect of this change on net loss for 1998 was not material.

     Estimated useful lives range from 3 to 7 years. Maintenance and repairs are charged to expense as incurred. Depreciation expense includes amortization of assets under capital leases.

INCOME TAXES

     The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ADVERTISING EXPENSE

     Advertising and sales promotion costs are expensed as incurred. Advertising expense was approximately $12,000 and $16,000 for the years ended December 31, 1998 and 1997, respectively.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could vary from these estimates.

STOCK BASED COMPENSATION

     Stock options are accounted for under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The Company has included the pro forma disclosure information required by SFAS No. 123. (See Note 10.)

                          CARECENTRIC SOLUTIONS, INC.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements as of June 30, 1999 and 1998 and the six-month periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of operations have been included.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the 1998 financial statement presentation.

2. LEASE RECEIVABLES

     The Company provides lease financing to certain customers related to sales of software licenses and computer hardware. Lease terms are generally 3 years. Future minimum lease payments under these sales-type leases as of December 31, 1998, which are classified in accounts receivable, are as follows:

1999........................................................  $32,342
2000........................................................   32,342
2001........................................................   10,781
                                                              -------
                                                               75,465
Interest portion............................................   (9,173)
                                                              -------
Present value of future minimum lease payments                $66,292
                                                              =======

3. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1998 and 1997 consists of the following:

                                                                 DECEMBER 31
                                                             -------------------
                                                               1998       1997
                                                             --------   --------
Computer equipment.........................................  $634,219   $557,045
Office equipment...........................................   192,795    175,649
Furniture and fixtures.....................................    32,204     28,149
Leasehold improvements.....................................    12,158     11,772
                                                             --------   --------
                                                              871,376    772,615
Accumulated depreciation...................................  (535,281)  (346,030)
                                                             --------   --------
                                                             $336,095   $426,585
                                                             ========   ========

                          CARECENTRIC SOLUTIONS, INC.

4. PRODUCT DEVELOPMENT COSTS

     Costs incurred to establish the technological feasibility of computer software products are research and development expense and are charged to expense as incurred. The Company capitalizes costs incurred between the point of establishing technological feasibility and general release when such costs are material. As of December 31, 1998 and 1997, the Company has no capitalized computer software development costs.

5. RELATED PARTY TRANSACTIONS

     In 1996, the Company entered into a note receivable (the "Related Note") with one of its key employees. The Related Note bears interest at 7% per annum and is scheduled to be repaid in December 2001.

     In 1997, the Company entered into a severance agreement with one of its officers. This agreement included the continuation of salary and benefits for a nine-month period beginning July 29, 1997, a restricted stock grant of 150,000 shares of common stock, and the reimbursement of related taxes, totaling approximately $270,000 which was expensed in 1997.

6. NOTES PAYABLE

     In April 1998, the Company entered into a bridge loan in the form of demand notes payable (the "Notes") with several of its existing stockholders. The cumulative amount outstanding at December 31, 1998, under the Notes was $1,982,057. The Notes bear interest at a rate of 10% per annum payable upon demand. The holders of the Notes received warrants to purchase 6,606,856 shares of the Company's common stock at an exercise price of $0.10 per share, through August 28, 2004. (See Note 9.)

     In October 1998, the Company entered into a $1,500,000 term note payable to Silicon Valley Bank (the "SVB Note"). The SVB Note bears interest at prime rate plus 1/2% per annum (8.25% as of December 31, 1998), payable monthly. The SVB Note expires on February 1, 1999. The holder of the SVB Note received warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $0.10 per share, exercisable through October 1, 2008. (See Note 9.)

     As of December 31, 1998, the Company had $1,392,000 outstanding on the SVB Note. Subsequent to December 31, 1998, the Company received an extension on the SVB Note through March 1, 1999. Under the extension, the interest rate increased to prime plus 1 1/2% per annum and a warrant to purchase an additional 37,500 shares was issued with the same terms as the above warrants.

7. COMMITMENTS

     The cost of equipment that is acquired under terms of leases, which substantially transfer all of the rights and risks of ownership, is capitalized by the Company. Assets acquired under capitalized leases are depreciated principally on the same basis as other similar assets or over the lease term, if shorter.

                          CARECENTRIC SOLUTIONS, INC.

     The original cost and related accumulated depreciation on equipment under capital leases included in property and equipment on the balance sheet are as follows:

                                                               1998       1997
                                                             --------   --------
Cost.......................................................  $112,962   $112,962
Accumulated depreciation...................................   (58,740)   (22,592)
                                                             --------   --------
Net book value.............................................  $ 54,222   $ 90,370
                                                             ========   ========

     The Company is obligated under terms of noncancelable operating leases for future minimum rentals on its office facility and certain furniture and equipment. Total operating lease expense was $277,902 and $267,256 for the years ended December 31, 1998 and 1997, respectively.

     The Company was obligated at December 31, 1998 for required lease payments as follows:

                                                             CAPITAL     OPERATING
                                                              LEASES      LEASES
                                                            ----------   ---------
Year ending December 31:
  1999....................................................  $   56,332   $258,404
  2000....................................................      45,387    188,422
  2001....................................................      45,387     32,906
  2002 and thereafter.....................................      26,674      7,988
                                                            ----------   --------
  Total required lease payments...........................     173,780   $487,720
                                                                         ========
  Less interest included in required lease payments.......      41,797
                                                            ----------
     Principal amount of lease payments...................  $  131,983
                                                            ==========

     At December 31, 1998, the Company had outstanding letters of credit of approximately $274,000, which was required by specific suppliers to guarantee availability of office furniture and office space for lease.

8. INCOME TAXES

     At December 31, 1998, the Company had net operating loss carryforwards of approximately $17,475,000, and research and development tax credit carryforwards of approximately $293,000. These carryforward items are available to offset future taxable income principally through December 31, 2013 and 2012, respectively. For financial reporting purposes, a valuation allowance has been recognized to reduce to zero the net deferred tax asset resulting principally from these carryforward items.

                          CARECENTRIC SOLUTIONS, INC.

     Reconciliations of the provision for income tax benefit to the federal statutory rate for the years ended December 31, 1998 and 1997 are as follows:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                              1998        1997
                                                              ----        ----
Tax at federal statutory rates..............................  (34%)       (34%)
State taxes, net of federal benefit.........................   (4%)        (4%)
Research and development tax credits........................   (1%)        (2%)
Other.......................................................    2%          2%
Change in valuation allowance...............................   37%         38%
                                                              ----        ----
                                                                --          --
                                                              ====        ====

9. PREFERRED STOCK AND WARRANTS

     In October 1995, the Company issued 3,069,189 shares of Series A Redeemable Convertible Preferred Stock ("Series A") for $1.50 per share. In September 1996, the Company issued 3,344,689 shares of Series B Redeemable Convertible Preferred Stock ("Series B") for $1.70 per share. In April 1997, the Company issued additional 1,176,471 shares of Series B for $1.70 per share. In December 1997, the Company issued 602,821 shares of Series B as a stock split effected in the form of a dividend in order to reduce the stock price from $1.70 per share to $1.50 per share. In December 1997, the Company also issued 1,994,791 shares of Series C Redeemable Convertible Preferred Stock ("Series C") for $1.50 per share.

     Each share of Series A, B, and C stock is convertible into one share of the Company's common stock. The Series A, B, and C stock may be converted into the Company's common stock at any time by the holders, or automatically if the Company conducts an initial public offering at a gross selling price per share of common stock of not less than $4.50 and which results in aggregate gross proceeds of not less than $15,000,000. The holders of the Series A, B, and C stock are entitled to cumulative annual dividends of 8% of the respective issuance prices payable when authorized by the Board of Directors, upon liquidation, upon business combination, or upon redemption or conversion of the Series A, B, and C stock into the Company's common stock. Accumulated undeclared dividends on Series A, Series B, and Series C stock totaled $2,739,932 at December 31, 1998. In general, the Series A, B, and C stock have preference at liquidation equal to the respective issuance prices, plus any accrued, unpaid dividends whether or not declared. Each Series A, B and C stockholder has the right to vote as if their shares had been converted to common stock at the then current conversion rate.

     On October 4, 2001, 2002, 2003 and 2004, any holder of the Series A, B, and C stock can require the Company to redeem 25% of the outstanding Series A, B, and C stock at the redemption price. The redemption price is equal to the original issuance prices of the Series A, B, and C stock plus any cumulative unpaid dividends.

     On October 2, 1998, the stockholders approved the authorization of 13,000,000 shares of Series D preferred shares representing 12,500,000 shares to be sold by the Company and

                          CARECENTRIC SOLUTIONS, INC.

500,000 to be subject to a warrant reserved for the investment banking firm retained by the Company to assist in the offering. The warrant is to be issuable upon the closing of the Series D offering. As of December 31, 1998, no shares of Series D have been issued.

     In conjunction with the issuance of Series C in December 1997, the Company issued 997,396 Common Stock Warrants ("Warrants") which entitle the holder to purchase shares of the Company's common stock at a price of $0.15 per share at any time for a five-year exercise period. The value assigned to these warrants was nominal.

     In connection with a financing agreement entered into with certain of the Company's investors on April 30, 1998, as amended on September 1, 1998, the Company issued Warrants to purchase 6,606,856 shares of the Company's common stock at $0.10 per share which were fully exercisable and outstanding at December 31, 1998. The Warrants have a six-year exercise period. A value of $132,137 was assigned to the Warrants and was amortized to interest expense over the estimated period balances were expected to be outstanding under the financing agreement during 1998.

     In connection with a financing agreement entered into with Silicon Valley Bank on October 2, 1998, the Company issued a Warrant to purchase 150,000 shares of the Company's common stock at $0.10 per share which was fully exercisable and outstanding at December 31, 1998. The Warrant has a ten-year exercise period. A value of $3,000 was assigned to the Warrants and was amortized to interest expense over the term of the financing agreement. If the debt remains outstanding at the end of the financing arrangement and is extended, the Company will be required to grant additional shares under the Warrant. (See Note 6.)

     The values of warrants issued in 1998 and 1997 were estimated using the Black-Scholes model with the following assumptions in 1998 and 1997: risk-free interest rates of 5.5% and 6.3%, respectively; volatility of zero; a dividend yield of zero; an expected life of the warrants of 5 years; and the estimated fair value of the underlying common stock of $.10 per share.

     The Company has reserved 34,805,251 shares of common stock for issuance upon conversion of the Series A, Series B, Series C, and Series D preferred stock and upon the exercise of warrants and options.

10. STOCK OPTION PLAN

     The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     In 1998 the stockholders approved the authorization of an additional 500,000 shares of common stock to be reserved for future grant under its Incentive Stock option Plan (the

                          CARECENTRIC SOLUTIONS, INC.

"Plan"). Under the Plan, the Company is authorized to grant options to employees for up to 3,857,829 shares of the Company's common stock. Options granted have 10 year terms and vest evenly over zero to four years from the date of grant.

     SFAS No. 123 requires reporting pro forma net loss as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes model with the following weighted-average assumptions for both 1998 and 1997: risk-free interest rates of 5.5% and 6.3%, respectively; a volatility of zero; a dividend yield of 0%; and a weighted-average expected life of the options of 5 years. The estimated weighted-average fair value per share of options granted during 1998 and 1997 is $0.00 and $0.15, respectively. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net loss for the years ended December 31, 1998 and 1997 is approximately ($5,530,000) and ($6,293,000), respectively. Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the year 2001.

     The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     A summary of the Company's stock option activity, and related information for the years ended December 31 follows:

                                                                   WEIGHTED-AVERAGE
                                                        OPTIONS     EXERCISE PRICE
                                                       ---------   ----------------
Outstanding at December 31, 1996.....................  1,211,000        $0.59
  Granted............................................    860,500        $0.50
  Exercised..........................................    (34,435)       $0.50
  Forfeited..........................................   (802,065)       $0.50
                                                       ---------        -----
Outstanding at December 31, 1997.....................  1,235,000        $0.59
  Granted............................................  2,217,761        $0.50
  Exercised..........................................    (22,648)       $0.50
  Forfeited..........................................   (557,352)       $0.70
                                                       ---------        -----
Outstanding at December 31, 1998.....................  2,872,761        $0.50
                                                       =========        =====
Exercisable at December 31, 1997.....................    149,125        $0.88
Exercisable at December 31, 1998.....................    443,712        $0.50

     Exercise prices for options outstanding as of December 31, 1998 were $0.50. The weighted-average remaining contractual life of those options is 9.2 years.

     The Company had 927,686 shares available for future grant under the Plan.

                          CARECENTRIC SOLUTIONS, INC.

11. PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing plan (the "Plan") covering employees who have six months service and are at least 21 years of age. Participants may contribute up to 15% of their eligible compensation. The Company, at its discretion, may provide a matching contribution as well as a profit sharing contribution. For the years ended December 31, 1998 and 1997, the Company made no matching or profit sharing contributions to the Plan.

12. SUBSEQUENT EVENTS (UNAUDITED)

NOTES PAYABLE

     On March 1, 1999 the Company extended its term note payable to Silicon Valley Bank through July 3, 1999. Under the extension, the interest rate increased to prime plus 3 1/4% per annum and an additional warrant to purchase 56,250 shares was issued with terms consistent with all warrants previously issued in connection with the term note. The value of this warrant was estimated to be approximately $1,000 using the method and assumptions described in Note 9.

     Between March 26 and June 15, 1999, the Company entered into additional demand notes payable to a number of its preferred stockholders for $1,271,396 in the aggregate. These notes bear interest at a rate of 5% per month and are due with accrued interest at the demand of the holders of the notes.

RELATED PARTY TRANSACTION

     The Related Note from one of its key employees as discussed in Note 5 had principal amounts due of $49,906, $72,235 and $75,958 at June 30, 1999, December 31, 1998 and December 31, 1997, respectively. In January 1999, $13,012 of principle and $1,988 of accrued interest on the Related Note were forgiven. Additionally, the interest rate was reduced to 4.57% from 7% per annum. The Related Note was not collateralized, without recourse and the principal and interest forgiven was recorded as compensation expense.

SALE OF COMPANY

     On August 12, 1999, the Company was merged into Simione Central Holdings Inc., a NASDAQ traded company that provides integrated systems and services, agency support and consulting to the home health industry. Under the terms of the merger, total consideration at closing was $9,092,405.

     The merger agreement also resulted in the assumption of the Company's $1,500,000 term note payable to Silicon Valley Bank, and cancellation of any warrants for the purchase of CareCentric Stock.

     The Company discontinued operations the day after closing.

                                                                      APPENDIX A

                     SECOND AMENDED AND RESTATED AGREEMENT
                  AND PLAN OF MERGER AND INVESTMENT AGREEMENT

                          DATED AS OF OCTOBER 25, 1999

                                     AMONG

                                   MCS, INC.,

                                 MESTEK, INC.,

                        SIMIONE CENTRAL HOLDINGS, INC.,

                         JOHN E. REED, STEWART B. REED

                              AND E. HERBERT BURK

                          SECOND AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                            AND INVESTMENT AGREEMENT

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE 1.  DEFINITIONS; LOAN AND INVESTMENT...........................   A-2

   1.1.     Defined Terms..............................................   A-2

   1.2      Loan.......................................................   A-6

   1.3.     Spinoff....................................................   A-7

   1.4.     Parent Investment..........................................   A-7

   1.5.     Mestek Warrant.............................................   A-7

ARTICLE 2.  THE MERGER.................................................   A-7

   2.1.     The Merger.................................................   A-7

   2.2.     Effective Time.............................................   A-7

   2.3.     Effect of the Merger.......................................   A-8

   2.4.     Subsequent Actions.........................................   A-8

   2.5.     Certificate of Incorporation; Bylaws; Directors and
            Officers...................................................   A-8

   2.6.     Stockholders' Meeting......................................  A-10

   2.7.     Tax Consequences...........................................  A-10

ARTICLE 3.  MERGER CONSIDERATION.......................................  A-10

   3.1.     Conversion of Company Capital Stock........................  A-10

   3.2.     Fractional Shares..........................................  A-10

   3.3.     Stock Options and Warrants.................................  A-11

   3.4.     Delivery of Merger Shares..................................  A-11

   3.5.     Closing....................................................  A-12

ARTICLE 4.  ADDITIONAL COVENANTS.......................................  A-12

   4.1.     Registration Rights........................................  A-12

   4.2.     Stockholders' Meeting......................................  A-16

   4.3.     Best Efforts to List Shares and Maintain S-3 and NASDAQ
            NMS Status.................................................  A-16

   4.4.     ProfitWorks Agreement......................................  A-16

   4.5.     Parent Plan and Company Plan...............................  A-16

   4.6.     Company Financial Statements...............................  A-17

   4.7.     Conduct of Business by Purchaser and the Company Pending
            Merger.....................................................  A-17

   4.8.     Expenses...................................................  A-18

   4.9.     Tax Matters................................................  A-19

  4.10.     Notification of Certain Matters............................  A-21

  4.11.     Public Announcements.......................................  A-21

  4.12.     Tax Free Reorganization....................................  A-22

  4.13.     Access and Inspection......................................  A-22

  4.14.     Ongoing Business...........................................  A-22

  4.15.     Certain Filings, Consents and Arrangements.................  A-22

  4.16.     No Solicitation............................................  A-22

  4.17.     Registration...............................................  A-24

                                                                         PAGE
                                                                         ----
  4.18.     Affiliates.................................................  A-25

  4.19.     Dissenters Rights..........................................  A-26

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT...  A-26

   5.1.     Organization and Authority.................................  A-26

   5.2.     Corporate Power and Authority; Due Authorization...........  A-26

   5.3.     Ownership of Assets........................................  A-27

   5.4.     No Conflict; Required Consents.............................  A-27

   5.5.     Capitalization.............................................  A-27

   5.6.     Compliance with Laws; Filings with the SEC.................  A-28

   5.7.     Licenses and Permits.......................................  A-28

   5.8.     Liabilities and Obligations of the Company.................  A-29

   5.9.     Taxes......................................................  A-29

  5.10.     Contracts, Agreements and Instruments Generally............  A-31

  5.11.     Customer Contracts.........................................  A-31

  5.12.     Intellectual Property; Computer Software...................  A-32

  5.13.     Labor Matters..............................................  A-33

  5.14.     Work-in-Process, Orders and Returns........................  A-33

  5.15.     Absence of Certain Changes.................................  A-34

  5.16.     Leases.....................................................  A-35

  5.17.     Litigation.................................................  A-35

  5.18.     Employee Benefit Plans: Employees..........................  A-35

  5.19.     Accuracy of Representations................................  A-38

  5.20.     Brokers Fees and Expenses..................................  A-38

  5.21.     Bank Accounts..............................................  A-38

  5.22.     Business Practices.........................................  A-38

  5.23.     Insurance..................................................  A-38

  5.24.     Tax Free Reorganization....................................  A-38

  5.25.     No Existing Discussion.....................................  A-39

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF PURCHASER................  A-39

   6.1.     Organization of Purchaser..................................  A-39

   6.2.     Corporate Power and Authority; Due Authorization...........  A-39

   6.3.     No Conflict; Consents......................................  A-39

   6.4.     Ownership of Assets........................................  A-40

   6.5.     Capitalization.............................................  A-40

   6.6.     Compliance with Laws.......................................  A-40

   6.7.     Licenses and Permits.......................................  A-41

   6.8.     Liabilities and Obligations of Purchaser...................  A-41

   6.9.     Taxes......................................................  A-42

  6.10.     Contracts, Agreements and Instruments Generally............  A-43

  6.11.     Customer Contracts.........................................  A-43

  6.12.     Intellectual Property; Computer Software...................  A-44

  6.13.     Labor Matters..............................................  A-45

  6.14.     Work-in-Process, Orders and Returns........................  A-45

  6.15.     Absence of Certain Changes.................................  A-45

  6.16.     Leases.....................................................  A-46

                                                                         PAGE
                                                                         ----
  6.17.    Litigation..................................................  A-47

  6.18.    Employee Benefit Plans: Employees...........................  A-47

  6.19.    Brokers Fees and Expenses...................................  A-49

  6.20.    Bank Accounts...............................................  A-50

  6.21.    Business Practices..........................................  A-50

  6.22.    Insurance...................................................  A-50

  6.23.    Tax Free Reorganization.....................................  A-50

  6.24.    No Existing Discussion......................................  A-50

  6.25.    Shares to be Delivered......................................  A-50

  6.26.    Accuracy of Securities Filings; Financial Statements........  A-50

  6.27.    Approvals...................................................  A-51

  6.28.    Accuracy of Representations.................................  A-51

  6.29.    NASDAQ Rules................................................  A-52


ARTICLE 7. INDEMNIFICATION.............................................  A-52

   7.1.    Indemnification by Parent...................................  A-52

   7.2.    Indemnification by Surviving Corporation....................  A-52

   7.3.    Provisions Regarding Indemnification........................  A-52

   7.4.    Survival....................................................  A-53

   7.5.    Limitations.................................................  A-53

   7.6.    No Recourse Against the Company.............................  A-53

   7.7.    Effect of Insurance.........................................  A-54


ARTICLE 8. CONDITIONS TO OBLIGATIONS OF PURCHASER TO CLOSE............
                                                                         A-54
   8.1.    Representations and Warranties True at Closing..............  A-54

   8.2.    Obligations Performed.......................................  A-54

   8.3.    Consents....................................................  A-54

   8.4.    Closing Deliveries..........................................  A-54

   8.5.    No Challenge................................................  A-55

   8.6.    No Material Adverse Consequence.............................  A-55

   8.7.    Revised Schedules...........................................  A-55

   8.8.    Repayment of Debts..........................................  A-55

   8.9.    Releases....................................................  A-56

  8.10.    Spinoff.....................................................  A-56

  8.11.    Registration Statement......................................  A-56


ARTICLE 9. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND PARENT TO
           CLOSE.......................................................  A-56
   9.1.    Representations and Warranties True at Closing..............  A-56

   9.2.    Obligations Performed.......................................  A-56

   9.3.    Consents....................................................  A-56

   9.4.    Closing Deliveries..........................................  A-56

   9.5.    No Challenge................................................  A-57

   9.6.    Revised Schedules...........................................  A-57

   9.7.    No Material Adverse Consequence.............................  A-57

   9.8.    Spinoff.....................................................  A-57

   9.9.    Registration Statement......................................  A-57

                                                                         PAGE
                                                                         ----
ARTICLE 10.  TERMINATION...............................................  A-58
             Termination...............................................  A-58
  10.1.
             Effect of Termination.....................................  A-58
  10.2.

ARTICLE 11.  MISCELLANEOUS PROVISIONS..................................  A-58
             Severability..............................................  A-58
  11.1.
             Modification..............................................  A-58
  11.2.
             Assignment, Survival and Binding Agreement................  A-58
  11.3.
             Counterparts..............................................  A-59
  11.4.
             Notices...................................................  A-59
  11.5.
             Entire Agreement; No Third Party Beneficiaries............  A-59
  11.6.
             Governing Law.............................................  A-59
  11.7.
             Arbitration...............................................  A-59
  11.8.
             Headings..................................................  A-60
  11.9.
             Incorporation of Exhibit and Schedules....................  A-60
 11.10.
             Waiver....................................................  A-60
 11.11.
             Time of Essence...........................................  A-60
 11.12.
             Appointment of Agent......................................  A-60
 11.13.
             Provision of Assistance...................................  A-60
 11.14.

               SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF
                        MERGER AND INVESTMENT AGREEMENT

     This SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND INVESTMENT AGREEMENT, dated as of the 25th day of October, 1999 (the "Agreement"), is by and among MCS, INC., a Pennsylvania corporation (the "Company"), MESTEK, INC., a Pennsylvania corporation ("Parent"), SIMIONE CENTRAL HOLDINGS, INC., a Delaware corporation ("Purchaser"), JOHN E. REED, STEWART B. REED and E. HERBERT BURK.

                                  WITNESSETH:

     WHEREAS, the Company, Parent and Purchaser entered into that certain Agreement and Plan of Merger dated as of May 26, 1999 (the "Original Agreement") under which the parties contemplated the acquisition by Purchaser of the Company pursuant to the merger of the Company with and into Purchaser in accordance with the terms and conditions set forth in the Original Agreement ("Merger");

     WHEREAS, Purchaser acquired the stock of CareCentric Solutions, Inc. ("CareCentric") pursuant to a merger that was consummated on August 12, 1999 (the "CareCentric Acquisition");

     WHEREAS, subsequent to the execution of the Original Agreement, the parties decided that, in order to fulfill the original business plan underlying the Original Agreement and to fully realize the benefits of the CareCentric Acquisition, it was necessary to amend the Original Agreement to provide for additional financial investment in Purchaser by Parent (to satisfy certain CareCentric liabilities and other business needs) (the Original Agreement, as amended and restated as of September 9, 1999, is referred to hereafter as the "First Amended Agreement");

     WHEREAS, in connection with the First Amended Agreement, the parties decided that it is was necessary for Parent and its shareholders to collectively control Purchaser after the Merger in order to reflect Parent's additional financial investment in Purchaser and to ensure that the business plan for Purchaser after the Merger envisioned by the parties can be implemented;

     WHEREAS, contemporaneously with the execution and delivery of the First Amended Agreement, Parent made a $3 million loan to Purchaser ("Loan");

     WHEREAS, prior to Closing, Parent intends to effect a spinoff under Section 355 of the Code pursuant to which Parent will distribute its Company Capital Stock to its stockholders pro rata in accordance with their respective ownership interests in Parent's common stock ("Spinoff");

     WHEREAS, at Closing Parent intends to purchase from Purchaser newly-issued Series B Preferred Stock of Purchaser ("Purchaser Series B Preferred") for a total consideration of $6 million ("Mestek Investment");

     WHEREAS, the Loan shall be deemed repaid upon the closing of the Mestek Investment;

     WHEREAS, Purchaser shall issue Parent a warrant ("Mestek Warrant") to purchase 2,000,000 shares of Purchaser Common Stock ("Warrant Shares") upon the closing of the Mestek Investment; and

     WHEREAS, the parties desire to amend and restate the First Amended Agreement to make certain changes that conform to the proposed structure of the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                        DEFINITIONS; LOAN AND INVESTMENT

     1.1. DEFINED TERMS.  As used in this Agreement:

     "Acquisition Proposal" shall have the meaning ascribed to it in Section 4.16(a) hereof.

     "Affiliate" shall have the meaning ascribed to it in Paragraphs (c) and (d) of Rule 145 under the Securities Act.

     "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement" means the Agreement and Plan of Merger, and all Schedules and Exhibits hereto.

     "Assets" means all of the assets of the Company (other than those assets relating to the Company's ProfitWorks applications software system and related product line, which shall be disposed of by the Company prior to the Closing
Date) or of Purchaser (as the context shall require), of every kind and nature.

     "CareCentric" shall have the meaning ascribed to it in the Recitals hereof.

     "CareCentric Acquisition" shall have the meaning ascribed to it in the Recitals hereof.

     "Certificate" and "Certificates" shall have the meanings set forth in
Section 3.4 hereof.

     "Certificate of Designations" shall have the meaning ascribed to it in
Section 1.4 hereof.

     "Closing" and "Closing Date" shall have the meaning ascribed to such terms in Section 3.5 hereof.

     "Closing Balance Sheet" shall mean the Company's balance sheet to be dated as of September 30, 1999.

     "Closing Documents" means this Agreement and all other documents to be executed and delivered either simultaneously herewith or at Closing in connection with the Transactions.

     "COBRA" shall have the meaning ascribed to it in Section 5.18(e) hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Capital Stock" shall have the meaning ascribed to it in Section
3.1 hereof.

     "Company Employees" shall have the meaning ascribed to it in Section 5.18(a) hereof.

     "Company Financial Statements" shall have the meaning ascribed to it in
Section 5.8(a) hereof.

     "Company Information" shall have the meaning ascribed to it in Section 4.17(a) hereof.

     "Company Software" shall have the meaning ascribed to it in Section 5.12(d) hereof.

     "Company Stockholder Approval" means with respect to the Company the requisite approval by holders of the Company's capital stock of this Agreement, the Merger and the Certificates of Merger.

     "Company Stockholders" means the holders of all of the issued and outstanding Company Capital Stock, after giving effect to the consummation of the Spinoff.

     "Confidentiality Agreement" shall mean that certain Confidentiality and Nondisclosure Agreement dated as of February 8, 1999 by and among Purchaser, Parent and the Company.

     "Customer Contract" shall have the meaning ascribed to it in Section 5.11 hereof, and shall apply with respect to Purchaser in Section 6.11 hereof.

     "Delaware Act" means the General Corporation Law of the State of Delaware.

     "Disqualification" shall have the meaning ascribed to it in Section 2.5 hereof.

     "DOL" shall have the meaning ascribed to it in Section 5.18(b) hereof.

     "Effective Time" shall have the meaning ascribed to it in Section 2.2 hereof.

     "Employee Benefit Plan" shall have the meaning ascribed to it in Section 5.18(a) hereof, and shall apply with respect to Purchaser in Section 6.18 hereof.

     "Environmental Laws" shall have the meaning ascribed to it in Section 5.6(c) hereof.

     "ERISA" shall have the meaning ascribed to it in Section 5.18(a) hereof.

     "ERISA Affiliate" shall have the meaning ascribed to it in Section 5.18(a) hereof, and shall apply with respect to Purchaser in Section 6.18 hereof.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto.

     "Exchange Ratio" shall have the meaning ascribed to it in Section 3.1(a) hereof.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" shall include any and all governmental or quasi-governmental bodies, agencies, bureaus, departments, boards, commissions, instrumentalities or other entities having or asserting jurisdiction over Purchaser, Parent or the Company, as applicable.

     "HSR" shall have the meaning ascribed to it in Section 4.15 hereof.

     "Immigration Laws" shall have the meaning ascribed to it in Section 5.13 hereof.

     "IRS" shall have the meaning ascribed to it in Section 5.18(b) hereof.

     "knowledge" or "known" means or refers to the actual knowledge of the president, chief financial officer or general counsel as to Purchaser and as to Parent, and the president or chief financial officer, as to the Company.

     "Licensed Software" shall have the meaning ascribed to such term in Section 5.12(c) hereof, and shall apply with respect to Purchaser in Section 6.12(c) hereof.

     "Loan" shall have the meaning ascribed to it in the Recitals hereof.

     "Lockup Period" shall have the meaning ascribed to it in Section 3.4(b) hereof.

     "Material Adverse Consequence" means a material adverse effect upon, or in, or circumstances likely to result in, a material adverse change in the business, assets, liabilities, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of the Company or Purchaser, as the case may be, taken as a whole, the effect of which is equal to or greater than $2,000,000.

     "Material Adverse Effect" means a material adverse effect upon, or in, or circumstances likely to result in, a material adverse change in (i) the business, assets, liabilities, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of the Company or Purchaser, as the case may be, taken as a whole, the effect of which is equal to or greater than $100,000, (ii) the legality, validity, binding effect or enforceability of this Agreement, or (iii) the ability of the Company or Purchaser, as the case may be, to perform its respective obligations under this Agreement.

     "Material Contracts" shall have the meaning ascribed to it in Section 5.10 hereof, and shall apply with respect to Purchaser in Section 6.10 hereof.

     "MCS Major Stockholders" means any of John E. Reed, Stewart B. Reed and E. Herbert Burk.

     "Merger" shall have the meaning ascribed to it in the preamble.

     "Merger Option Agreement" shall have the meaning ascribed to it in Section 3.3(a) hereof.

     "Merger Options" shall have the meaning ascribed to it in Section 3.3(a) hereof.

     "Merger Shares" shall have the meaning ascribed to it in Section 3.1(a) hereof.

     "Mestek Investment" shall have the meaning ascribed to it in the Recitals hereof.

     "Mestek Warrant" shall have the meaning ascribed to it in the Recitals hereof.

     "Note" shall have the meaning ascribed to it in Section 1.2 hereof.

     "Options" shall have the meaning ascribed to it in Section 3.3(a) hereof.

     "Owned Software" shall have the meaning ascribed to it in Section 5.11 hereof, and shall apply with respect to Purchaser in Section 6.11 hereof.

     "PBGC" shall have the meaning ascribed to it in Section 5.18(b) hereof.

     "Parent Affiliated Group" shall have the meaning ascribed to it in Section 5.9(f) hereof.

     "Parent Designee" shall have the meaning ascribed to it in Section 2.5(c) hereof.

     "Parent Plan" shall have the meaning ascribed to it in Section 4.5 hereof.

     "Pennsylvania Act" means the Pennsylvania Business Corporation Law.

     "Person" means an individual, corporation, limited liability company, limited liability partnership, limited partnership, trust, joint venture, association or unincorporated organization or a Governmental Authority.

     "Pre-Closing Tax Periods" shall have the meaning ascribed to it in Section 4.9(a) hereof.

     "ProfitWorks Business" shall have the meaning ascribed to it in Section 4.4 hereof.

     "Public Reports" has the meaning set forth in Section 5.6(d) hereof.

     "Purchaser Common Stock" shall have the meaning ascribed to it in Section
3.1 hereof.

     "Purchaser Conversion Rights" shall have the meaning ascribed to it in
Section 6.5 hereof.

     "Purchaser Employees" shall have the meaning ascribed to it in Section 6.18(a) hereof.

     "Purchaser Financial Statements" shall have the meaning ascribed to it in
Section 6.8(a) hereof.

     "Purchaser Plan" shall have the meaning ascribed to it in Section 4.5 hereof.

     "Purchaser Series B Preferred" shall have the meaning ascribed to it in the Recitals hereof.

     "Purchaser Software" shall have the meaning ascribed to it in Section 6.12(d).

     "Purchaser Stockholder Approval" means with respect to the Purchaser the requisite approval by holders of Purchaser's capital stock of this Agreement, the Merger, the Mestek Investment, the Mestek Warrant and the Certificates of Merger.

     "Registrable Shares" means the Merger Shares, the Option Shares (as defined in the Merger Option Agreement), the Mestek Warrant, the Warrant Shares and any shares of Purchaser Common Stock to be issued pursuant to the indemnification provisions of Article 7 hereof.

     "Registration Rights Agreements" shall have the meaning ascribed to it in
Section 4.1.

     "Registration Statement" shall have the meaning ascribed to it in Section 4.17(a) hereof.

     "Revised Schedules" shall have the meaning ascribed to it in Section 8.7 hereof.

     "Rights Holder" and "Rights Holders" shall have the meaning ascribed to such terms in Section 4.1(l) hereof.

     "Rule 145 Letter" shall have the meaning ascribed to it in Section 4.18 hereof.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

     "Securities Filings" shall mean all filings made by Purchaser with the SEC from and after January 1, 1996 pursuant to the Securities Act and the Exchange Act.

     "Security Agreement" shall have the meaning ascribed to it in Section 1.2 hereof.

     "Spinoff" shall have the meaning ascribed to it in the Recitals hereof.

     "Spinoff Date" means the date of the consummation of the Spinoff.

     "Surviving Corporation" shall have the meaning ascribed to it in Section
2.1 hereof.

     "Tax" or "Taxes" means all taxes, charges, fees, interest, fines, penalties, additions to tax or other assessments imposed by any Tax Authority, including without limitation, income, excise, environmental, property, sales, gross receipts, gains, transfer, occupation, privilege, employment (including social security and unemployment), use, value added, capital stock or surplus, franchise, advance corporate, withholding, unemployment, estimated and customs duties taxes.

     "Tax Authority" means any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

     "Tax Return" means any return, declaration, report, claim for refund or information return filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax, including any schedule or attachment thereto and any amendment thereof.

     "Termination Date" means the date on which this Agreement may be terminated pursuant to Section 10.1 hereof.

     "Transaction Documents" shall have the meaning ascribed to such term in
Section 7.1 hereof.

     "Transactions" means the transactions contemplated by this Agreement.

     "Warrant Shares" shall have the meaning ascribed to it in the Recitals hereof.

     "Warrants" shall have the meaning ascribed to it in Section 3.3(a) hereof.

     1.2. LOAN. Simultaneously with the execution and delivery of this Agreement, Parent is making the Loan to Purchaser. The Loan is evidenced by that certain secured promissory note from Purchaser in favor of Parent of even date herewith in the original principal amount of $3,000,000 attached hereto as Exhibit 1.2(a) (the "Note"). The Note is secured by the grant of a security interest from Purchaser to Parent pursuant to a security agreement of even date herewith attached hereto as Exhibit 1.2(b) ("Security Agreement"). Purchaser shall execute any Uniform Commercial Code financing statements or other documents reasonably required by Parent in order to perfect its security interest in Purchaser's assets granted under the Security Agreement. The parties hereto acknowledge and agree that Parent's security interest under the Security Agreement is expressly subordinated to the lien on Purchaser's assets currently held by Silicon Valley Bank.

     1.3. SPINOFF. Parent and the Company shall consummate the Spinoff on or before the Closing. The closing of the Spinoff shall be an express condition to the closing of the Merger.

     1.4. PARENT INVESTMENT. Simultaneously with the Closing, Parent shall purchase from Purchaser 5,600,000 shares of Purchaser Series B Preferred in consideration for the payment in immediately available funds of (x) $6,000,000, less (y) the outstanding principal balance and all accrued but unpaid interest under the Note. The Note, Security Agreement and any Uniform Commercial Code financing statements and any other documents executed by Purchaser in connection with the Loan shall be marked "cancelled" or terminated upon the closing of the Mestek Investment. Immediately prior to the Closing, Purchaser shall cause to be filed with the Delaware Secretary of State's office a Certificate of Designation, Rights and Preferences setting forth the relative rights and preferences of the Series B Preferred ("Certificate of Designations"). The form of the Certificate of Designations is set forth as Exhibit 1.4 attached hereto. As additional consideration for the Mestek Investment, Parent shall receive the Merger Options, as described in Section 3.3(a) hereof.

     1.5. MESTEK WARRANT. At Closing, Purchaser shall deliver the Mestek Warrant to Parent in the form attached hereto as Exhibit 1.5. Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise of the Mestek Warrant. In addition, Purchaser will cause the Warrant Shares to be listed on the NASDAQ National Market, if not previously listed.

                                   ARTICLE 2.

                                   THE MERGER

     2.1. THE MERGER. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement, the Pennsylvania Act and the Delaware Act, the Company shall be merged into Purchaser, the separate corporate existence of the Company shall cease, and Purchaser shall continue as the surviving corporation. Purchaser as the surviving corporation after the Merger shall be governed by the Delaware Act, and is hereinafter sometimes referred to as the "Surviving Corporation".

     2.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 8 and Article 9, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of each of Pennsylvania and Delaware in such form as required by, and executed in accordance with, the relevant provisions of the Pennsylvania Act and the Delaware Act (the effective time of the last such filing being the "Effective Time"). At the Effective Time, Purchaser shall deliver to the Company Stockholders in the manner provided in this Article 2 the certificates evidencing the Merger Shares issued in the Merger.

     2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Pennsylvania Act and Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company immediately prior to the Effective Time shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4. SUBSEQUENT ACTIONS.

     (a) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurance or any other actions or things are necessary or desirable to (i) vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to (x) execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and (y) to take and do, in the name of and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable, to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     (b) If, at any time after the Effective Time, Parent shall consider or be advised that any assignments, conveyances, assurance or any other actions or things are necessary or advisable to (i) vest, perfect or confirm of record or otherwise in the Company Stockholders their right, title or interest in the Merger Shares, or (ii) otherwise to carry out this Agreement, then the officers and directors of Parent shall be authorized to (x) execute and deliver, in the name and on the behalf of the Surviving Corporation, all such assignments, conveyances and assurances, and (y) to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest to the Merger Shares in the Company Stockholders or otherwise to carry out this Agreement.

     2.5. CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.

     (a) Unless otherwise determined by Purchaser, Parent and the Company before the Effective Time, at the Effective Time the Certificate of Incorporation of Purchaser, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

     (b) The Bylaws of Purchaser, as in effect immediately before the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     (c) The directors of Purchaser in office immediately before the Effective Time shall, by virtue of the approval of this Agreement by the stockholders and directors of Purchaser and the Company, be the directors of the Surviving Corporation, all of whom shall hold their directorships until the election and qualification of their respective successors or until their tenure is otherwise terminated by law, or in accordance with the Bylaws of the Surviving Corporation. Purchaser shall submit for approval by its stockholders in the joint proxy statement/prospectus included in the Registration Statement a proposal to elect six (6) directors to its board of directors, two (2) of whom shall be designees of CareCentric. For a period of eighteen (18) months after the Effective Time, Purchaser shall submit for approval by its stockholders in any subsequent proxy statement of the Surviving Corporation relating to an annual or special meeting of stockholders at which Directors will be elected a proposal to elect six (6) Directors to its Board of Directors. Upon consummation of the Merger, the directors of Purchaser shall appoint six designees of the MCS shareholders (each, an "MCS Designee," which term shall include any successor designee, or any replacement designee selected by the remaining MCS Designees), as designated by the MCS stockholders prior to the Effective Time and named in the Registration Statement, to be elected to the board of directors of the Surviving Corporation. For a period of eighteen (18) months after the Effective Time, (a) Purchaser will use its best efforts to cause the MCS Designees to be named as nominees for election to the board of directors in each proxy statement of the Surviving Corporation relating to an annual or a special meeting of stockholders at which directors will be elected, and (b) the MCS Major Stockholders will vote their Merger Shares in favor of all nominees selected in accordance with the provisions hereof and recommended by the Surviving Corporation board of directors in any such proxy statement. Notwithstanding the foregoing, the Surviving Corporation may decline to name an MCS Designee as a nominee for any of the following reasons (each a "Disqualification"):

     (i) the MCS Designee has been convicted of a felony;

     (ii) the MCS Designee has been named as a target in an SEC investigation due to alleged misconduct in connection with the MCS Designee's service as a director of any publicly held company (including but not limited to Purchaser);

     (iii) the SEC has barred the MCS Designee from service on the board;

     (iv) the presence of the MCS Designee will cause the Surviving Corporation's directors and Officers' insurance carrier to decline to provide coverage at standard rates, unless such coverage may be obtained from the same carrier and the Company agrees to pay for the additional premiums related to such MCS Designee's service on the board; or

     (v) based on a written opinion from legal counsel, it cannot nominate MCS Designee without breaching its duties to its stockholders.

     Likewise, the Company's stockholders (including the MCS Major Stockholders) may decline to vote for any nominee to the Board of Directors who is subject to a Disqualification for any of the reasons stated above.

     Upon the appointment of the MCS Designees to the Surviving Corporation Board of Directors immediately after the Effective Time, a majority of the MCS Designees during such eighteen (18) month period may remove any MCS Designee from the list of MCS Designees to be voted upon at a subsequent stockholders meeting of the Surviving Corporation, provided, however, that such MCS Designee may not be removed from his office as a Director before the end of his term. If any MCS Designee is removed or resigns from the Surviving Corporation Board of Directors during the eighteen (18) month period after the Effective Time, the remaining MCS Designees shall fill such vacancy.

     2.6. STOCKHOLDERS' MEETING. Purchaser and the Company, acting through their respective Boards of Directors, shall:

     (a) promptly furnish a copy of the proxy statement/prospectus included in the Registration Statement to each of their stockholders after the Registration Statement has become effective with the SEC;

     (b) duly call, give notice of, convene and hold a special joint meeting of their stockholders and submit this Agreement and the Merger and any related matters, as appropriate, to a vote of the Purchaser's and Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

     (c) use their reasonable best efforts, subject to the provisions of Section
4.16 of this Agreement, to obtain the necessary approval of the Merger by their stockholders.

     2.7. TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The business purpose of the Merger is to combine the business operations of Purchaser and Company so as to give the Surviving Corporation the critical mass and resources necessary to compete in an ever-changing marketplace and to deliver software and service solutions that meet customers' requirements.

                                   ARTICLE 3.

                              MERGER CONSIDERATION

     3.1. CONVERSION OF COMPANY CAPITAL STOCK. The manner and basis of converting shares of the capital stock of the Company (the "Company Capital Stock") into shares of common stock of Purchaser, $0.01 par value ("Purchaser Common Stock"), shall be as follows:

     (a) Except as provided in Section 3.2, each share of Company Capital Stock which shall be outstanding immediately prior to the Effective Time shall at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into only the right to receive a number of shares of Purchaser Common Stock to be computed as set forth on Schedule 3.1(a) (the "Exchange Ratio"). The shares to be issued with respect to previously outstanding Company Capital Stock are hereinafter referred to as "Merger Shares". No Company Capital Stock shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 3.1 after the Effective Time.

     (b) Each share of Company Capital Stock, if any, held in the treasury of the Company shall automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

     3.2. FRACTIONAL SHARES. No scrip or fractional shares of Purchaser Common Stock shall be issued in the Merger, nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of Purchaser. All fractional shares of Purchaser Common Stock to which a Company Stockholder immediately prior to the Effective Time would otherwise be entitled at the

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Effective Time shall be aggregated. If a fractional share results from such aggregation, such Company Stockholder shall be entitled, at the Effective Time, to recover cash in lieu of such fractional shares, with the cash amount due to be computed based on the closing sales prices of the Purchaser Common Stock as reported on the NASDAQ National Market on the business day next preceding the day the Merger is consummated.

     3.3. STOCK OPTIONS AND WARRANTS.

     (a) All stock options of Purchaser (the "options") outstanding at the Effective Time, as identified on Schedule 3.3(a), shall remain outstanding following the Effective Time. All warrants of Purchaser ("Warrants") outstanding at the Effective Time, as identified on Schedule 3.3(a) (including the Mestek Warrant and the Merger options, whether or not included on Schedule 3.3(a)), shall remain outstanding following the Effective Time. As part of the consideration for entering into the Merger, Parent shall receive options to purchase additional shares of Purchaser Common Stock (the "Merger options") equal to .8518518 multiplied by the aggregate number of shares of Purchaser Common Stock issuable upon exercise of the options and Warrants (other than the Mestek Warrant) and issuable in connection with the Purchaser Conversion Rights, as set forth in an agreement in the form of Exhibit 3.3(a) attached hereto (the "Merger Option Agreement"). As part of the consideration for entering into the Mestek Investment, Parent shall receive the Mestek Warrant.

     (b) Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise of the Merger options. In addition, Purchaser will cause such shares to be listed on the NASDAQ National Market, if not previously listed.

     (c) Approval by the stockholders of Purchaser of this Agreement shall constitute authorization and approval of any and all of the actions described in this Section 3.3.

     3.4. DELIVERY OF MERGER SHARES.

     (a) At the Closing (as defined herein), each Company Stockholder's certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Capital Stock ("Certificate" or "Certificates") shall be cancelled, and each Company Stockholder shall be issued the appropriate number of Merger Shares as set forth in Section 3.1(a) hereof.

     (b) The Merger Shares will be subject to a restriction on transfer such that each Company Stockholder receiving Merger Shares may not, directly or indirectly, without the prior written consent of, or notice of waiver by, Parent
(i) from the date hereof through the date that is two years after the effective date of the Merger (the "Lockup Period") offer, sell, contract to sell, pledge, grant any option for the sale of, or otherwise dispose, contract to dispose of or cause the disposition of, any Merger Shares, except to Parent or any Person which was a stockholder of Parent on the record date set in connection with the Spinoff, or (ii) during the Lockup Period exercise any registration rights, whether held by the recipient of Merger Shares on the Closing Date or thereafter acquired, with respect to any Merger Shares or any securities convertible into or exchangeable or exercisable for any Merger Shares. The stock certificates representing the Merger Shares will include a legend reflecting the Lockup Period restriction, and a stop transfer order shall be placed with the Purchaser's transfer agent.

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     (c) The Merger Shares shall be registered pursuant to the Registration
Statement. The Merger Shares issuable to the MCS Major Stockholders shall also have registration rights in accordance with Section 4.1 of this Agreement.

     3.5. CLOSING. The closing of the Transactions (the "Closing") shall take place on or before January 7, 2000, at the offices of Purchaser's counsel in Atlanta, or another mutually agreed upon location as soon as practicable following compliance or waiver of the terms, conditions and contingencies contained herein or such other date as is mutually agreed upon by the parties hereto (such date to be herein referred to as the "Closing Date"). All computations, adjustments, and transfers for the purposes hereof shall be effective as of the close of business on the Closing Date. Each of the parties will take all lawful actions as may be necessary or appropriate in order to effectuate the Merger as promptly as possible subject to the satisfaction of the closing conditions set forth in Articles 8 and 9.

                                   ARTICLE 4.

                              ADDITIONAL COVENANTS

     4.1. REGISTRATION RIGHTS.

     (a) Upon request by one (1) or more of the Rights Holders, Purchaser will use its best efforts to file within 45 days of a request from such Rights Holders a registration statement with the SEC (utilizing Form S-3 or a successor form thereto and Rule 415 to the extent available) to register Registrable Shares as requested by such Rights Holders. Purchaser shall not be required to file more than three such registration statements (excluding any registration statement which is delayed pursuant to clause (e)below and through which the Rights Holders are unable to register eighty percent (80%) or more of the amount of Registrable Shares that they originally requested to register in such registration statement), and no such filing shall be made prior to the date which is six months after the Closing Date.

     (b) If Purchaser at any time proposes to register an offering of its securities under the Securities Act, either for its own account or for the account of or at the request of one or more Persons holding securities of Purchaser, Purchaser will:

     (i) give written notice thereof to each of the Rights Holders (which shall include a list of the jurisdictions in which Purchaser intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 days of its receipt of a request from one or more Persons holding securities of Purchaser to register securities, or from its decision to effect a registration of securities for its own account, whichever first occurs; and

     (ii) use its best efforts to include in such registration and in any underwriting involved therein, all the Registrable Shares specified in a written request by any Rights Holder made within 30 days after receipt of such written notice from Purchaser, except as set forth in Section 4.1(e) below and subject to the currently existing piggyback rights referenced in Section 4.1(g).

     (c) Without regard to whether the registration statement relating to the proposed sale of the Registrable Shares is made effective or the proposed sale of such shares is carried out, Purchaser shall pay the fees and expenses in connection with any such registration

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including, without limitation, legal, accounting and printing fees and expenses in connection with such registration statements, the registration filing and examination fees paid under the Securities Act and state securities laws and the filing fees paid to the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, each Rights Holder shall be responsible for the payment of underwriting discounts and commissions, if any, and applicable transfer taxes relating to the Registrable Shares sold by such Rights Holder and for the fees and charges of any attorneys or other advisers retained by such Rights Holder.

     (d) If and whenever pursuant to the provisions of this Section 4.1 Purchaser effects registration of Registrable Shares under the Securities Act of 1933 and state securities laws, Purchaser shall:

     (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period not to exceed two years after the filing (but which period shall be extended by the duration of any delay periods under clause (e)below);

     (ii) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as any Rights Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable (in the reasonable opinion of such Rights Holder) to enable such Rights Holder to consummate the disposition thereof; provided, however, that in no event shall Purchaser be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject.

     (e) Anything in this Section 4.1 to the contrary notwithstanding:

     (i) Purchaser shall not be obligated pursuant to Section 4.1(a) or Section 4.1(b) to effect any registration with respect to any Registrable Shares that have been sold by a Rights Holder pursuant to Rule 144.

     (ii) Purchaser may defer the filing ("Filing") of any registration statement or suspend the use of a prospectus under a currently effective registration statement under Section 4.1(a) at its discretion for "Good Cause." "Good Cause" means either if (1) Purchaser is engaged in active negotiations with respect to the acquisition of a "significant subsidiary" as defined in Regulation S-X promulgated by the SEC under the Exchange Act and the Securities Act which would in the opinion of counsel for Purchaser be required to be disclosed in the Filing; or (2) in the opinion of counsel for Purchaser, the Filing would require the inclusion therein of certified financial statements other than those in respect of Purchaser's most recently ended full fiscal year and any preceding full fiscal year, and Purchaser may then, at its option, delay the imposition of its obligations pursuant to Section 4.1(a) hereof until the earlier of (A) the conclusion or termination of such negotiations, or the date of availability of such certified financial statements, whichever is applicable, or (B) 60 days from the date of the registration request.

     In the event Purchaser has deferred a requested Filing, pursuant to the preceding paragraph, such deferral period shall end if Purchaser registers shares for resale by another stockholder of Purchaser. In the event Purchaser undertakes an underwritten public offering to issue Purchaser securities for cash during any period in which a requested Filing has been deferred or if the registration of which Purchaser gives notice under

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Section 4.1(b)(i) is for an underwritten public offering to issue Purchaser securities for cash, Purchaser shall include the Registrable Securities in such underwritten offering subject to (A) the right of the managing underwriters to object to including such shares, (B) Section 4.1(g), and (C) the condition that the Rights Holders selling Registrable Shares in such underwritten offering shall cooperate in the registration process in all material respects, including execution by such Rights Holders of the underwriting agreement agreed to by Purchaser and the underwriters.

     If the managing underwriter elects to limit the number or amount of securities to be included in any registration referenced in the preceding paragraph or in Section 4(b)(ii), all Persons holding securities of the Purchaser (including the Rights Holders) who hold registration rights and who have requested registration (collectively, the "Security Holders") shall participate in the underwritten public offering pro rata based upon the ratio of the total number or amount of securities to be offered in the offering by the total number or amount of securities held by each Security Holder (including the number or amount of securities which each such Security Holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by each Security Holder). If any such Security Holder would thus be entitled to include more securities than such Security Holder requested to be registered, the excess shall be allocated among the other Security Holders pro rata in a manner similar to that described in the previous sentence. Notwithstanding the foregoing, the holders of registration rights under the Registration Rights Agreements (as defined in Section 4.1(g)) shall have priority in accordance with the terms of such agreements, if applicable, but only to the extent that such rights have not been waived or amended.

     (iii) Purchaser may amend any registration statement to withdraw registration of a Rights Holder's Registrable Shares if that Rights Holder shall fail or refuse to cooperate in full and in a timely manner with all reasonable requests relating to such registration and the public offering generally made by Purchaser, the underwriters (if any), their respective counsel and Purchaser's auditors.

     (f) (i) Notwithstanding anything contained to the contrary in, and in addition to the indemnification provisions of Section 7.1 hereof, with respect to any registration statement relating to any Registrable Shares sold by any Rights Holder, such Rights Holder will indemnify Purchaser and each person, if any, who controls Purchaser within the meaning of the Securities Act, in writing, in form and substance acceptable to counsel for Purchaser, against any and all expenses, claims, damages or liabilities to which Purchaser may become subject under the Securities Act, Exchange Act, any applicable state securities laws, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing made pursuant to the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements contained therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to Purchaser by such Rights Holder expressly for use in the preparation thereof.

     (ii) With respect to any registration statement relating to any Registrable Shares held by any Rights Holder, Purchaser will indemnify such Rights Holder, each underwriter of the Registrable Shares, and each person, if any, who controls such Rights Holder or any

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such underwriter within the meaning of the Securities Act, against all expenses, claims, damages or liabilities to which such Rights Holder, any such underwriter, or any such controlling person may become subject, under the Securities Act, the Exchange Act, any applicable state securities law, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing under the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that
(x) Purchaser shall not be liable to any Rights Holder or to any controlling person of such Rights Holder in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Purchaser by such Rights Holder expressly for use in the preparation thereof;
and (y) Purchaser shall not be liable to any underwriter or any controlling person of such underwriter in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Purchaser by such underwriter expressly for use in the preparation thereof.

     (g) The parties hereto acknowledge that the rights to registration contained herein shall (i) be subject to the prior rights of holders under those certain Registration Rights Agreements ("Registration Rights Agreements") dated October 6, 1996 by and among IMHI Holdings, Inc. (as predecessor in interest to the Purchaser) and certain shareholders of Purchaser named therein, copies of which have been provided to Parent, the Right Holders and the Company, but only to the extent that such rights have not been waived or amended, and (ii) be equal in priority to the rights of certain parties as described in Section 4.1(g) of that certain Agreement and Plan of Merger dated as of July 12, 1999 by and among Purchaser, Simione Acquisition Corporation and CareCentric.

     (h) Purchaser shall as promptly as practicable prepare and file with the SEC such amendments and supplements to any registration statement and prospectus used pursuant to or in connection with this Section 4.1 as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or for such shorter period as may be required herein.

     (i) Purchaser shall furnish to each selling Rights Holder such number of conformed copies of its registration statement and of each such amendment and supplement thereto (in each case including all exhibits, such number of copies of the prospectus comprised in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other related documents) as such Rights Holder may reasonably request in order to facilitate the disposition of the Registrable Shares to be registered.

     (j) Purchaser will not grant any right of registration under the Securities Act relating to any of its equity securities to any person or entity other than pursuant to this Agreement unless the Rights Holders shall be entitled to have included in such registration all Registrable Shares requested by the Rights Holders to be so included prior to the inclusion

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of any securities requested to be registered by the persons or entities entitled to any such other registration rights, other than securities subject to the Registration Rights Agreements, which shall have priority (but only to the extent that such prior rights have not been waived or amended).

     (k) For so long as the Rights Holders collectively own securities representing 20% or more of the voting power of Purchaser on a fully diluted basis, and except as expressly set forth in Section 4(g) hereof, no other Person shall be entitled to "piggyback" or participate in any of the demand registrations that any Rights Holder initiates pursuant to Section 4.1(a) without such Rights Holder's prior written consent.

     (l) For purposes of this Section 4.1, "Rights Holder" shall mean any MCS Major Stockholder or Parent, and "Rights Holders" shall mean the MCS Major Stockholders and Parent.

     4.2. STOCKHOLDERS' MEETING. Purchaser, acting through its Board of Directors, shall duly call, give notice of, convene and hold a meeting of its stockholders and submit this Agreement and the Merger and any related matters, as appropriate, to a vote of Purchaser's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters, and shall use its reasonable best efforts to obtain the necessary approval of the Merger by its stockholders.

     4.3. BEST EFFORTS TO LIST SHARES AND MAINTAIN S-3 AND NASDAQ NMS STATUS. Purchaser shall use all of its efforts to ensure that, prior to the Effective Time, the Registrable Shares will be approved for trading on the NASDAQ National Market System subject to official notice of issuance. After the Closing, Purchaser shall use its best efforts to ensure that it shall remain eligible to
(i) register the Registrable Shares on Form S-3 under the Securities Act or any successor form thereof, and (ii) maintain approval for trading of the Registrable Shares on the NASDAQ National Market System.

     4.4. PROFITWORKS AGREEMENT. Prior to the Effective Time, Parent and the Company shall consummate a transaction pursuant to which Parent shall acquire from the Company all of the assets, and assume all of the liabilities, of the Company's ProfitWorks applications software and related product line ("ProfitWorks Business"). Such acquisition by Parent shall expressly provide that the Company shall have no further obligation to provide service, pay monies or otherwise have any future obligations (other than obligations in respect of the Company's warranties to Parent regarding title to its assets transferred to Parent) with respect to the ProfitWorks Business.

     4.5. PARENT PLAN AND COMPANY PLAN. Parent agrees that it will cause the account balance, if any, of each Company Employee (as defined in Section 5.18) under the Mestek, Inc. Savings & Retirement Plan (the "Parent Plan") to be fully vested as of the Spinoff Date. Subject to and in accordance with Code Section 401(k) and other applicable law, Company Employees shall be eligible to receive a distribution of their vested account balances under the Parent Plan within a reasonable time period following the Spinoff Date, and Purchaser and Parent agree to cooperate with respect to the timing of such distribution, including distribution of plan loan offset amounts. Purchaser agrees that it will timely loan funds to Company Employees who have participant loans outstanding under the Parent Plan as of the Spinoff Date, who become participants in The Simione Central Holdings, Inc. 401(k) Retirement Plan (the "Purchaser Plan"), and who elect direct rollovers of their entire remaining account balances under the Parent Plan (net of outstanding loan balances) to the Purchaser Plan, to permit such Company Employees to

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roll over their outstanding participant loan balances in full to the Purchaser
Plan within 60 days of the date the plan loan offset amount is distributed from the Parent Plan. As of the Spinoff Date, the Company shall cease to be an adopting employer under the Parent Plan and under any other Employee Benefit Plan sponsored by Parent. Parent and the Company agree to take all actions necessary to terminate the participation of the Company in the Parent Plan as of the Spinoff Date. On or prior to the Closing Date, the Company shall terminate the Employees' Retirement Plan of MCS, Inc., with the manner of such termination to be conducted in accordance with applicable law.

     4.6. COMPANY FINANCIAL STATEMENTS. Parent has delivered to Purchaser audited Company financial statements for the Company's fiscal years ended December 31, 1997 and December 31, 1998 and an unaudited balance sheet for the Company as of June 30, 1999 and the Company's related statement of income, stockholder's equity and cash flow for the period from January 1, 1999 through June 30, 1999. By no later than November 15, 1999, Parent or the Company will deliver to Purchaser an unaudited balance sheet for the Company as of September 30, 1999 and the Company's related statements of income, stockholder's equity and cash flows for the period from January 1, 1999 through September 30, 1999.

     4.7. CONDUCT OF BUSINESS BY PURCHASER AND THE COMPANY PENDING
MERGER. Except as set forth on Schedule 4.7, and except in connection with the Spinoff, each of Purchaser and the Company covenants and agrees that, unless the other party shall otherwise consent in writing or except as otherwise set forth herein, between the date hereof and the Closing, the businesses of the Company and Purchaser shall be conducted only in, and the Company and Purchaser shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and Purchaser will use respective best efforts to preserve intact respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve respective present relationships with customers, suppliers and other persons with which they have significant business relations; provided, however, that nothing herein shall obligate Purchaser or the Company to pay any additional compensation to any such persons. Each of the Company and Purchaser covenants that, between the date hereof and the Closing, it will not, directly or indirectly, do any of the following without the prior written consent of the other party:

     (a) except in connection with the Spinoff, (i) issue, sell (other than upon exercise of outstanding options or Warrants, whose terms shall not be changed) pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its capital stock; (ii) amend or propose to amend its Certificate or Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding share of its capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.7(a);

     (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) directly or indirectly, any Person or any business owned by such Person;
(ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of

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its assets; (iii) enter into any material contract or agreement, except in the ordinary course of business; (iv) authorize any capital expenditure in excess of $50,000 or outside the ordinary course of business; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 4.7(b);

     (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to increasing compensation of any officer, director, stockholder or employee or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies in effect on the date hereof and fully disclosed to the other parties hereto prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

     (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any employee benefit plan or otherwise to any of its employees, independent contractors or consultants, enter into any employee benefit plan, any employment or consulting agreement, grant or establish any new awards under any such existing employee benefit plan or agreement, or adopt or otherwise amend any of the foregoing, except as otherwise required by applicable law;

     (e) except in the ordinary course of business or as permitted herein, take any action to incur or increase prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or receivables except in the ordinary course of business;

     (f) directly or indirectly loan or advance monies to any Person under any circumstance whatsoever except for credit transactions with customers on terms consistent with past practices; or

     (g) fail to pay, perform or discharge as they become due any of its liabilities or obligations, the failure of which to pay, perform or discharge would have a Material Adverse Effect; or

     (h) do any act or omit to do any act which might reasonably be expected to cause a breach of any contract, commitment or obligation.

     4.8. EXPENSES. All of the expenses previously incurred by Purchaser in connection with the authorization, preparation, execution and performance of the Original Agreement and other agreements referred to therein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel, financial printers and accountants for Purchaser, shall be paid by Purchaser. All of the expenses incurred by Purchaser in connection with the authorization, preparation, execution and performance of this Agreement, the Note, the Security Agreement, the Certificate of Designations, the Mestek Warrant, or otherwise incurred by Purchaser as a result of the Spinoff including, without limitation, expenses relating to revising the proxy statement relating to the Merger previously filed with the SEC and converting such filing into the Registration Statement, and all fees and expenses of agents, representatives, financial printers, brokers, counsel and accountants for Purchaser in connection therewith, shall be paid by Parent regardless of whether or not the Merger is consummated. All reasonable expenses incurred by the Company and/or Parent in connection with the authorization, preparation, execution and performance of this Agreement on behalf of the Company and/or Parent and the other

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agreements referred to herein, including without limitation, all reasonable fees and expenses of advisors, agents, representatives, brokers, counsel and accountants, shall be paid by Parent or the Company if the Merger is not consummated, and shall be paid by Parent if the Merger is consummated; provided, however, that Parent shall not be required to pay costs incurred by Company personnel in connection with the Transactions; and provided, further, that Purchaser shall be responsible for one-half (1/2) of all expenses incurred by the Company (including, without limitation, the expenses of the Company's accountants, Grant Thornton, LLP) in connection with the preparation of financial statements required for filing in the Registration Statement and any valuation reports not yet produced that Purchaser and Parent reasonably determine are necessary in connection with the Transactions.

     4.9. TAX MATTERS.

     (a) Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date ("Pre-Closing Tax Periods"). Parent shall permit Purchaser to review and comment on each such Tax Return described in the preceding sentence prior to filing. Parent shall reimburse Purchaser for Taxes of the Company with respect to such Pre-Closing Tax Periods within fifteen (15) days after payment by Purchaser of such Taxes to the extent such Taxes exceed in the aggregate the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. Purchaser will remit to Parent within fifteen (15) days of receipt any refunds it may receive from any Tax Authority with respect to Pre-Closing Tax Periods.

     (b) The parties anticipate that the Merger will terminate all Tax periods for the Company. With respect, however, to any Tax periods of the Company which are determined to begin before the Closing Date and end after the Closing Date, Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company. Parent will remit to Purchaser within fifteen
(15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes exceed in the aggregate the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. Purchaser shall reimburse Parent for any refund of Taxes of the Company with respect to such periods within fifteen (15) days after receipt by Purchaser of such refund. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a

                                      A-19
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manner consistent with prior practice of the Company. This Section 4.9(b) shall not apply to the federal income taxes associated with the Parent Affiliated
Group.

     (c) With respect to the Parent Affiliated Group:

     (i) Parent and the Company have allocated, and will continue to allocate through the Closing Date, Federal income taxes in accordance with consolidated return regulations. Such Federal income tax allocations shall be set forth on the Closing Balance Sheet. Any tax sharing agreement between Parent and the Company shall be terminated as of the Closing Date and will have no further effect for any taxable period. Parent will not elect to retain any net operating loss carryovers or capital loss carryovers of the Company under Treasury Reg. ss. 1.1502-20(g).

     (ii) Parent will include the income of the Company (including any deferred income triggered into income by Treasury Reg. ss. 1.1502-13 and Treasury Reg. ss. 1.1502-14 and any excess loss accounts taken into income under Treasury Reg. ss. 1.1502-19) on the Parent's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Purchaser will furnish Tax information within ninety (90) days after the Closing Date concerning the Company to Parent for inclusion in Parent's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice. Parent will allow the Purchaser an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company. Parent will take no position on such Tax Returns that relate to the Company that would adversely affect the tax liability of Purchaser after the Closing Date. The income of the Company will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date.

     (iii) Parent will allow Purchaser and its counsel to participate in any audits of Parent consolidated federal income Tax Returns to the extent that such returns relate to the Company. Parent will not settle any such audit in a manner which could adversely affect the tax liability of Purchaser after the Closing Date without the prior written consent of Purchaser, not to be unreasonably withheld. Parent will not file an amended consolidated federal income Tax Return with respect to any income Tax matters of the Company that could adversely affect the tax liability of Purchaser without the prior written consent of Purchaser, not to be unreasonably withheld.

     (iv) Purchaser and Parent shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Parent agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Parent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and

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records and, if the other party so requests, Purchaser or Parent, as the case may be, shall allow the other party to take possession of such books and records.

     (v) For federal income Tax purposes, the parties intend that the Merger shall be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. None of the parties hereto shall take a position on any Tax Return which is inconsistent with such Tax treatment.

     4.10. NOTIFICATION OF CERTAIN MATTERS.

     (a) Purchaser shall give prompt notice to Parent and the Company of the following:

     (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation, warranty or agreement of Purchaser contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect; or

     (ii) any material failure of Purchaser, any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     (b) Parent and the Company shall give prompt notice to Purchaser of the following:

     (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of Parent or the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any change in or effect on the business of the Company that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of the Company, or (C) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, or the ability of Parent or the Company to perform its respective obligations hereunder; or

     (ii) Any material failure of Parent or the Company, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     (c) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release Parent, the Company or Purchaser from its covenants, representations or warranties under this Agreement.

     4.11. PUBLIC ANNOUNCEMENTS.

     (a) Except for and to the extent of any public announcement or disclosures relating to the Transactions previously made by any of the parties hereto, as may be required by law or stock exchange requirements, or as provided in this Section, each of the Company, Purchaser and Parent agree that until the consummation of the Transactions, each of such parties will not, and will direct its directors, officers, employees, representatives and agents who have knowledge of the Transactions not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than Persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the Transactions.

     (b) The Company and Parent shall obtain the prior oral or written consent of Purchaser, and Purchaser shall obtain the prior oral or written consent of the Company and Parent, before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to receiving such consent, except as may be, in the good faith belief of the party issuing such press release, required by law or stock exchange requirements. The parties acknowledge and agree that Purchaser and Parent expect to issue press releases with respect to the Transactions immediately after execution of this Agreement, as well as after the Closing.

     4.12. TAX FREE REORGANIZATION. After the Closing, Parent and Purchaser shall use their best efforts to protect the parties' intended tax treatment of the Merger as a tax free reorganization, as provided in Section 2.7 hereof. Purchaser will continue after the Closing the historical business operation of the Company pursuant to Regulation 1.368-1(d) of the Code.

     4.13. ACCESS AND INSPECTION. On reasonable notice, each party hereto shall provide the other party (or parties) full access during normal business hours from and after the date hereof until the Closing to all of the books and records of such party as they relate to the business and affairs of Purchaser or the Company (or, as to Parent only, the business and affairs of the Company) as may be requested, in each case for the purpose of making such continuing investigation of such party and its respective predecessors as it may desire. Each party shall cause appropriate personnel to assist the other party (or parties) in such continuing investigation and shall cause personnel, counsel, accountants and other non-employee representatives to be reasonably available to such party (or parties) in connection with its continuing investigation.

     4.14. ONGOING BUSINESS. Prior to Closing, neither Purchaser nor the Company will engage in any activities outside the ordinary course of business, except as contemplated herein.

     4.15. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Subject to compliance with applicable law, Purchaser, Parent and the Company will (a) cooperate with one another (i) in promptly determining whether in connection with this Agreement any filings, including qualifications to conduct business as a foreign corporation, are required to be made with, or consents, approvals, permits or authorizations are required to be obtained from, any Governmental Authority under any federal, state or foreign law or regulation or from any other third party under any Material Contract (as defined herein) and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and (b) provide one another with copies of all filings made by such party with any Governmental Authority in connection with this Agreement. In the event that the parties determine that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") is required to consummate the Transactions, Purchaser and Parent shall each bear one-half (1/2) of the cost of the filing fee.

     4.16. NO SOLICITATION.

     (a) In consideration of the expenses to be incurred by each of the parties hereto in negotiating toward this Agreement and in conducting its due diligence investigation, each of the parties hereto shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale or transfer of substantial assets, sale of any shares of capital stock (including without limitation by way of a tender offer), acquisition of shares of capital stock or assets, or similar transaction involving it or any of its subsidiaries, other than the Transactions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Section 4.16(a) shall prevent any of the parties hereto or its respective Board of Directors, from (A) furnishing non-public information, or entering into discussions or negotiations, with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or agreeing to or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Acquisition Proposal, would, if consummated, result in a transaction more favorable to such party over the long term than the transaction contemplated by this Agreement, and such Board of Directors determines in good faith after receipt of an opinion from outside legal counsel to the effect that such action is likely necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the Confidentiality Agreement; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     (b) Notwithstanding the foregoing, nothing in this Agreement shall prohibit Parent from soliciting, negotiating, agreeing to or consummating any Acquisition Proposals involving subsidiaries or divisions of Parent other than the Company.

     (c) If either Purchaser or the Company enters into a definitive agreement pursuant to an Acquisition Proposal, such party shall be deemed to have terminated this Agreement and shall pay the non-terminating party a termination fee within three business days of its entering into such a definitive agreement. The termination fee shall be the sum of (i) the non-terminating party's out-of-pocket costs incurred in connection with the Transactions through the date of termination, not to exceed $500,000 in the aggregate, and (ii) $1,200,000. The payment of a termination fee pursuant to this subsection, which is agreed to be a fair estimate of the expenses and damages which would be suffered by the non-terminating party in such event, shall be the sole and exclusive remedy of the non-terminating party against the terminating party and its respective directors, officers, employees, attorneys, agents, advisors or other representatives (including its stockholders), with respect to the occurrences giving rise to such payment. Should any court of competent jurisdiction determine that, consistent with applicable law, the termination fee set forth above is unenforceable or otherwise contrary to public policy, the parties hereto agree to any reformation of this Agreement by a court that would result in such termination fee being upheld and given effect.

     (d) Parent and the Company hereby consent to Purchaser's negotiation, but not consummation, of potential acquisitions that Purchaser has disclosed in writing to Parent at or prior to the date hereof.

     4.17. REGISTRATION.

     (a) The Company shall furnish to Purchaser such information, (including information about the Company and its affiliates), as may be necessary to enable Purchaser to prepare and file with the SEC a registration statement on Form S-4 under the Securities Act, and the rules and regulations promulgated thereunder, in respect of the Purchaser Common Stock to be issued by reason of the Merger, the Mestek Warrant, and the Purchaser Common Stock reserved for issuance under the Mestek Warrant (such registration statement, including the proxy statement/prospectus included therein which is to be furnished to the holders of the Company Capital Stock and/or to the holders of Purchaser Common Stock, in each case together with any amendments or supplements thereto, being referred to in this Agreement as the "Registration Statement"). The Company covenants that the Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Company's stockholders, or at the time of the meeting of the Company's stockholders held to approve the Merger Agreement, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Company with respect to the Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Company shall promptly notify Purchaser and shall assist Purchaser in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 4.17(d) below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Company covenants that the Registration Statement insofar as it relates to information concerning the Company, or any of its businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to the Company that is supplied by the Company for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Company shall have no liability or obligation for any information other than the Company Information.

     (b) The Company shall instruct its accountants, Grant Thornton, LLP, to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Purchaser letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Purchaser, each containing such matters as are customarily contained in auditors' letters regarding information about the Company included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Purchaser.

     (c) Purchaser shall file the Registration Statement and use its reasonable best efforts to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Purchaser Common Stock in the Merger, the Mestek Warrant, and the Purchaser Common Stock reserved for issuance under the Mestek Warrant; except that such covenant of Purchaser is made, as to those portions of the Registration Statement containing or required to contain Company Information, assuming and relying solely on timely and full compliance with Sections 4.17(a) and 4.17(b). Purchaser will, in a timely manner, provide the Company with copies of any written communications to or from the SEC and notify the Company of any material oral communications to or from the SEC with respect to the Registration Statement or the transactions contemplated thereby.

     (d) Purchaser covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Company's stockholders, or at the time of the meeting of the Company's stockholders held to approve the Merger, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading; except that Purchaser makes no covenant as to those portions of the Registration Statement containing or required to contain Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Purchaser that is required to be set forth in an amendment or supplement to the Registration Statement, Purchaser shall use its reasonable efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

     (e) The Registration Statement and all other documents required to be filed by Purchaser with the SEC in connection with the Transactions shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Purchaser shall have no liability or obligation for any failure to comply with such requirements arising out of the Company Information.

     (f) Purchaser shall use all reasonable efforts to take such action as may be necessary to ensure that the requirements of Rule 144(c) under the Securities Act are satisfied so as to enable any Affiliates of the Company to offer or sell the Purchaser Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

     (g) Each party will provide to the other parties, or their counsel, drafts of the information related to or customarily provided by such party to be included in the Registration Statement on Form S-4 and will generally cooperate with each other in the preparation thereof.

     4.18. AFFILIATES. The Company shall use its reasonable best efforts to cause each person that is an Affiliate of the Company on the date immediately preceding the date of the filing of the Registration Statement to deliver to Purchaser on such date a written agreement substantially in the form attached hereto as Exhibit 4.18 ("Rule 145 Letter"), and, in the event that any other person becomes an affiliate of the Company thereafter, to cause such person to provide a Rule 145 Letter to Purchaser at the Closing.

     4.19. DISSENTERS RIGHTS. In the event that, in obtaining Company Stockholder Approval, holders of five percent (5%) or more of the aggregate number of shares of issued and outstanding Company Capital Stock shall have exercised (and not withdrawn) dissenters rights under the Pennsylvania Act, the parties shall negotiate in good faith to amend this Agreement to provide for the payment of cash amounts to Company Stockholders who perfect (and do not withdraw) their dissenters rights under the Pennsylvania Act, and the payment of related legal expenses and court costs, in a manner mutually satisfactory to Purchaser and Parent.

                                   ARTICLE 5.

                       REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY AND PARENT

     In order to induce Purchaser to enter into this Agreement and consummate the Transactions, each of the Company and Parent represents and warrants to Purchaser as follows, each of which warranties and representations is material to and relied upon by Purchaser:

     5.1. ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. The states in which the Company is qualified to do business are set forth on Schedule 5.1. The Company has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. The Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity and does not have any subsidiaries, which for purposes of this Agreement means any corporation or other legal entity of which the Company (either alone or through or together with any other Affiliate of the Company) owns, directly or indirectly, more than 20% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     5.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which the Company is or will be a party and to consummate the Transactions. The Board of Directors of the Company at a meeting duly called and held has determined that the Merger is advisable and in the best interest of the Company and has approved it, and has recommended it to the Company's stockholders. The directors of the Company have also duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents to which the Company is or will be a party and the consummation of the Transactions, and, other than the requisite stockholder vote, no other corporate proceeding on the part of the Company is necessary to approve the Transactions. Assuming that this Agreement and each of the Closing Documents to which Purchaser is a party constitutes a valid and binding agreement of Purchaser, this Agreement and each of the Closing Documents to which the Company or Parent is or will be a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Company or Parent, as the case may be, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The duly elected officers and directors of the Company are set forth on Schedule 5.2 attached

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

hereto. Copies of the Articles of Incorporation, the Bylaws and all minutes of the Company are contained in the minute books of the Company. True, correct and complete copies of the minute books of the Company have been delivered to Purchaser.

     5.3. OWNERSHIP OF ASSETS. The Company has title to all of its properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options rights of tenants or other encumbrances, except as disclosed or reserved against in Schedule 5.3 or reserved against in the Company Financial Statements (as defined in Section 5.8(a) (to the extent and in the amounts so disclosed or reserved against)) and except for liens arising from current Taxes not yet due and payable and other liens not having a Material Adverse Effect. All buildings, machinery and equipment owned or leased by the Company are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. The Company has not received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to its operations and properties, whether owned or leased. All of the accounts receivable of the Company as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

     5.4. NO CONFLICT; REQUIRED CONSENTS. Schedule 5.4 lists all third party consents or approvals required with respect to the Company for consummation of the Transactions, which consents the Company agrees to use its best reasonable efforts to obtain. Assuming all such consents, approvals, authorizations and other actions have been obtained or taken and assuming the appropriate filings are made by Purchaser, Parent and the Company to effectuate the Merger under the Pennsylvania Act and the Delaware Act, and under the Securities Act and the Exchange Act, the execution and delivery by the Company of this Agreement and the Closing Documents and the consummation by the Company of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not in the aggregate have a Material Adverse Effect); (b) violate the terms of any instrument, document or agreement to which the Company is a party, or by which the Company or the property of the Company is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of the Company except for such violations, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect; (c) violate the Company's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or Governmental Authority applicable to the Company, or the business or assets of the Company, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of the Company after the Closing on substantially the same basis as theretofore operated.

     5.5. CAPITALIZATION. The authorized and outstanding capital stock of the Company is set forth on Schedule 5.5, which shall be updated at or prior to Closing to reflect the Spinoff, and no shares of the Company's Capital Stock are held in the treasury of the Company. All outstanding Company Capital Stock has been duly authorized, and is validly issued, fully paid and nonassessable. No party has any preemptive (whether statutory or contractual) rights in any capital stock of the Company. The Company has no convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. All securities of the Company were offered and sold in compliance with applicable Federal and state securities laws. Each and every dividend of the Company, if any, whether paid in cash or other property, has been declared and paid in compliance with applicable law, and the Company has no further obligation with respect to such payment.

     5.6. COMPLIANCE WITH LAWS; FILINGS WITH THE SEC.

     (a) The Company is in compliance with, and the Company operated any businesses previously owned by it in compliance with all applicable laws, orders, rules and regulations of all Governmental Authorities, including applicable Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received notice of any noncompliance with the foregoing.

     (b) Neither the Company nor any other Persons providing services for the Company have, to the knowledge of the Company or Parent, engaged in any activities which would be a basis for exclusion from any otherwise available Medicare, Medicaid or other federally funded programs under Section 1320a - 7a of Title 42 of the United States Code, or prohibited under any applicable portions of Section 1320a - 7b of such Title 42, or regulations promulgated thereunder, or related state or local statutes or regulations, including any "fraud and abuse" provisions, except where such noncompliance has and will have, individually and in the aggregate, no Material Adverse Effect.

     (c) Without limiting the foregoing, the Company and any other person or entity for whose conduct the Company is legally held responsible are in compliance with all applicable federal, state, regional, local or provincial laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control (collectively, "Environmental Laws"), except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect. Neither the Company, nor any other person or entity for whose conduct the Company is legally responsible has received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim, or proceedings alleging such violation or investigation by any Governmental Authority or any third party of any such violation.

     (d) Parent has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act since January 1, 1996 (collectively, the "Public Reports"), and has done so in a timely manner. Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, to the Parent's knowledge, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.7. LICENSES AND PERMITS. The Company holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of its assets and the operation of its business, except where the failure to hold such license, permit, concession, grant, franchise, approval or

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authorization has and will have, individually or in the aggregate, no Material
Adverse Effect. The Company has not received notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, which violations, individually or in the aggregate, would have a Material Adverse Effect. No proceeding is pending or, to the knowledge of the Company, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, nor is there any basis therefor, the revocation or limitation of which, individually or in the aggregate, would have a Material Adverse Effect.

     5.8. LIABILITIES AND OBLIGATIONS OF THE COMPANY.

     (a) Attached hereto as Schedule 5.8 are true, correct and complete copies of the Company's unaudited balance sheets as of December 31, 1997 and December 31, 1998, and unaudited balance sheet as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the years and six months then ended, together, except in the case of the financial statements dated June 30, 1999, with the reports of Grant Thornton thereon (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of the Company as of the respective dates thereof, and disclose all liabilities of the Company, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount.

     (b) The Company has no liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of its Tax Returns by any Tax Authority, except for (i) liabilities that, individually or in the aggregate, would not have a Material Adverse Effect, (ii) the liabilities and obligations of the Company that are disclosed or reserved against in the Company Financial Statements or Schedule
5.8 hereto, to the extent and in the amounts so disclosed or reserved against, and (iii) liabilities incurred or accrued in the ordinary course of business since June 30, 1999 and liabilities incurred in connection with the Transactions.

     (c) Except as disclosed in the Company Financial Statements or Schedule 5.8, the Company is not in default with respect to any liabilities or obligations, except for defaults that, individually or in the aggregate, would not have a Material Adverse Effect and all such liabilities or obligations shown or reflected in the Company Financial Statements or Schedule 5.8 and such liabilities incurred or accrued subsequent to June 30, 1999 were incurred in the ordinary course of business except as indicated in Schedule 5.8, except for liabilities and obligations that, individually or in the aggregate, would not have a Material Adverse Effect.

     5.9. TAXES.

     Except as to any noncompliance with any of the following provisions that would not, individually or in the aggregate, have a Material Adverse Effect:

     (a) The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Except as set forth in

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Schedule 5.9, the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no liens or other security interests on any of the assets of any of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens, if any, for Taxes not yet due and payable.

     (b) The Company has timely paid, withheld and/or remitted to the appropriate Tax Authority all Taxes required to be paid, withheld and/or remitted on or before the Closing Date. The reserves for Taxes to be reflected on the Closing Balance Sheet (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) will be adequate to cover all Tax liabilities, contingent or otherwise, as of the Closing Date.

     (c) No employee of the Company or any of its subsidiaries responsible for Tax matters has received notice that any Tax Authority proposes to assess any additional Taxes against the Company for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any Tax Authority in writing, or (ii) as to which any employee of the Company or the Parent responsible for Tax matters has knowledge based upon personal contact with any agent of such Tax Authority.

     (d) Except as set forth in Schedule 5.9, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments which have not yet been reported on any Tax Return, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

     (f) The Company is not a party to any Tax allocation or sharing agreement other than concerning federal income taxes for an Affiliated Group the common parent of which is Parent (such group, the "Parent Affiliated Group"). The Company has not been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary Tax Return other than a consolidated federal income Tax Return for the Parent Affiliated Group. The Company has no contractual obligation to indemnify any other person with respect to the payment of any Taxes of the other person which could have a Material Adverse Effect. With respect to the Parent Affiliated Group:

     (i) The Parent Affiliated Group has filed all federal income Tax Returns that it was required to file for each taxable period during which the Company was a member of the group. All such Tax Returns were correct and complete in all material respects in so far as they relate to the Company. All income Taxes owed by such Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which the Company was a member of the group; provided however, that Taxes for the taxable year which includes the Closing Date shall be paid when due.

     (ii) No employee of any of Parent and any of its subsidiaries responsible for Tax matters expects any authority to assess any additional income Taxes against the Parent Affiliated Group for any taxable period during which the Company was a member of the

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

group. There is no dispute or claim concerning any income Tax liability of the Parent Affiliated Group for any taxable period during which the Company was a member of the group either (A) claimed or raised by any authority in writing or
(B) as to which any employees of any of Parent and its subsidiaries responsible for Tax matters has knowledge based upon personal contact with any agent of such authority. Except as set forth on Schedule 5.9, the Parent Affiliated Group has not waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which the Company was a member of the group.

     5.10. CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. Schedule 5.10 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (identified by title, date and parties) (whether oral or written) to which the Company is a party that involve a receipt or an expenditure by the Company or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company, which in each case relates to a contract, agreement, commitment or instrument that requires (or is reasonably expected to require) payments or provides (or is reasonably expected to provide) for receipts in excess of $25,000 from the Closing Date until the first (1st) anniversary thereof.

     The contracts, agreements, commitments and other instruments listed or required to be listed on Schedule 5.10 or listed on a Schedule referred to in
Section 5.12 hereof are herein referred to as the "Material Contracts". All of the Material Contracts are in full force and effect.

     None of the Company, and, to the knowledge of the Company and Parent, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof, the breach of or default under which would, individually or in the aggregate, have a Material Adverse Effect; and there are no existing facts or circumstances known to the Company or Parent that would prevent the work in process of the Company or its contracts and agreements from maturing upon performance by the Company into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on Schedule 5.10 or as reserved against in the Company Financial Statements, there are no contracts or commitments that require the performance of services or provision of goods by the Company at a direct cost for each such contract or commitment known by the Company to be in excess of the revenue to be derived pursuant to the terms of such contract or commitment, which, individually, or in the aggregate, would have a Material Adverse Effect. Except for terms specifically described in
Schedule 5.10, the Company has not received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by the Company consistent with amounts historically charged for such services.

     5.11. CUSTOMER CONTRACTS. With respect to each contract, agreement, commitment or other instrument in effect to which the Company is a party with any customer of the Company (each, a "Customer Contract") all performance warranties with respect to computer software represented in writing as owned by or proprietary to the Company ("Owned Software") made by the Company in any Customer Contract, including warranties with respect to capacity, availability, downtime and response time, and Year 2000 compliance have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer Contract, except for failures to satisfy which, individually or in the aggregate, would not have a Material Adverse Effect.

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

     5.12. INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

     (a) Schedule 5.12(A) hereto sets forth (i) a complete and correct list of all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patents and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the patents and registered copyrights and a description of the same) applicable to or used in the business of the Company; (ii) the owner of such intellectual property and any registration thereof or application thereof; and (iii) a complete list of all licenses granted by or to the Company with respect to any of the above (identified by title, date and parties) (not inclusive of Customer Contracts). All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Company free and clear of all liens, claims, security interests and encumbrances, except for such liens, claims, security interests and encumbrances as would, individually or in the aggregate, not have a Material Adverse Effect. Except as set forth on Schedule 5.12(A), the Company is not currently in receipt of any notice of any violation of, and, to the Company's and Parent's knowledge, the Company is not violating the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset, except such violations as, individually or in the aggregate, would not have a Material Adverse Effect.

     (b) Schedule 5.12(B) contains a complete and accurate list of all Owned Software. Except as set forth on Schedule 5.12(B), the Company has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on Schedule 5.12(B) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection (c) below) in order to operate fully in the manner in which it is intended. The source code to the Owned Software has not been published or disclosed to any other parties, except as set forth in the Customer Contracts or as set forth on Schedule 5.12(B), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of the Company and Parent, no such other party has breached any such obligation of confidentiality.

     (c) Schedule 5.12(C) contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Company is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"). The Company has the right and license to use, sublicense, modify and copy Licensed Software to the extent set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Company, free of any other limitations or encumbrances, and the Company is in compliance with all applicable provisions of such agreements, except for failures to comply which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed on
Schedule 5.12(C), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. The Company has not published or disclosed any Licensed Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom the Company has disclosed Licensed Software has, to the knowledge of the Company and Parent, breached such obligation of

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

confidentiality, except for such publications and disclosures that, individually or in the aggregate, would not have a Material Adverse Effect.

     (d) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Company (collectively, the "Company Software"). The Transactions will not cause a breach or default under any licenses, leases or similar agreements relating to the Company Software or impair Purchaser's ability to use the Company Software in the same manner as such computer software is currently used by the Company. To the knowledge of the Company and Parent,
(i) the Company is not infringing any intellectual property rights of any other person or entity with respect to the Company Software, and (ii) no other person or entity is infringing any intellectual property rights of the Company with respect to the Company Software, except for infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

     5.13. LABOR MATTERS. Except as set forth on Schedule 5.13, within the last three (3) years the Company has not been the subject of any known union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Company or Parent, threatened to be called against the Company. The Company has not violated any applicable federal or state law or regulation relating to labor or labor practices, except where such violation has and will have, individually or in the aggregate, no Material Adverse Effect. Schedule
5.13 sets forth a true, correct and complete list of employer loans or advances from the Company to their respective employees. The Company is in compliance with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws"), except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect.

     5.14. WORK-IN-PROCESS, ORDERS AND RETURNS.

     (a) Except as set forth on Schedule 5.14(A), as of the date hereof, except for any claims specifically disclosed on other Schedules hereto, to the Company's and the Parent's knowledge, there are no claims nor does the Company reasonably expect to make or receive any claims to terminate Customer Agreements, or material licenses, services, or other orders, or for refunds relating to Customer Agreements, licenses, maintenance agreements, or other fees by reason of alleged dissatisfaction with the Company's capabilities or performance (including those related to Company Software), or defective or unsatisfactory services or products, except as would not result in, individually or in the aggregate, a Material Adverse Effect.

     (b) Except as set forth on Schedule 5.14(B), neither the Company nor Parent has been notified that the consummation of the Transactions will result in any cancellations or withdrawals of accepted and unfilled orders for services or Company Software, or maintenance or other services and the Company will inform Purchaser promptly upon receipt of any notification to that effect received after the date hereof, except for cancellations or withdrawals that, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of the Company and Parent, neither the execution of this Agreement nor the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for the license or sales of Company Software, services or merchandise, except for cancellations or

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withdrawals that, individually or in the aggregate, would not have a Material
Adverse Effect.

     5.15. ABSENCE OF CERTAIN CHANGES. Except as reflected on Schedule 5.15, or elsewhere in this Agreement or specifically identified on any Schedules hereto, and since June 30, 1999, the Company has not and at the Closing Date will not have:

     (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured), except for losses that, individually or in the aggregate, would not have a Material Adverse Effect;

     (b) Incurred any obligations specifically related to the Assets (including Customer Agreements), except in the ordinary course of business consistent with past practices;

     (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except for liens for Taxes not yet due and payable and liens and encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect;

     (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice, and except for those that, individually or in the aggregate, would not have a Material Adverse Effect;

     (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice;

     (f) To the Company's and Parent's knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials;

     (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect;

     (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, or circumstance which is, for example, national or industry-wide in nature) which might reasonably be expected to materially adversely affect the Assets;

     (i) Made any capital expenditures or commitments, any one of which is more than $50,000, for additions to property, plant, or equipment;

     (j) Made any material change in any method of accounting or accounting practice;

     (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of the Company's officers or directors, or any business or entity in which any officer or director of

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the Company, or any affiliate or associate of any of such Persons has any direct or indirect interest; or

     (l) Agreed to take any action described in this Section 5.15.

     5.16. LEASES. Schedule 5.16 contains a list of all leases pursuant to which the Company leases real or personal property, and copies of all such leases have been delivered to Purchaser. All such leases are in full force and effect, and except as set forth on Schedule 5.16, no event has occurred which is a default or which with the passage of time will constitute a default by the Company thereunder, nor has any such event occurred to the knowledge of the Company or Parent which is a default by any other party to such lease. All property leased by the Company or Parent as lessee is in the possession of the Company. Except as indicated in Schedule 5.16, no consent of any lessor is required in connection with the Transactions.

     5.17. LITIGATION. Except as set forth in Schedule 5.17, (i) there are no actions, proceedings or regulatory agency investigations against the Company or, to the Company or Parent's knowledge, involving the Assets pending (served) or threatened against the Company or against Parent, (ii) neither the Company nor Parent knows of any such action, proceeding or investigation against the Company, and (iii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement.

     5.18. EMPLOYEE BENEFIT PLANS: EMPLOYEES.

     Except as to any noncompliance with any of the following provisions that would not, individually, or in the aggregate, have a Material Adverse Effect:

     (a) Schedule 5.18 sets forth a list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, scholarship, disability, sick leave, vacation, bonus, retention, or other plan, agreement, or arrangement (each such plan, agreement or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") that is currently in effect for the benefit of (i) directors or employees of the Company, (ii) former directors or employees of the Company, or (iii) beneficiaries of anyone described in (i) or
(ii) (collectively, "Company Employees") or with respect to which the Company or any "ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes the Company) has any obligation on behalf of any Company Employee. Except as disclosed on Schedule 5.18 attached hereto, there are no other benefits to which any Company Employee is entitled for which the Company has any obligation.

     (b) Parent has delivered to Purchaser, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, group annuity contracts, insurance contracts, the most recent summary plan description, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last two (2) years for the plan and any related trust;
(iii) any communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"),

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Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority since January 1, 1998, but excluding any IRS determination letter submission; and (iv) the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

     (c) The Company has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

     (d) Except as otherwise set forth on Schedule 5.18 attached hereto, the Company is not liable for, and neither the Company nor Purchaser will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company), including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a) of ERISA.

     (e) The Company has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA").

     (f) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 5.18 attached hereto:

     (i) each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or, to the knowledge of the Company and Parent, is expected to occur that caused or could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

     (ii) all payments required by the Employee Benefit Plan or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

     (iii) there are no violations of or failures to comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with DOL, the IRS, the PBGC or any other governmental authority, or any of the assets of the Employee Benefit Plan or any related trust;

     (iv) no claims, lawsuit, arbitration or other action has been asserted or instituted or, to the knowledge of the Company and Parent, threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust, except for routine claims for benefits;

     (v) any bonding required with respect to the Employee Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

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     (vi) the Employee Benefit Plan complies in all respects with and has been maintained and operated in all respects in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

     (vii) no "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or, to the knowledge of Company and Parent, could reasonably be expected to subject the Company, any ERISA Affiliate or Purchaser, or any officer, director or employee of the Company, any ERISA Affiliate or Purchaser, or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto, which tax, penalty or liability could have a Material Adverse Effect;

     (viii) to the knowledge of the Company and Parent, the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty.

     (g) The Company is not subject to any liens, excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan.

     (h) None of the Employee Benefit Plans is subject to Title IV of ERISA.

     (i) In the case of any Employee Benefit Plan that is a Multiemployer Plan, the Company has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by the Company from such Employee Benefit Plan occurring on or prior to the date hereof.

     (j) The consummation of the Transactions will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee.

     (k) No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code as such Section of the Code is currently in effect.

     (l) Except as set forth on Schedule 5.18, attached hereto, no Employee Benefit Plan provides for any health benefits (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Company Employee who, at the time the health benefit is to be provided, is a former director or former employee of the Company (or a beneficiary of any such person), nor, to the knowledge of the Company and Parent, have any representations, agreements, covenants or commitments been made to provide such health benefits.

     (m) Since June 30, 1999 and through the date hereof, except as set forth on
Schedule 5.18 attached hereto or as required by applicable law or consistent with past practice, neither the Company nor any ERISA Affiliate has, nor will it, (i) institute or

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agree to institute any new employee benefit plan or practice for any Company
Employee, (ii) make or agree to make any change in any Employee Benefit Plan,
(iii) make or agree to make any increase in the compensation payable or to become payable by the Company or any ERISA Affiliate to any Company Employee, other than regularly scheduled increases, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Company Employee.

     (n) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall, to the extent required by GAAP, be reflected as a liability on the Closing Balance Sheet, including, without limitation, any portion of the matching contribution required with respect to the Parent Plan for the plan year ending after the Closing which is attributable to elective contributions made by Company Employees in such plan prior to the Closing.

     5.19. ACCURACY OF REPRESENTATIONS. No representation or warranty by the Company or Parent contained in this Agreement and no statement contained in any certificate or schedule furnished to Purchaser pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the knowledge of the Company and Parent, there is no current event or condition of any kind or character pertaining to the Company that may reasonably be expected to have a Material Adverse Effect, except as disclosed herein.

     5.20. BROKERS FEES AND EXPENSES. Neither the Company nor Parent or any affiliate thereof has retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate Purchaser to pay any such fees or commissions.

     5.21. BANK ACCOUNTS. Schedule 5.21 contains a true, complete and correct list showing the name and location of each bank or other institution in which the Company has any deposit account or safe deposit box, together with a listing of account numbers and names of all Persons authorized to draw thereon or have access thereto.

     5.22. BUSINESS PRACTICES. Neither the Company nor anyone acting on its behalf has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

     5.23. INSURANCE. Schedule 5.23 lists all of the insurance policies maintained by the Company, which Schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy. The Company shall maintain such insurance policies in full force and effect at least through the Closing Date.

     5.24. TAX FREE REORGANIZATION. To the knowledge of the Company there is no fact pertaining to it that would prevent the Merger from qualifying as a tax-free reorganization under the Code.

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

     5.25. NO EXISTING DISCUSSION. As of the date hereof, the Company is not engaged directly or indirectly, in any discussion or negotiations with any other party with respect to an Acquisition Proposal.

                                   ARTICLE 6.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     In order to induce the Company and Parent to enter into this Agreement and consummate the Transactions, Purchaser represents and warrants to the Company and Parent as follows, each of which representations and warranties is material to and relied upon by the Company and Parent:

     6.1. ORGANIZATION OF PURCHASER. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware. The states in which Purchaser is qualified to do business are set forth on Schedule 6.1. Purchaser has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. Except as set forth on Schedule 6.1, Purchaser does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity and does not have any subsidiaries.

     6.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Purchaser has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which Purchaser is or will be a party and to consummate the Transactions. The board of directors of Purchaser has duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents to which it is or will be a party and the consummation of the Transactions and has resolved to submit the Merger to and recommend approval of the Merger by the stockholders of Purchaser, and, except for shareholder approval, no other corporate proceedings on the part of Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and such Closing Documents and the consummation of the Transactions. Assuming that this Agreement and each of the Closing Documents to which Purchaser is a party constitutes a valid and binding agreement of Company and/or Parent, as the case may be, this Agreement and each of the Closing Documents to which Purchaser is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of Purchaser in each case enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity.

     6.3. NO CONFLICT; CONSENTS. Except as set forth on Schedule 6.3 hereto, and except for the applicable requirements of the Securities Act, the Exchange Act, state blue sky laws and the rules of the NASDAQ Stock Market, Inc., the execution and delivery by Purchaser of this Agreement, the Closing Documents to which it is or will be a party and the consummation by Purchaser of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which Purchaser is a party, or by which Purchaser or the property of Purchaser is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement or result in the creation of any lien upon any of the

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

property or assets of Purchaser, except for such violations, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect; (c) violate Purchaser's Certificate of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or Governmental Authority applicable to Purchaser, the business or assets of Purchaser, or the Merger, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Purchaser is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of Purchaser after the Closing on substantially the same basis as theretofore operated.

     6.4. OWNERSHIP OF ASSETS. Purchaser has title to all of its properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options rights of tenants or other encumbrances, except as disclosed or reserved against in Schedule 6.4 or reserved against in Purchaser's financial statements (as described in Section 6.8(a) (to the extent and in the amounts so disclosed or reserved against)) and except for liens arising from current Taxes not yet due and payable and other liens not having a Material Adverse Effect. All buildings, machinery and equipment owned or leased by Purchaser are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Purchaser has not received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to its operations and properties, whether owned or leased. All of the accounts receivable of Purchaser as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

     6.5. CAPITALIZATION. The authorized capital stock of Purchaser consists of 10,000,000 shares of preferred stock, $.001 par value per share, of which 3,034,521 shares of Series A Preferred Stock are outstanding, and 20,000,000 shares of common stock, $.001 par value per share, of which 8,741,713 shares are outstanding as of the date hereof. In addition, rights to receive 32,392 shares of Purchaser Common Stock, relating to unconverted shares from Purchaser's 1997 reverse stock split ("Purchaser Conversion Rights"), are outstanding as of the date hereof. All outstanding shares of Purchaser Common Stock and Purchaser's Series A Preferred Stock have been duly authorized, and are validly issued, fully paid and nonassessable. Except as set forth in Schedule 6.5, no party has any preemptive (whether statutory or contractual) rights in any capital stock of Purchaser. Except for the Purchaser Conversion Rights, and the options and the Warrants identified on Schedule 3.3(a), Purchaser has no convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. All securities of Purchaser were offered and sold in compliance with applicable Federal and state securities laws. Each and every dividend of the Purchaser, if any, whether paid in cash or other property, has been declared and paid in compliance with applicable law, and the Purchaser has no further obligation with respect to such payment.

     6.6. COMPLIANCE WITH LAWS.

     (a) Purchaser is in compliance with, and Purchaser operated any businesses previously owned by it in compliance with all applicable laws, orders, rules and regulations of all Governmental Authorities, including applicable Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Purchaser has not received notice of any noncompliance with the foregoing.

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

     (b) Neither Purchaser nor any other Persons providing services for Purchaser have, to the knowledge of Purchaser, engaged in any activities which would be a basis for exclusion from any otherwise available Medicare, Medicaid or other federally funded programs under Section 1320a - 7a of Title 42 of the United States Code, or prohibited under any applicable portions of Section 1320a - 7b of such Title 42, or regulations promulgated thereunder, or related state or local statutes or regulations, including any "fraud and abuse" provisions, except where such noncompliance has and will have, individually and in the aggregate, no Material Adverse Effect.

     (c) Without limiting the foregoing, Purchaser and any other person or entity for whose conduct Purchaser is legally held responsible are in compliance with all Environmental Laws, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect. Neither Purchaser, nor any other person or entity for whose conduct Purchaser is legally responsible has received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim, or proceedings alleging such violation or investigation by any Governmental Authority or any third party of any such violation.

     6.7. LICENSES AND PERMITS. Purchaser holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of its assets and the operation of its business, except where the failure to hold such license, permit, concession, grant, franchise, approval or authorization has and will have, individually or in the aggregate, no Material Adverse Effect. Purchaser has not received notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, which violations, individually or in the aggregate, would have a Material Adverse Effect. No proceeding is pending or, to the knowledge of Purchaser, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, nor is there any basis therefor, the revocation or limitation of which, individually or in the aggregate, would have a Material Adverse Effect.

     6.8. LIABILITIES AND OBLIGATIONS OF PURCHASER.

     (a) Attached hereto as Schedule 6.8 are true, correct and complete copies of Purchaser's balance sheets as of December 31, 1997 and December 31, 1998, and unaudited balance sheet as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the years and six months then ended, together (except in the case of the financial statements dated June 30, 1999) with the reports of independent public accountants thereon (collectively, the "Purchaser Financial Statements"). The Purchaser Financial Statements are complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of Purchaser as of the respective dates thereof, and disclose all liabilities of Purchaser, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, and except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount.

     (b) Purchaser has no liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of its

Tax Returns by any Tax Authority, except for (i) liabilities that, individually or in the aggregate, would not have a Material Adverse Effect, (ii) the liabilities and obligations of Purchaser that are disclosed or reserved against in the Purchaser Financial Statements or Schedule 6.8 hereto, to the extent and in the amounts so disclosed or reserved against, and (iii) liabilities incurred or accrued in the ordinary course of business since June 30, 1999 and liabilities incurred in connection with the Transactions.

     (c) Except as disclosed in the Purchaser Financial Statements or Schedule 6.8, Purchaser is not in default with respect to any liabilities or obligations, except for defaults that, individually or in the aggregate would not have a Material Adverse Effect, and all such liabilities or obligations shown or reflected in the Purchaser Financial Statements or Schedule 6.8 and such liabilities incurred or accrued subsequent to June 30, 1999 were incurred in the ordinary course of business except as indicated in Schedule 6.8, and except for liabilities and obligations, that, individually or in the aggregate, would not have a Material Adverse Effect.

     6.9. TAXES.

     Except as to any noncompliance with any of the following provisions that would not, individually or in the aggregate, have a Material Adverse Effect:

     (a) All Tax Returns required to be filed by Purchaser and/or its Affiliated Group on or before the date hereof have been timely filed with the appropriate Tax Authorities in all jurisdictions in which such Tax Returns are required to be filed and all amounts shown as owing thereon have been paid. All Taxes which have become due or payable on or prior to the date hereof, whether disputed or not, have been paid in full. All Taxes which are required to be collected or withheld by Purchaser and its Affiliated Group on or prior to the date hereof have been so collected or withheld. All deposits required by law to be made by Purchaser and its Affiliated Group on or prior to the date hereof with respect to employees' withholding Taxes have been duly made. No employee of Purchaser or any member of its Affiliated Group responsible for Tax matters (i) has received notice from any Tax Authority of the assessment or proposed assessment of Tax liabilities, disallowances, or assessments which remain unpaid and, (ii) has knowledge of any fact or facts which exist(s) or has existed which would constitute grounds for the assessment of any Tax liability. There is no examination currently in progress of the Tax Returns of Purchaser or its Affiliated Group by any Taxing Authority for which any employee of Purchaser or any of its Affiliated Group has received any notice, and, to the knowledge of employees of Purchaser or any member of its Affiliated Group responsible for Tax matters based upon personal contact with any agent of such Tax Authority, no such examination has been threatened by any Taxing Authority.

     (b) Purchaser has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Purchaser has not made any payments which have not yet been reported on any Tax Return, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate the Purchaser and its Affiliated Group to make any payments that will not be deductible under Section 280G of the Code. Purchaser and its Affiliated Group has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

     (c) Neither Purchaser nor its Affiliated Group has any contractual obligation to indemnify any other person with respect to the payment of any Taxes of the other person which could have a Material Adverse Effect.

     (d) Purchaser and its Affiliated Group's financial statements for the year ended December 31, 1998 and the unaudited interim quarter ending June 30, 1999 reflect an adequate reserve for deferred taxes established for timing differences between book and tax accounting income/asset basis. Purchaser and its Affiliated Group have not recognized a net tax asset for the future benefit of net operating loss carryovers and research and experimentation tax credit carryovers.

     6.10. CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. Schedule 6.10 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (identified by title, date and parties) (whether oral or written) to which Purchaser is a party that involve a receipt or an expenditure by Purchaser or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of Purchaser, which in each case relates to a contract, agreement, commitment or instrument that requires (or is reasonably expected to require) payments or provides (or is reasonably expected to provide) for receipts in excess of $25,000 from the Closing Date until the first (1st) anniversary thereof.

     The contracts, agreements, commitments and other instruments listed or required to be listed on Schedule 6.10 or listed on a Schedule referred to in
Section 6.12 hereof are herein referred to as the "Material Contracts". All of the Material Contracts are in full force and effect.

     None of the Company, and, to the knowledge of Purchaser, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof, the breach of or default under which would, individually or in the aggregate, have a Material Adverse Effect; and there are no existing facts or circumstances known to Purchaser that would prevent the work in process of Purchaser or its contracts and agreements from maturing upon performance by Purchaser into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on Schedule 6.10 or as reserved against in the Purchaser Financial Statements, there are no contracts or commitments that require the performance of services or provision of goods by Purchaser at a direct cost for each such contract or commitment known by Purchaser to be in excess of the revenue to be derived pursuant to the terms of such contract or commitment, which, individually or in the aggregate, would have a Material Adverse Effect. Except for terms specifically described in Schedule 6.10, Purchaser has not received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by Purchaser consistent with amounts historically charged for such services.

     6.11. CUSTOMER CONTRACTS. With respect to each Customer Contract, all performance warranties with respect to Owned Software made by Purchaser in any Customer Contract, including warranties with respect to capacity, availability, downtime and response time, and Year 2000 compliance have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer Contract, except for failures to satisfy which, individually or in the aggregate, would not have a Material Adverse Effect.

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

     6.12. INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

     (a) Schedule 6.12(A) hereto sets forth (i) a complete and correct list of all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patents and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the patents and registered copyrights and a description of the same) applicable to or used in the business of Purchaser; (ii) the owner of such intellectual property and any registration thereof or application thereof; and (iii) a complete list of all licenses granted by or to Purchaser with respect to any of the above (identified by title, date and parties) (not inclusive of Customer Contracts). All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by Purchaser free and clear of all liens, claims, security interests and encumbrances, except for such liens, claims, security interests and encumbrances as would, individually or in the aggregate, not have a Material Adverse Effect. Except as set forth on Schedule 6.12(A), Purchaser is not currently in receipt of any notice of any violation of, and, to Purchaser's knowledge, Purchaser is not violating the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset, except such violations as, individually or in the aggregate, would not have a Material Adverse Effect.

     (b) Schedule 6.12(B) contains a complete and accurate list of all Owned Software. Except as set forth on Schedule 6.12(B), Purchaser has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on Schedule 6.12(B) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection (c) below) in order to operate fully in the manner in which it is intended. The source code to the Owned Software has not been published or disclosed to any other parties, except as set forth in the Customer Contracts or as set forth on Schedule 6.12(B), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of Purchaser, no such other party has breached any such obligation of confidentiality.

     (c) Schedule 6.12(C) contains a complete and accurate list of all Licensed Software. Purchaser has the right and license to use, sublicense, modify and copy Licensed Software to the extent set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to Purchaser, free of any other limitations or encumbrances, and Purchaser is in compliance with all applicable provisions of such agreement, except for failures to comply which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.12(C), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Purchaser has not published or disclosed any Licensed Software to any other party except in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom Purchaser has disclosed Licensed Software has, to the knowledge of Purchaser, breached such obligation of confidentiality, except for such publications and disclosures that, individually or in the aggregate, would not have a Material Adverse Effect.

     (d) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of

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

Purchaser (collectively, the "Purchaser Software"). The Transactions will not cause a breach or default under any licenses, leases or similar agreements relating to Purchaser Software or impair Purchaser's ability to use Purchaser Software in the same manner as such computer software is currently used by Purchaser. To the knowledge of Purchaser, (i) Purchaser is not infringing any intellectual property rights of any other person or entity with respect to Purchaser Software, and (ii) no other person or entity is infringing any intellectual property rights of Purchaser with respect to Purchaser Software, except for infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

     6.13. LABOR MATTERS. Except as set forth on Schedule 6.13, within the last three (3) years Purchaser has not been the subject of any known union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of Purchaser, threatened to be called against Purchaser. Purchaser has not violated any applicable federal or state law or regulation relating to labor or labor practices, except where such violation has and will have, individually or in the aggregate, no Material Adverse Effect. Schedule 6.13 sets forth a true, correct and complete list of employer loans or advances from Purchaser to its employees. Purchaser is in compliance with all applicable requirements of the Immigration Laws, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect.

     6.14. WORK-IN-PROCESS, ORDERS AND RETURNS.

     (a) Except as set forth on Schedule 6.14(A), as of the date hereof, except for any claims specifically disclosed on other Schedules hereto, to Purchaser's knowledge, there are no claims nor does Purchaser reasonably expect to make or receive any claims to terminate Customer Agreements, or material licenses, services, or other orders, or for refunds relating to Customer Agreements, licenses, maintenance agreements, or other fees by reason of alleged dissatisfaction with Purchaser's capabilities or performance (including those related to Purchaser Software), or defective or unsatisfactory services or products, except as would not result in, individually or in the aggregate, a Material Adverse Effect.

     (b) Except as set forth on Schedule 6.14(B), Purchaser has not been notified that the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for services or Purchaser Software, or maintenance or other services and Purchaser will inform Purchaser promptly upon receipt of any notification to that effect received after the date hereof, except for cancellations or withdrawals that, individually or in the aggregate, would not have a Material Adverse Effect. To the knowledge of Purchaser, neither the execution of this Agreement nor the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for the license or sales of Purchaser Software, services or merchandise, except for cancellations or withdrawals that, individually or in the aggregate, would not have a Material Adverse Effect.

     6.15. ABSENCE OF CERTAIN CHANGES. Except as reflected on Schedule 6.15, or elsewhere in this Agreement or specifically identified on any Schedules hereto, and since June 30, 1999, Purchaser has not and at the Closing Date will not have:

     (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured), except for losses that, individually or in the aggregate, would not have a Material Adverse Effect;

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

     (b) Incurred any obligations specifically related to the Assets (including Customer Agreements), except in the ordinary course of business consistent with past practices;

     (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except for liens for Taxes not yet due and payable and liens and encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect;

     (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice and except for those that, individually or in the aggregate, would not have a Material Adverse Effect;

     (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice;

     (f) To Purchaser's knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials;

     (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect;

     (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, or circumstance which is, for example, national or industry-wide in nature) which might reasonably be expected to materially adversely affect the Assets;

     (i) Made any capital expenditures or commitments, any one of which is more than $50,000, for additions to property, plant, or equipment;

     (j) Made any material change in any method of accounting or accounting practice;

     (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of Purchaser's officers or directors, or any business or entity in which any officer or director of Purchaser, or any affiliate or associate of any of such Persons has any direct or indirect interest; or

     (l) Agreed to take any action described in this Section 6.15.

     The Company and Parent acknowledge and agree that a decrease in the market price of Purchaser Common Stock is not a material adverse change.

     6.16. LEASES. Schedule 6.16 contains a list of all leases pursuant to which Purchaser leases real or personal property, and copies of all such leases have been delivered to the Company and Parent. All such leases are in full force and effect, and except as set forth on Schedule 6.16, no event has occurred which is a default or which with the passage of time will constitute a default by Purchaser thereunder, nor has any such event occurred to

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the knowledge of Purchaser which is a default by any other party to such lease.
All property leased by Purchaser as lessee is in the possession of Purchaser. Except as indicated in Schedule 6.16, no consent of any lessor is required in connection with the Transactions.

     6.17. LITIGATION. Except as set forth in Schedule 6.17, (i) there are no actions, proceedings or regulatory agency investigations against Purchaser or, to Purchaser's knowledge, involving the Assets pending (served) or threatened against Purchaser, (ii) Purchaser does not know of any such action, proceeding or investigation against Purchaser, and (iii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement.

     6.18. EMPLOYEE BENEFIT PLANS: EMPLOYEES.

     Except as to any noncompliance with any of the following provisions that would not, individually, or in the aggregate, have a Material Adverse Effect.

     (a) Schedule 6.18 sets forth a list of each Employee Benefit Plan that is currently in effect for the benefit of (i) directors or employees of Purchaser,
(ii) former directors or employees of Purchaser, or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Purchaser Employees") or with respect to which Purchaser or any ERISA Affiliate has any obligation on behalf of any Purchaser Employee. Except as disclosed on Schedule 6.18 attached hereto, there are no other benefits to which any Purchaser Employee is entitled for which Purchaser has any obligation.

     (b) Purchaser has delivered to Parent and the Company, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, group annuity contracts, insurance contracts, the most recent summary plan description, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last two (2) years for the plan and any related trust; (iii) any communication involving the plan or any related trust to or from the IRS, DOL, PBGC or any other governmental authority since January 1, 1998, but excluding any IRS determination letter submission; and (iv) the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

     (c) Purchaser has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

     (d) Except as otherwise set forth on Schedule 6.18 attached hereto, Purchaser is not liable for any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to Purchaser), including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a) of ERISA.

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     (e) Purchaser has complied in all respects with COBRA.

     (f) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 6.18 attached hereto:

     (i) each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or, to the knowledge of Purchaser, is expected to occur that caused or could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

     (ii) all payments required by the Employee Benefit Plan or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

     (iii) there are no violations of or failures to comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with DOL, the IRS, the PBGC or any other governmental authority, or any of the assets of the Employee Benefit Plan or any related trust;

     (iv) no claims, lawsuit, arbitration or other action has been asserted or instituted or, to the knowledge of Purchaser, threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, Purchaser or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust, except for routine claims for benefits;

     (v) any bonding required with respect to the Employee Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

     (vi) the Employee Benefit Plan complies in all respects with and has been maintained and operated in all respects in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

     (vii) no "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or, to the knowledge of Purchaser, could reasonably be expected to subject Purchaser, any ERISA Affiliate or the Company, or any officer, director or employee of Purchaser, any ERISA Affiliate, or the Company, or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto, which tax, penalty or liability could have a Material Adverse Effect;

     (viii) to the knowledge of Purchaser, the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty.

     (g) Purchaser is not subject to any liens, excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan.

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

     (h) None of the Employee Benefit Plans is subject to Title IV of ERISA.

     (i) In the case of any Employee Benefit Plan that is a Multiemployer Plan, Purchaser has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by Purchaser from such Employee Benefit Plan occurring on or prior to the date hereof.

     (j) The consummation of the Transactions will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Purchaser Employee.

     (k) No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code, as such Section of the Code is currently in effect.

     (l) Except as set forth on Schedule 6.18 attached hereto, no Employee Benefit Plan provides for any health benefits (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Purchaser Employee who, at the time the health benefit is to be provided, is a former director or former employee of Purchaser (or a beneficiary of any such person), nor, to the knowledge of Purchaser, have any representations, agreements, covenants or commitments been made to provide such health benefits.

     (m) Since June 30, 1999 and through the date hereof, except as set forth on
Schedule 6.18 attached hereto or as required by applicable law or consistent with past practice, neither Purchaser nor any ERISA Affiliate has, nor will it,
(i) institute or agree to institute any new employee benefit plan or practice for any Purchaser Employee, (ii) make or agree to make any change in any Employee Benefit Plan, (iii) make or agree to make any increase in the compensation payable or to become payable by Purchaser or any ERISA Affiliate to any Purchaser Employee, other than regularly scheduled increases, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Purchaser Employee.

     (n) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall, to the extent required by GAAP, be reflected as a liability on the Purchaser Financial Statements, including, without limitation, any portion of the matching contribution required with respect to the Purchaser Plan for the plan year ending after the Closing which is attributable to elective contributions made by Purchaser Employees in such plan prior to the Closing.

     6.19. BROKERS FEES AND EXPENSES. Neither Purchaser nor any affiliate thereof has retained or utilized the services of any advisor, broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate the Company or Parent to pay any such fees or commissions.

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

     6.20. BANK ACCOUNTS. Schedule 6.20 contains a true, complete and correct list showing the name and location of each bank or other institution in which Purchaser has any deposit account or safe deposit box, together with a listing of account numbers and names of all Persons authorized to draw thereon or have access thereto.

     6.21. BUSINESS PRACTICES. Neither Purchaser nor anyone acting on its behalf has made any payment of funds of Purchaser prohibited by law, and no funds of Purchaser have been set aside to be used for any payment prohibited by law.

     6.22. INSURANCE. Purchaser maintains property, fire, casualty, general liability insurance and other forms of insurance relating to its assets and the operation of its business against risks of the kind customarily insured against and in amounts customarily insured (and, where appropriate, in amounts not less than the replacement cost of the assets). Purchaser shall maintain such insurance policies in full force and effect at least through the Closing Date.
Schedule 6.22 lists all of the insurance policies maintained by Purchaser, which
Schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy.

     6.23. TAX FREE REORGANIZATION. To the knowledge of Purchaser there is no fact pertaining to it that would prevent the Merger from qualifying as a tax-free reorganization under the Code. Purchaser has no present intention to redeem or reacquire any of its stock to be issued pursuant to the Merger. Purchaser has no present intention to dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C).

     6.24. NO EXISTING DISCUSSION. As of the date hereof, Purchaser is not engaged directly or indirectly, in any discussion or negotiations with any other party with respect to an Acquisition Proposal.

     6.25. SHARES TO BE DELIVERED. The Merger Shares to be issued with respect to previously outstanding Company Capital Stock when issued and delivered to Company Stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Purchaser. Upon delivery of the Merger Shares after the Closing, Company Stockholders will receive good and unencumbered title to the Merger Shares, free and clear of all liens, restrictions, charges, encumbrances and other security interests of any kind or nature whatsoever, except for restrictions existing under applicable securities laws regarding transferability of the Merger Shares, and except for any restrictions set forth on the legends of the stock certificates evidencing the Merger Shares.

     6.26. ACCURACY OF SECURITIES FILINGS; FINANCIAL STATEMENTS.

     (a) Except as set forth in Schedule 6.26, Purchaser has made all filings with the SEC that it has been required to make under the Securities and Exchange Act, and has done so in a timely manner. Purchaser has furnished, or otherwise made available, the Securities Filings to the Company and Parent. Each of the Securities Filings has complied with the Securities Act and the Exchange Act in all material respects. None of the Securities Filings, as of their respective dates, to Purchaser's knowledge, contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Purchaser for inclusion in the Proxy

Statement will, at the date of the filing of the Proxy Statement with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) The financial statements of Purchaser included and/or incorporated by reference into the Securities Filings (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Purchaser as of the indicated dates and the results of operations of Purchaser for the indicated periods, are consistent with the books and records of Purchaser and, except as disclosed on Schedule 6.26, do not contain any material item of special or non-recurring or other income not earned in the ordinary course of business; provided, however, that the interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount.

     (c) Except as and to the extent specifically disclosed in this Agreement, on the date hereof, there are, and prior to Closing will be, no liabilities or obligations of Purchaser of any nature, whether liquidated, accrued, absolute, continued or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Securities Filings, or (ii) that arose thereafter in the ordinary course of business, or (iii) that it specifically set forth on Schedule 6.8 attached hereto; and at the Closing, there will be no liabilities or obligations of Purchaser of any nature, whether liquidated or unliquidated, accrued, absolute, contingent or otherwise which are material individually or in the aggregate, except for those (A) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Securities Filings, or (B) that arise after the date of such balance sheet in the ordinary course of business (and are immaterial) or (C) that are specifically set forth on Schedule 6.26.

     6.27. APPROVALS. The execution and delivery of this Agreement and the consummation of the Transactions by Purchaser will not require the consent, approval, order or authorization of any governmental entity or regulatory authority or any other Person under any statute, law, rule, regulation (other than applicable federal and state securities laws), permit, license, agreement, indenture or other instrument to which Purchaser is a party or to which any of its properties are subject, except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not have a Material Adverse Effect on Purchaser, and except for any federal or state filings required by applicable securities laws (such as the Registration Statement), and the filing of the listing application for the Merger Shares with NASDAQ National Market, no declaration, filing or registration with any governmental entity or regulatory authority is required by Purchaser in connection with the execution and delivery of this Agreement, the consummation of the Transactions, or the performance by Purchaser of its obligations hereunder.

     6.28. ACCURACY OF REPRESENTATIONS. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate or schedule furnished to the Company or Parent pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the knowledge of Purchaser, there is no current event or condition of any kind or character pertaining to Purchaser that may reasonably be expected to have a Material Adverse Effect, except as disclosed herein.

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     6.29. NASDAQ RULES.  The consummation of the Transactions will not result in violation by Purchaser of any applicable NASDAQ rules or requirements.

                                   ARTICLE 7.

                                INDEMNIFICATION

     7.1. INDEMNIFICATION BY PARENT. Parent hereby indemnifies and holds harmless Purchaser and each of its affiliates, directors, officers, employees, advisors and agents from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of Company or Parent contained in this Agreement or any document executed and delivered by Parent or the Company in connection with the Transactions ("Transaction Documents"); (b) the ownership or use of the Assets, including, without limitation, any and all claims, liabilities, Taxes, debts, contracts, agreements, obligations, damages, costs and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties against the Surviving Corporation arising out of the operation of the Company's business prior to the Closing Date or as a result of the Transactions, which were not specifically disclosed herein or in the Schedules attached hereto; or (c) the Spinoff (collectively all claims described in this Section 7.1, being "Section
7.1 Indemnified Claims").

     7.2. INDEMNIFICATION BY SURVIVING CORPORATION. The Surviving Corporation, hereby indemnifies and holds harmless Parent and each of its affiliates, directors, officers, employees, advisors and agents from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or any of the Transaction Documents; or (b) the ownership or use of the Assets, including, without limitation, any and all claims, liabilities, Taxes, debts, contracts, agreements, obligations, damages, costs and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties against the Parent arising out of the operation of the Purchaser's business prior to or after the Closing Date (except as to Purchaser's business previously owned and operated by the Company, only after the Closing Date) or as a result of the Transactions, which were not specifically disclosed herein or in the Schedules attached hereto (collectively all claims described in this Section 7.2, being "Section 7.2 Indemnified Claims").

     7.3. PROVISIONS REGARDING INDEMNIFICATION. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 7.1 or 7.2 of this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in at its own expense, but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, Parent and Purchaser shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party provided, however, that if a firm, written offer is made to settle any such third party claim,

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

demand, action or proceeding (which offer does not involve the admission of guilt or wrongdoing by any indemnified party) and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

     7.4. SURVIVAL. The representations and warranties contained in this Agreement and in the Transaction Documents delivered at the Closing shall survive the Closing for a period ending on the first (1st) anniversary date of the Closing and shall thereafter cease to be of any force and effect, except for
(a) claims as to which notice has been given in accordance with Section 7.3 hereof prior to such date and which are pending on such date and (b) representations and warranties relating to: (i) title to the Assets (Sections
5.3 and 6.4 hereof), (ii) ownership of stock of the Company and Purchaser (Sections 5.5 and 6.5 hereof), (iii) Taxes (Sections 5.9 and 6.9 hereof) and
(iv) employee benefits (Sections 5.18 and 6.18 hereof), each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought.

     7.5. LIMITATIONS.

     (a) Notwithstanding anything to the contrary contained herein, Purchaser will not assert a claim against Parent under this Article 7 until the total of all Section 7.1 Indemnified Claims exceeds in the aggregate $1,000,000 (the "Base Amount"), at which time all Section 7.1 Indemnified Claims in excess of such Base Amount may be claimed in full and, if indemnifiable under this Article 7, shall be indemnified in full.

     (b) Notwithstanding anything to the contrary contained herein, Parent will not assert a claim against Purchaser under this Article 7 until the total of all
Section 7.2 Indemnified Claims exceeds the Base Amount, at which time all
Section 7.2 Indemnified Claims in excess of such Base Amount may be claimed in full and, if indemnifiable under this Article 7, shall be indemnified in full.

     (c) All Section 7.1 or Section 7.2 Indemnified Claims shall be satisfied by delivery from the indemnifying to the indemnified party of a number of shares of Purchaser Common Stock having a value equal to the amount of the Section 7.1 or
Section 7.2 Indemnified Claims, based on the market price of Purchaser Common Stock as of the date the indemnified party paid the amount(s) giving rise to the
Section 7.1 Indemnified Claim or Section 7.2 Indemnified Claim.

     (d) Any indemnification claims of Purchaser or Parent pursuant to Section
4.1 hereof shall not be subject to any of the terms or limitations described in this Article 7.

     (e) The satisfaction of all Section 7.1 Indemnified Claims and Section 7.2 Indemnified Claims shall be deemed to constitute adjustments to the aggregate consideration paid by Purchaser pursuant to the Merger.

     7.6. NO RECOURSE AGAINST THE COMPANY. Parent hereby irrevocably waives any and all right to recourse against the Company with respect to any breach of any representation, warranty, covenant, or noncompliance with any conditions or covenants, given or made by Parent or the Company in this Agreement or any document, certificate or agreement

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

entered into or delivered pursuant hereto. Parent shall not be entitled to contribution from, subrogation to or recovery against the Company with respect to any liability of Parent or the Company that may arise under or pursuant to this Agreement or the Transactions.

     7.7. EFFECT OF INSURANCE. With respect to any indemnifiable claim hereunder, the amount recoverable by the party seeking indemnification shall take into account any reimbursements realized by such party from insurance policies or other indemnification sources, arising from the same incident or set of facts or circumstances giving rise to the claim for indemnification. Upon the payment of the indemnified claim from the indemnifying party to the indemnified party, the indemnifying party shall have a right of subrogation with respect to any insurance proceeds or other rights to third party reimbursement for such claims held by the indemnified party.

                                   ARTICLE 8.

                           CONDITIONS TO OBLIGATIONS
                             OF PURCHASER TO CLOSE

     Each and every obligation of Purchaser under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions each of the Company and Parent agrees to use best efforts to satisfy:

     8.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by the Company and Parent in or pursuant to the Agreement or given on their behalf hereunder shall be true and correct in all respects on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Consequence.

     8.2. OBLIGATIONS PERFORMED. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, except where the failure to perform or comply does not have, and is not likely to have, individually, or in the aggregate, a Material Adverse Consequence.

     8.3. CONSENTS. Purchaser shall have obtained Purchaser Stockholder Approval, and the Company shall have obtained Company Stockholder Approval, and any waiting period applicable to this Agreement, the Merger and the Transactions under HSR shall have expired or early termination thereof shall have been granted.

     8.4. CLOSING DELIVERIES. The Company shall have delivered to Purchaser each of the following:

     (a) a certificate of the President of the Company certifying as to the matters set forth in Sections 8.1, 8.2 and 8.3 hereof and as to the satisfaction of all other conditions set forth in this Article 8;

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     (b) Certificates of Merger duly executed by an officer of the Company for filing in accordance with the provisions of Section 2.2 hereof;

     (c) the corporate minute books, seals and stock transfer books of the Company certified by the corporate secretary of the Company as true, correct and complete, including minutes authorizing the Merger and the Transactions;

     (d) an executed agreement reasonably satisfactory to Purchaser pursuant to which the Company has disposed of certain assets of its ProfitWorks applications software and related product line, consistent with the provisions of Section 4.4 hereof;

     (e) the audited Company financial statements, as more fully described in
Section 4.6 hereof, and an unaudited Closing Balance Sheet;

     (f) an opinion of counsel to the Company and Parent reasonably satisfactory to Purchaser and addressing only the issues of incorporation in Pennsylvania, qualification in other states, corporate power and authority to execute this Agreement and the Merger Option Agreement and to consummate the Transactions, the enforceability of this Agreement and the Merger Option Agreement, and no conflicts with the Articles of Incorporation or By-Laws of the Company or Parent;

     (g) the Merger Option Agreement duly executed by an officer of Parent;

     (h) a shareholder voting agreement executed by holders of at least sixty percent (60%) of the Merger Shares as required pursuant to Section 3 of that certain Shareholder Voting Agreement dated as of August 12, 1999 by and among Parent, Purchaser and Daniel J. Mitchell, as designated agent of certain shareholders of CareCentric;

     (i) receipt in immediately available funds of $6,000,000 less the outstanding principal balance and all accrued but unpaid interest due under the Note as of the Closing Date; and

     (j) evidence of termination of the Note and Security Agreement, and executed Uniform Commercial Code UCC-3 termination statements.

     8.5. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency or any pending action by any other Person, challenging or seeking damages in connection with the Merger and having a Material Adverse Consequence on Purchaser.

     8.6. NO MATERIAL ADVERSE CONSEQUENCE. Since the date of execution of this Agreement, there shall have been no Material Adverse Consequence as to the Company.

     8.7. REVISED SCHEDULES. The Company shall have provided Purchaser with revised Schedules dated as of the Closing Date (the "Revised Schedules"), with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or (ii) set forth material changes which in the opinion of Purchaser, individually or in the aggregate, could reasonably be expected to have a Material Adverse Consequence as to the Company unless such disclosures are approved in writing by Purchaser.

     8.8. REPAYMENT OF DEBTS. At the Closing, all officers, directors, stockholders and employees of the Company shall repay to the Surviving Corporation in full any outstanding indebtedness, if any, owed to the Company by them or their families.

     8.9. RELEASES. Each of the officers and directors of the Company shall have executed releases in favor of the Company in form reasonably satisfactory to Purchaser and its counsel.

     8.10. SPINOFF. The Spinoff shall have been consummated in compliance in all material respects with the Exchange Act and any other applicable federal or state securities laws or regulations.

     8.11. REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

                                   ARTICLE 9.

                           CONDITIONS TO OBLIGATIONS
                       OF THE COMPANY AND PARENT TO CLOSE

     Each and every obligation of the Company and Parent under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions Purchaser agrees to use best efforts to satisfy:

     9.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Purchaser in or pursuant to the Agreement or given on its behalf hereunder shall be true and correct in all respects on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Consequence.

     9.2. OBLIGATIONS PERFORMED. Purchaser shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing, except where the failure to perform or comply does not have, and is not likely to have, individually, or in the aggregate, a Material Adverse Consequence.

     9.3. CONSENTS. Purchaser shall have obtained Purchaser Stockholder Approval, and the Company shall have obtained Company Stockholder Approval; any waiting period applicable to this Agreement, the Merger and the Transactions under HSR shall have expired or early termination thereof shall have been granted; and the Registrable Shares shall have been listed and eligible for trading on the NASDAQ National Market System subject only to official notice of issuance.

     9.4. CLOSING DELIVERIES. Purchaser shall have delivered to the Company Stockholders and the Company each of the following:

     (a) delivery of the Merger Shares to Parent;

     (b) certified copies of the corporate resolutions of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser, together with an incumbency certificate with respect to the respective officers of Purchaser executing documents or instruments on behalf of Purchaser;

     (c) a certificate of the President or any Senior Vice President of Purchaser certifying as to the matters set forth in Sections 9.1, 9.2 and 9.3 hereof and as to the satisfaction of all other conditions set forth in this
Article 9;

     (d) an opinion of counsel to Purchaser reasonably satisfactory to Parent and the Company and addressing only the issues of incorporation in Delaware, qualification in other states, corporate power and authority to execute and deliver this Agreement and consummate the Transactions, the enforceability of this Agreement and the Merger Option Agreement, and no conflicts with the Certificate of Incorporation or By-Laws of Purchaser;

     (e) Certificates of Merger duly executed by an officer of Purchaser for filing in accordance with Section 2.2, or evidence of such filing;

     (f) the Merger Option Agreement duly executed by an officer of Purchaser;

     (g) evidence that the Certificate of Designations was duly filed with the Delaware Secretary of State;

     (h) a certificate for 5,600,000 shares of Purchaser Series B Preferred issued to Parent; and

     (i) the Mestek Warrant, duly executed by an officer of Purchaser.

     9.5. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging or seeking damages from Parent or the Company in connection with the Merger and having a Material Adverse Consequence on the Company or Purchaser.

     9.6. REVISED SCHEDULES. Purchaser shall have provided the Company and Parent with Revised Schedules dated as of the Closing Date, with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or (ii) set forth material changes which in the opinion of the Parent and the Company, individually or in the aggregate, could reasonably be expected to have a Material Adverse Consequence as to Purchaser, unless such disclosures are approved in writing by Parent and the Company.

     9.7. NO MATERIAL ADVERSE CONSEQUENCE. Since the date of execution of this Agreement, there shall have been no Material Adverse Consequence as to Purchaser.

     9.8. SPINOFF. The Spinoff shall have been consummated in compliance in all material respects with the Exchange Act and any other applicable federal or state securities laws or regulations.

     9.9. REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

                                  ARTICLE 10.

                                  TERMINATION

     10.1. TERMINATION. This Agreement may be terminated at any time (the "Termination Date") before the Closing Date:

     (a) by mutual written consent of Purchaser, Parent and the Company;

     (b) by Purchaser upon the occurrence or upon its discovery of a Material Adverse Consequence as to the Company;

     (c) by Parent or the Company upon the occurrence or upon their discovery of a Material Adverse Consequence as to Purchaser;

     (d) by Purchaser or the Company pursuant to Section 4.16 hereof; or

     (e) by Purchaser, Parent or the Company if the Closing is not consummated on or before January 7, 2000, unless the failure to close by such date is attributable to actions or omissions of the party seeking to terminate this Agreement under this subsection.

     10.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(e) above, no party shall have any obligations to the others hereunder except for those obligations with respect to confidentiality and the return of confidential information set forth below and in the Confidentiality Agreement. If this Agreement is terminated pursuant to Section 10.1(d), the remedies available to the non-terminating party set forth in Section 4.16(c) hereof shall apply. If this Agreement is terminated, each party shall promptly return to each other all copies of the due diligence materials previously provided to such party or their representatives, and the obligations in respect of confidentiality set forth in the Confidentiality Agreement shall remain in effect.

                                  ARTICLE 11.

                            MISCELLANEOUS PROVISIONS

     11.1. SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and shall, to the extent possible, be modified to conform with such laws, without invalidating the remaining provisions hereto.

     11.2. MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

     11.3. ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. Except as provided pursuant to the Spinoff, this Agreement and the Closing Documents may not be assigned by Purchaser and may not be assigned by the Company or Parent without the prior written consent of Purchaser. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. By their execution and delivery of this Agreement, the MCS Major Stockholders hereby covenant and agree to vote their shares of Parent's common stock, and Company Capital Stock to be issued to them after the Spinoff, in favor of the Merger.

     11.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.5. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below.

If to Company or Parent:                        Mestek, Inc.
                                                260 North Elm Street
                                                Westfield, Massachusetts 01085
                                                Attention: Chief Executive
                                                Officer
                                                Telefax: (413) 568-7428

with a copy to:                                 Baker & McKenzie
                                                815 Connecticut Avenue, N.W.
                                                Washington, D.C. 20006-4078
                                                Attn: Marc R. Paul, Esq.
                                                Telefax: (202) 452-7074

If to Purchaser:                                Simione Central Holdings, Inc.
                                                6600 Powers Ferry Road
                                                Atlanta, Georgia 30339
                                                Attention: Chief Executive
                                                Officer
                                                Telefax: (770) 644-6558

with a copy to:                                 Arnall Golden & Gregory, LLP
                                                2800 One Atlantic Center
                                                1201 West Peachtree Street
                                                Atlanta, Georgia 30309-3450
                                                Attention: Sherman A. Cohen, Esq.
                                                Telefax: (404) 873-8631

     or at such other address as any party hereto notifies the other parties hereof in writing.

     11.6. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except for the Confidentiality Agreement, the restrictions and obligations of which shall survive according to its terms, this Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any Person other than Purchaser, the Company, and Parent, any rights or remedies hereunder. No provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

     11.7. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding those relating to conflicts of laws.

     11.8. ARBITRATION. Any claim arising out of or related to this Agreement or the alleged breach of a representation, warranty or covenant thereof or arising out of any of the Transactions, which has not been resolved by mutual agreement of the parties after a sixty (60) day negotiation period in which the parties try to resolve the claim, shall be finally settled by arbitration. Such arbitration shall be conducted in Wilmington, Delaware in accordance with the Commercial Rules of the American Arbitration Association then in effect, as modified or supplemented herein, or as the parties mutually agree otherwise. Notwithstanding the rules of the arbitral body, the parties hereto agree (a) that any arbitration shall be presided over by a single arbitrator, who shall have been admitted to the practice of law, and be in good standing or on retirement status in any of the fifty United States or the District of Columbia, (b) that the arbitrator shall base his decision on the facts as presented into evidence, and (c) that the arbitrator shall prepare a written memorandum of decision setting forth the findings of fact and conclusions of law. The arbitrator shall be selected by Purchaser and Parent. If they cannot agree on such selection within a thirty (30) day period, they shall ask the American Arbitration Association to appoint an arbitrator. The decision of the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction. Any claim for relief made pursuant to this Agreement shall be made within one (1) year from the date upon which the party claiming relief knew or should have known of the cause of action constituting such claim. All costs of the arbitration shall be borne by the party determined to be the losing party by the arbitrator. For purposes of determining the prevailing and losing party, the arbitrator may consider offers of settlement by either Purchaser or Parent, or both of them.

     11.9. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.10. INCORPORATION OF EXHIBIT AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.11. WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     11.12. TIME OF ESSENCE.  Time is of the essence in this Agreement.

     11.13. APPOINTMENT OF AGENT. By operation of this Agreement and upon the approval of this Agreement by the holders of Company Capital Stock, Parent shall be appointed as the designated agent of the Company Stockholders for the purpose of enforcing the rights of the Company Stockholders pursuant to Section 7.2 of this Agreement. The Company Stockholders shall be bound by any actions taken by Parent on their behalf pursuant to Section 7.2 or otherwise under this Agreement.

     11.14. PROVISION OF ASSISTANCE.

     (a) After the date of the Amendment Agreement and prior to the Closing Date, upon reasonable request from the Purchaser, Parent will use its commercially reasonable efforts to make Parent's and the Company's employees available to Purchaser on a consulting basis. The cost of such assistance will be equal to Parent's and the Company's out-of-pocket expenses plus a per employee consulting fee based on the employee's skill, experience and workload, to be determined by Parent or the Company after consultation with Purchaser. Notwithstanding Section 4.8, the cost of such assistance will be billed to Purchaser at the earlier of the Closing Date or the Termination Date and shall be due and payable by Purchaser upon Purchaser's receipt of such bills.

     (b) Purchaser, Parent and the Company will negotiate in good faith to enter into, on or prior to the Closing Date, an agreement for services such as those described in Section 11.14(a) to be provided after the Closing Date; provided, however, that such services agreement shall not be a condition to the Closing.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:                                          PURCHASER:
MCS, INC.                                         SIMIONE CENTRAL HOLDINGS,
                                                  INC.

By:                                               By:
                                                  -----------------------------------------------
-----------------------------------------------   Name:
Name:                                             -----------------------------------------------
-----------------------------------------------   Title:
Title:

                                                  PARENT:
                                                  MESTEK, INC.

                                                  By:
                                                  -----------------------------------------------
                                                  Name:
                                                  -----------------------------------------------
                                                  Title:
                                                  -----------------------------------------------

                                                  MCS MAJOR STOCKHOLDERS

                                                  ------------------------------------------------
                                                  John E. Reed

                                                  ------------------------------------------------
                                                  Stewart B. Reed

                                                  ------------------------------------------------
                                                  E. Herbert Burk

                       AMENDED AND RESTATED AGREEMENT AND
                    PLAN OF MERGER AND INVESTMENT AGREEMENT

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES*              DESCRIPTION
----------              -----------
Schedule 3.1(a)    --   Exchange Ratio
Schedule 3.3(a)    --   Options and Warrants
Schedule 4.7       --   Exceptions to conduct of Purchaser and Company pending
                        Merger
Schedule 5.1       --   States of Qualification -- Company
Schedule 5.2       --   Officers and Directors -- Company
Schedule 5.3       --   Encumbrances -- Company
Schedule 5.4       --   Required Consents and Approvals -- Company
Schedule 5.5       --   Capitalization of the Company
Schedule 5.8       --   Company Financial Statements; Liabilities not disclosed on
                        Financials -- Company
Schedule 5.9       --   Taxes
Schedule 5.10      --   Material Contracts -- Company
Schedule 5.12(A)   --   Intellectual Property -- Company
Schedule 5.12(B)   --   Owned Software -- Company
Schedule 5.12(C)   --   Licensed Software -- Company
Schedule 5.13      --   Labor Matters -- Company
Schedule 5.14(A)   --   Work-in-Process, Orders and Returns -- Company
Schedule 5.14(B)   --   Cancellations Arising from Transactions -- Company
Schedule 5.15      --   Exceptions to Absence of Certain Changes -- Company
Schedule 5.16      --   Leases -- Company
Schedule 5.17      --   Litigation -- Company
Schedule 5.18      --   Employee Benefit Plans of All Kinds -- Company
Schedule 5.21      --   Bank Accounts -- Company
Schedule 5.23      --   Insurance -- Company
Schedule 6.1       --   States of Qualification -- Purchaser
Schedule 6.3       --   Purchaser Consents
Schedule 6.4       --   Encumbrances -- Purchaser
Schedule 6.5       --   Capitalization -- Purchaser
Schedule 6.8       --   Purchaser Financial Statements; Liabilities not disclosed on
                        Financials -- Purchaser
Schedule 6.10      --   Schedule Material Contracts -- Purchaser
Schedule 6.12(A)   --   Schedule Intellectual Property -- Purchaser
Schedule 6.12(B)   --   Owned Software -- Purchaser
Schedule 6.12(C)   --   Licensed Software -- Purchaser

SCHEDULES*              DESCRIPTION
----------              -----------
Schedule 6.13      --   Labor Matters -- Purchaser
Schedule 6.14(A)   --   Work-in-Process, Orders and Returns -- Purchaser
Schedule 6.14(B)   --   Cancellations Arising from Transactions -- Purchaser
Schedule 6.15      --   Exceptions to Absence of Certain Changes -- Purchaser
Schedule 6.16      --   Leases -- Purchaser
Schedule 6.17      --   Litigation -- Purchaser
Schedule 6.18      --   Employee Benefit Plans of All Kinds -- Purchaser
Schedule 6.20      --   Bank Accounts -- Purchaser
Schedule 6.22      --   Insurance -- Purchaser
Schedule 6.26      --   Exceptions regarding Securities Filings -- Purchaser

    EXHIBITS
    --------       DESCRIPTIONS
Exhibit 1.2(a)       --          (1) Note
Exhibit 1.2(b)       --          (2) Security Agreement
Exhibit 1.4          --          (3) Certification of Designations
Exhibit 1.5          --          (4) Mestek Warrant
Exhibit 3.3(a)       --          (5) Merger Option Agreement

-------------------------

* In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted. There is a list of schedules at the end of the Exhibit, briefly describing them. The Registrant will furnish supplementary a copy of any omitted schedule to the Commission upon request.

                                                                      APPENDIX B

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES B PREFERRED STOCK
                       OF SIMIONE CENTRAL HOLDINGS, INC.

     It is hereby certified that:

     1. The name of the corporation is Simione Central Holdings, Inc. (the "Corporation").

     2. Section 1 of Article III of the Certificate of Incorporation of the Corporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value, 1/10th of 1 cent, and Section 3 of Article III of the Certificate of Incorporation of the Corporation expressly vests in the Board of Directors of the Corporation the authority provided therein to issue shares of preferred stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such shares of preferred stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them.

     3. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Section 151(g) of the General Corporation Law
of the State of Delaware, the Board of Directors adopted on the [          ] day
of [          ], 1999 the resolutions set forth below: (a) creating a series of shares of preferred stock designated "Series B Preferred Stock"; and (b) setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of the shares of the Series B Preferred Stock. No shares of Series B Preferred Stock have been previously issued.

     Resolutions of the Board of Directors of the Corporation adopted on the day
of [       ], 1999:

     "RESOLVED, that pursuant to authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of preferred stock, par value 1/10th of 1 cent per share, of the Corporation and states its designation and number of shares and fixes the relative rights, preferences and limitations thereof as follows:

     A. Designation. The designation shall be "Series B Preferred Stock" (the "Series B Preferred Stock"). Each share of the Series B Preferred Stock shall be identical in all respects with the other shares of Series B Preferred Stock.

     B. Number. The number of shares of Series B Preferred Stock shall be 5,600,000, which number from time to time may be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation. Any shares of Series B Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

     C. Voting. Each share of the Series B Preferred Stock shall have two (2) votes in all matters to be voted upon by the stockholders of the Corporation. The Series B Preferred Stock shall vote on any matter upon which stockholders of the Corporation are entitled to vote, together as a single class with such stockholders.

     D. Director. For so long as the Series B Preferred Stock shall remain outstanding, in the event that the Board of Directors of the Corporation is unable to reach a decision on a vote on any matter properly before the Board of Directors in two consecutive meetings of the Board of Directors, the number of directors of the Board of Directors shall be increased by One (1) member and the holders of the Series B Preferred Stock shall have the right to appoint such member of the Board of Directors. Any director who has been appointed by the holders of the Series B Preferred Stock may be removed during such director's term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series B Preferred Stock.

     E. Dividends. The holder of each share of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, and subject to the dividend rights of the holders of the Series A Preferred Stock pursuant to the provisions of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock, cumulative dividends at the rate per annum of nine percent (9%) of the One Dollar and Seven and 143/1000 cents ($1.07143) original issuance price per share (the "Original Issuance Price") of the Series B Preferred Stock declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends on outstanding shares of the Series B Preferred Stock must be paid in full before any cash dividend may be declared on the common stock.

     F. Mergers. In the event of a Change of Control Transaction (as defined below), each share of Series B Preferred Stock shall be entitled to receive the same consideration as an outstanding share of common stock, but in any event not less than the Original Issuance Price, plus accumulated but unpaid dividends. For the purposes of this Section F, a "Change of Control Transaction" with respect to the Corporation means (i) the acquisition of the Corporation by a non-affiliated third party pursuant to a merger, consolidation or business combination; (ii) the sale of all or a substantial part of the assets of the Corporation to a non-affiliated third party; (iii) the occurrence of a transaction pursuant to which any entity or person shall, alone or in combination with any affiliate (as defined in the Securities and Exchange Act of 1934 as amended and all regulations promulgated pursuant thereto, (the "Exchange Act")) become the beneficial owner (as defined in Rules 13(d) and 13(d)-5 under the Exchange Act) of fifty percent (50%) or more of any outstanding class of capital stock of the Corporation having ordinary voting power in the election of its directors; or (iv) the Corporation shall cease to own less than eighty percent (80%) of the voting stock of any of its subsidiaries (unless such failure is due to the merger of any subsidiary with and into the corporation). The transactions among the Corporation, Mestek, Inc. and MCS, Inc. contemplated in that certain Agreement and Plan of Merger dated as of May 26, 1999, as amended, by and between such parties shall not be deemed to constitute a Change of Control Transaction under this Section F.

     G. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed in the following order of priority:

     1. The remaining assets, if any, of the Corporation available for distribution to the stockholders shall be distributed in accordance with the provisions of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock.

     2. After distribution of the amount set forth above, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount equal to One Dollar and Seven and 143/1000 cents ($1.07143) per share (the "Liquidation Price") plus an amount equal to the Original Issuance Price multiplied by nine (9%) percent per annum from the date of original issuance of the Series B Preferred Stock to the date of distribution, provided such amount shall be reduced by an amount equal to all dividends declared and paid with respect to such shares of Series B Preferred Stock since the original date of issuance. If the assets and funds of the Corporation available for distribution to the holders of Series B Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section, then all the assets of the Corporation available for distribution shall be distributed to the holders of Series B Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation interest.

     3. After distribution of the amount set forth above, the remaining assets, if any of the Corporation available for distribution to the stockholders shall be distributed to holders of shares of common stock to the exclusion of the holders of Series A Preferred Stock and Series B Preferred Stock until such holders of common stock have been paid an amount equal to the aggregate liquidation price of the Series A Preferred Stock and the Series B Preferred Stock, and then, if any assets remain, the balance shall be distributed ratably to the holders of common stock and to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock.

     H. The Corporation will not amend this Certificate in a manner which materially and adversely impacts the rights of the Series B Preferred Stock hereunder or recombine or reclassify the Series B Preferred Stock without the prior written approval of holders of a majority of the shares of Series B Preferred Stock then outstanding.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the Series B Preferred Stock and fixing the powers, designations, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware."

     The effective time and date of the Series B Preferred Stock herein certified shall be the filing date of this Certificate of Designations with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Senior Vice President, and such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and
correct to his own knowledge this [     ] day of [          ], 1999.

                                          --------------------------------------
                                                      George M. Hare
                                                  Senior Vice President

                                                                      APPENDIX C

PA ST 15 Pa.C.S.A. sec. 1571
15 Pa.C.S.A. sec. 1571

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
             PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
            TITLE 15.   CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                            PART II.   CORPORATIONS
                       SUBPART B.   BUSINESS CORPORATIONS
             ARTICLE B.   DOMESTIC BUSINESS CORPORATIONS GENERALLY
             CHAPTER 15.   CORPORATE POWERS, DUTIES AND SAFEGUARDS
                       SUBCHAPTER D.   DISSENTERS RIGHTS

                   (C) West Group 1999. All rights reserved.
                   Current through End of the 1998 Reg. Sess.

sec. 1571.  Application and effect of subchapter

     (A) GENERAL RULE. -- Except as otherwise provided in subsection (b), any stockholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a stockholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

     (B) EXCEPTIONS. --

     (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the stockholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

     (i) listed on a national securities exchange; or

     (ii) held of record by more than 2,000 stockholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

     (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

     (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

     (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all stockholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all stockholders of the class.

     (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

     (3) The stockholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting stockholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (C) GRANT OF OPTIONAL DISSENTERS RIGHTS. -- The bylaws or a resolution of the board of directors may direct that all or a part of the stockholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such stockholders to dissenters rights.

     (D) NOTICE OF DISSENTERS RIGHTS. -- Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of stockholders, there shall be included in or enclosed with the notice of meeting:

     (1) a statement of the proposed action and a statement that the stockholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

     (2) a copy of this subchapter.

     (E) OTHER STATUTES. -- The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (F) CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE. -- This subchapter may not be relaxed by any provision of the articles.

     (G) CROSS REFERENCES. -- See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

sec. 1572. Definitions

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "DISSENTER." A stockholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

PA ST 15 Pa.C.S.A. sec. 1573
  15 Pa.C.S.A. sec. 1573

       PURDON'S PENNSYLVANIA STATUTES AND CONSOLIDATED STATUTES ANNOTATED
             PURDON'S PENNSYLVANIA CONSOLIDATED STATUTES ANNOTATED
            TITLE 15.   CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
                            PART II.   CORPORATIONS
                       SUBPART B.   BUSINESS CORPORATIONS
             ARTICLE B.   DOMESTIC BUSINESS CORPORATIONS GENERALLY
             CHAPTER 15.   CORPORATE POWERS, DUTIES AND SAFEGUARDS
                       SUBCHAPTER D.   DISSENTERS RIGHTS

                Copr(C) West Group 1999.   All rights reserved.
                   Current through End of the 1998 Reg. Sess.

sec. 1573. Record and beneficial holders and owners

     (A) RECORD HOLDERS OF SHARES. -- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different stockholders.

     (B) BENEFICIAL OWNERS OF SHARES. -- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting stockholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

sec. 1574. Notice of intention to dissent

     If the proposed corporate action is submitted to a vote at a meeting of stockholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

sec. 1575. Notice to demand payment

     (A) GENERAL RULE. -- If the proposed corporate action is approved by the required vote at a meeting of stockholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of stockholders, the corporation shall send to all stockholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

     (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

     (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

     (3) Supply a form for demanding payment that includes a request for certification of the date on which the stockholder, or the person on whose behalf the stockholder dissents, acquired beneficial ownership of the shares.

     (4) Be accompanied by a copy of this subchapter.

     (B) TIME FOR RECEIPT OF DEMAND FOR PAYMENT. -- The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

sec. 1576. Failure to comply with notice to demand payment, etc.

     (A) EFFECT OF FAILURE OF STOCKHOLDER TO ACT. -- A stockholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (B) RESTRICTION ON UNCERTIFICATED SHARES. -- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (C) RIGHTS RETAINED BY STOCKHOLDER. -- The dissenter shall retain all other rights of a stockholder until those rights are modified by effectuation of the proposed corporate action.

sec. 1577. Release of restrictions or payment for shares

     (A) FAILURE TO EFFECTUATE CORPORATE ACTION. -- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (B) RENEWAL OF NOTICE TO DEMAND PAYMENT. -- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (C) PAYMENT OF FAIR VALUE OF SHARES. -- Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (D) FAILURE TO MAKE PAYMENT. -- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

sec. 1578. Estimate by dissenter of fair value of shares

     (A) GENERAL RULE. -- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (B) EFFECT OF FAILURE TO FILE ESTIMATE. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

sec. 1579. Valuation proceedings generally

     (A) GENERAL RULE. -- Within 60 days after the latest of:

     (1) effectuation of the proposed corporate action;

     (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

     (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (B) MANDATORY JOINDER OF DISSENTERS. -- All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (C) JURISDICTION OF THE COURT. -- The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (D) MEASURE OF RECOVERY. -- Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (E) EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION. -- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

sec. 1580. Costs and expenses of valuation proceedings

     (A) GENERAL RULE. -- The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (B) ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS. -- Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (C) AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS. -- If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

sec. 1930. Dissenters rights.

     (A) GENERAL RULE. -- If any stockholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the stockholder shall be entitled to the rights and remedies of dissenting stockholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (B) PLANS ADOPTED BY DIRECTORS ONLY. -- Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

     (C) CROSS REFERENCES. -- See sections 1571(b)(relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished). (Last amended by Act 169, L. '92, eff. 2-16-93.)

                                                                      APPENDIX D

                          CERTIFICATE OF DESIGNATIONS,
                           PREFERENCES AND RIGHTS OF
                            SERIES A PREFERRED STOCK

                                       OF

                         SIMIONE CENTRAL HOLDINGS, INC.

It is hereby certified that:

     1. The name of the corporation is Simione Central Holdings, Inc. (the "Corporation").

     2. Section 3 of Article Three of the Certificate of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $.001, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them.

     3. The Board of Directors of the Corporation, pursuant to the authority expressly conferred upon them as aforesaid, adopted a resolution creating a series of shares of Preferred Stock designated "Series A Preferred Stock." No shares of Series A Preferred Stock have been previously issued.

     4. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors adopted on August 3, 1999 the following resolutions setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of the shares of the Series A Preferred Stock:

     "RESOLVED, that pursuant to authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and states its designation and number of shares and fixes the relative rights, preferences and limitations thereof as follows:

     1. Designation. The designation shall be "Series A Preferred Stock" (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.

     2. Number. The number of shares of Series A Preferred Stock shall be 6,200,000, which number from time to time may be increased or decreased (but not below the number then outstanding) by the Board of Directors. Any shares of Series A Preferred

Stock purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

     3. Non-Voting. The Series A Preferred Stock shall not have any voting rights, unless otherwise required by law.

     4. Dividends; Mergers; Rights upon Liquidation.

     (a) The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, cumulative dividends at the rate per annum of 8% of the $3.00 original issuance price per share ("Original Issuance Price") of the Series A Preferred Stock from the later of the date of issuance or June 30, 2000, when and to the extent declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends on outstanding shares of the Series A Preferred Stock must be paid in full before any cash dividend may be declared on the Common Stock.

     (b) In the event of a Change of Control Transaction (as defined in Section 4(d) hereof), each share of Series A Preferred Stock shall be entitled to receive the same consideration as an outstanding share of Common Stock. Notwithstanding the foregoing, any stockholder of record holding shares of Series A Preferred Stock at such time may require that the Corporation purchase for cash at a price equal to $3.00 per share (as adjusted for share splits, share dividends and share recombinations with respect to the Common Stock from the date of this Certificate through the closing date of the Change of Control Transaction) the shares of Series A Preferred Stock held by such registered holder. Such right of sale shall be exercised by the holder thereof by giving written notice to the Corporation no later than five (5) business days prior to the closing of the Change of Control Transaction that the holder elects to sell a stated number of shares of Series A Preferred Stock for the per share price stated above and by surrendering a certificate or certificates for the Series A Preferred Stock so to be sold to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours by the date set forth in such notice, together with any reasonable and customary stock transfer documentation. The closing of such redemption shall occur within five (5) business days of receipt of such share certificates and stock transfer documentation.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to June 30, 2000, the assets of the Corporation available for distribution to its stockholders shall be distributed ratably to the holders of Common Stock and to the holders of Series A Preferred Stock on an as-converted basis.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation from and after June 30, 2000, the assets of the Corporation available for distribution to its stockholders shall be distributed in the following order of priority:

     (i) The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, an amount equal to $3.00 per share (the "Liquidation Price") plus an amount equal to the Original Issuance Price multiplied by 8% per annum from the later of June 30, 2000 or the date of issuance for each share of Series A Preferred Stock then outstanding, provided such amount shall be reduced by an amount equal to all dividends declared and paid with respect to such shares of Series A Preferred Stock since the date of issuance. If the assets and funds of the

Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 4(c)(i), than all the assets of the Corporation available for distribution shall be distributed to the holders of Series A Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation interest.

     (ii) After distribution of the amount set forth in Section 4(c)(i) hereof, the remaining assets, if any, of the Corporation available for distribution to the stockholders shall be distributed to the holders of shares of Common Stock to the exclusion of the holders of Series A Preferred Stock until such holders of Common Stock have been paid an amount equal to the Liquidation Price, and then, if any assets remain, the balance shall be distributed ratably to the holders of Common Stock and to the holders of Series A Preferred Stock on an as-converted basis.

     (d) For purposes of Section 4(b), a "Change of Control Transaction" with respect to the Corporation means (i) the acquisition of the Corporation by an unaffiliated third party pursuant to a merger, consolidation or business combination; (ii) the sale of all or a substantial part of the assets of the Corporation to an unaffiliated third party; (iii) the occurrence of a transaction pursuant to which any entity or person shall, alone or in combination with any affiliate (as defined in the Securities and Exchange Act of 1934 as amended, and all regulations promulgated pursuant thereto (the"Exchange Act")), become the beneficial owner (as defined in Rules 13(d) and 13(d)-5 under the Exchange Act) of 50% or more of any outstanding class of capital stock of the Corporation having ordinary voting power in the election of its directors; or (iv) the Corporation shall cease to own 100% of the voting stock of each of its subsidiaries (unless such failure is due to the merger of any subsidiary with and into the Corporation). The transactions among the Corporation, Mestek, Inc. and MCS, Inc. contemplated in that certain Agreement and Plan of Merger dated as of May 26, 1999 among such parties shall not be deemed to constitute a Change of Control Transaction under this Section 4(d).

     5. Conversion.

     (a) Condition Precedent to Conversion. Anything in these resolutions to the contrary notwithstanding, no conversion of the Preferred Stock into Common Stock may occur unless the Corporation: (a) receives approval of the conversion from the holders of a majority of the outstanding shares of Common Stock ("Stockholder Approval"), (b) receives a ruling from The Nasdaq Stock Market ("Nasdaq") that Stockholder Approval is not required for the conversion under its rules, (c) receives an opinion from counsel that Stockholder Approval is not required under the Nasdaq rules, or (d) ceases to have a class of its equity securities listed on Nasdaq for reasons unrelated to the issuance or conversion of the Preferred Stock (item (a), (b), (c) or (d), a "Conversion Condition").

     (b) Right of Holder to Convert. At any time after the satisfaction of a Conversion Condition each holder of Series A Preferred Stock may convert any or all of such Series A Preferred Stock into fully paid and non-assessable shares of Common Stock, by giving written notice to the Corporation. Such notice shall set forth the number of shares of Series A Preferred Stock being so converted and be accompanied by a certificate evidencing such shares, duly executed by such holder of record. The aggregate number of shares of Common Stock issuable upon such conversion shall be calculated as follows: multiply the number of shares of Series A Preferred Stock being so converted times the "Series A Conversion Ratio." The Series A Conversion Ratio shall initially be 1.0, and shall be adjusted as hereinafter provided. If the Corporation shall (i) declare a dividend or make a distribution in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Series A Conversion Ratio in effect at the time of the record date of such dividend or distribution or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he or she would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Series A Conversion Ratio shall be made whenever any event specified above shall occur.

     (c) Right of Corporation to Cause Conversion. At any time after the satisfaction of a Conversion Condition, at the election of the Corporation upon giving notice, all, but not less than all, of the Series A Preferred Stock shall be converted into shares of Common Stock of the Corporation. The aggregate number of shares of Common Stock to be received shall be calculated in the same manner as set forth in Section 5(b) above.

     (d) Effect of Conversion. After notice of conversion is delivered pursuant to Section 5(b) or 5(c), the converted shares of Series A Preferred Stock shall be deemed to have been cancelled and no longer issued and outstanding, and the Corporation shall promptly issue and deliver to the converting holders certificates for the number of shares of Common Stock to which such holders shall be entitled upon receipt of the cancelled Series A Preferred Stock from such holders.

     (e) No Fractional Shares. Notwithstanding any term or provision containing herein to the contrary, the Corporation shall not issue any fractional shares of Common Stock. In the event the holder would have been entitled to fractional shares, then the Corporation shall, in lieu thereof, issue payment in cash to such holder for the value of such fractional shares not issued in the conversion. The value of such shares shall be the "Common Stock Price" (as defined below) for the ten days prior to the conversion.

     6. Limited Rights of Holder to Sell Preferred Stock to Corporation. In the event that the Corporation fails to satisfy a Conversion Condition by June 30, 2000 ("Condition Deadline"), then the terms and provisions of this Section 6 shall apply. At any time during the twelve-month period beginning on the date of the Condition Deadline, any stockholder of record holding shares of Series A Preferred Stock at such time may require that the Corporation purchase at a price equal to the "Common Stock Price," all or a portion of the shares of Series A Preferred Stock held by such registered holder. Such right of sale shall be exercised by the holder thereof by giving written notice to the Corporation prior to the end of such twelve-month period that the holder elects to sell a stated number of shares of such Series A Preferred Stock and by surrendering a certificate or certificates for the Series A Preferred Stock so to be sold to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with any appropriate stock transfer documentation. "Common Stock Price" is the product of
(i) the Series A Conversion Ratio, multiplied by (ii) the average per share closing price (as reported by The Wall Street Journal) of the Corporation's Common Stock for the ten trading days preceding the applicable date that the Corporation receives a written notice of sale from a holder of Series A Preferred Stock, or if the closing price for the Common Stock is not reported in The Wall Street Journal during such period, a per share share value determined by an independent appraisal firm selected by the Board of Directors of the Corporation (as adjusted for share splits, share dividends and share recombinations with respect to the Common Stock between the date of this Certificate and the date the notice of sale is received by the Corporation). Notwithstanding the foregoing, any holder of Series A Preferred Stock shall forfeit the right of sale under this Section 6 if such holder (a) fails to vote in favor of the Stockholder Approval in any proposal submitted to stockholders to the extent that such holder holds the power to so vote, or (b) takes any action that materially impedes the Corporation's efforts to satisfy a Conversion Condition.

     7. The Corporation will not amend this Certificate in a manner which materially and adversely impacts the rights of the Series A Preferred Stock hereunder or recombine or reclassify the Series A Preferred Stock without the prior written approval of holders of a majority of the shares of Series A Preferred Stock then outstanding.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the Series A Preferred Stock and fixing the powers, designations, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware."

     The effective time and date of the Series A Preferred Stock herein certified shall be the filing date of this Certificate of Designations with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Chief Executive Officer, and such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are
true and correct to his own knowledge this [       ] day of August, 1999.

                                          --------------------------------------
                                          Barrett C. O'Donnell
                                          President, Chief Executive Officer

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF DESIGNATIONS,
                           PREFERENCES AND RIGHTS OF
                            SERIES A PREFERRED STOCK

                                       OF

                         SIMIONE CENTRAL HOLDINGS, INC.

     The undersigned, George M. Hare, Senior Vice President and Chief Financial Officer of Simione Central Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Code"), does hereby certify:

     1. The name of the corporation is Simione Central Holdings, Inc.

     2. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Section 151(g) of the Code, the Board of Directors adopted on August 3, 1999 a resolution setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of the Series A Preferred Stock (the "Resolution") and the Corporation caused a Certificate of Designations, Preferences and Rights of Series A Preferred Stock containing the Resolution to be signed and filed.

     3. The Board of Directors adopted on December 21, 1999 the following resolutions regarding the amendment of the Resolution:

     "RESOLVED, that the entire last sentence of Section 4(d) of the resolution of the Board of Directors adopted on August 3, 1999 setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of the Series A Preferred Stock be deleted and replaced in its entirety with the following: 'The transactions among the Corporation, Mestek, Inc., MCS, Inc., John E. Reed, Stewart B. Reed, and E. Herbert Burk contemplated in the Agreement and Plan of Merger dated as of May 26, 1999, the First Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of September 9, 1999, and the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 among such parties, or any subsequent amendment to such agreement, shall not be deemed to constitute a Change of Control Transaction under this Section 4(d)."'

     "RESOLVED, that the Board of Directors recommends that the holders of Series A Preferred Stock approve such amendment."

     4. The Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Corporation is hereby amended as described above in part 3 of this Certificate.

     5. The amendment herein certified has been duly adopted by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the Code.

     6. On December 21, 1999, holders of 60.0% of the outstanding shares of Series A Preferred Stock executed written consents approving the amendment to the Certificate of Designations, Preferences and Rights of Series A Preferred Stock set forth in part 3 above.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Senior Vice President and Chief Financial Officer, and such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and correct to his own knowledge this 5th day of January, 2000.

                                          --------------------------------------
                                          George M. Hare
                                          Senior Vice President and Chief
                                          Financial Officer

                                                                      APPENDIX E

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SIMIONE CENTRAL HOLDINGS, INC.
                           -------------------------

                  Adopted in accordance with the provisions of
                               Section 242 of the
                General Corporation Law of the State of Delaware

                           -------------------------

     SIMIONE CENTRAL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST:  The Corporation has received payment for its capital stock.

          SECOND: In accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has duly adopted a resolution setting forth and declaring advisable the amendment to Article III of the Certificate of Incorporation of the Corporation set forth below.

          THIRD: The stockholders owning a majority of the outstanding common stock, par value $.001 per share, of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware duly authorized, adopted and approved a resolution amending Article III of the Certificate of Incorporation of the Corporation as set forth below.

          FOURTH: Section 1 of Article III of the Certificate of Incorporation of Simione Central Holdings, Inc., a Delaware corporation, is hereby deleted in its entirety and the following is inserted in lieu thereof:

             "SECTION 1. AUTHORIZED CAPITAL STOCK. The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of common stock, $.001 par value ("Common Stock") and 10,000,000 shares of preferred stock, $.001 par value ("Preferred Stock").

          FIFTH: This Certificate of Amendment shall be effective upon its filing with the Secretary of State for the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and sealed by George M. Hare, its Senior Vice President,
and attested by Reid Horovitz, its Secretary, this [     ] day of [          ],
1999.

                                          SIMIONE CENTRAL HOLDINGS, INC.

                                          By:
                                          --------------------------------------
                                                       George M. Hare
                                                    Senior Vice President

[Corporate Seal]

ATTEST:

--------------------------------
         Reid Horovitz
 Secretary and General Counsel

                                                                      APPENDIX F

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES C PREFERRED STOCK
                       OF SIMIONE CENTRAL HOLDINGS, INC.

     It is hereby certified that:

     1. The name of the corporation is Simione Central Holdings, Inc. (the "Corporation").

     2. Section 1 of Article III of the Certificate of Incorporation of the Corporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value, 1/10th of 1 cent, and Section 3 of Article III of the Certificate of Incorporation of the Corporation expressly vests in the Board of Directors of the Corporation the authority provided therein to issue shares of preferred stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such shares of preferred stock, including without limiting the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them.

     3. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Section 151(g) of the General Corporation Law
of the State of Delaware, the Board of Directors adopted on the [     ] day of
December, 1999 the resolutions set forth below: (a) creating a series of shares of preferred stock designated "Series C Preferred Stock"; and (b) setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of the shares of the Series C Preferred Stock. No shares of Series C Preferred Stock have been previously issued.

     Resolutions of the Board of Directors of the Corporation adopted on the
[     ] day of December, 1999:

     "RESOLVED, that pursuant to authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of preferred stock, par value 1/10 of 1 cent per share, of the Corporation and states its designation and number of shares and fixes the relative rights, preferences and limitations thereof as follows:

     A. Designation. The designation shall be "Series C Preferred Stock" (the "Series C Preferred Stock"). Each share of the Series C Preferred Stock shall be identical in all respects with the other shares of Series C Preferred Stock. The par value of the Series C Preferred Stock shall be 1/10th of 1 cent per share.

     B. Number. The number of shares of Series C Preferred Stock shall be 850,000, which number from time to time may be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation. Any shares of

Series C Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

     C. Voting. Each share of the Series C Preferred Stock shall have one (1) vote in all matters to be voted upon by the shareholders of the Corporation. The Series C Preferred Stock shall vote on any matter upon which shareholders of the Corporation are entitled to vote, together as a single class with such shareholders.

     D. Dividends. The holder of each share of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, and subject to the dividend rights of the holders of the Series A Preferred Stock pursuant to the provisions of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock and the dividend rights of the holders of the Series B Preferred Stock pursuant to the provisions of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, cumulative dividends at the rate per annum of eleven percent (11%) of the Liquidation Price (as defined in Section F.3 below) payable annually to the extent declared by the Board of Directors out of funds legally available therefor and in preference to any dividends paid on account of the common stock of the Corporation and any subsequently issued series of preferred stock. All accrued but unpaid dividends on outstanding shares of the Series C Preferred Stock must be paid in full before any cash dividend may be declared on the common stock.

     E. Mergers. In the event of a Change of Control Transaction (as defined below), each share of Series C Preferred Stock shall be entitled to receive the same consideration as an outstanding share of common stock of the Corporation, but in any event not less than the Liquidation Price, plus accumulated but unpaid dividends. For the purposes of this Section E, a "Change of Control Transaction" with respect to the Corporation means (i) the acquisition of the Corporation by a non-affiliated third party pursuant to a merger, consolidation or business combination; (ii) the sale of all or a substantial part of the assets of the Corporation to a non-affiliated third party; (iii) the occurrence of a transaction pursuant to which any entity or person shall, alone or in combination with any affiliate (as defined in the Securities and Exchange Act of 1934 as amended and all regulations promulgated pursuant thereto (the "Exchange Act")) become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of fifty percent (50%) or more of any outstanding class of capital stock of the Corporation having ordinary voting power in the election of its Directors; or (iv) the Corporation shall cease to own less than eighty percent (80%) of the voting stock of any of its subsidiaries (unless such failure is due to the merger of any subsidiary with and into the corporation). The transactions among the Corporation, Mestek, Inc., MCS, Inc., John E. Reed, Stewart B. Reed and E. Herbert Burk contemplated in that certain Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 by and among such parties, as such agreement may be amended from time to time, shall not be deemed to constitute a Change of Control Transaction under this Section E.

     F. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be distributed in the following order of priority:

     1. The remaining assets, if any, of the Corporation available for distribution to the shareholders shall be distributed in accordance with the provisions of the Certificate of Designations, Preferences and Rights of Series A Preferred Stock.

     2. After distribution of the amount set forth above, the remaining assets, if any, of the Corporation available for distribution to the shareholders shall be distributed in accordance with the provisions of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

     3. After distribution of the amounts set forth above, the holder of each share of Series C Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount equal to One Dollar ($1.00) per share (the "Liquidation Price") plus an amount equal to accrued but unpaid interest at the rate of eleven percent (11%) per annum of the Liquidation Price from the date of original issuance of the Series C Preferred Stock to the date of distribution, provided such amount shall be reduced by an amount equal to all dividends declared and paid with respect to such shares of Series C Preferred Stock since the original date of issuance. If the assets and funds of the Corporation available for distribution to the holders of Series C Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section, then all the assets of the Corporation available for distribution shall be distributed to the holders of Series C Preferred Stock pro rata so that each share receives the same percentage of its respective liquidation interest.

     4. After distribution of the amounts set forth above, the remaining assets, if any, of the Corporation available for distribution to the shareholders shall be distributed to holders of shares of common stock to the exclusion of the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock until such holders of common stock have been paid an amount equal to the aggregate liquidation price of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and then, if any assets remain, the balance shall be distributed ratably to the holders of common stock and to the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of the Series C Preferred Stock.

     G. The Corporation will not amend this Certificate in a manner which materially and adversely impacts the rights of the Series C Preferred Stock hereunder or recombine or reclassify the Series C Preferred Stock without the prior written approval of holders of a majority of the shares of Series C Preferred Stock then outstanding.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the Series C Preferred Stock and fixing the powers, designations, preferences and relative, Optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware."

     The effective time and date of the Series C Preferred Stock herein certified shall be the filing date of this Certificate of Designations with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Senior Vice President, and such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and
correct to his own knowledge this [     ] day of December, 1999.

                                          --------------------------------------
                                                      George M. Hare
                                             Senior Vice President and Chief
                                                    Financial Officer

                         SIMIONE CENTRAL HOLDINGS, INC.
          SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Barrett C. O'Donnell and R. Bruce Dewey as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company, 6600 Powers Ferry Road, Atlanta, Georgia 30339, on March 7, 2000 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.



1. Proposal to approve the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 (the "Agreement"), by and among Simione, MCS, Inc., Simione Central Holdings, Inc., Mestek, Inc. and certain major stockholders of Mestek pursuant to which MCS will merge with and into Simione and each share of MCS' common stock will be converted into approximately 0.85 shares of Simione common stock and Mestek will invest a total of $6 million into Simione in exchange for Series B Preferred Stock, warrants and options, and under such other terms and conditions as are set forth in the Agreement:


                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

2. ELECTION OF DIRECTORS                 FOR all nominees below (except           WITHHOLD AUTHORITY to vote for
                                         as marked to the contrary below) [ ]     all nominees below [ ]

                    Barrett C. O'Donnell, James A. Gilbert,
    Dr. David O. Ellis, William J. Simione, Jr., Jesse I. Treu and Daniel J.
                                    Mitchell

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

--------------------------------------------------------------------------------

3. To approve the conversion of the Series A Preferred Stock into shares of Simione common stock.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. To approve the increase in the number of shares reserved for issuance under the Simione Central Holdings, Inc. Omnibus Equity-based Incentive Plan from 1,250,000 shares to 2,250,000 shares of Common Stock, $.001 par value per share.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]


5. To authorize the board of directors to amend Simione's certificate of incorporation to effect a reverse stock split.


            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE
                  (continued and to be signed on reverse side)

                          (Continued from other side)


6. To amend Simione's Certificate of Incorporation to increase Simione's authorized common stock, par value $.001 per share, from 20 million shares to 40 million shares if the reverse stock split is not completed.


                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]


7. The adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.


                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]


8. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.


                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, FOR THE ELECTION OF THE NOMINEES, FOR THE CONVERSION OF THE SERIES A PREFERRED STOCK, FOR THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE SIMIONE CENTRAL HOLDINGS, INC. OMNIBUS EQUITY-BASED INCENTIVE PLAN, FOR THE AUTHORIZATION OF THE REVERSE STOCK SPLIT, FOR THE AMENDMENT TO SIMIONE'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES IF THE REVERSE STOCK SPLIT IS NOT COMPLETED AND FOR THE ADJOURNMENT OF THE MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION.


                                              Dated:

                                            ---------------------------------- ,
                                              2000

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                              Please date, sign as name appears
                                              at the left, and return promptly.
                                              If the shares are registered in
                                              the names of two or more persons,
                                              each should sign. When signing as
                                              Corporate Officer, Partner,
                                              Executor, Administrator, Trustee
                                              or Guardian, please give full
                                              title. Please note any changes in
                                              your address alongside the address
                                              as it appears on the proxy.

  PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                                   MCS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints William A. Thomasmeyer and Timothy P. Scanlan as proxies to represent the undersigned at the Special Meeting of Stockholders to be held at the offices of the Company, 400 Penn Center, Pittsburgh, Pennsylvania 15235, on March 7, 2000 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.



1. Proposal to approve the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 (the "Agreement"), by and among, MCS, Inc., Simione Central Holdings, Inc., Mestek, Inc. and certain major stockholders of Mestek, pursuant to which MCS will merge with and into Simione and each share of MCS' common stock will be converted into approximately 0.85 shares of Simione common stock and Mestek will invest a total of $6 million into Simione in exchange for Series B Preferred Stock, warrants and options, and under such other terms and conditions as are set forth in the Agreement:


                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

2. SELECTION OF DIRECTORS                FOR all nominees below (except           WITHHOLD AUTHORITY to vote for
                                         as marked to the contrary below) [ ]     all nominees below [ ]

    John E. Reed, Stewart B. Reed, David W. Hunter, Winston R. Hindle, Jr.,
                      R. Bruce Dewey and Edward K. Wissing

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

--------------------------------------------------------------------------------

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE
                  (continued and to be signed on reverse side)

                          (Continued from other side)

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND FOR THE SELECTION OF THE NOMINEES.

                                              Dated:

                                            ---------------------------------- ,
                                              2000

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                              Please date, sign as name appears
                                              at the left, and return promptly.
                                              If the shares are registered in
                                              the names of two or more persons,
                                              each should sign. When signing as
                                              Corporate Officer, Partner,
                                              Executor, Administrator, Trustee
                                              or Guardian, please give full
                                              title. Please note any changes in
                                              your address alongside the address
                                              as it appears on the proxy.

  PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.